Registration No. 333-107181

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM S-11
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 12
       (Exact names of registrant as specified in governing instruments)

                 17782 Sky Park Circle, Irvine, California 92614
                                 (714) 662-5565
          (Address and telephone number of principal executive offices)

                              DAVID N. SHAFER, ESQ.
                             WNC & Associates, Inc.
                 17782 Sky Park Circle, Irvine, California 92614
                                 (714) 662-5565
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            PAUL G. DANNHAUSER, ESQ.
                             Derenthal & Dannhauser LLP
           One Post Street, Suite 575, San Francisco, California 94104
                                 (415) 981-4844

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

          WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 11 and SERIES 12
                      Units of Limited Partnership Interest


A blind pool limited partnership offering to invest in other entities owning apartment complexes to be rented as affordable housing
Terms of Offering -
o Series 11 will be offered first and Series 12 will begin after Series 11 ends
o Each Series will offer a minimum of 1,400 Units, and a maximum of 25,000 Units
o Minimum purchase for most investors is $5,000, and $2,000 for previous investors and WNC employees
Investors Will Receive -
o Federal tax credits to reduce Federal tax liabilities
o Profits, if any, from the sale of apartment complexes after a holding period of about 15 years
Use of capital -
o Approximately 75% will be invested in local limited partnerships
o Approximately 15% will be used to pay fees to WNC & Associates, Inc. or affiliates

A purchase of Units involves risks. See "Risk Factors" on page 25. Risks include:


o Tax credit rules can be complicated. The failure of an apartment complex to comply with Federal rules for a 15-year period can result in the loss and/or recapture of tax credits
o An individual's ability to use tax credits is limited. See "Who Should Invest; Limitations on Use of Credits and Losses."
o Tax credits may be the only material benefit from the investment because the investors may not get back their capital
o The Series will generate a smaller amount of tax credits in the initial and final years of the investment
o When the properties are sold, there may not be enough money to pay tax liabilities. If not, investors would have to use unused passive losses or funds from other sources to pay taxes
o There are limits on the transferability of Units, including a prohibition on the transfer of more than 50% of the Units in a 12-month period
o A market for Units probably will not develop
o Any transactions between the Series and the WNC entities will entail conflicts of interest. The WNC entities will receive substantial fees, including a share of capital distributions, regardless of how the Series perform

                                                      Selling
                                          Public      Commissions     Proceeds
                                          Price       and Fees        to Series
--------------------------------------------------------------------------------
Per Unit                                   $1,000           $90            $910
Per Series if minimum amount raised    $1,400,000      $126,000      $1,274,000
Per Series if maximum amount raised   $25,000,000    $2,250,000     $22,750,000
--------------------------------------------------------------------------------

The Units are offered by WNC Capital Corporation, which in turn is offering the Units through other broker-dealers. The broker-dealers will use their best efforts to sell the Units. Each Series will deposit its subscriptions in an escrow account with US Bank.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted. Series 11 and Series 12 are not mutual funds and are not subject to regulation under the Investment Company Act of 1940.

                The date of this prospectus is January 5, 2004

                      SUITABILITY OF AN INVESTMENT IN UNITS

    The Units being offered for sale through this Prospectus are suitable for investors who (1) reasonably expect to have a tax liability during the next twelve years against which the tax credits can be used to offset their Federal tax liabilities, regardless of income; and (2) have adequate financial means to bear the lack of liquidity and the economic risks associated with long-term investments in affordable housing. The Units may not be suitable for investors that must pay the alternative minimum tax. See "Who Should Invest; Limitations on Use of Credits and Losses."


    The Series have established minimum suitability standards for individuals of an annual gross income of at least $35,000, and a net worth of at least $35,000, or a net worth of at least $75,000. A number of states have imposed higher suitability standards for their residents. See "Who Should Invest; Limitations on Use of Credits and Losses."

                                TABLE OF CONTENTS

SUMMARY OF THE OFFERING.......................................................11
The Series....................................................................11
Management....................................................................11
Investment Objectives and Policies............................................11
The Low Income Housing Tax Credit.............................................13
Risk Factors..................................................................14
Who Should Invest; Limitations on Use of Credits and Losses...................15
Estimated Use of Proceeds.....................................................16
Management Compensation.......................................................16
Conflicts of Interest.........................................................18
Fiduciary Responsibility......................................................18
Local Limited Partnership Investment Protection Policies......................19
Prior Performance Summary.....................................................20
Federal Income Tax Considerations.............................................21
Profits and Losses, Tax Credits and Cash Distributions........................21
Summary of Certain Provisions of the Partnership Agreement....................21
Transfer of Units.............................................................22
Terms of the Offering and Plan of Distribution................................22
Financial Statements..........................................................22
Organization Chart............................................................23

PRIVACY NOTICE................................................................24

RISK FACTORS..................................................................25
Risks arising from the Internal Revenue Code rules governing tax credits......25
     Low income housing tax credits might not be available....................25
     Low income housing tax credits might be less than anticipated............25
     Unless a bond is posted low income housing tax credits may be recaptured if apartment complexes are not owned for 15 years....................25
     Sales of apartment complexes after 15 years are subject to limitations which may impact a local limited partnership's ability to sell its apartment complex....................................................26
     Investors can only use low income housing tax credits in limited amounts.27
     Historic tax credits may be unavailable or may be recaptured.............27
     Other tax credits may be unavailable or may be recaptured................28
Risks related to investment in local limited partnerships and apartment complexes...................................................................28
     If a Series has few investments, each investment will have a great impact on the Series' results of operations.................................28
     The failure to pay mortgage debt could result in a forced sale of an apartment complex ...................................................28
     The Series will not control the local limited partnerships and must rely on the local general partners........................................29

     Projects subsidized by other government programs are subject to additional rules which may make it difficult to operate and sell apartment complexes............................................................29
     Investors may not receive distributions if apartment complexes are sold..31
     Keen competition may increase the price of investments...................31
     Uninsured casualties could result in losses and recapture................31
     Apartment complexes without financing or operating subsidies may be unable to pay operating expenses............................................32
     Investors may be unable to evaluate their Series' investments............32
     A Series' local limited partnership investment protection policies will be worthless if the net worth of the local general partners is not sufficient to satisfy their obligations..............................32
     Fluctuating economic conditions can reduce the value of real estate......33
     Properties under development may not be completed........................33
     Investments made before the sale of Units may be subject to loss.........34
     If a loan made to a local limited partnership is not repaid the amount of capital available for investment would be reduced....................34
     Lack of control or risk of impasse in joint investments..................34
Tax risks other than those relating to tax credits............................34
     No opinion of counsel as to certain matters..............................34
     Passive activity rules will limit deduction of Series' losses and impose tax on interest income...............................................35
     At risk rules might limit deduction of Series' losses....................36
     Tax liability on sale of apartment complex or local limited partnership interest may exceed the cash available from the sale.................36
     Alternative minimum tax liability could reduce an investor's tax benefits.............................................................37
     IRS could audit the returns of the Series, the local limited partnerships or the investors.....................................................37
     A successful IRS challenge to tax allocations of the Series and the local limited partnerships would reduce the tax benefits of an investment in the Series..........................................37
     Tax liabilities could arise in later years of the Series.................38
     IRS challenge to tax treatment of expenditures could reduce losses.......38
     Changes in tax law might reduce the value of tax credits.................39
     New administrative or judicial interpretations of the law might reduce the value of tax credits.............................................39
     State income tax laws may adversely affect the investors.................40
Risks related to the Series and the Series' partnership agreement.............40
     A Series may be unable to timely provide financial reports to the investors which would adversely affect the investors' ability to monitor Series' operations...........................................40
     Lack of liquidity of investment..........................................40
     The investors will not control their Series and must rely totally on the Fund Manager.....................................................41

     Individual investors will have no recourse if they disagree with actions authorized by a vote of the majority.................................41
     Limitations on liability of the WNC entities to the Series...............42
     An independent underwriter will not make an independent investigation of the Series...........................................................42
     The price of the Units was arbitrarily established at $1,000 per Unit....42
     Payment of fees to the WNC entities will reduce cash available for investment in local limited partnerships.............................42
     Investors in one Series may be subject to different risks and receive different yields than investors in another Series....................42
     WNC & Associates, Inc. and its affiliates are serving as the general partners of many other WNC partnerships..............................42
     The interests of investors may conflict with the interests of WNC &
         Associates, Inc......................................................42
     Obligations of investors paying for Units with promissory notes is unconditional........................................................43
     Lack of operating history................................................43

WHO SHOULD INVEST; LIMITATIONS ON USE OF CREDITS AND LOSSES...................43
All Investors.................................................................43
Individual Investors..........................................................45
Corporate and Other Entity Investors..........................................46
     Trusts and Estates.......................................................46
     Corporations.............................................................46
     Partnerships.............................................................47
     Entity Financial Reports.................................................47
Minimum State Suitability Requirements........................................51

ESTIMATED USE OF PROCEEDS.....................................................55

MANAGEMENT COMPENSATION.......................................................58
Organizational and Offering Stage.............................................58
Acquisition Stage.............................................................59
Operating Stage...............................................................60
Liquidation Stage.............................................................64
Interest in Series............................................................66

CONFLICTS OF INTEREST.........................................................66
Receipt of Fees and Other Compensation by the WNC Entities....................67
Other Business Activities of the WNC Entities.................................67
Competition with the WNC Entities with Respect to the Purchase or
    Ownership of Properties...................................................68

Other Transactions with Developers, Local General Partners, Lenders and Joint
    Venturers.................................................................69
Representation in Tax Audit Proceedings.......................................69
Distribution of Units.........................................................69
Joint Investments.............................................................69
Resolution of Conflicts of Interest...........................................70
Lack of Separate Representation...............................................70

FIDUCIARY RESPONSIBILITY......................................................70

INVESTMENT OBJECTIVES AND POLICIES............................................73
Principal Investment Objectives...............................................73
Investment Policies...........................................................76
     Investment Criteria......................................................76
     Eligibility for Low Income Housing Tax Credits...........................79
     Historic Tax Credits.....................................................80
     Other Tax Credits........................................................80
     Types of Properties......................................................80
     Location of Properties...................................................80
     Number of Investments....................................................81
     Timing of Investments....................................................81
     Payment for Investments..................................................82
The Local General Partners....................................................83
     Financial Condition and Experience of Local General Partners.............84
     Compensation of Local General Partners...................................84
     Withdrawal of Local General Partners.....................................85
Terms of the Local Limited Partnership Agreements.............................85
     Construction Completion Guarantees.......................................85
     Tax Credit Guarantees....................................................85
     Operating Deficit Guarantees.............................................86
     Repurchase Guarantees....................................................86
     Tax Credit Adjusters.....................................................86
     Rights of Limited Partner................................................86
     Role of Special Limited Partner..........................................87
     Interests in Profits, Losses and Distributions...........................88
Joint Investments.............................................................89
Use of Leverage...............................................................90
Sale or Other Disposition of Investments......................................91
Reserves..................................................................... 93
Other Policies................................................................93

THE LOW INCOME HOUSING TAX CREDIT.............................................95
Summary.......................................................................95
Qualified Properties..........................................................98

     Qualified Low Income Projects............................................98
     Eligible Basis...........................................................99
     Qualified Basis.........................................................102
Maximum Amount of Credit.....................................................103
Credits Subject to State Allocation..........................................104
Utilization of the Low Income Housing Tax Credit ............................109
     Reduction for Partial Year of Operations................................109
     Low Income Housing Tax Credit At Risk Rules.............................109
     Other Limitations.......................................................110
Recapture of Low Income Housing Tax Credits..................................111
State Low Income Housing Tax Credits.........................................113

OTHER GOVERNMENT ASSISTANCE PROGRAMS.........................................113
State and Local Bond Programs................................................113
Home Investment Partnership Program..........................................115
HUD Grant Programs to Local Governments......................................116
HUD Section 8 Rental Assistance Programs.....................................117
RD Financing and Rural Rental Assistance Programs............................117

MANAGEMENT...................................................................118
The Fund Manager - WNC National Partners, LLC................................118
The Sponsor - WNC & Associates, Inc..........................................119
     Statement of Purpose....................................................125
Change in Management.........................................................125
WNC Capital Corporation......................................................126
WNC Management, Inc..........................................................126

PRIOR PERFORMANCE SUMMARY....................................................127
Introduction.................................................................127
Public Partnerships Sponsored Between January 1, 1993 and
    June 30, 2003............................................................127
Private Partnerships Sponsored Between January 1, 1993 and
    June 30, 2003............................................................131
Aquisitions By Public Partnerships Between January 1, 2000 and
    June 30, 2003............................................................138
Sales of Properties; Terminations of Partnerships ...........................138
Asset Management Issues......................................................139

FEDERAL INCOME TAX CONSIDERATIONS............................................141
Introduction.................................................................141
Summary......................................................................141
     Opinion of Counsel......................................................141
     Classification as a Partnership.........................................141
     Tax Treatment of Investors..............................................141
     Historic Tax Credits and Recapture......................................142

     Series Allocations......................................................143
     Series Deductions.......................................................143
     Sale of Apartment Complexes.............................................143
     Transfers of Units......................................................143
     Liquidation.............................................................144
     Section 754 Election....................................................144
Opinion of Counsel...........................................................144
Classification as a Partnership..............................................147
Investment in Local Limited Partnerships.....................................149
Tax Treatment of Investors...................................................150
Limitations on Losses and Credits from Passive Activities....................152
     A. General Limitations..................................................152
     B. Exception for Tax Credits............................................154
         1. Individuals......................................................154
         2. Other Investors..................................................159
Historic Tax Credit..........................................................160
Historic Tax Credit Recapture................................................161
General Business Tax Credit Limitations......................................162
Tax Basis for the Units......................................................163
Application of At Risk Limitations...........................................164
Series Allocations...........................................................165
Allocations Before Admission.................................................169
Basis of Local Limited Partnerships in Their Apartment Complexes.............169
Depreciation  ...............................................................170
Deductibility of Fees........................................................171
     A. Development Fees and Acquisition and Investment Management Fees......171
     B. Ongoing Management Fees..............................................172
Organization and Offering Expenses...........................................172
Start-Up Expenditures........................................................172
Sales or Exchanges of Local Limited Partnership Property; Depreciation
     Recapture...............................................................173
Tax Liabilities in Later Years...............................................174
Treatment of Mortgage Loans..................................................174
Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers
    by Gift or at Death......................................................176
Dissolution and Liquidation of a Series or Local Limited Partnership.........177
Elections....................................................................177
Transfer of Units; Termination of a Series...................................177
Profit Motive................................................................177
Other Important Tax Considerations...........................................178
     A.  Tax Rates...........................................................178
     B.  Alternative Minimum Tax.............................................181
     C.  Deduction of Investment Interest....................................183
Tax Returns and Tax Information..............................................184

     A.  Audit and Assessment Procedure......................................184
     B.  Imposition of Penalties.............................................185
              Document and Information Return Penalties......................185
              Accuracy-Related and Fraud Penalties...........................185
Tax Shelter Registration.....................................................186
Changes in Tax Law...........................................................187

STATE AND LOCAL TAX CONSIDERATIONS...........................................187

PROFITS AND LOSSES, TAX CREDITS AND CASH DISTRIBUTIONS.......................188
Tiered Investment............................................................188
Cash Available for Distribution..............................................188
Sale or Refinancing Proceeds.................................................189
Capital Accounts.............................................................190
Allocations of Profits and Losses and Tax Credits............................190
    General Allocations......................................................190
    Special Allocations......................................................192
Determination of Distributions and Allocations Among Investors...............193
Allocations for Community Reinvestment Act Purposes..........................193

SUMMARY OF CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT...................194
Default by an Investor in Payment of the Deferred Capital Contribution.......194
Liability of Investors to Third Parties......................................195
Dissolution and Liquidation..................................................195
Removal of the Fund Manager..................................................196
Voting Rights................................................................196
Meetings.....................................................................197
Books and Records............................................................198

TRANSFERABILITY OF UNITS.....................................................198

REPORTS......................................................................201

DESCRIPTION OF THE UNITS.....................................................202

TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION...............................203
Issuance of Units in Series..................................................203
Underwriting Arrangements....................................................203
Volume Discounts.............................................................205
Purchases by Affiliates......................................................206
Purchases at No Commission...................................................207
How To Subscribe.............................................................208
     Deferred Installments...................................................208

     Business Development Plan...............................................210
     Policies as to Pledges of Promissory Notes..............................211
Escrow Arrangements..........................................................211

SALES MATERIAL...............................................................212

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION..................212

LEGAL MATTERS................................................................214

EXPERTS......................................................................214

FURTHER INFORMATION..........................................................215

Financial Statements........................................................FS-i
Exhibit A - Prior Performance Tables........................................ A-1
Exhibit B - Agreement of Limited Partnership................................ B-1
Exhibit C - Investor Form................................................... C-1

                             SUMMARY OF THE OFFERING

This summary outlines the main points of the offering. This summary does not replace a full and careful reading of this prospectus. This summary is qualified by the remainder of this prospectus. All prospective investors are urged to read this prospectus in its entirety.

The Series          WNC Housing Tax Credit Fund VI, L.P., Series 11 and Series
                    12 are California limited partnerships. Series 11 and Series
                    12 have been organized as limited partnerships because that structure permits the pass through of tax benefits to investors. Each Series is a separate and distinct California limited partnership and each will own distinct assets. Tax credits will be distinct for each Series. The principal place of business of Series 11 and Series 12 is that of management: 17782 Sky Park Circle, Irvine, CA 92614. The telephone number is 714-662-5565.

Management          The Fund Manager is WNC National Partners, LLC, a California
                    limited liability company. WNC & Associates, Inc., a California corporation, is the sole member of the Fund
                    Manager and the Sponsor of this offering. Management personnel of WNC & Associates, Inc. will be responsible for the management of each Series. Affiliates of WNC &
                    Associates, Inc. will also provide services to the Series.

Investment          Each Series' principal investment objective is to generate
and                 tax credits for its investors over a period of 10 to 12
Objectives          years. To do this each Series will acquire interests in
Policies            residential properties which qualify for low income housing tax credits under Section 42 of the Internal Revenue Code of 1986, as amended. Some residential properties may qualify for historic tax credits under Section 47 of the Internal
                    Revenue Code, or other tax credits yet to be enacted.

                    The Series will not directly purchase apartment complexes. Rather, each Series will invest in other limited partnerships or limited liability companies owning apartment complexes. These other entities in which the Series will invest are referred to herein as local limited partnerships. The developers of the apartment complexes will not be affiliates of the WNC entities. The developer or an affiliated company will be the sponsor and the general partner of the local limited partnership. The general partners of the local limited partnerships are referred to herein as the local general partners. In addition to a

                    Series, other persons may be limited partners of the local limited partnerships. These other persons may include affiliates of the WNC entities:

                    o Investing on the same terms as the Series,

                    o Investing in state tax credits of the local limited
                      partnerships, or

                    o Serving as the special limited partner.

                    None of the local limited partnerships have been selected yet.

                    This two-tier limited partnership form for investing in low income housing is common practice. The two-tier form:

                    o Gives a Series the same tax benefits which would be
                      available if the Series invested directly in the housing, and

                    o Insulates the investors by providing a Series with
                      limited liability for each of its investments.

                    Any low income housing tax credits, profits or losses of a local limited partnership will be shared by the Series and the other partners in the local limited partnership in percentages to be negotiated by the Series and the local limited partnership. In most if not all cases, the Series will receive from 99% to 99.98% of such items.

                    Each   Series   will   try   to   invest   in   a
                    geographically-diversified portfolio of apartment complexes. There are no parameters concerning the types of communities in which the apartment complexes will be located. The apartment complexes can be located in rural areas, suburban communities or in urban areas. The properties will be rented either to senior citizens only, or to a mix of senior citizens, families and others.

                    The low income housing tax credit rules impose penalties if apartment complexes are sold before the sixteenth year. The rules of other government subsidy programs also can limit the sale of apartment complexes. And it can be hard to sell apartment complexes rented to low income tenants unless the Federal government provides tax incentives to new owners. Under current law, tax credits are awarded to investors who purchase a qualifying apartment complex more than 10 years after it was last placed in service if the new owners substantially rehabilitate the apartment complex. Nonetheless, it is hard to tell when or whether a Series will be able to sell an apartment complex.

                    Each Series will try to liquidate its investments after 15 years, but whether it can and for how much is impossible to predict.

The Low             Section 42 of the Internal Revenue Code awards valuable low
Income              income housing tax credits to investors in low income
Housing             housing. These tax credits are designed to attract private
Tax Credit          capital to build and preserve low income housing. They are an integral element of the nation's low income housing program.

                    The Federal government has provided tax benefits to investors in low income housing for more than four decades. Tax credits are the latest component of that policy. Internal Revenue Code Section 42 gives taxpayers an alternative to paying Federal income taxes. Taxpayers can invest in a Series and receive tax credits which will directly reduce their Federal income taxes each year for 10 to 12 years.

                    Internal Revenue Code Section 42 and the rules the IRS has adopted to administer these tax credits are extremely complicated. WNC's personnel are experienced in working with these laws and rules, and will do their best to follow them. However, no one is guaranteeing that a Series will comply with all of the laws and rules.

                    Other rules govern the investors' ability to claim tax credits on their individual tax returns. For example, natural persons generally can only use tax credits to shelter:

                    o Income from other limited partnerships and other similar sources, and

                    o Up to $25,000 of other income.

                    An apartment complex eligible initially to receive low income housing tax credits must remain in compliance with the tax credit rules for a period of 15 years. Failure of an apartment complex to comply will result in a recapture of a portion of all credits taken in prior years for that apartment complex, plus interest. It will also result in a disallowance of the credit for the year of the recapture event. During the first 11 years of the 15-year compliance period, non-compliance results in one-third of the credits up to that point for the particular apartment complex being recaptured, plus interest. Between years 12 and 15, the recapture is phased out ratably.


Risk Factors        An investment in the Series involves risks, including the
                    following:

                    o   Risks Related to Low Income Housing Tax Credits:

                        o The low income housing tax credit rules are extremely complicated. Noncompliance with these rules results in the loss of future tax credits and the fractional recapture of tax credits already taken.

                        o In most cases the annual amount of tax credits that an individual can use is limited to the tax liability due on the person's last $25,000 of taxable income.

                        o The local limited partnerships may be unable to sell the apartment complexes at a profit. Accordingly, a Series may be unable to distribute any cash to its investors. Tax credits may be the only benefit from an investment in a Series.

                    o   Investment Risks:

                        o If a Series does not raise much capital it will invest in a limited number of local limited partnerships. Such limited diversity means that the results of operation of each single apartment complex will have a greater impact on the Series. With limited diversity, poor performance of one apartment complex could impair a Series' ability to satisfy its investment objectives.

                        o Each apartment complex will be subject to mortgage indebtedness. If a local limited partnership failed to pay its mortgage it could lose its apartment complex in foreclosure. Foreclosure would result in:

                             o a loss of future tax credits, if the foreclosure occurred during the first 10 years,

                             o a fractional recapture of prior tax credits, if the foreclosure occurred during the first 15 years, and

                             o  a loss of the Series' investment in the
                                apartment complex.

                        o A Series will be a limited partner or non-managing member of each local limited partnership. Accordingly, each Series will have very limited rights with respect to management of the local limited partnerships. Each Series will rely totally on the local general partners.

                    o   Other Tax Risks:

                        o The IRS may audit a Series or a local limited partnership and challenge the tax treatment of tax items. The amount of tax credits and tax losses allocable to the investors could be reduced if the IRS were successful in such a challenge.

                    o   Series-Related Risks:

                        o No trading market for the Units will develop. Investors may be unable to sell their Units except at a discount and should consider their Units to be a long-term investment.


Who Should          Natural persons should invest in a Series only if they have
Invest;             Federal income tax liabilities against which the tax credits
Limitations         can be applied. Natural persons can use tax credits to
on Use of           offset income tax liability on income from passive sources.
Credits and         They also can use tax credits to offset income tax liability
Losses              on up to $25,000 of non-passive income. Thus, an individual taxed at the 28% tax rate could use tax credits to offset
                    $7,000 (28% x $25,000) in taxes on such income. An individual taxed at the 33% or 35% rate could use tax credits to offset $8,250 and $8,750, respectively, in taxes on such income. Generally, a natural person can claim a Series' tax losses only against passive income.

                    C corporations should invest only if they will have sufficient income from all sources to use tax credits and tax losses. Closely-held and personal service corporations are subject to other limits on the use of tax credits and tax losses. A personal service corporation must have sufficient passive income to use tax credits and tax losses.

                    An S corporation must have shareholders that meet the criteria applicable to them. A closely-held corporation which is not a personal service corporation and which is not an S corporation must have sufficient passive income and active income to use the tax credits and tax losses.

                    For all investors:

                    o Tax credits cannot be used to reduce the Federal alternative minimum tax.

                    o Tax credits are subject to the general limitations on the use of all business tax credits.

                    An IRA, Keogh or other retirement plan cannot buy Units. Other tax-exempt entities and foreign persons cannot buy Units.

Estimated Use       Each Series will invest approximately 75% of its capital in
of Proceeds         local limited partnerships, will hold 3% in working capital reserves, and will use the balance to pay fees and expenses to the WNC entities and others. Working capital reserves are amounts set aside for contingencies and to pay administrative expenses.

Management   Each Series will pay the WNC entities compensation for management
Compen-      services. The following are the most significant items:
sation

                       Organizational and Offering Stage

             Dealer manager fee to             Up to 2% of the capital raised
             WNC Capital Corporation           Minimum - $28,000 per Series
                                               Maximum - $500,000 per Series

             Nonaccountable underwriting       Up to 1% of the capital raised
             expense allowance to              Minimum - $14,000 per Series
             WNC Capital Corporation           Maximum - $250,000 per Series

             Nonaccountable organizational     3% of the capital raised in
             and offering expense              exchange for an agreement to pay
             allowance to WNC & Associates,    all of the expenses in
             Inc.                              connection with the
                                               formation of each Series
                                               and the sale of the Units, other
                                               than selling expenses
                                               Minimum - $42,000 per Series
                                               Maximum - $750,000 per Series

                               Acquisition Stage

             Nonaccountable acquisition        2% of the capital raised in
             expense allowance to WNC          exchange for an agreement to pay
             & Associates, Inc.                all of the expenses related to
                                               the selection and acquisition of
                                               local limited partnerships
                                               Minimum - $28,000 per Series
                                               Maximum - $500,000 per Series

             Acquisition and investment        Up to 7% of the capital raised
             management fee to WNC &           Minimum - $98,000 per Series
             Associates, Inc.                  Maximum - $1,750,000 per Series

                                 Operating Stage

             Asset management fee to           0.5% of the sum of a Series'
             WNC & Associates, Inc.            cash investments in local
                                               limited partnerships plus
                                               the mortgage debts of the
                                               local limited partnerships
                                               Amount indeterminable

                                Liquidation Stage

             Subordinated disposition fee      Up to 1% of the sales price of
             to WNC & Associates, Inc.         the apartment complexes
                                               Amount indeterminable

             There are a number of other minor items of compensation and reimbursement which the WNC entities may receive. Compensation will also be paid to the local general parters in amounts yet to be determined by arm's-length negotiations. See "Estimated Use of Proceeds" and "Investment Objectives and Policies."

Conflicts    The WNC entities have conflicts of interest in their organization
of           and management of the Series, including the following:
Interest
             o   The compensation to the WNC entities is not the result of
                 arm's-length negotiations. The manner in which the Series' investments are purchased, managed and sold will determine the amount of some compensation. As a result, a Series:

                 o Might make investments which are less desirable to the investors but more desirable to WNC & Associates, Inc., or

                 o Might retain an investment at a time when a sale of the investment could generate distributions to the investors.

             o The personnel of WNC & Associates, Inc. must allocate their time between the activities of each Series and their other activities. Although not anticipated, they might be unable to fully discharge their duties to each Series.

             o WNC & Associates, Inc. has some interests that are inconsistent with those of the investors. For example, it can engage in activities without providing the benefits of such activities to the Series. As a result, an affiliate might purchase an investment which is suitable for purchase by a Series.

Fiduciary    The Fund Manager is a fiduciary to each Series. This means that the
Responsi-    Fund Manager owes the investors the utmost good faith and loyalty.
bility       However, each Series will hold the WNC entities harmless from liability to the Series for their actions and will compensate the WNC entities for damages suffered from their actions, provided the actions:

               o   Did not constitute negligence or misconduct, and

               o Were the result of a course of conduct which the Fund Manager determined was in the best interests of the Series.

               As a result an investor's ability to pursue an action against the WNC entities is diminished.

Local Limited  The most uncertain stages of an investment in a local limited
Partnership    partnership occur during construction and rent-up of the local
Investment     limited partnership's apartment complex. Each Series will try to
Protection     protect its investments in local limited partnerships during
Policies       these stages in the following ways:

               o Staged Pay-In. Each Series will stage its capital payments to each local limited partnership. Capital payments will be due when conditions or benchmarks regarding construction or rental of apartment units are satisfied.

               o Construction Guarantees. The local general partner or other guarantor will agree to provide all funds needed through completion of development and construction, after applying mortgage loan proceeds and the Series' capital contribution. This policy is intended to cause completion of an apartment complex at no extra cost to the Series where construction costs exceed the budgeted amount.

               o Operating Deficit Guarantees. Each local general partner will agree to fund any operating deficits for a specified period following completion of construction or rehabilitation.

               o Repurchase Guarantees. Each local general partner will be obligated to repurchase the Series' local limited partnership interest if the local limited partnership fails to: (i) receive an allocation of tax credits in the year in which the apartment complex is placed in service; (ii) cause the apartment complex to be placed in service in a timely manner; or (iii) remain eligible for tax credits during the period when the Series is required to make its capital contributions.

               o Tax Credit Guarantees. During the 15-year compliance period, each local general partner will agree to fund any loss of tax credits and costs associated therewith which result from recapture. Each local general partner also will guarantee the annual tax credit amount and will fund any shortfall during the first five years of the compliance period. The annual tax credit amount is to be determined by arm's-length negotiations between the local general partner and the Series.

               o Tax Credit Adjusters. In the event the tax credits actually allocated to a Series for the first two years of its investment in the local limited partnership are less than the amount required in the local limited partnership agreement, the local limited partnership will reduce the Series' capital contribution. The actual amount of tax credits generated by a local limited partnership is determined by its apartment complex and the Internal Revenue Code. The amount of tax credits required in the local limited partnership agreement to be allocated to the Series is to be determined by arm's-length negotiations between the local general partner and the Series.

               o Voting Rights. The Series will have the right to approve or disapprove the sale or refinancing of the apartment complexes.

               The tax credit adjusters would operate through a reduction of the Series' contributions to the local limited partnerships.
               The construction, operating deficit and repurchase guarantees would first operate through a reduction in fees payable to the local general partner, and, if necessary, from the local general partner's other funds. Tax credit guarantees would operate through a combination of these methods. See "Investment Objectives and Policies - Terms of the Local Limited Partnership Agreements."

               The Fund Manager will agree to eliminate these provisions only in unusual circumstances. For example, it might waive construction guarantees if a letter of credit or a performance bond has been issued. In the case of an apartment complex which has been operating for several years, it might eliminate the operating deficit guarantee.

               There can be no absolute guarantee that these policies will protect a Series' investment in a local limited partnership.

Prior         Through June 30, 2003, the WNC entities have raised and
Performance   invested equity as follows:
Summary
              o   More than 16,000 investors, including more than 15,000
                  investors in tax credit offerings,

              o 761 properties, including 660 properties in tax credit offerings,

              o More than 31,000 apartment units located in 40 states, the District of Columbia, and the U.S. Virgin Islands, including more than 27,000 apartment units located in 37 states and the District of Columbia in tax credit offerings,

              o More than $1.6 billion in aggregate acquisition costs, including more than $1.5 billion in aggregate acquisition costs in tax credit offerings.

              WNC Housing Tax Credit Fund VI, L.P., Series 10 terminated its offering on November 14, 2003 having sold 13,153 of its units of limited partnership interest.

Federal       The section of this prospectus entitled "Federal Income Tax
Income Tax    Considerations" includes a discussion of numerous Federal income
Considera-    tax issues pertinent to the Series. That section also contains a
tions         description of the Federal income tax legal opinions that the
              Series will receive from tax counsel.

Profits and   Generally, 99.9% of the tax credits, profits and losses of a
Losses,       Series are allocated to its investors and 0.1% to the Fund
Tax Credits   Manager. It is unlikely that a Series will distribute cash from
and Cash      operations. The section of this prospectus entitled "Profits and
Distribu-     Losses, Tax Credits and Cash Distributions" includes a discussion
tions         of how each Series will distribute net proceeds from the
              liquidation of its investments.

Summary of    The Agreement of Limited Partnership included as Exhibit B is the
Certain       governing document for each Series. A Series' partnership
Provisions    agreement governs the relationship between the investors and the
of the        Fund Manager. It is a complex legal document. Portions of the
Partnership   partnership agreement are summarized throughout this prospectus.
Agreement

              Investors should be aware of the following terms of each Series' partnership agreement:

              o Investors owning more than 50% of the Units in a Series can take the following actions with respect to the
                  Series:

                  o    amend the Series' partnership agreement,

                  o    remove the Fund Manager and elect its replacement, and

                  o    approve the dissolution of the Series.

              o Each Series is organized as a separate California limited partnership.

              o No investor will have any control over the business of his Series or any right to act in the Series name.

              o   The books and records of each Series are kept at 17782
                  Sky Park Circle, Irvine, California. An investor may examine his Series' books and records at any and all reasonable times.

Transfer      Under the terms of the Series' partnership agreement, investors
of Units      may transfer their Units, except where the transfer would result in adverse tax consequences. Investors may not transfer Units to a foreign person or a tax-exempt entity. The Units will not be listed on a securities exchange, and no market will exist for the Units. It is unlikely that an investor will be able to sell his Units except at a discount. A Series can require that a transfer fee be paid in an amount up to $100.

Terms        The Units are offered in two Series on an all-or-none minimum,
of the       best-efforts maximum basis, which means that:
Offering
and Plan of  o    No one is guaranteeing that any specified amount of capital
Distribu-         will be raised,
tion
             o    No Units in a Series will be sold unless at least
                  $1,400,000 in cash is raised, and

             o    As much as $25,000,000 in Units may be sold by each Series.

             The Fund Manager will decide in its discretion when to terminate the Series 11 offering and commence the Series 12 offering.

Financial    Financial statements of Series 11 and of the Fund Manager are
Statements   included in this prospectus.  Financial statements of Series 12 have been omitted because Series 12 has not commenced operations and has no assets. Financial statements of Series 12 will be included in a supplement hereto prior to commencement of the Series 12 offering.

Organization
Chart


   Wilfred              Wilfred               David               Shelly
  Cooper, Sr.         Cooper, Jr.             Shafer              Taylor
 majority owner      minority owner        minority owner      minority owner
       |                   |                     |                   |
       |                   |                     |                   |
       ---------------------------------------------------------------
                                     |
  100%                               |
owner of ------------------- WNC & Associates, Inc. ------------------- general
   |           |                     |                                partner of
   |           |                     |                                     |
   |           |                100% owner                                 |
WNC Capital    |                    of                                     |
Corporation    |                     |                                     |
               |                     |                                     |
               |               WNC National                                |
               |               Partners, LLC                               |
  100%         |                     |                                     |
owner of-------|                     |                                     |
   |           |                     |                                     |
   |           |               Fund Manager                     WNC Housing,L.P.
   |           |                    of                                     |
   |           |                     |                                     |
   WNC         |                     |                                     |
Management,    |           WNC Housing Tax Credit                          |
   Inc.        |                Fund VI, L.P.,                             |
               |           Series 11 and Series 12                         |
               |                     |                                     |
               |                     |                                     |
       |-------|                     |                                     |
       |                      limited partners                             |
       |                            of                                     |
       |                             |                                     |
       |                             |                                     |
More than 140 other                  |                           special limited
limited partnerships            Local Limited---------------------  partner of
structured or sponsored          Partnerships



    As of June 30, 2003, the WNC entities are serving as general partners of more than 80 real estate limited partnerships, including 70 tax credit partnerships. See "Management" "Prior Performance Summary."

    No WNC entity can be the local general partner of a local limited partnership at the time of the Series' acquisition of an interest therein. A WNC entity can become a local general partner after acquisition of the local limited partnership interest only:

o   upon request by a lender that such action be taken,

o in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a local general partner,

o in the event of a material default by a local general partner in the performance of its duties, or in the event of a material default by the local limited partnership under its mortgage loan.


                                 PRIVACY NOTICE

     Regulations issued under the Gramm-Leach-Bliley Act require that financial institutions such as the Series provide their consumer customers with written notice of their policies and procedures for disclosure of their customers' nonpublic personal information.

     Investors should be aware of the following policies relating to disclosure of their nonpublic personal information:

1. The Series collect nonpublic personal information about investors from the following sources:

     o   Information received from an investor on applications or other forms;

     o Information about your transactions with the Series, the Series' affiliates, or others.

2. The Series do not disclose any nonpublic personal information about their customers or former customers to anyone, except as permitted by law.

3. The Series restrict access to nonpublic personal information about investors to those employees who need to know that information to provide products or services to investors.

4. The Series maintain physical, electronic, and procedural safeguards that comply with federal standards to guard investors' nonpublic personal information.

     If an investor has any questions about these policies or the use, maintenance and disclosure of the investor's nonpublic personal information, please contact Investor Services at 800-286-1135, x118.

                                  RISK FACTORS

    The purchase of Units involves a number of significant risk factors. The material risk factors that prospective purchasers should consider are:

Risks arising from the Internal Revenue Code rules governing tax credits

    Each prospective investor is urged to carefully read and understand this section and the section entitled "The Low Income Housing Tax Credit" to determine whether an investment in a Series is suitable for the prospective investor.

    Low income housing tax credits might not be available. Each Series will acquire an interest in apartment complexes to be rented to low income tenants. Each Series expects to claim low income housing tax credits for each apartment complex. However, if an apartment complex does not satisfy the requirements of Internal Revenue Code Section 42, then the apartment complex will not be eligible for low income housing tax credits.

    An apartment complex cannot comply with Internal Revenue Code Section 42 until it is placed in service. In many instances a Series will acquire an apartment complex which is still under construction. If so, the Series would be relying only upon guarantees and representations of the local general partners that the apartment complex will satisfy the Internal Revenue Code Section 42 requirements. If it ultimately did not, the Series would not receive low income housing tax credits from the investment.

    Low income housing tax credits might be less than anticipated. The local general partners will calculate the amount of the low income housing tax credits. No opinion of counsel will cover the calculation of the amount of low income housing tax credits. The IRS could challenge the amount of the low income housing tax credits claimed for any apartment complex under any of a number of provisions set forth in Internal Revenue Code Section 42. A successful challenge by the IRS would decrease the amount of the low income housing tax credits from the amount paid for by the Series.

    Unless a bond is posted low income housing tax credits may be recaptured if apartment complexes are not owned for 15 years. Apartment complexes must comply with Internal Revenue Code Section 42 for a 15-year compliance period. Low income housing tax credits will be recaptured with interest to the extent that an apartment complex is not rented as low income housing or in some other way does not satisfy the requirements of Internal Revenue Code Section 42 during the 15-year compliance period. For example, unless a bond is posted recapture with interest would occur if:

o a local limited partnership disposed of its interest in an apartment complex during the 15-year compliance period, or

o a Series disposed of its interest in a local limited partnership during the 15-year compliance period.

For these purposes, disposition includes transfer by way of foreclosure.

    It will be up to a Series to determine whether to post a bond. There is no obligation under the local limited partnership agreements that the local limited partnerships must do so.

    There can be no assurance that recapture will not occur. If it does, recapture will be of a portion of all credits taken in prior years for that apartment complex, plus interest. During the first 11 years of the 15-year compliance period, non-compliance results in one-third of the credits up to that point for the particular apartment complex being recaptured, plus interest. Between years 12 and 15, the recapture is phased out ratably. See "The Low Income Housing Tax Credit - Recapture of Low Income Housing Tax Credits."

    Sales of apartment complexes after 15 years are subject to limitations which may impact a local limited partnership's ability to sell its apartment complex. Each local limited partnership will execute an extended low income housing commitment with the state in which the apartment complex is located. The extended low income housing commitment will state the number of years that the local limited partnership and any subsequent owners must rent the apartment complex as low income housing. Under Federal law the commitment must be for at least 30 years. The commitment actually agreed to may be significantly longer than 30 years. In prioritizing applicants for low income housing tax credits, most states give additional points for commitment periods in excess of 30 years. On any sale of the apartment complex during the commitment period, the purchaser would have to agree to continue to rent the apartment complex as low income housing for the duration of the commitment period. This requirement reduces the potential market, and possibly the sales price, for the apartment complexes. The sale of an apartment complex may be subject to other restrictions. For example, Federal lenders or subsidizers may have the right to approve or disapprove a purchase of an apartment complex. Accordingly, there can be no assurance that a local limited partnership will be able to sell its apartment complex. Even if it does so, there can be no assurance that any significant amount of cash will be distributed to the investors. As a result, a material portion of the low income housing tax credits may represent a return of the money originally invested in the Series.

    Investors can only use low income housing tax credits in limited amounts. The ability of an individual or other non-corporate investor to claim low income housing tax credits on his individual tax return is limited. For example, an individual investor can use low income housing tax credits to reduce his tax liability on:

o an unlimited amount of passive income, which is income from entities such as the Series, and

o   $25,000 in income from other sources.

However, the use of low income housing tax credits by an individual against these types of income is subject to ordering rules, which may further limit the use of low income housing tax credits. Some corporate investors are subject to similar and other limitations. They include corporations which provide personal services, and corporations which are owned by five or fewer shareholders.

    Any portion of a low income housing tax credit which is allowed to an investor under such rules is then aggregated with all of the investor's other business credits. The aggregate is then subject to the general limitation on all business credits. That limitation provides that an investor can use business credits to offset the investor's annual tax liability equal to $25,000 plus 75% of the investor's tax liability in excess of $25,000. However, business credits may not be used to offset any alternative minimum tax. All of these concepts are extremely complicated. Investors are urged to read "The Low Income Housing Tax Credit" and "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities,"- General Business Tax Credit Limitations" and "- Other Important Tax Considerations - Alternative Minimum Tax," for examples.

    Historic tax credits may be unavailable or may be recaptured. It is possible that a Series will invest in a local limited partnership intending to obtain historic tax credits. There can be no assurance that an apartment complex will meet the requirements for the historic tax credit set forth in Internal Revenue Code Section 47. In order for an apartment complex to be eligible for historic tax credits, it must:

o   meet the statutory requirements of Internal Revenue Code Section 47, and

o   be certified by the Department of the Interior.

Even if it does meet the requirements, the IRS may challenge the calculation of the historic tax credit. The local general partners will calculate the amount of the historic tax credit. That calculation will not be the subject of an opinion of counsel.

    An investor must recapture historic tax credits if:

o the local limited partnership sells the apartment complex during the first five years of operation,

o the Series sells the interest in the local limited partnership during the first five years of operation, or

o   the investor sells his Units during the first five years of operation.

    Other tax credits may be unavailable or may be recaptured. Proposals have been offered from time to time to provide tax credits for single-family home ownership. Other proposals may be forthcoming. If any are enacted into law, a Series may invest in local limited partnerships intending to obtain such tax credits. There can be no assurance that an apartment complex will generate any such tax credits, or that such credits would not be recaptured.

Risks related to investment in local limited partnerships and apartment complexes

    If a Series has few investments, each investment will have a great impact on the Series' results of operations. Geographic and other diversification of a Series' investments will depend upon the amount of capital raised by the Series. The less capital received by the Series, the fewer number of investments purchased by the Series. The risks of limited diversification will exist if any
Series:

o invests in a few local limited partnerships owning large apartment complexes rather than a greater number of local limited partnerships owning smaller apartment complexes,

o invests in local limited partnerships which have the same or affiliated local general partners, or

o invests in local limited partnerships which own apartment complexes located in the same area. If a Series' investments are not diversified then any single apartment complex experiencing poor operating performance, impairment of value or recapture of low income housing tax credits would have a significant impact upon the Series as a whole.

    The failure to pay mortgage debt could result in a forced sale of an apartment complex. Each local limited partnership will leverage a Series' investment therein by incurring mortgage debt. WNC's acquisition guidelines require a limit on leverage for most properties equal to a debt coverage ratio of 1.10. This means that for every $1 of debt service required to be paid, there must be $1.10 of net operating income. Nonetheless, a local limited partnership's revenues could be less than its debt payments and taxes and other operating costs. If so, the local limited partnership would have to use working capital reserves, seek additional funds, or suffer a forced sale of its apartment complex, which could include a foreclosure. The same results could occur if government subsidies ceased. Foreclosure would result in a loss of the Series' capital invested in the apartment complex. Foreclosure could also result in a recapture of tax credits, and a loss of tax credits for the year in which the foreclosure occurs. If the apartment complex is highly-leveraged, a relatively slight decrease in the rental revenues could adversely affect the local limited partnership's ability to pay its debt service requirements. Mortgage debt may:

o   have either fixed or variable interest rates, or

o be repayable in a self-amortizing series of equal installments or with a large balloon final payment.

Variable rate loans create the risk that debt service could rise during periods of high interest rates. Balloon payments maturing prior to the end of the anticipated holding period for the apartment complex create the risk of a forced sale if the debt cannot be refinanced. There can be no assurance that additional funds will be available to any local limited partnership if needed on acceptable terms or at all.

    The Series will not control the local limited partnerships and must rely on the local general partners. The local general partners will make all management decisions for the local limited partnerships and the apartment complexes. Each Series will have very limited rights with respect to management of the local limited partnerships. Neither Series will be able to exercise any control with respect to its business decisions and operations. Consequently, the success of each Series will depend on the abilities of the local general partners. Investors may not have the opportunity to judge the local general partners for themselves.

    Projects subsidized by other government programs are subject to additional rules which may make it difficult to operate and sell apartment complexes. It is likely that some or all of the apartment complexes will receive government financing or operating subsidies in addition to the tax credits. As of September 30, 2003, for WNC Housing Tax Credit Fund VI, L.P., Series 8, 19% of the properties receive government assistance, and for Series 9, 73.5% of the properties receive government assistance. For these purposes, "government assistance" is described under "Other Government Assistance Programs." The following are risks associated with some such subsidy programs:

o Obtaining tenants for the apartment complexes. Government regulations limit the types of people who can rent subsidized housing. These regulations may make it more difficult to rent the residential units in the apartment complexes.

o Obtaining rent increases. In many cases rents can only be increased with the prior approval of the subsidizing agency.

o Limitations on cash distributions. The amount of cash that may be distributed to owners of subsidized apartment complexes is less than the amount that could be earned by the owners of non-subsidized apartment complexes.

o Limitations on sale or refinancing of the apartment complexes. A local limited partnership may be unable to sell its apartment complex or to refinance its mortgage loan without the prior approval of the subsidizer. The subsidizer may withhold such approval in the discretion of the subsidizer. Approval may be subject to conditions, including the condition that the purchaser continues to operate the property as affordable housing for terms which could be as long as 30 years or more. In addition, any prepayment of a mortgage may result in the assessment of a prepayment penalty.

o Limitations on transfers of interests in local limited partnerships. A Series may be unable to sell its interest in a local limited partnership without the prior approval of the subsidizer. The subsidizer may withhold such approval in the discretion of the subsidizer. Approval may be subject to conditions.

o Limitations on removal and admission of local general partners. A Series may be unable to remove a local general partner from a local limited partnership except for cause, such as the violation of the rules of the subsidizer. Regulations may prohibit the removal of a local general partner or permit removal only with the prior approval of the subsidizer. Regulations may also require approval of the admission of a successor local general partner even upon the death or other disability of a local general partner.

o Limitations on subsidy payments. Subsidy payments may be fixed in amount and subject to annual legislative appropriations. The rental revenues of an apartment complex, when combined with the maximum committed subsidy, may be insufficient to meet obligations. Congress or the state legislature, as the case may be, may fail to appropriate or increase the necessary subsidy. In those events, the mortgage lender could foreclose on the property unless a workout arrangement could be negotiated.

o Possible changes in applicable regulations. Legislation may be enacted which adversely revises provisions of outstanding mortgage loans. Such legislation has been enacted in the past.

    Investors may not receive distributions if apartment complexes are sold. There is no assurance that investors will receive any cash distributions from the sale or refinancing of an apartment complex. The price at which an apartment complex is sold may not be high enough to pay the mortgage and other expenses which must be paid at such time. If that happens, an investor's return may be derived only from tax credits and tax losses. Through October 31, 2003, a limited number of apartment complexes have been sold by prior WNC partnerships.

    Keen competition may increase the price of investments. Each Series will compete for investments with other entities. Such other entities include limited partnerships, limited liability companies and other entities engaged in real estate investment activities, and may include the other Series and other affiliates of the WNC entities.

    The availability of such investments is limited in that there is a maximum amount of low income housing tax credits that may be allocated each year under Internal Revenue Code Section 42. Other factors may also limit availability of investments. Consequently, competition for desirable investments may be particularly keen. The purchase prices paid for such investments could increase as a result. In this connection, a state's allocation plan for low income housing tax credits must:

o   give preference to applicants serving the lowest income tenants,

o give preference to applicants serving qualified tenants for the longest periods, and

o allocate no more tax credits to an applicant than is necessary for its project's financial feasibility and viability. The state may reduce the amount of the low income housing tax credits below the amounts for which the applicant would otherwise be eligible, if the state believes that the full amounts are not necessary in light of other sources of assistance that are available to the applicant.

    In the recent past, heightened demand for apartment complexes has increased the purchase prices thereof. Further increases would reduce the return to investors and hamper a Series' ability to satisfy its principal investment objective.

    Uninsured casualties could result in losses and recapture. There are casualties which are either uninsurable or not economically insurable. These include earthquakes, floods, wars and losses relating to hazardous materials or environmental matters. If an apartment complex experienced an uninsured casualty, a Series could lose both its invested capital and anticipated profits in such property. Even if the casualty were an insured loss, the local limited partnership might be unable to rebuild the destroyed property. A portion of prior tax credits could be recaptured and future tax credits could be lost if the apartment complex were not restored within a reasonable period of time. And liability judgments against the local limited partnership could exceed available insurance proceeds or otherwise materially and adversely affect the local limited partnership. The cost of liability and casualty insurance has increased in recent years. Casualty insurance has become more difficult to obtain and may require large deductible amounts.

    Apartment complexes without financing or operating subsidies may be unable to pay operating expenses. If a local limited partnership were unable to pay operating expenses, one result could be a forced sale of the property. If a forced sale occurs during the first 15 years of an apartment complex, a partial recapture of tax credits could occur. In this regard, some of the local limited partnerships may own apartment complexes which have no subsidies other than low income housing credits. Those apartment complexes will not have the benefit of below-market-interest-rate financing or operating subsidies which often are important to the feasibility of low income housing. Those apartment complexes will have to rely solely on rents to pay expenses. However, in order for any apartment complex to be eligible for low income housing tax credits, it must restrict the rent which may be charged to tenants. Over time, the expenses of an apartment complex will increase. If a local limited partnership cannot increase its rents, it may be unable to pay increased operating expenses.

    Investors may be unable to evaluate their Series' investments. Except as otherwise set forth in a supplement to this prospectus, the Series have not identified any of the apartment complexes in which they will invest. Accordingly, investors may not have the opportunity to evaluate for themselves the Series' investments. An investor who acquires his Units later in the offering period may have more information available concerning specific apartment complexes than the earlier purchaser.

    There can be no assurance that any apartment complexes in which a Series invests will actually meet the investment objectives of the Series.

    A Series' local limited partnership investment protection policies will be worthless if the net worth of the local general partners is not sufficient to satisfy their obligations. There is a risk that the local general partners will be unable to perform their financial obligations to the Series. These financial obligations are discussed under "Investment Objectives and Policies - The Local General Partners." The Fund Manager has not established a minimum net worth requirement for the local general partners. Rather, each local general partner must demonstrate a net worth which the Fund Manager believes is appropriate under the circumstances. The assets of the local general partners are likely to consist primarily of real estate holdings and similar assets. The fair market value of these types of assets is difficult to estimate. These types of assets cannot be readily liquidated to satisfy the financial guarantees and commitments which the local general partners will make to a Series. Moreover, other creditors may have claims on these assets. No escrow accounts or other security arrangements will be established to ensure performance of a local general partner's obligations. The cost to enforce a local general partner's obligations may be high. If a local general partner does not satisfy its obligations the Series may have no remedy, or the remedy may be limited to removing the local general partner as general partner of the local limited partnership.

    Fluctuating economic conditions can reduce the value of real estate. Any investment in real estate is subject to risks from fluctuating economic conditions. These conditions can adversely affect an investor's ability to realize a profit or even to recover his invested capital. Among these conditions are:

o   the general and local job market,

o   the availability and cost of mortgage financing,

o   monetary inflation,

o   tax, environmental, land use and zoning policies,

o   the supply of and demand for similar properties,

o   neighborhood conditions,

o   the availability and cost of utilities and water.

    Properties under development may not be completed. A Series may invest in apartment complexes which are under development. If an apartment complex is not completed, a Series could lose any capital it had invested in the apartment complex. In general, investment in an uncompleted apartment complex involves more risk than the purchase of a completed property. The local general partners' ability to complete development and construction and rent the property may be affected by conditions beyond their control. If a property is not constructed as anticipated, the permanent loan commitment might be of no effect. The lender could refuse to advance the permanent loan, and the local limited partnership might be unable to repay the construction loan. Furthermore, a decision to invest in an uncompleted apartment complex is made based on projections of rental income and expenses. Whether the property will operate at such projected income and expense levels cannot be known.

    Investments made before the sale of Units may be subject to loss. A Series may invest in apartment complexes at a time before the commencement or completion of its offering of Units. Such investments would be made in anticipation of the receipt of offering proceeds. The Series may borrow funds from the WNC entities for such purposes. The Series ultimately may be unable to pay its obligations with respect to such investments. If a Series didn't pay its obligations to a local limited partnership, the local limited partnership could reduce or terminate the Series' interest without returning the amounts paid by the Series. The local limited partnership could sue the Series to require performance of such obligations. If tax credits had already been claimed by the Series, the credits could be recaptured under Internal Revenue Code Section 42.

    If a loan made to a local limited partnership is not repaid the amount of capital available for investment would be reduced. A Series may make a loan to a local limited partnership before the Series' acquisition of an interest therein. If the Series didn't invest in the local limited partnership, the local limited partnership might not repay the loan. If the local limited partnership didn't repay the loan, the amount of capital available for investment in local limited partnerships would be reduced.

    Lack of control or risk of impasse in joint investments. A Series may invest in local limited partnerships jointly with the other Series or other limited partnerships, including partnerships formed by the WNC entities. There is a risk that a Series may not acquire a controlling interest in a joint investment. There is also a risk of impasse on decisions if the Series and its joint venture partner acquire equal interests in the joint venture.

Tax risks other than those relating to tax credits

    In addition to the risks pertaining specifically to tax credits, there are other Federal income tax risks associated with an investment in Units. Neither Series will request rulings on any income tax matters from the IRS. Rather, they will rely on opinions of Derenthal & Dannhauser LLP, counsel to the Series and the WNC entities, and opinions of counsel to the local limited partnerships. Unlike a ruling from the IRS, an opinion of counsel has no binding effect or official status of any kind. No assurance can be given that the IRS will not contest any conclusions reached in an opinion.

    These additional Federal income tax risks associated with the ownership of Units and the operations of the Series and the local limited partnerships include, but are not limited to, the following:

    No opinion of counsel as to certain matters. No legal opinion will be obtained regarding matters:

o   the determination of which depends on future factual circumstances,

o   which are peculiar to individual investors, or

o   which are not customarily the subject of an opinion.

The more significant of these matters include:

o allocating purchase price among components of a property, particularly as between buildings and fixtures, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable,

o characterizing expenses and payments made to or by a Series or a local limited partnership,

o identifying the portion of the costs of any apartment complex which qualify for historic and other tax credits,

o applying to any specific investor the limitation on the use of tax credits and tax losses. Investors must determine for themselves the extent to which they can use tax credits and tax losses, and

o the application of the alternative minimum tax to any specific investor, or the calculation of the alternative minimum tax by any investor. The alternative minimum tax could reduce the tax benefits from an investment in a Series.

    There can be no assurance, therefore, that the IRS will not challenge some of the tax positions adopted by a Series. The courts could sustain an IRS challenge. An IRS challenge, if successful, could have a detrimental effect on a Series' ability to realize its investment objectives.

    Passive activity rules will limit deduction of Series' losses and impose tax on interest income. The Internal Revenue Code imposes limits on the ability of most investors to claim losses from investments in real estate. An individual may claim these so-called passive losses only as an offset to income from investments in real estate or rental activities. An individual may not claim passive losses as an offset against other types of income, such as salaries, wages, dividends and interest. These passive activity rules will restrict the ability of most investors to use losses from a Series as an offset of non-passive income.

    A Series may earn interest income on its reserves and loans. The passive activity rules generally will categorize interest as portfolio income, and not passive income. Passive losses cannot be used as an offset to portfolio income.

Consequently, an investor in a Series could pay tax liability on portfolio income from the Series.

    At risk rules might limit deduction of Series' losses. If a significant portion of the financing used to purchase apartment complexes does not consist of qualified nonrecourse financing, the at risk rules will limit an investor's ability to claim Series losses to the amount the investor invests in the Series. The at risk rules of the Internal Revenue Code generally limit an investor's ability to deduct Series losses to the sum of:

o   the amount of cash the investor invests in the Series, and

o   the investor's share of Series qualified nonrecourse financing.

Qualified nonrecourse financing is non-convertible, nonrecourse debt which is borrowed from:

o   a government, or

o with exceptions, any person actively and regularly engaged in the business of lending money.

    Tax liability on sale of apartment complex or local limited partnership interest may exceed the cash available from the sale. When a local limited partnership sells an apartment complex it will recognize gain. Such gain is equal to the difference between:

o the sales proceeds plus the amount of indebtedness secured by the apartment complex, and

o the adjusted basis for the apartment complex. The adjusted basis for an apartment complex is its original cost, plus capital expenditures, minus depreciation.

Similarly, when a Series sells an interest in a local limited partnership the Series will recognize gain. Such gain is equal to the difference between:

o the sales proceeds plus the Series' share of the amount of indebtedness secured by the apartment complex, and

o the adjusted basis for the interest. The adjusted basis for an interest in a local limited partnership is the amount paid for the interest, plus income allocations and cash distributions, less loss allocations.

Accordingly, gain will be increased by the depreciation deductions taken during the holding period for the apartment complex. In some cases, an investor could have a tax liability from a sale greater than the cash distributed to the investor from the sale.

    Alternative minimum tax liability could reduce an investor's tax benefits. If an investor pays alternative minimum tax, the investor could suffer a reduction in benefits from an investment in a Series. The application of the alternative minimum tax is personal to each investor. Accordingly, each investor is urged to consult his own tax adviser regarding how the alternative minimum tax will impact his investment in Units. Tax credits may not be utilized to reduce alternative minimum tax liability.

    IRS could audit the returns of the Series, the local limited partnerships or the investors. The IRS can audit a Series or a local limited partnership at the entity level with regard to issues affecting the entity. The IRS does not have to audit each investor in order to challenge a position taken by a Series or a local limited partnership. Similarly, only one judicial proceeding can be filed to contest an IRS determination. A contest by the Series of any IRS determination might result in high legal fees.

    An audit of a Series or a local limited partnership also could result in an audit of an investor. An audit of an investor's tax returns could result in adjustments both to items that are related to the investor's Series and to unrelated items. The investor could then be required to file amended tax returns and pay additional tax plus interest and penalties.

    Each Series must register under the tax shelter registration provisions. Under those provisions, the IRS assigns a registration number to each Series. The investors must enter that number on their tax returns. An investor could be subject to a penalty of $250 if the investor does not enter the registration number on the investor's tax return. It is uncertain whether registration as a tax shelter materially increases the risk of IRS audit. Registration does not imply that the IRS has reviewed, examined or approved the investment or the claimed benefits of the investment.

    A successful IRS challenge to tax allocations of the Series and the local limited partnerships would reduce the tax benefits of an investment in the Series. Under the Internal Revenue Code, a partnership's allocation of income, gains, deductions, losses and tax credits must have substantial economic effect. Substantial economic effect is a highly-technical concept. The fundamental principle is two-fold. If a partner will benefit economically from an item of partnership income or gain, that item must be allocated to him so that he bears the correlative tax burden. Conversely, if a partner will suffer economically from an item of partnership deduction or loss, that item must be allocated to him so that he bears the correlative tax benefit. If a partnership's allocations do not have substantial economic effect, then the partnership's tax items are allocated in accordance with each partner's interest in the partnership. The IRS might challenge the allocations made by a Series:

o   between its investors and the Fund Manager,

o   among its investors, or

o   between the Series and a local general partner.

If any allocations were successfully challenged, a greater share of the income or gain or a lesser share of the losses or tax credits might be allocated to the investors. This would increase the tax liability or reduce the tax benefits to the investors.

    Tax liabilities could arise in later years of the Series. After a period of years following commencement of operations by a local limited partnership, the local limited partnership may generate profits rather than losses. An investor would have tax liability on his share of such profits unless he could offset the income with:

o   unused passive losses from his Series or other investments, or

o   current passive losses from other investments.

In such circumstances the investor would not receive a cash distribution from his Series with which to pay any tax liability.

    IRS challenge to tax treatment of expenditures could reduce losses. The IRS may contend that fees and payments of a Series or a local limited partnership:

o   should be deductible over a longer period of time or in a later year,

o   are excessive and may not be capitalized or deducted in full,

o   should be capitalized and not deducted, or

o   may not be included as part of the basis for computing tax credits.

Any such contention by the IRS could adversely impact, among other things:

o the eligible basis of an apartment complex used to compute low income housing tax credits,

o   the adjusted basis of an apartment complex used to compute depreciation,

o   the correct deduction of fees,

o the amortization of organization and offering expenses and start-up expenditures.

If the IRS were successful in any such contention, the anticipated tax credits and losses of the Series would be reduced, perhaps substantially.

    Changes in tax law might reduce the value of tax credits. Although all low income housing tax credits are allocated to an apartment complex at commencement of the 10-year credit period, there can be no assurance that future legislation may not adversely affect an investment in a Series. For example, legislation could reduce or eliminate the value of tax credits. In this regard, before 1986, the principal tax benefit of an investment in low income housing was tax losses. These tax losses generally were used to reduce an investor's income from all sources on a dollar-for-dollar basis. Investments in low income housing were made in reliance on the availability of such tax benefits. However, tax legislation enacted in 1986 severely curtailed deduction of such losses. It is unlikely that the pre-enactment limited partnerships will provide their investors with all of the tax benefits expected at the commencement of those partnerships.

    New administrative or judicial interpretations of the law might reduce the value of tax credits. Many of the provisions of the Internal Revenue Code related to low income housing and real estate investments have not been interpreted by the IRS in regulations, rulings or public announcements, or by the courts. In the future, these provisions may be interpreted or clarified by the IRS or the courts in a manner adverse to the Series or the local limited partnerships. The IRS constantly reviews the Federal tax rules, and can revise its interpretations of established concepts. Any such revisions could reduce or eliminate tax benefits associated with an investment in a Series.

    State income tax laws may adversely affect the investors. An investor may be required to file income tax returns and be subject to tax and withholding in each state or local taxing jurisdiction in which:

o   an apartment complex is located,

o the investor's Series or a local limited partnership engages in business activities, or

o   the investor is a resident.

    Corporate investors may be required to pay state franchise taxes.

    The tax treatment of particular items under state or local income tax laws may vary materially from the Federal income tax treatment of such items. Nonetheless, many of the Federal income tax risks associated with an investment in a Series may also apply under state or local income tax law. A Series may be required to withhold state taxes from distributions or income allocations to investors in some instances. In deciding whether to invest in a Series, prospective investors should consider the additional cost of preparing state and local tax returns, as well as the additional state and local taxes which may be payable. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in any state or locality. Accordingly, prospective investors are urged to consult their tax advisers in this regard.

Risks related to the Series and the Series' partnership agreement

    A Series may be unable to timely provide financial reports to the investors which would adversely affect the investors' ability to monitor Series' operations. The failure of the local general partners to timely provide financial information to the Series would result in the investors' inability to timely receive reports. Such failure could result in reduced liquidity for the Units, and sanctions by the SEC.

    Each local general partner is required to retain independent public accountants and to report financial information to the Series in a timely manner. There cannot be any assurance that the local general partners will satisfy these obligations. If not, a Series would be unable to provide to its investors in a timely manner its financial statements and other reports. That would impact the investors' ability to monitor Series operations. The Series' failure to meet its filing requirements under the Securities Exchange Act of 1934, if any, could reduce the liquidity for the Units due to the unavailability of public information concerning the Series. The failure to file could also result in sanctions imposed by the SEC. Any defense mounted by the Series in the face of such sanctions could entail legal and other fees, which would diminish cash reserves.

    Lack of liquidity of investment. It is unlikely that a public market will develop for the purchase and sale of Units. Accordingly, investors may not be able to sell their Units promptly or at a reasonable price. Units should be considered as a long-term investment because the Series are unlikely to sell any local limited partnership interests for at least 15 years.

    Units cannot be transferred to tax-exempt or foreign entities, or through a secondary market. The Fund Manager can deny effectiveness of a transfer if necessary to avoid adverse tax consequences from the transfer. See

"Transferability of Units." The Fund Manager does not anticipate that any Units will be redeemed by a Series.

    The investors will not control their Series and must rely totally on the Fund Manager. The Fund Manager will make all management decisions for each Series. Management decisions include:

o   selecting apartment complexes,

o   selecting the date on which a Series will terminate its offering, and

o   exercising powers granted to a Series by a local limited partnership.

Investors have no right or power to take part in their Series' management. Accordingly, a person should not purchase Units if he is unwilling to entrust all aspects of management to the Fund Manager.

    Individual investors will have no recourse if they disagree with actions authorized by a vote of the majority. The partnership agreement of each Series grants to investors owning more than 50% of the Units in the Series the right to:

o   remove the Fund Manager and elect a replacement fund manager,

o   amend the Series' agreement of limited partnership, and

o   terminate the Series.

Accordingly, a majority-in-interest of the investors in a Series could cause any such events to occur, even if investors owning 49% of the Units in the Series opposed such action.

    Limitations on liability of the WNC entities to the Series. The investors' ability to sue the WNC entities is subject to limitations. The partnership agreement of each Series limits the liability of the WNC entities to the investors. The WNC entities will not be liable to the investors for acts and omissions:

o   performed or omitted in good faith, and

o performed or omitted in a manner which the Fund Manager reasonably believed to be within the scope of its authority and in the best interest of the investors,

provided

o   such conduct did not constitute negligence or misconduct.

Therefore, investors may be less able to sue the WNC entities than would be the case if such provisions were not included in the Series' partnership agreement.

    An independent underwriter will not make an independent investigation of the Series. WNC Capital Corporation will receive compensation from the Series. WNC Capital Corporation has not retained counsel separate from the Series' counsel, but has conducted such due diligence investigation as it deems necessary under the circumstances. However, because WNC Capital Corporation is an affiliate of the Series, investors will not have the benefit of an independent investigation of the Series as it is customarily made by independent underwriters.

    The price of the Units was arbitrarily established at $1,000 per Unit. The $1,000 Unit price does not necessarily reflect the value of local limited partnership interests to be invested in by the Series. The determination of the offering price is based primarily on the perceived market value of the anticipated stream of tax credits expected per Unit.

    Payment of fees to the WNC entities will reduce cash available for investment in local limited partnerships. The WNC entities will perform many services for the Series. They will be paid fees for these services, which will reduce the amount of the Series' cash available for investment in local limited partnerships. The nonaccountable acquisition expense allowance payable to WNC & Associates, Inc. will exceed the amount of expenses historically incurred by the WNC-partnerships and may exceed the actual amount of expenses incurred by the Series. Accordingly, an investor investing directly in a low income housing apartment complex would have a greater amount available for investment than an investor investing in low income housing through a Series.

    Investors in one Series may be subject to different risks and receive different yields than investors in another Series. Each Series has been formed as a separate partnership under California law. Each Series will invest in its own local limited partnerships. Therefore, investors in one Series may receive different yields than investors in the other Series. Investors in one Series may be subject to different risks regarding that Series' investments than investors in the other Series.

    WNC & Associates, Inc. and its affiliates are serving as the general partners of many other WNC partnerships. It is anticipated that the officers of WNC & Associates, Inc. will initially devote approximately 5% to 50% of their time to the Series. These individuals will spend significantly less time devoted to the Series after the investment of the Series' capital in local limited partnerships.

    The interests of investors may conflict with the interests of WNC & Associates, Inc. The WNC entities are committed to the management of more than

80 limited partnerships that have investments similar to those to be made by the Series. WNC & Associates, Inc. and its affiliates will receive substantial compensation from transactions with the Series.

    Obligations of investors paying for Units with promissory notes is unconditional. Each investor who subscribes for 20 or more Units may elect to pay one-half of the purchase price of his Units upon subscription and the balance in accordance with a promissory note. If an electing investor fails to pay the deferred installment when due, he will face serious consequences. These consequences include the foreclosure and sale of his Units, and the recapture of tax credits previously claimed by the investor. The Series may impose late charges. The investor may also be liable for attorneys' fees and other costs of collection incurred by the Series.

    A Series may be at risk if its investors fail to pay their promissory notes. The Series may be unable to meet its obligations to local limited partnerships, and could suffer a dilution or termination of its interest in a local limited partnership. That could cause:

o   recapture and loss of tax credits, and

o legal actions by the local general partners to require performance and to recover damages and costs.

Therefore, defaulting investors could adversely affect non-defaulting investors.

    Lack of operating history. Neither Series has an operating history. No assurance can be given that operations will be successful or that a Series will meet its stated investment objectives.

                               WHO SHOULD INVEST;
                    LIMITATIONS ON USE OF CREDITS AND LOSSES

All Investors

    An investor should invest in a Series only if he:

o reasonably expects to have Federal tax liabilities which can be offset by tax credits during the next 10 to 12 years, and

o has adequate financial means to bear the risks associated with the Units. See "Risk Factors."

    An investment in Units is not suitable for tax-exempt entities, including pension or profit-sharing plans, Keogh plans and Individual Retirement Accounts. Accordingly, such entities cannot invest in a Series.

    There are many different financial investments available to investors. These include mutual funds, stocks, bonds, annuities, insurance and real estate, among others. An investor's decision as to the appropriate investment depends in part on the investor's goals and the aspects of each of the available investments. Tax reduction is an element of the investment decision. Many people and corporations have used low income housing tax credits as a long-term tax reduction tool. They include taxpayers seeking to reduce quarterly estimated tax payments, parents seeking to fund education costs, and retirees seeking to make taxable withdrawals from retirement funds.

    The alternative minimum tax may limit the benefit of tax credits to an investor. The alternative minimum tax is a complex concept which is discussed under "Federal Income Tax Considerations - Other Important Tax Considerations - Alternative Minimum Tax." The Internal Revenue Code imposes an alternative minimum tax if a taxpayer's alternative minimum tax liability exceeds his regular tax liability. Tax credits cannot be used to reduce alternative minimum tax liability. Even where a taxpayer does not have alternative minimum tax liability, the taxpayer cannot use tax credits to reduce his regular tax liability to an amount less than his alternative minimum tax liability. Accordingly, investors are urged to consult their tax advisers to determine whether the alternative minimum tax limits their ability to benefit from tax credits.

    The broker-dealers selling the Units have agreed to ask prospective investors whether an investment in Units is suitable for them. The broker-dealers have agreed to maintain records of their suitability determinations for at least six years following the date of investment. Each broker-dealer has agreed to make every reasonable effort to determine that an investment in Units is suitable and appropriate for a potential investor, based on information provided by the potential investor as to his financial situation and investment objectives. In making this determination, a broker-dealer will have reasonable grounds to believe that the prospective investor:

o   meets the minimum income and net worth standards set forth below,

o is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus, including the Federal income tax benefits,

o has an overall financial position sufficient to bear the risks of the investment, and

o   understands the Federal income tax benefits and risks.

    As discussed in greater detail under "Terms of the Offering and Plan of Distribution - How to Subscribe," investors purchasing 20 or more Units may use promissory notes to subscribe. On the average, approximately 3.5% of investors used promissory notes in recent years.

Individual Investors

    Low income housing tax credits and, possibly, historic tax credits and other tax credits are the principal benefits from an investment in Units. The extent to which a prospective investor can use these tax benefits will help determine whether or not he is a suitable investor.

    With respect to natural persons, Federal tax law imposes limitations on the utilization of credits from passive activities and general business credits. Each of those categories includes low income housing tax credits, historic tax credits and other tax credits which a Series may generate. A Series will generate tax credits over a period of 10 to 12 years. Accordingly, an investment in a Series is not suitable for a prospective investor unless for the next 12 years he will be able to utilize his share of tax credits under:

o   the passive activity rules discussed below,

o   the general business credit rules discussed below, and

o   the alternative minimum tax rules referred to above.

    The Internal Revenue Code sorts income into several categories. Income can be:

o   active, such as salaries and wages,

o   portfolio, such as interest and dividends,

o   passive, such as income from limited partnerships, or

o the result of material participation in real estate activities, such as the income of a landlord who invests significant amounts of time in managing his property.

Prospective non-corporate investors can use an unlimited amount of tax credits against income taxes due on passive income. They can also use tax credits against income taxes due on a maximum of $25,000 of active or portfolio income each year if they do not materially participate in rental real estate activities. This is known as the $25,000 deduction equivalent rule. However, a natural person can use historic tax credits in this manner only to the extent his adjusted gross income does not exceed $200,000. A natural person's ability to use historic tax credits is phased out if his gross income is between $200,000 and $250,000, and eliminated if his gross income exceeds $250,000. It is expected that the use of other tax credits will be similarly limited.

    In general, a natural person can use losses from a Series only to the extent he has passive income.

     Investors should read the entire discussion under "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities" and "- General Business Tax Credit Limitations." That section includes more information regarding the principal limitations on the use of tax credits and losses from an investment in Units.

Corporate and Other Entity Investors

    Trusts and Estates. A trust other than a grantor trust is a taxable entity and should consider an investment in a Series only if it will have passive income against which the Series' tax credits and losses can be used. There is no $25,000 deduction equivalent for non-grantor trusts.

    A grantor trust is not a taxable entity. The grantor of a grantor trust includes the tax items of the trust in his tax return. Therefore, a grantor trust should consider an investment only if the grantor meets the criteria applicable to it.

    Generally, an estate has no $25,000 deduction equivalent. A limited exception permits estates to use the $25,000 deduction equivalent in a tax year ending less than two years after the decedent's death.

    Corporations. The passive activity rules do not apply to regular corporations. A regular corporation should consider an investment in a Series only if it will have during the next 12 years sufficient income from all sources to use the Series' tax credits and losses. Regular corporations are corporations which:

o   have not elected to be subject to Subchapter S under the Internal Revenue
    Code,

o   are not closely-held, and

o   are not personal service corporations.

A corporation is closely-held for these purposes if more than 50% of the corporation is owned, directly or indirectly, by five or fewer shareholders at any time during the last half of its relevant tax year. A corporation is a personal service corporation if it performs services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts or consulting.

    Special rules apply to all types of corporations other than regular corporations. A corporation other than a regular corporation should consider an investment in a Series only as follows:

o A personal service corporation must have during the next 12 years sufficient passive income to use the Series' tax credits and losses.

o A corporation which has elected to be subject to Subchapter S of the Internal Revenue Code must have shareholders who meet the criteria applicable to such shareholders. Thus, if all the shareholders are individuals, the shareholders must meet the criteria described above for individuals.

o A closely-held corporation which is not a personal service corporation and which has not elected to be subject to Subchapter S of the Internal Revenue Code must have during the next 12 years sufficient passive income and active income to use the Series' tax credits and losses.

    Partnerships. A partnership should consider an investment only if each of its partners meets the investment criteria applicable to the partner. Thus, if all the partners are individuals, the partners must meet the criteria described above for individuals.

    See "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities."

    Entity Financial Reports. An entity investor should also consider the effect of an investment in a Series on the entity's financial reports.

    The actual effect on an entity investor's net income for financial reporting purposes will depend upon the results of Series' operations and the method of accounting adopted by the investor to record its investment in the Series. The Emerging Issues Task Force of the Financial Accounting Standards Board has been examining the methods of accounting used by entities investing in low income housing through limited partnerships. In general, as of the date hereof, the Emerging Issues Task Force has determined that the permissible methods used to account for such investments are the modified cost method, the equity method, the effective yield method and the full consolidation method.

    Under the modified cost method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and then amortizes the difference between the carrying cost and the aggregate estimated residual value of the limited partnership's property portfolio over the tax credit period of such portfolio. The estimated residual value of a property is its estimated residual value at the end of the last period in which tax credits are allocated to the investor and will not reflect anticipated inflation.

    Under the equity method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and then reduces or increases the carrying value by the investor's allocable share of losses or income, respectively, from the limited partnership. The carrying value may not be reduced below zero.

    Under the effective yield method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and then amortizes the cost to provide a constant effective yield over the period that the tax credits are allocated to the investor. The effective yield is the internal rate of return on the investment, based on the cost of the investment and the tax credits allocated to the investor. Any expected residual value of the investment is excluded from the effective yield calculation.

    Under the full consolidation method, the low income housing properties themselves, and the results of operations therefrom are included in the entity investor's financial statements.

    Regardless of the method selected, the Emerging Issues Task Force has not changed the requirement that an investment be reviewed periodically to determine impairment of value.

    With the exception of the effective yield method, the method of accounting to be used by an entity investor in a low income housing program generally is not elective but rather is determined by the level of the entity's investment in the limited partnership and/or the ability of the investor to control the limited partnership. The effective yield method may be elected if:

o the tax credits allocable to the investor are guaranteed by a creditworthy entity,

o the investor's yield based solely on the cash flows from the guaranteed tax credits is positive, and

o the investor is a limited partner for legal and tax purposes and the investor's liability is limited to its capital investment.

    If the investor is unable to or does not elect to use the effective yield method, the appropriate method will be:

o the modified cost method, if the investor's interest in the limited partnership is so minor as to give the investor virtually no influence over partnership operating and financial policies;

o the equity method, if the investor owns less than 50% of the limited partnership and has no significant control over partnership policies; or

o the full consolidation method, if the investor owns 50% or more of the limited partnership unless the investor has no significant control over partnership policies, in which event the equity method is to be used.

To date, the Emerging Issues Task Force has provided no bright-line ownership test for use in determining when an investor's interest is so minor as to give the investor "virtually no influence over partnership operating and financial policies."

    For financial reporting purposes, each Series is expected to use the equity method, which will result in recognition by the Series of its share of losses or income from the local limited partnerships in which it invests. The Series anticipate that entity investors in the Series will use either the modified cost method, or the equity method, because the effective yield method by its terms will be unavailable and it is unlikely that an investor would make such a significant investment as to require the use of the full consolidation method. The actual effect of an investment in a Series would depend on the profile of the investor and the results of the Series. The following general principles would apply to an investor using the modified cost method or the equity method:


         Income Statement                              Balance Sheet

o   Income tax liability would be         o   Current assets would increase by
reduced by credits and losses;            the increase in cash flow caused by
                                          the reduction in tax liability;
o   The use of tax credits does not
create a deferred tax liability and,      o   Current assets would be reduced
consequently, does affect net income to   by the investment, but long-term
the extent the tax credits are used,      assets would increase by the same
thus increasing earnings per share;       amount;

o   The use of losses creates a           o   Under the modified cost method,
deferred tax liability and,               the investment is shown at cost and is
consequently, does not affect net         not reduced for losses. The cost is
income because the reduction in           amortized over time. Under the equity
current tax liability is exactly          method, the investment is shown at
offset by deferred tax liability          cost and is reduced for losses;

                                          o   The deferred income tax liability
                                          is recorded as a liability;

                                          o   Depending upon the corporation's
                                          dividend policies, an increase in net
                                          earnings could increase retained
                                          earnings by the amount of the tax
                                          credits

    Such an investment may have other effects on the income statement. For example, as indicated above, an investment must be reviewed periodically to determine impairment of value. Each local limited partnership and each Series must review the carrying values of their investments to determine if there has been any impairment. If so, a Series would reduce the carrying value of its investment in a local limited partnership by its share of the impairment loss. Investors would also need to evaluate their investment in Units for decline in value. Evidence of a decline would include, but not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the Partnership to sustain an earnings and tax credit capacity which would justify the carrying amount. All factors are to be considered. Moreover, the carrying amount of an investment in Units may differ from the underlying equity in net assets of the Partnership. If so, the difference should affect the determination of the amount of the investor's share of earnings or losses of the Partnership as if the Partnership were a consolidated subsidiary. However, if the investor is unable to relate the difference to specific accounts of the Partnership, the difference should be recognized as goodwill and not be amortized. Further if the corporation were to liquidate short-term investments such as certificates of deposit in order to generate funds to invest in a Series, the income from such investments would be foregone. While this would reduce the corporation's tax liability by the amount of tax on the foregone income, it would also reduce net income and earnings per share by the amount of foregone net after-tax income from such investments.

    The foregoing assumes that the corporation is not a closely-held corporation, a personal service corporation or a corporation subject to Subchapter S of the Internal Revenue Code. It also assumes that the corporation is not subject to the alternative minimum tax or the limitations on the use of business tax credits, and that the corporation has sufficient tax liability to use the full amount of the tax credits and losses allocated to it. The foregoing is not intended to be a complete statement of all of the possible income tax effects or financial statement effects of the situation described. Each corporate investor is urged to consult its own tax advisor regarding the effect of an investment in a Series.

Minimum State Suitability Requirements

    The Series have established the subjective standards described above. These subjective standards apply to all investors. Each state has established objective standards for individuals which also must be satisfied. These standards are set forth below. An individual must satisfy the standard for his state of residency before he can consider an investment in Units. In the case of sales to fiduciary accounts, these minimum suitability standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is one of the fiduciaries.

    The Units may be offered and sold only in those jurisdictions in which they have been registered or qualified for sale, or are exempt from the registration or qualification requirement.

    Set forth below are the minimum suitability standards for residents of the District of Columbia and of each state in which the Series have applied to have the Units registered or qualified for sale or in which the sale of Units is exempt from registration. For these purposes, net worth is exclusive of home, furnishings and automobiles.


Alabama annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Alaska annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Arizona annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000 for cash purchasers; annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least $225,000 for purchasers using promissory notes

Arkansas annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

California        annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least $225,000

Colorado annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Connecticut       annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Delaware annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

District of       annual gross income of at least $35,000 and a net worth of at
Columbia          least $35,000 or a net worth of at least $75,000

Florida annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Georgia annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Hawaii annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Idaho annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Illinois annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Indiana annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Iowa annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least $225,000

Kansas annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Kentucky annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Louisian annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Maine annual gross income of at least $50,000 and a net worth of at least $50,000 or a net worth of at least $200,000; investors must purchase on an all-cash basis

Maryland annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Massachusetts     annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least $225,000

Michigan annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least $225,000

Minnesota         annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000 for cash purchasers; annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least $225,000 for purchasers using promissory notes

Mississippi       annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Missouri annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000; no investor may invest more than 10% of his net worth in a Series

Montana annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Nebraska annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000 for cash purchasers; annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least $225,000 for purchasers using promissory notes; no investor may invest more than 10% of his net worth in a Series

Nevada annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

New Hampshire     annual taxable income of at least $50,000 and a net worth of at least $125,000 or a net worth of at least $250,000

New Jersey        annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

New Mexico        annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000; those electing the deferred payment plan must have annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least $225,000

North Carolina    annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

North Dakota      annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Ohio annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000; no investor may invest more than 10% of his net worth in a Series

Oklahoma annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Oregon annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Pennsylvania      annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000; no investor may invest more than 10% of his net worth in a Series. Because the minimum closing amount for each Series is less than $2,500,000, the amount suggested by Pennsylvania regulations, prospective investors who are Pennsylvania residents are cautioned to carefully evaluate the ability of the Series to accomplish its stated objectives and to inquire as to the current dollar volume of Series' subscriptions.

Rhode Island      annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

South Carolina    annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

South Dakota      annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000 for cash purchasers; annual gross income of at least $60,000 and a net worth of at least $60,000 or a net worth of at least
                  $225,000 for purchasers using promissory notes

Tennessee         annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Texas annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Utah annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Vermont annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Virginia annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Washington        annual gross income of at least $50,000 and a net worth of at least $65,000 or a net worth of at least $200,000

West Virginia     annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

Wisconsin         annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000

Wyoming annual gross income of at least $35,000 and a net worth of at least $35,000 or a net worth of at least $75,000

                            ESTIMATED USE OF PROCEEDS

    The following table sets forth the estimated use of the proceeds from the sale of the Units. As indicated herein, approximately 75% of the total proceeds will be invested in local limited partnerships. The amounts in the table represent the Fund Manager's present estimates and the actual amounts may be different. At a minimum, each Series must invest in local limited partnerships and in reserves the greater of:

o 80% of the gross offering proceeds reduced by 0.1625% for each 1% of the Series' share of the mortgage financing encumbering the apartment complexes, or

o   70% of the gross offering proceeds.

Assuming that a Series share of the financing encumbering apartment complexes is 40%, the calculation is: 40 x 0.1625% = 6.5%; 80% - 6.5% = 73.5%. If the Series'
share of financing is 61.75%, the calculation is: 61.75 x 0.1625% = 10%; 80% - 10% = 70%. In performing this calculation, there is a limit on the amount which may be invested in reserves. No more than 5% of gross offering proceeds may be considered as reserves at the Series level, and no more than 5% of gross offering proceeds may be considered as reserves at the local limited partnership level.

    The following table excludes one Unit purchased by the initial limited partner in connection with the organization of the Series. It also excludes interest due under the investors' promissory notes. The amount of that interest to be received cannot be estimated. It will depend on the amounts and dates of payment of the investor promissory notes. Any such interest will constitute cash flow under the Series' partnership agreement. As such it may be used to pay administrative costs, or to increase reserves.

    Some investors may purchase Units with a reduced selling commission. The following table assumes that the maximum selling commissions will be paid on all purchases of Units.



                              Minimum      Percent of   Maximum       Percent of
                              Proceeds      Gross       Proceeds       Gross
                             Per Series    Proceeds    Per Series     Proceeds
                             ----------    --------    ----------     --------

Gross Offering Proceeds      $1,400,000     100.00%    $25,000,000     100.00%
                            ---------------------------------------------------
Less Public Offering
    Expenses:
    Selling Commissions          98,000       7.00%      1,750,000       7.00%
    Dealer Manager Fee           28,000       2.00%        500,000       2.00%
    Nonaccountable
      Underwriting Expense
      Allowance                  14,000       1.00%        250,000       1.00%
    Other Organizational
      and Offering
      Expenses                   42,000       3.00%        750,000       3.00%
                            ---------------------------------------------------
Total Public Offering
    Expenses                    182,000      13.00%      3,250,000      13.00%
                            ---------------------------------------------------
Amount Available for
    Investment               $1,218,000      87.00%    $21,750,000      87.00%
                            ===================================================
Acquisition Expenses            $28,000       2.00%       $500,000       2.00%
Acquisition and
    Investment
    Management Fees              98,000       7.00%      1,750,000       7.00%
Working Capital Reserves         42,000       3.00%        750,000       3.00%
                            ---------------------------------------------------
Proceeds Invested            $1,050,000      75.00%    $18,750,000      75.00%
                            ===================================================



    Proceeds invested as set forth in the table above represent amounts to be paid:

o   to acquire interests in local limited partnerships, and

o possibly, to repay loans incurred to acquire such interests and to pay interest and carrying costs on the loans.

    Proceeds invested in local limited partnerships will be used by the local limited partnerships to pay or reimburse costs, to fund reserves, and to pay fees to the local general partners. These costs will consist of:

o   acquisition costs,

o   construction costs,

o   construction interest and taxes,

o   financing fees, and

o   developmental and organizational expenses.

The exact manner in which a local limited partnership will use the proceeds will be negotiated in each case. It is anticipated that the local general partners will be paid approximately 10% to 30% of the cost of the apartment complex as a development fee and other compensation. In some cases it may be as much as 40%. In the discretion of the Fund Manager, this amount will be paid:

o over a period of two to three years, coinciding with the payments of the Series' capital contributions, or

o pursuant to an interest-bearing note generally payable no later than the eleventh year of the note. Interest will be equal to the one-year Treasury Bill rate, such rate to be determined quarterly.

Additional compensation will be payable to the local general partners from local limited partnership cash flow for their services in managing and selling apartment complexes. See "Investment Objectives and Policies - The Local General Partners - Compensation of Local General Partners."

                             MANAGEMENT COMPENSATION

    The following table summarizes the types and estimated amounts of compensation to be paid to the WNC entities. Such compensation was not determined by arm's-length negotiations. Investment and management decisions which such persons make for the Series will affect the amount of the compensation actually to be received. See "Conflicts of Interest." Other than as set forth herein, no compensation is to be paid to the WNC entities. Such compensation cannot be increased by reclassifying into different categories fees or reimbursements which are in excess of the limitations set forth herein.

    Asset management fees payable during the operating stage will be paid from one or more of fees received from local limited partnerships, distributions received from local limited partnerships, or Series reserves.

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------

                         Organizational and Offering Stage
                         ---------------------------------

Selling            Up to 7% of the capital              Up to         Up to
commissions        contributions, all or a portion of   $98,000       $1,750,000
payable by Series  which will be re-allowed to
to   WNC Capital   participating broker-dealers
Corporation

Dealer manager     Up to 2% of the capital              Up to         Up to
fees payable by    contributions                        $28,000       $500,000
Series to   WNC
Capital
Corporation

Nonaccountable     Up to 1% of the capital              Up to         Up to
underwriting       contributions                        $14,000       $250,000
expense allowance
payable by Series
to WNC Capital
Corporation (1)

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------


                  Organizational and Offering Stage (continued)
                  ---------------------------------------------

Nonaccountable     3% of the capital contributions,     $42,000       $750,000
organizational &   in exchange for which WNC &
offering expense   Associates, Inc. will pay all
allowance          organizational and offering
payable by Series  expenses, with the exception of
to WNC &           the 7% selling commissions, the 2%
Associates, Inc.   dealer manager fee, the 1%
(1)                nonaccountable underwriting
                   expense allowance and this 3%
                   nonaccountable expense allowance.
                   Organizational and offering expenses
                   include all expenses incurred in
                   connection with the formation of
                   a Series, the registration and
                   qualification of its Units under
                   Federal and state securities
                   laws and its offering, and all
                   advertising expenses.


                               Acquisition Stage (2)
                               ---------------------

Nonaccountable      2% of the capital contributions,    $28,000       $500,000
acquisition         in exchange for which WNC &
expense             Associates, Inc. will pay all
allowance           acquisition expenses. Acquisition
payable by Series   expenses include legal fees and
to WNC &            expenses, travel and
Associates, Inc.    communications expenses, costs of
(1)                 appraisals, non-refundable option
                    payments on property not acquired,
                    accounting fees and expenses,
                    title insurance and miscellaneous
                    expenses related to the selection
                    and acquisition of local limited
                    partnerships and apartment
                    complexes, other than interest.

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------



                          Acquisition Stage (continued)
                          -----------------------------

Acquisition and     Up to 7% of the capital             Up to         Up to
investment          contributions                       $98,000       $1,750,000
management fees
payable by Series
to WNC &
Associates, Inc.

Interest payable    A WNC entity may make short-term    Actual amounts are not
by Series to a      loans to a Series. Interest cannot  determinable at this
WNC entity          exceed by 2% the prime rate of      time.
                    US Bank charged by it on short-term
                    unsecured loans to its most
                    creditworthy customers.


                                  Operating Stage
                                  ---------------

Asset management    An annual fee in an amount not to   Actual amounts are not
fees payable by     exceed 0.5% of invested assets in   determinable at this
Series to WNC &     local limited partnerships which    time.
Associates, Inc.    are subsidized under one or more
                    Federal, state or local government
                    programs. Invested assets means
                    the sum of a Series' investment in
                    local limited partnerships and the
                    Series' allocable share of the
                    amount of the mortgage loans on,
                    and other debts related to, the
                    apartment complexes.

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------



                           Operating Stage (continued)
                           ---------------------------


Property            The greater of 5% of gross          Actual amounts are not
management fees     property revenues or the            determinable at this
payable by a local  competitive rate for comparable     time.
limited             services, plus a fee for the
partnership to WNC  one-time initial rent-up or
Management, Inc.    leasing-up of a newly-constructed
if WNC Management,  or totally-rehabilitated apartment
Inc. acts as the    complex. For HUD-subsidized
management and      properties, the competitive rate
leasing agent for   will be equal to the rate approved
the local limited   by HUD.  For all other properties,
partnership         the competitive rate will be
                    determined by USDA - Rural
                    Development guidelines. In no
                    event may the fee for a property
                    exceed 7% of gross property
                    revenues.

Reimbursement       The actual amount of any of a       Actual amounts are not
payable by Series   Series' operating cash expenses     determinable at this
of operating cash   advanced. Operating cash expenses   time. WNC & Associates,
expenses advanced   include expenses for management,    Inc. estimates that the
by WNC &            on-site property personnel,         total amount of
Associates, Inc.    utilities, repair and maintenance,  reimbursable operating
                    insurance, investor communi-        cash expenses during
                    cations, legal, accounting,         each Series' first full
                    statistical and bookkeeping         year of operations after
                    services, use of computing or       termination of the
                    accounting equipment, travel and    offering, assuming
                    telephone expenses, salaries and    receipt of the maximum
                    direct expenses of Series           offering proceeds, may
                    employees while engaged in Series   be approximately $25,000
                    business, and any other             to $35,000
                    operational and administrative
                    expenses necessary for the
                    prudent operation of the Series.

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------



                           Operating Stage (continued)
                           ---------------------------

Reimbursement       Operating cash expenses include
payable by Series   the actual cost of goods,
of operating cash   materials and administrative
expenses advanced   services used for or by the Series,
by WNC &            whether incurred by WNC &
Associates, Inc.    Associates, Inc. or a
(continued)         non-affiliated person. As used
                    in the preceding sentence:

                    o   actual cost of goods and
                        materials means the actual
                        cost of goods and materials
                        used for or by the Series and
                        obtained from entities not
                        affiliated with WNC &
                        Associates, Inc., and

                    o   actual cost of administrative
                        services means the pro rata
                        cost of personnel, but in no
                        event to exceed a
                        competitive amount.

                    In no event will reimbursements be
                    permitted for:

                    o   services for which WNC &
                        Associates, Inc. is entitled
                        to compensation by way of a
                        separate fee,

                    o   rent, depreciation or
                        other such administrative
                        items, or

                    o   salaries, fringe benefits or
                        travel expenses of a
                        controlling person of WNC &
                        Associates, Inc.

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------



                           Operating Stage (continued)
                           ---------------------------

Share of Series'    0.1% of cash available for          Actual amounts are not
cash available for  distribution.  Cash available for   determinable at this
distribution to     distribution means, with respect    time.
WNC National        to any period, cash flow less any
Partners, LLC       amounts added to reserves.  Cash
                    flow means:

                    o   the Series' cash distributions
                        from the local limited
                        partnerships other than cash
                        derived from the sale,
                        financing or refinancing of
                        apartment complexes, plus

                    o   all cash funds generated by the
                        Series, after deducting cash
                        funds used to pay expenses, debt
                        service and capital expenditures

Share of local      Up to 0.1% of all allocations by    Actual amounts are not
limited             local limited partnerships of       determinable at this
partnership's       profits, losses and tax credits     time.
allocations and     and up to 0.1% of distributions
operating cash      from operating cash flow(3)
distributions to
WNC Housing, L.P.
as special limited
partner of local
limited
partnerships

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------



                           Operating Stage (continued)
                           ---------------------------

Share of local      As determined by the provisions of  Actual amounts are not
limited             the partnership agreement of the    determinable at this
partnership's       local limited partnership in        time.
allocations and     effect prior to the time such
operating cash      person becomes the local general
distributions if    partner.(3)
WNC & Associates,
Inc. or an
affiliate becomes
the local general
partner


                                 Liquidation Stage
                                 -----------------
Share of Series'    After:                              Actual amounts are not
sale or                                                 determinable at this
refinancing         o   a Series' investors have        time.
proceeds to WNC         received sale or refinancing
National Partners,      proceeds equal to the amounts
LLC                     of their capital contributions
                        and their preferred return,
                        and

                    o   WNC National Partners, LLC
                        has received sale or
                        refinancing proceeds equal to
                        the amount of its capital
                        contributions and any
                        subordinated disposition fee,

                    the Series will distribute any
                    additional sale or refinancing
                    proceeds 90% to its investors and
                    10% to WNC National Partners, LLC.

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------



                           Liquidation Stage (continued)
                           -----------------------------

Share of Series'    Sale or refinancing proceeds are
sale or             the Series' cash distributions from
refinancing         a local limited partnership's sale,
proceeds to WNC     financing or refinancing of an
National Partners,  apartment complex, less any
LLC                 reserves funded with such proceeds.
(continued)         The investors' preferred return
                    is an annual, cumulative, but
                    not compounded, return to the
                    Series' investors on their capital
                    contributions equal to 10% through
                    December 31, 2013, and 6% for the
                    balance of the Series' term.(3)

Subordinated        Subject to payment of preferred     Actual amounts are not
disposition fee     distributions to the investors, a   determinable at this
payable by Series   fee equal to 1% of the sales price  time.
to WNC &            of the apartment complexes
Associates, Inc.

Share of local      As determined by the provisions of  Actual amounts are not
limited             the partnership agreement of the    determinable at this
partnership's       local limited partnership in        time.
distributions from  effect prior to the time such
a sale or           person becomes the local general
refinancing         partner.(3)
transaction if WNC
& Associates, Inc.
or an affiliate
becomes the local
general partner

                                                       Minimum       Maximum
                                                       Dollar        Dollar
Type, Payee                                            Amount        Amount
and Recipient      Determination of Amount             Per Series    Per Series
-------------      -----------------------             ----------    ----------



                                Interest in Series
                                ------------------

Share of Series'    Generally, 0.1% of profits, losses  Actual amounts are not
profits, losses     and tax credits, except that in     determinable at this
and tax credits to  the case of profits from a sale or  time.
WNC National        refinancing, the percentage may be
Partners, LLC       increased to as much as 10%. See
                    "Profits and Losses, Tax Credits
                    and Cash Distributions."


(1) These allowances are referred to as "nonaccountable" because the recipient does not have to account to the Series for the underlying expenses. Rather, the recipient is responsible for payment of all expenses within the respective defined categories.

(2) It is possible that a local limited partnership may generate federal tax credits and state tax credits. If so, the WNC entities may organize another entity to invest in the state tax credits. See "Investment Objectives and Policies - Terms of the Local Limited Partnership Agreements - Interests in Profits, Losses and Distributions." The WNC entities would receive compensation from the other entity in connection with such activities.

(3) Despite the information in the tables, the interest of the WNC entities in cash to be distributed by the Series from cash available for distribution and sale or refinancing proceeds, and from similar sources in the case of the local limited partnerships, will not exceed, in the case of cash available for distribution, 10% of total cash available for distribution and, in the case of sale or refinancing proceeds, 15% of sale or refinancing proceeds remaining after required payments to the investors. For a discussion of the required payments to investors, see "Profits and Losses, Tax Credits and Cash Distributions."


                              CONFLICTS OF INTEREST

    The interests of the WNC entities may conflict with the interests of the investors. These conflicts include:

Receipt of Fees and Other Compensation by the WNC Entities

    The Fund Manager will decide:

o   which investments will be made by the Series,

o   in what manner the acquisitions will occur,

o   how the investments will be managed, and

o   when the investments will be sold.

As a result of these transactions, the WNC entities will receive fees, compensation and other income. See "Management Compensation." Such compensation arrangements were not negotiated at arm's length and may create conflicts between the interests of the WNC entities and those of the investors.

    For example, the consent of a Series may be necessary in connection with the sale of an apartment complex by a local limited partnership. The Fund Manager may face a conflict in these circumstances because the WNC entities' share of fees and cash distributions from the transaction may be more or less than their expected share of fees if the apartment complex were not sold. And in its negotiations with local general partners over the terms of the Series' investments, the Fund Manager may request that WNC Management, Inc. serve as the property manager for the apartment complex. As property manager, WNC Management, Inc. would earn property management fees from the local limited partnerships. The result of these conflicts could be that a Series may make investments which are less desirable, or on terms which are less favorable, to the Series than might otherwise be the case.

Other Business Activities of the WNC Entities

    The WNC entities have formed and are serving as general partners of other public and private real estate limited partnerships. They also are providing administrative and consulting services for other real estate limited partnerships of which they were not the original managing general partners. See "Management" and "Prior Performance Summary." In addition, the WNC entities may become general partners of other public or private real estate limited partnerships and may become involved in other business activities unrelated to the business of the Series.

    Under the Series' partnership agreement, the Fund Manager is required to devote to Series' affairs only such time as is necessary for the proper performance of its duties to the Series. The officers, directors and employees of WNC & Associates, Inc. will perform the duties of the Fund Manager. None of them will devote their full time to the performance of such duties. Therefore, conflicts may arise in the allocation of the time of such people among the activities of each Series and the other activities of the WNC entities. The Fund Manager believes that WNC & Associates, Inc. has sufficient personnel to fully discharge the Fund Manager's duties to the Series.

Competition with the WNC Entities with Respect to the Purchase or Ownership of Properties

    Some of the WNC entities are also general partners of other real estate limited partnerships and limited liability companies and will form and manage additional real estate entities. The other existing partnerships have, and it is expected that any entities to be organized in the future will have, the same or similar investment objectives as the Series.

    WNC & Associates, Inc. might be presented with an investment opportunity which is appropriate for a Series and one or more other entities managed by the WNC entities, including the other Series. WNC & Associates, Inc. will decide which entity will make the investment. That decision will be based upon such factors as:

o the effect of the acquisition on the diversification of each entity's portfolio,

o   the estimated income tax effects of the purchase on each entity,

o   the amount of funds of each entity available for investment, and

o   the length of time funds have been available for investment.

    If a particular investment is determined to be suitable for more than one entity, the entity having uninvested funds for the longest period of time will have priority over the other entities. However, if an investment generates federal and state low income housing tax credits, then an entity formed to provide federal and state tax credits to its investors will have priority over each Series and other entities which are not formed to provide such state tax credits.

    The WNC entities, and the local general partners and their affiliates may own or acquire interests in properties near or adjacent to the apartment complexes in which a Series may invest. It is possible that the value of such persons' properties may be enhanced by their proximity to the Series' apartment complexes. It is also possible that such properties may be in competition with the Series' apartment complexes for prospective tenants or purchasers. As a result, the interests of the WNC entities, the local general partners and their affiliates may conflict with those of a Series.

Other Transactions with Developers, Local General Partners, Lenders and Joint Venturers

    Certain persons controlling or having business dealings with some of the local limited partnerships, such as general partners, developers and lenders, will be persons with whom the WNC entities do business. The WNC entities may receive compensation, profits or other benefits in connection with such other transactions. As a result, conflicts may arise between their interests and the interests of the Series. For example, the Fund Manager generally is entitled to remove a local general partner without the consent of the investors. If a WNC entity has other business dealings with the local general partner, the Fund Manager might be reluctant to remove the local general partner under circumstances which otherwise would warrant removal.

Representation in Tax Audit Proceedings

    The Fund Manager has been designated the tax matters partner of each Series. As such, it is authorized and directed to represent each Series and its investors at the expense of the Series in connection with all examinations of the Series' affairs by tax authorities, including any resulting administrative or judicial proceedings. Such proceedings may involve or affect the other Series and other partnerships and limited liability companies managed by the WNC entities. In such situations, the positions taken by the WNC entities with respect to the Series may have differing effects on the Series and the other entities.

Distribution of Units

    The Series have not engaged an independent managing underwriter for the distribution of the Units. WNC Capital Corporation, as the dealer manager for the offering of Units, may sell Units and will perform wholesaling services for the Series. WNC Capital Corporation has not retained counsel separate from the Series' counsel but has conducted such due diligence review as it deems necessary under the circumstances. However, investors will not have the benefit of an independent investigation of the Series performed by an independent, unaffiliated underwriter.

Joint Investments

    A Series may invest in local limited partnerships jointly with the other Series, other limited partnerships formed by the WNC entities or other limited partnerships if the conditions set forth under "Investment Objectives and Policies - Joint Investments" are met. There is always a risk that joint venture partners will reach an impasse respecting the activities of the joint venture. For example, it may be in the best interest of a Series to sell a jointly-held local limited partnership interest at a time when it is in the best interest of its co-venturer to retain such investment. In such event, the Series may be unable to sell the local limited partnership interest.

Resolution of Conflicts of Interest

    Except as set forth above, the Series have not developed any formal process for resolving conflicts of interest. However, the Fund Manager is subject to a fiduciary duty to exercise good faith and integrity in handling the affairs of each Series, and that duty will govern its actions in all such matters. See "Fiduciary Responsibility." Furthermore, the manner in which the Series can make investments and the manner in which the Series can operate are subject to restrictions contained in the Series' partnership agreement. See "Investment Objectives and Policies." Nonetheless, the conflicts described in this section could result in materially adverse effects on the investors, particularly where the Fund Manager has a fiduciary duty to more than one entity. In such cases, the Fund Manager will resolve the conflicts by exercising its best business judgment.

Lack of Separate Representation

    The Series, the WNC entities, and the investors are not represented by separate counsel. See "Legal Matters." All of the attorneys, accountants and other experts performing services for the Series also perform services for the WNC entities. Following the termination of the offering, if any controversy arises in which the interests of a Series appear to be in conflict with those of:

o   the other Series,

o   the WNC entities, or

o   a local limited partnership,

other counsel would be retained for one or more of the parties.

                            FIDUCIARY RESPONSIBILITY

    The Fund Manager is accountable to each Series as a fiduciary. The
Series have been advised by counsel that the laws of the State of California govern the fiduciary obligations of the Fund Manager to each Series and its investors. Under such laws, a general partner owes its partners the utmost good faith and loyalty. The Series' partnership agreement does not modify these fiduciary obligations provided under California law. Rather, the Series' partnership agreement expressly provides that the Fund Manager:

o has fiduciary responsibility for the safekeeping and use of all funds and assets of each Series, whether or not in its immediate possession or control,

o may not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Series,

o   may not contract away its fiduciary duty, and

o may engage in other business activities independent of the Series provided that the right to engage in such activities does not relieve it of its general fiduciary obligation to the Series.

    Subject to the rules of California law, a limited partner may institute legal action on behalf of a partnership to recover damages from third parties or to recover damages for a breach by a general partner of its fiduciary duty. This is known as a partnership derivative action. In addition, a limited partner may institute a legal action on behalf of himself and all other similarly situated limited partners to recover damages for a breach by a general partner of its fiduciary duties, subject to California rules. This is known as a partnership class action. In any such action, the Fund Manager could assert defenses based on the exculpation provision in the Series' partnership agreement, described in the following paragraph. If the Fund Manager satisfied the standards for exculpation, it would be deemed not to have breached its fiduciary obligation. This area of the law is changing and developing and investors who have questions concerning the fiduciary duties of the Fund Manager are urged to consult with their counsel.

    The exculpation provision of the Series' partnership agreement holds the Fund Manager and its affiliates harmless from liability for losses suffered by the Series due to acts or omissions that any of them performs or fails to perform:

o   in good faith, and

o in a manner which the Fund Manager reasonably believes to be within the scope of authority granted to it and in the best interest of the Series,

provided

o   the acts or omissions did not constitute negligence or misconduct.

    The Series' partnership agreement also indemnifies the Fund Manager and its affiliates against losses and liabilities sustained by them when acting on behalf of the Series or performing services for the Series, provided such conduct:

o   did not constitute negligence or misconduct, and

o was the result of a course of conduct which the Fund Manager, in good faith, determined was in the best interests of the Series.

Indemnification means the Series will pay any losses or liabilities suffered by the Fund Manager or its affiliates.

    As a result of these exculpation and indemnification provisions, an investor may have a more limited right of action against the Fund Manager and its affiliates than he would otherwise have had in the absence of such provisions. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

                       INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

    Each Series' principal investment objective is to provide tax benefits in the form of:

         (a) A predictable stream of tax credits which investors may use to offset their Federal income tax liabilities.

         (b)   Tax losses which:

               o   some corporations may use to offset any type of income, and

               o other corporations and individuals may use to offset passive income. See "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities."

    In addition, each Series will seek to preserve and protect its invested capital and distributions of cash resulting from sale or refinancing transactions. See "Sale or Other Disposition of Investments" below in this section.

    The Series will not seek to provide cash distributions from operations.

    There can be no assurance that these investment objectives will be achieved. In addition, the degree to which each Series achieves its objectives may vary.

    This prospectus will be supplemented to identify a specific investment when the Fund Manager believes a reasonable probability exists that the investment will be acquired. Any such supplement will set forth available data with respect to the investment, including the proposed terms of purchase, a description of the apartment complex and local general partners, and other information considered appropriate for an understanding of the transaction. The consummation of any pending acquisition will be subject to further negotiation with the local general partners and execution of a final agreement. Such final agreement may differ in material respects from prior understandings or agreements between the local general partners and the Series. And the acquisition or retention of each investment will be subject to the terms and conditions of closing. Accordingly, there can be no assurance that any potential investment initially disclosed in a supplement to this prospectus will ultimately be acquired, or that the terms of any acquisition will not differ substantially from those which were initially disclosed.

    Low income housing tax credits are available for an apartment complex over a 10-year period commencing with the date that the property is placed in service and otherwise meets the requirements for the credit. It is expected that investors will be allocated low income housing tax credits beginning in the year they are admitted to the Series or the next year. It is also expected that the amount of low income housing tax credits available to investors will be higher in later years because of the time that is necessary:

o to identify the local limited partnerships in which a Series will invest, and

o for such local limited partnerships to complete construction of their respective apartment complexes.

Any reduction in low income housing tax credits in the first and second years of a Series should result in additional low income housing tax credits in the eleventh and twelfth years of a Series. A Series will be able to identify the annual amount of its tax credits and the month it will commence generating its stream of tax credits when its investments are identified and commence operations. Historically, investors in partnerships sponsored by the WNC entities generally have been allocated some tax credits in the year of investment and the next year, and the full amount of annual tax credits in the second full year following investment.

    The Fund Manager believes that each Series will be able to acquire a sufficient number of investments at a purchase price which will enable the Series to provide the amounts of tax credits anticipated at commencement of the Series' offering. This belief is based upon the general knowledge that the management personnel of the WNC entities have with respect to the current and past purchase prices for tax credit properties. In negotiating the purchase price to be paid by a Series for its interest in a local limited partnership, WNC & Associates, Inc. will determine the portion of the Series capital that can be paid for such interest which will enable the investors to receive the anticipated amount of tax credits. WNC & Associates, Inc. will take into consideration the possibility that a local limited partnership will not provide all of the tax credits that are expected. To the extent a Series does not make distributions in respect of a Unit equal to the $1,000 purchase price of the Unit, the tax credits generated by the Series would in effect represent a return of and not a return on the investor's investment in the Series.

    Among other things, the Fund Manager's estimate of the amount of tax credits that will be provided by each Series is based upon the assumption that demand for tax credit properties does not increase the price for such properties. The Series will compete with other entities making investments in affordable housing. These competitors may drive up the price a Series may pay for local limited partnership interests, or may succeed in acquiring these interest themselves. WNC & Associates, Inc. does not believe that there are any dominant competitors in the area of tax credit partnerships.

    The Fund Manager's estimate of the amount of the tax credits that will be provided by each Series is based upon additional assumptions, including, that:

o no tax laws or regulations or court interpretations thereof will be enacted or adopted or issued which would adversely affect the Series,

o the apartment complexes will qualify for the anticipated tax credits at the appropriate times,

o that portion of the costs of the low income residential units in each apartment complex expected to qualify for the low income housing tax credits in fact will qualify for the low income housing tax credits,

o the low income residential units in each apartment complex will be rented to eligible tenants,

o the qualified basis of each apartment complex used to calculate the low income housing tax credits will not decrease during the 15-year compliance period,

o each local limited partnership will continually meet the rental and occupancy tests for the low income residential units during the 15-year compliance period,

o development fees to the local general partners or their affiliates will be included in the qualified basis of each apartment complex used to calculate the low income housing tax credits, and

o in the case of an existing apartment complex, the acquisition thereof will constitute a purchase for purposes of Internal Revenue Code Section 42.

See "The Low Income Housing Tax Credit."

    Events occurring after the acquisition of interests in local limited partnerships could materially affect a Series' ability to provide all of the anticipated tax credits. For example, the amount of tax credits for a property depends, in part, on the costs to construct the property. If the costs to construct are less than anticipated, the amount of the tax credits will be less than anticipated. Also, the amount of tax credits is based in part on current interest rates. If there is a change in interest rates from the time a Series' agrees to acquire a property and the time the property is placed in service, the tax credits will be less or more than anticipated. The amount of tax credits could also be materially and adversely affected by the failure of any other of the assumptions listed above. However, as discussed below in this section under

"Terms of the Local Limited Partnership Agreements," the partnership agreements of the local limited partnerships will include adjuster and other provisions intended to reduce these adverse consequences to a Series.

    The foregoing investment objectives are set forth in the partnership agreement of each Series and can only be changed by an amendment to the partnership agreement.

Investment Policies

    Investment Criteria. In selecting apartment complexes, the Fund Manager will evaluate, among other factors:

o   the amount of low income housing tax credits which are anticipated,

o   the amount of cash flow from operations, if any, which is anticipated,

o   the location of the apartment complex,

o general rental market conditions in the area of the apartment complex, including vacancy rates and information as to the numbers of eligible tenants in the area,

o the expenses, rental rates and costs of construction of the apartment complex and comparable apartment complexes,

o the data supplied to the agency providing government financing subsidies or other lender,

o   the financial strength of the local general partners,

o   the prior performance of the local general partners,

o   the experience and prior performance of the property manager,

o the types of guarantees which can be obtained from the local general partners and other sellers and developers, and

o the prior experience and reputation of the builder and architect of the apartment complex.

    The criteria for selecting a particular investment for a Series will include the following:

o The apartment complex must be completed, under development or in the process of being rehabilitated. For these purposes, development activities include:

    o   engaging contractors,

    o   engaging architects and other artisans,

    o   applying for loan commitments,

    o   applying for tax credit reservation, and

    o   applying for building permits.

o In the case of a newly constructed or rehabilitated apartment complex, no substantial part of the Series' investment can be made before receipt of a commitment for the construction loan and no more than 75% of the Series' investment can be made before receipt of a commitment for the permanent loan.

o The local general partners must represent that a specified percentage of the residential units comprising the apartment complex will be set aside for low income tenants. In compliance with the rules under Internal Revenue Code
    Section 42, the local general partners must represent that either 20% or more of the residential units will be set aside for occupants with incomes of 50% or less of area median income, or 40% or more of the residential units will be set aside for occupants with incomes of 60% or less or area median income.

o The local limited partnership must agree to provide the Series with a specific amount of tax credits.

o In no case shall the Series invest in any local limited partnership if, at the date of initial investment, a WNC entity is a local general partner or an affiliate of a local general partner, or otherwise has an interest therein, except that:

    o another entity may invest in state tax credits, as discussed below under "Terms of the Local Limited Partnership Agreements - Interests in Profits, Losses and Distributions,"

    o a Series may invest as a co-venturer, as discussed below under "Joint Investments,"

    o a Series may purchase the interest of the Series' joint venture partner in a local limited partnership interest,

    o a Series may purchase an interest in a local limited partnership from a WNC entity if such person purchased the interest in its name in order to facilitate the acquisition by the Series, and

    o WNC Housing, L.P. may be a special limited partner in the local limited partnership as described below in this section under "Terms of the Local Limited Partnership Agreements - Role of Special Limited Partner."

This limitation does not prevent a Series from investing in a local limited partnership which is an affiliate of another local limited partnership in which a Series or another WNC-partnership has invested. Also, this does not prevent a WNC entity from becoming a local general partner of a local limited partnership after a Series has acquired an investment therein. However, a WNC entity would become a local general partner only under the circumstances described under "Summary of the Offering - Organization Chart."

A real estate developer with at least two years' experience must agree to supervise management of the apartment complex or to serve as the local general partner for a period of time acceptable to the Fund Manager.

    The Fund Manager will seek to ascertain the status of certain matters with respect to a local limited partnership as a condition to a Series becoming a limited partner or member of the local limited partnership. These matters are expected to include:

o assurance that the local limited partnership has title to its apartment complex,

o assurance that the local limited partnership is duly formed as a limited partnership or limited liability company under the laws of its state of origin, and

o receipt of an opinion of counsel for the local limited partnership as to the limited liability of the Series as a limited partner or member thereof.

Such counsel's opinion will also include, or permit the Series counsel to render, an opinion that:

o the local limited partnership is a partnership for Federal income tax purposes,

o the allocation provisions of the partnership agreement of the local limited partnership will not be significantly modified by the IRS, and

o based on the assumption that the local limited partnership will operate as represented by the local general partners, that the apartment complex will qualify for the anticipated tax credits.

    A Series will not acquire an interest in a local limited partnership unless the Series has received, with respect to the apartment complex of such local limited partnership, either

o   an appraisal prepared by a competent, independent appraiser, or

o a form of a state or other governmental agency setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses. These forms may include:

     o Forms 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or comparable forms of the U.S. Department of Agriculture, Rural Development,

     o Form 2264 (project cost and budget analysis) or comparable form of the U.S. Department of Housing and Urban Development,

     o a comparable form of any successor of the U.S. Department of Agriculture, Rural Development or the U.S. Department of Housing and Urban Development, or

     o   a form of any applicable tax credit allocation agency.

In any case the appraisal or form will be maintained in the Series' records for at least five years, and will be available for inspection and duplication by any investor.

    Each Series intends to invest only in local limited partnerships which will arrange for comprehensive insurance coverage for their apartment complexes, including liability, fire and extended coverage, of the type which is customarily obtained for similar properties. See, however, "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes."

    Eligibility for Low Income Housing Tax Credits. Each Series will invest in local limited partnerships which own and operate apartment complexes to be eligible for tax credits. With respect to apartment complexes which will generate low income housing tax credits, at a minimum, at least:

o   40% of the residential units in each apartment complex, and

o 70% of the total number of residential units in all of the apartment complexes,

will be expected to be set aside for low income tenants.

    Historic Tax Credits. Some of the local limited partnerships in which a Series invests may own apartment complexes which qualify for historic tax credits in addition to, or instead of, low income housing tax credits. Historic tax credits are available for rehabilitation expenditures incurred in improving certified historic structures. The historic tax credit is generally equal to 20% of the qualified rehabilitation expenditures. Unlike low income housing tax credits, the full amount of the historic tax credit is claimed in the year in which the rehabilitated structure is placed in service. The historic tax credit is more fully discussed in "Federal Income Tax Considerations - Historic Tax Credit" and "- Historic Tax Credit Recapture."

    Other Tax Credits. Proposals have been offered from time to time by members of Congress to provide tax credits for single-family home ownership. Other proposals may be forthcoming from the Administration or Congress. If any tax credits relating to housing are enacted into law, the Fund Manager will evaluate them. If the Fund Manager determines that it is appropriate for a Series to do so, a Series may invest in local limited partnerships intending to obtain such tax credits.

    Types of Properties. Each Series might invest in two basic types of apartment complexes. The first type consists of newly-constructed or substantially rehabilitated apartment complexes financed either:

o with the proceeds of tax-exempt bonds or state and local bonds which are not tax-exempt,

o   under the Home Investment Partnership program,

o   by the U.S. Department of Agriculture, Rural Development, or

o   with other below-market-interest-rate indebtedness.

These properties may also receive rental assistance.

    The second type consists of newly-constructed or substantially rehabilitated apartment complexes without Federal or state government subsidies, but which otherwise qualify for tax credits, including single-room occupancy complexes.

    Location of Properties. The apartment complexes may be located in any of the United States, or the territories or possessions of the United States. Apartment complexes assisted by the U.S. Department of Agriculture, Rural Development will be located in towns with a population of less than 50,000. Other apartment complexes may be located in urban, suburban or rural areas. Each Series will seek as much diversity as is reasonably possible in the locations of the apartment complexes. However, a Series' ability to provide such diversification will be substantially influenced by the amount of the proceeds it receives from its offering and the purchase prices of its investments. See "Number of Investments" below in this section and "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes." The Series do not intend to invest in any distressed low income areas with a high risk of property deterioration and neighborhood instability. A Series may invest in renewal areas where the Fund Manager believes there is a strong probability of economic success.

    Number of Investments. The number of apartment complexes in which a Series invests will depend on the amount of the proceeds from its offering and the purchase prices of its investments. If a Series receives only the minimum proceeds of $1,400,000, it is expected that the Series would invest in only a few apartment complexes. If a Series receives the maximum proceeds of $25,000,000, the number of the Series' apartment complexes would be substantially greater. A Series has no policy or limitation as to the amount or percentage of its proceeds which may be invested in any one local limited partnership or group of local limited partnerships or local limited partnerships with which any person or group of persons is affiliated.

    Timing of Investments. Subject to the limitations discussed below, a Series may make or commit to make investments in apartment complexes at any time, including a time before the completion of its offering. There are risks involved in making or committing to make investments before the receipt of offering proceeds. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes." The Fund Manager will attempt to mitigate the risks by limiting such investments and commitments and by attempting to negotiate protective provisions in the related agreements or commitments. Such provisions may include extensions of the due dates for payment, releases from commitments if proceeds are not available, or reduction of an interest in a local limited partnership.

    Any portion of a Series' capital contributions which has not been invested or committed to investment in local limited partnerships or reserves within the later of:

o   24 months from the date of commencement of the Series' offering, or

o 12 months after termination of the offering, will be returned by the Series to its investors. No interest will be payable to the investors if uninvested funds are returned to them. The WNC entities will not receive any fees from capital returned to investors. For these purposes, capital will be deemed committed to an investment no later than the date a Series executes a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract with respect to such investment. Once capital is treated as committed under that policy it need not later be returned to the investors even if the identified investment is not consummated. Rather, such capital could be used for another investment.

    Until required by a Series for use in connection with its business and operations as described in this prospectus, all funds received by a Series from its offering will be held by the Series in:

o   United States government securities,

o   securities issued or fully guaranteed by United States government agencies,

o certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation, or

o   other short-term, highly-liquid investments.

The rate of return on such types of investments has been relatively low in recent years and may be significantly less than that obtainable from investments in apartment complexes.

    Payment for Investments. A Series will normally make its capital contributions to a local limited partnership in stages over a period of from one to two years, with each contribution due when conditions regarding construction or operation of the apartment complex have been fulfilled. In this way the Series will risk as little capital as is possible during the most uncertain stages of an apartment complex. For example, and solely for illustrative purposes, the Series' contribution could be made over a one- to two-year period subject to satisfaction of some or all of the following requirements:

o reservation of low income housing credits and receipt of IRS Form 8609 (Low Income Credit Allocation Certification),

o admission of the Series as a limited partner or member in the local limited partnership,

o   receipt of a commitment for or closing of the construction loan,

o   substantial completion of the apartment complex,

o   receipt of a commitment for or closing of the permanent loan, or

o   occupancy by qualified tenants.

In connection with the acquisition of an interest in a local limited partnership owning a completed project, a Series may make its capital contribution in stages, as described above, or in full at the time of acquisition.

    In general, each of the Series' payments to a local limited partnership will be made only after receipt of representations and warranties of the local general partners to the effect that there is no material default by the local limited partnership under any mortgage loan or under any other material agreements. See "Terms of the Local Limited Partnership Agreements" below in this section.

    Once an investment has been selected, the asset management personnel of WNC & Associates, Inc. will monitor the apartment complex monthly to determine compliance with construction and rent-up schedules. After stabilized occupancy has been achieved, quarterly reviews and regular on-site visits will be conducted to monitor building maintenance, occupancy and other operations and maintenance of reserves.

    In determining whether or not to acquire an interest in a local limited partnership, a Series may make a loan to the local limited partnership before acquiring the interest. Any such loan must be for a term of one year or less and must, unless earlier repaid, be repaid from the Series' initial capital contribution to the local limited partnership. The amount of any such loan may not exceed 50% of the total capital contribution to be made to the local limited partnership. If a Series does not make an investment in the local limited partnership and the local limited partnership does not repay the loan, the amount of capital the Series has available for investment in other local limited partnerships would be reduced. See "Risk Factors - Investment Risks - Risks related to investments in local limited partnerships and apartment complexes."

The Local General Partners

    The local general partners will operate and control the business of the local limited partnerships. The role of a Series in a local limited partnership will be limited to that of a limited partner or non-managing member. Hence, the experience and the financial condition of the local general partners will be crucial to the success of any apartment complex.

    Financial Condition and Experience of Local General Partners. Before any investment in a local limited partnership, the acquisitions personnel of WNC & Associates, Inc. will obtain financial statements from the local general partners. The financial statements may be unaudited. WNC & Associates, Inc. will also obtain information and representations with respect to the prior real estate and tax credit experience of the local general partners. Except in the case of non-profit organizations, the local general partners or the person guaranteeing the obligations of any local general partner will be required to demonstrate an aggregate net worth:

o   which is in an amount deemed appropriate by the Fund Manager, and

o which is sufficiently liquid or otherwise readily available to be able to protect the local limited partnership in view of:

     o   the size and scope of the apartment complex,

     o the obligations of the local general partners and their affiliates to the local limited partnership,

     o any security or other assurances or measures taken to perform such obligations, and

     o   the material contingent liabilities of the local general partners.

Despite the preceding, there cannot be any assurance that full and accurate disclosure will be made by local general partners of their financial condition, or that their financial condition will not change during the term of the Series' investment in the local limited partnership.

    Except in the case of non-profit organizations, the local general partners generally will be individuals or closely-held entities which depend, for their successful management and operation, on one or a very limited number of principal owners. In a typical apartment complex the principal owners will, directly or through entities controlled by them, provide rent-up, property management and other services related to ownership of the apartment complex, and may also construct the apartment complex.

    Compensation of Local General Partners. As discussed under "Estimated Use of Proceeds," the local general partners will receive compensation payable from the Series' capital contributions to the local limited partnerships. Each local general partner also will receive fees from cash flow of the local limited partnership in consideration of:

o   management of the local limited partnership and the apartment complex, and

o   the sale of the apartment complex.

Fees payable from local limited partnership cash flow are not set forth under "Management Compensation" or "Estimated Use of Proceeds" but are set forth under "Terms of the Local Limited Partnership Agreement - Interests in Profits, Losses and Distributions" below.

    Withdrawal of Local General Partners. A local general partner will not be permitted to withdraw from the local limited partnership without the consent of the Series, unless a designated successor acceptable to the Series is admitted in its place.

Terms of the Local Limited Partnership Agreements

    Through the partnership agreement of each local limited partnership, a Series will impose significant responsibilities on the local general partners. The precise terms of such responsibilities, and the limitations thereon, will be subject to negotiation. However, the Fund Manager anticipates that the terms of the partnership agreement of each local limited partnership may include the provisions described below. Except for the provisions concerning the allocations of tax items and distributions, each of the following provisions is designed to protect the Series' investments.

    Construction Completion Guarantees. In the case of an apartment complex under development, the local general partners or other guarantor of the local limited partnership will agree to provide all funds needed through the completion of the construction or rehabilitation of the apartment complex and the closing of its long-term mortgage financing, after applying mortgage loan proceeds and the Series' capital contribution. Funds so provided may or may not be reimbursable by the local limited partnership. In the event of the failure of the local general partners to perform those obligations, they will be in default pursuant to the terms of the local limited partnership agreement, and may be removed from the local limited partnership by the Series.

    Tax Credit Guarantees. Each local general partner will agree to take no action which would cause a termination or discontinuance of the qualification of an apartment complex as a qualified low-income housing project under Internal Revenue Code Section 42(g)(1). Each local general partner will agree to take no action which would cause the recapture of any tax credit under the Code without the consent of the Series. If the local general partner does so, or in the event there is a reduction in the qualified basis of an apartment complex following an audit by the IRS resulting in recapture, the local general partner generally will be obligated to pay to the Series an amount equal to any tax deficiency plus interest or penalties, or to furnish such other safeguards as are appropriate to protect the Series and the investors against the consequences of recapture. The local general partner will guarantee the annual tax credit amount and will fund any such reduction during the first five years of the 15-year initial compliance period.

    Operating Deficit Guarantees. The local general partners or another guarantor will agree to provide funds to the local limited partnership to defray any operating deficits for a specified period of time following the completion of the development and construction or rehabilitation of the apartment complex. The local general partners may or may not be entitled to reimbursement of such funds by the local limited partnership. A Series may invest in local limited partnerships for which such operating guarantees are not required if the Fund Manager determines that there are adequate alternative forms of assurance protecting the Series' investment.

    Repurchase Guarantees. The local general partner will be responsible for the overall operations and tax credit compliance of the apartment complex. The local general partner will agree to repurchase the Series' interest in the local limited partnership if the apartment complex does not receive an allocation of tax credits in the year in which it is placed in service, or the apartment complex is not placed in service in a timely manner, or the apartment complex does not remain eligible for tax credits during the period in which the Series is required to make its capital contributions.

    Tax Credit Adjusters. It is possible that the amount of tax credits actually allocated to a Series by a local limited partnership could be less than the amount expected when the investment in the local limited partnership was made. The difference between the amount expected and the amount allocated is a shortfall. To reduce the adverse consequences which a Series would experience in the event of a shortfall, the local limited partnership agreement will include adjuster provisions. Adjuster provisions are designed to provide the Series with a substantially similar aggregate return on investment as would have been received had the tax credits been as originally anticipated. Such provisions may adjust one or more of the required capital contribution by the Series, the local general partners' share of the cash available for distribution, or the Series' share of sale proceeds.

    Rights of Limited Partner. As a limited partner or non-managing member of a local limited partnership, a Series will have no right to manage its operations. However, the Series will have voting rights, including the rights:

o to replace the local general partner on the basis of the performance and discharge of the local general partner's obligations,

o   to approve or disapprove a sale or refinancing of the apartment complex,

o to approve or disapprove the dissolution of the local limited partnership, and

o to approve or disapprove amendments to the partnership agreement of the local limited partnership.

However, in the case of an apartment complex which has government-subsidized financing or rental assistance, the ability of the Series to take such actions may be subject to the prior approval of the government agency providing the assistance. See "Other Government Assistance Programs" and "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes."

    The partnership agreement of each local limited partnership will provide the Series with other rights, including rights relating to the calling of meetings, reports and access to records comparable to those granted to the investors by each Series. Generally, the Fund Manager will exercise each of the foregoing voting and other rights on behalf of the Series, and investors will not have any right to participate therein. See "Conflicts of Interest" above and "Role of Special Limited Partner" below. However, if a WNC entity serves as a local general partner of a local limited partnership, then the Series' voting and other rights will be exercisable by the Series' investors.

    Role of Special Limited Partner. WNC Housing, L.P. is a California limited partnership. The general partner of WNC Housing, L.P. is WNC & Associates, Inc. WNC Housing, L.P. was formed in 1996 to act as a special limited partner in all limited partnerships invested in by WNC-partnerships. It is anticipated that WNC Housing, L.P. will be a special limited partner in each of the local limited partnerships and will be granted most of the following rights:

o to assume the duties and receive the benefits of the local general partner upon the removal or withdrawal of the local general partner,

o to approve the selection of, and/or dismiss, any manager of the apartment complex,

o to approve the selection of, and/or dismiss, the accountants for the local limited partnership,

o to direct the decisions of the tax matters partner of the local limited partnership, including the right to bring and defend administrative and judicial actions and make tax elections,

o to compel the local general partner to locate a buyer for the apartment complex or the Series' interest in the local limited partnership, and

o to approve or disapprove transactions outside of the ordinary course of business proposed by the local limited partnership.

In the case of an apartment complex which has government-subsidized financing or rental assistance, the ability of the special limited partner to take such actions may be subject to the prior approval of the government agency providing such assistance. See "Other Government Assistance Programs" and "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes."

    An explanation of the laws concerning limited liability is helpful to understand why WNC Housing, L.P. serves in this capacity. A limited partner is referred to as such because his liability for his partnership's obligations is limited. A limited partner's exposure is limited to the amount of his capital contribution. In order to preserve his status as a limited partner, a person named as a limited partner must not participate in the control of the business of the partnership. The meaning of control for these purposes may vary from jurisdiction to jurisdiction. It is possible that the powers listed above could be found to constitute control of a local limited partnership. If so, and if they were performed by a Series, the Series would have general liability for the obligations of the local limited partnership. Accordingly, in order to avoid to the extent possible exposure for general liability, WNC Housing, L.P. will possess and exercise such powers on behalf of the Series. WNC Housing, L.P. will receive no compensation for acting in this fashion, and will receive an immaterial interest in the tax items of the local limited partnerships. See "Management Compensation."

    Interests in Profits, Losses and Distributions. In almost all instances each Series will acquire a 90% to a 99.98% interest in the profits, losses and Federal tax credits of each local limited partnership. Only in rare cases would a Series acquire a lesser interest in the profits, losses and Federal tax credits of a local limited partnership. See, for example, "Joint Investments" below in this section. Except for an immaterial interest in each local limited partnership not to exceed 0.1% which will go to WNC Housing, L.P., the balance of 10% or less will go to the local general partners and their affiliates. The exact amount to be allocated to each party will be negotiated in each instance.

    It is possible that a local limited partnership may generate state low income housing tax credits as well as Federal low income housing tax credits. If so, the state tax credits may be allocated entirely to the local general partners or to a special or other limited partner which may or may not be an affiliate of the local general partners or the WNC entities. A nominal interest in Federal income tax items and credits might also be allocated with the state tax credits. If the special or other limited partner were an affiliate of the WNC entities, the WNC entities would receive compensation from the affiliate for arranging the transaction.

    The local general partners will receive reimbursements of expenses from cash flow from operations and distributions of a portion of such cash flow as management fees and/or partnership participations. The Series will receive from 10% to 50% of the sale or refinancing proceeds. The sharing arrangements for all cash distributions will depend upon:

o   the competition for interests in apartment complexes,

o the proportion of residential units in the apartment complex eligible for low income housing tax credits,

o the amount invested in the apartment complex by the Series relative to the other sources of financing,

o the percentage interest in the profits and losses of the local limited partnership acquired by the Series relative to the interests held by other parties, and

o   the amounts of cash flow and appreciation anticipated.

Joint Investments

    A Series may invest in a local limited partnership jointly with the other Series or limited partnerships, including WNC-partnerships, provided that:

o   the partnerships have similar investment objectives,

o   there are no duplicate property management or other fees,

o the compensation to the sponsors of each partnership is substantially similar,

o the investment of each partnership is on substantially the same terms and conditions,

o   if any other limited partnership

    o is controlled by the WNC entities, then the other limited partnership must be publicly registered under the Securities Act of 1933, or

    o is not controlled by the WNC entities, then the Series alone or together with a WNC-partnership must acquire a controlling interest in the joint venture, and

o each partnership will have a right of first refusal if another partnership wishes to sell its interest in the local limited partnership. There is a risk that a partnership may not have sufficient resources to make such a purchase.

See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" and "Conflicts of Interest." A Series cannot engage in activities through a joint venture that it could not undertake alone.

    The Fund Manager currently does not anticipate that the Series will invest jointly in local limited partnership interests. However, a Series may do so at any time. If it did, it would receive an interest in the joint venture equal to its capital invested in the joint venture.

Use of Leverage

    The Series may borrow funds to make initial investments in local limited partnerships before the sale of Units. Otherwise, the Series do not anticipate borrowing funds, although they have full authority to borrow money as deemed necessary or appropriate to achieving the Series' investment objectives.

    WNC & Associates, Inc. or its affiliates may advance funds from time to time to a Series so that the Series may make initial investments, loans and/or deposits in local limited partnerships before the sale of the Series' Units. Such advances, together with interest thereon, will be repaid from the proceeds of the offering. See "Estimated Use of Proceeds." Loans provided by WNC & Associates, Inc. or an affiliate must:

o   be on a short-term basis,

o   not be subject to any prepayment charge or penalty, and

o not bear any interest, charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality.

In no event may interest be more than the prime rate of US Bank plus 2% per annum. The prime rate is the prime or reference rate charged by US Bank to its most creditworthy customers.

    The ability of a Series to generate tax credits in the amounts anticipated will depend in part on the use of leverage by the local limited partnerships. Accordingly, the Fund Manager expects that the local limited partnerships will use debt to finance approximately 30% to 80% of the acquisition and development costs of their apartment complexes. Financing may include loans made, guaranteed or subsidized by agencies of Federal, state or local governments, including:

o   state or local government bond financing,

o mortgages which are not amortized over their terms but which require large payments on maturity,

o   loans providing for variable interest rates after 15 years,

o   loans with renegotiable interest rates, and

o   loans from non-profit organizations.

See "Other Government Assistance Programs" and "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes." The Series will not impose any limitation on the indebtedness which may be incurred by any local limited partnership. However, following the termination of its offering, a Series' share of indebtedness may not exceed:

o with respect to non-subsidized apartment complexes, the sum of 85% of the aggregate purchase price of all apartment complexes which have not been refinanced, and 85% of the aggregate fair market value of all apartment complexes which have been refinanced, and

o with respect to subsidized apartment complexes, the sum of 100% of the aggregate purchase price of all apartment complexes which have not been refinanced, and 100% of the aggregate fair market value of all apartment complexes which have been refinanced.

Sale or Other Disposition of Investments

    In general, the sale of an apartment complex or the sale of a Series' interest in a local limited partnership will be subject to restrictions. These restrictions will require that the investments be held for substantial periods. A Series will hold its investments for the 15-year compliance period in order to avoid recapture of tax credits. See "The Low Income Housing Tax Credit." Subject to the restrictions discussed below, after the 15-year compliance period a Series will attempt to sell its investments with the objective of returning to its investors, at a minimum, their invested capital. However, the Fund Manager may cause a Series to sell or refinance any investments at an earlier or later time if it decides that it is in the best interests of the Series to do so under all of the then applicable circumstances.

    The low income residential units in an apartment complex generally must be rented as low income housing for at least 30 years and, possibly, up to 55 years or longer. As a result, any sale of an apartment complex during that period must be to a purchaser who agrees to maintain the apartment complex as low income housing for the duration of such period.

    Additional restrictions on sale will be imposed on apartment complexes receiving government financing or operating subsidies. For example, current regulations of the United States Department of Agriculture, Rural Development permit the sale of a property which is financed by Rural Development only with the approval of Rural Development. Mortgage loans funded by Rural Development cannot be prepaid at any time during their terms. Similarly, current regulations of the U.S. Department of Housing and Urban Development require that HUD must approve the sale of more than 50% of the interests in any limited partnership or limited liability company which owns a property receiving some form of HUD subsidies.

    However, consistent with the foregoing and other applicable regulatory restrictions, the Fund Manager believes that the local limited partnerships should be able to sell the apartment complexes after a 15-year holding period to:

o an entity similar to the Series or the local limited partnership which would agree to continue to operate the apartment complex as low income housing for the balance of the required period. Such a sale would be likely only if at the time of sale the Internal Revenue Code offered benefits to the owners of existing low income housing; or

o other types of purchasers which may have incentives to acquire and operate the low income housing, such as an organization formed on behalf of the tenants or a state agency or non-profit organization.

    Accordingly, investors may need to hold their Units for at least 15 years before receiving a return of their original capital contributions. There is no guarantee that any capital will ever be distributed.

    The partnership agreement does not permit the sale of the Partnership's investments to the Fund Manager or its affiliates. "Affiliate" is defined in the partnership agreement to include, among others, a person under common control with another person. Accordingly, "affiliate" includes any other WNC-partnership. Heretofore, no public WNC partnership has sold a local limited partnership interest to an affiliate.

Reserves

    Each Series initially will set aside at least 3% of the offering proceeds as reserves for contingencies and to pay expenses. The reserve will fluctuate from time to time. Additions to the reserve will be from fees and cash distributions to the Series from local limited partnerships. The reserves may be used to cure any problems of the apartment complexes, although most apartment complexes will have their own reserves. A Series may also use its reserves to pay its expenses, including investor and regulatory reporting expenses and the annual asset management fee, to the extent cash flow is insufficient for such purposes.

Other Policies

    Until required by a Series for use in connection with its business and operations as described in this prospectus, all funds received by a Series from its offering will be held in:

o   United States government securities,

o   securities issued or fully guaranteed by United States government agencies,

o certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation, or

o   other short-term, highly-liquid investments, excluding common stock.

    No Series will lend funds, except that a Series may: make loans to, or post letters of credit for, a local limited partnership, and may make temporary investments of the type described in the preceding bullets. Accordingly, no Series will lend funds to the Fund Manager or its affiliates, or invest in real estate mortgages.

    No Series will:

o   underwrite securities of other issuers,

o   offer securities in exchange for property,

o except in connection with the investments of funds in local limited partnerships, invest in securities of other issuers, other than in temporary investments as described above,

o utilize cash from operations to acquire interests in local limited partnerships, or

o reinvest proceeds from a sale or refinancing transaction unless the Series distributes to each investor an amount equal to the Federal, state and local income tax liability of the investor arising from the sale or refinancing transaction. In computing tax liability for these purposes the Series will assume that each investor is in a combined Federal, state and local marginal income tax bracket of 30%. In no event will sale or refinancing proceeds be reinvested following the second anniversary of the termination of the Series' offering.

    After the conclusion of its offering a Series may repurchase Units upon the written request of an investor. No Series is obligated to repurchase any Units at any time, and there is no assurance that a Series will in fact ever repurchase any Units. No Units will be repurchased from the WNC entities.

    Neither Series is a real estate investment trust and, therefore, neither is subject to the restrictions imposed on such entities by the Internal Revenue Code. Each Series will use its best efforts to conduct its operations so as not to be required to register as an investment company under the Investment Company Act of 1940.

    Neither Series will engage in any transaction which would result in the receipt by a WNC entity of any undisclosed rebate or give-up. Neither Series will engage in any reciprocal business arrangement which would result in the circumvention of the restrictions contained in its partnership agreement.

                        THE LOW INCOME HOUSING TAX CREDIT

Summary

    Section 42 of the Internal Revenue Code provides low income housing tax credits to investors in low income housing. Following is a summary of the material concepts included in Internal Revenue Code Section 42 and its interrelation with other Internal Revenue Code provisions. Each of these other provisions is discussed in greater detail in the subsections below and under "Federal Income Tax Considerations."

    Low income housing tax credits are indirect Federal subsidies of low income housing. They are being used by individuals, small businesses and large corporations. Low income housing tax credits offset tax liability dollar-for-dollar regardless of a taxpayer's tax bracket because they are tax credits and not tax deductions. Therefore, tax credits are more valuable than tax deductions or tax deferrals. Taxes are one of the largest expenses faced by taxpayers and one of the greatest barriers to retaining earned income.

    As stated above, low income housing tax credits are tax credits rather than the more familiar tax deductions. Tax credits offset tax liability dollar-for-dollar. For example, a married couple filing jointly with taxable income of $100,000 in 2003 would be subject to Federal income tax liability in the amount of approximately $18,600. The last $25,000 of their income would be taxed at a 25% marginal rate. See "Federal Income Tax Considerations - Other Important Tax Considerations - Tax Rates" and "- Changes in Tax Law."

GRAPHIC DELETED








If the couple had $6,250 in low income housing tax credits, their Federal tax liability of $18,600 would be reduced by $6,250 to $12,350. As discussed under "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities - Exception for Tax Credits," the maximum permissible amount of low income housing tax credits to the couple under the so-called $25,000 deduction equivalent at a marginal tax rate of 25% is $6,250.






GRAPHIC DELETED










These pie charts are intended to display that low income housing tax credits reduce income taxes dollar-for-dollar. They are not, nor should they be interpreted as, predictions of low income housing tax credits to be allocated to an investor. The absolute and/or relative percentage reduction in Federal income taxes to be realized by any investor will depend on his actual tax liabilities and his actual low income housing tax credits.

    The affordable housing problem has worsened over the last 25 years. According to the 2003 issue of The State of the Nation's Housing, published by the Joint Center for Housing Studies of Harvard University, "A staggering three in ten US households have housing affordability problems. Fully 14.3 million are severely cost-burdened (spend more than 50 percent of their incomes on housing) and another 17.3 million are moderately cost-burdened (spend 30 - 50 percent of their incomes on housing). Some 9.3 million households live in over-crowded units or housing classified as physically inadequate. And a disheartening 3.7 million households face more than one of these problem...The simple fact is the cost of supplying even the most modest housing far exceeds the amount many lower-income households can pay. Based on HUD's fair market rent measure, households with one full-time minimum wage earner cannot afford to rent even a one-bedroom apartment anywhere in the country."

    Low income housing tax credits are designed to subsidize either 70% or 30% of the costs of the low income residential units in an apartment complex. Accordingly, the amount of low income housing tax credits is based on the cost of a property, rather than the operations of the property, and are pre-determined when the property is placed in service. The subsidy is realized by claiming low income housing tax credits every year for 10 years. This results in a steady and predictable stream of tax credits. Unlike other investments, once determined, the amount of tax credits does not fluctuate.

    In exchange for the right to claim low income housing tax credits, the owner of the apartment complex must:

o itself rent the low income residential units to low income individuals at reduced rental rates for at least 15 years, and

o grant the state in which the property is located the power to require that the property be rented as low income housing for a total period of 30 or more years.

Failure to comply with the first requirement results in ineligibility for the low income housing tax credits not yet claimed and the recapture of a portion of credits previously claimed.

    Low income housing tax credits are allocated by the state in which the housing is located. Internal Revenue Code Section 42 authorizes a fixed amount of low income housing tax credits which any state may allocate in any year.

    Most taxpayers are not able to claim low income housing tax credits in unlimited amounts. Rather, the ability to use tax credits is limited by the provisions of the Internal Revenue Code known as the passive activity rules, the at risk rules, the overall limitation on general business tax credits, and the alternative minimum tax rules. Each of these rules is discussed in greater detail under "Federal Income Tax Considerations."

    The low income housing tax credit program is extremely technical in nature. The U.S. Department of the Treasury has issued Regulations with regard to a portion of the program's rules, but not with regard to other important portions, and there can be no assurance that the provisions of Section 42 of the Internal Revenue Code will be interpreted in a manner consistent with the description set forth below. Furthermore, the discussion that follows is general in nature. Because the Series have not yet identified any of the local limited partnerships in which they will invest, it is impossible to predict how specific provisions of the low income housing tax credit program will apply to the apartment complexes.

Qualified Properties

    Qualified Low Income Projects. Low income housing tax credits are available only for qualified low income housing projects. Qualified low income housing projects are residential rental properties in which:

o 20% or more of the residential rental units are occupied by individuals with incomes of 50% or less of area median income, as adjusted for family size, or

o 40% or more of the residential rental units are occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size.

    This minimum set-aside requirement must be met in order for any portion of an apartment complex to be eligible for low income housing tax credits. Additional residential rental units in an apartment complex beyond the minimum set-aside also can qualify for low income housing tax credits.

--------------------------------------------------------------------------------
                      Minimum Set-Aside Income Computation
                      ------------------------------------

 Applicable Minimum             Area Median                       Allowable
Set-Aside Percentage   X       Gross Income            =          Household
     (50% or 60%)            (Based on Actual                       Income
                             Number of Persons)

--------------------------------------------------------------------------------

    Additionally, the gross rent charged to low income tenants cannot exceed 30% of the applicable minimum set-aside income. The applicable minimum set-aside income is 50% or 60% of area median income. This rent restriction test uses a statutory assumption that, in the case of a unit which does not have a separate bedroom, the unit is occupied by one individual, and, in all other cases, that the unit is occupied by one and one-half individuals per separate bedroom. Gross rent for this purpose includes the cost of any utilities, other than telephone, and any mandatory costs for services such as meals and social services. Federal, state and local rental assistance payments are not included in gross rent. Thus an owner may receive a rental subsidy payment in addition to the amount paid by the tenant.

--------------------------------------------------------------------------------
                          Rent Restriction Computation
                          ----------------------------

1.   Number of bedrooms    X           1.5              =     Imputed Household*

2.   Area Median               Applicable Minimum
     Gross Income          X   Set-Aside Percentage     =     Imputed Income
     (Based on Imputed             (50% or 60%)
     Household)

3.  Imputed Income         X           .30              =     Maximum Gross Rent

*Imputed household =1 if studio apartment.

--------------------------------------------------------------------------------

    Units which satisfy both the minimum set-aside test and the rent restriction test are low income residential units. To qualify for low income housing tax credits low income residential units cannot be used on a transient basis.

    Under Internal Revenue Code Section 42(g)(3) an apartment complex must meet the minimum set-aside requirements as well as the rent restriction test not later than the close of the first year of the 15-year compliance period for the property. The owner may elect which of the 20-50 minimum set-aside test or the 40-60 minimum set-aside test it proposes to meet but, once made, the election is irrevocable. In order to avoid tax credit recapture, the apartment complex must remain in compliance with the rules governing the low income housing tax credit program for the 15-year compliance period.

    Eligible Basis. The qualified basis of an apartment complex with respect to which low income housing tax credits are computed is generally:

o   the applicable fraction of

o the eligible basis in a building attributable to the low income residential units.

    In general, the eligible basis of a building is its adjusted basis for Federal income tax purposes. Eligible basis is determined as of the close of the first year of the 15-year compliance period. For a newly constructed building, eligible basis is the cost of construction, including all direct costs and related soft costs, such as construction period interest, developer's and architects' fees, other compensation, insurance and general and administrative expenses related to construction. However, the IRS has issued Technical Advice Memorandums indicating that some items, under certain circumstances, may not be includable in eligible basis. These items included construction loan costs, one-time local impact fees, and land preparation costs. For a substantially rehabilitated building, eligible basis is comprised of the rehabilitation costs aggregated over a 24-month period. Acquisition costs may only be included in eligible basis to the extent they satisfy the principles for inclusion discussed below in this section under "Maximum Amount of Credit." Land costs may not be included in eligible basis. Because only the adjusted basis of a building may be included in eligible basis, an owner must take into account the adjustments to basis described in Section 1016 of the Internal Revenue Code, except for depreciation. For example, a reduction in basis equal to any historic tax credit allowed with respect to a property would be taken into account. Similar treatment may be afforded other types of tax credits. No opinion of counsel will be rendered with respect to the calculation of an apartment complex's adjusted basis.

    It is likely that the IRS will give careful attention to the calculation of eligible basis if the IRS audits the owner of a low income housing property. In particular, in addition to the items listed above, the IRS may review the inclusion of developer's fees in eligible basis. The IRS has taken the position that developer's fees were paid for more than developer's services. Depending on the circumstances, the IRS has asserted that the fee also covered land acquisition activities, syndication activities and organization activities. Fees for those types of activities are not properly included in eligible basis. The IRS could also take adverse positions concerning developer's fees paid with a promissory note. The IRS could contend that fees paid with a promissory note:

o cannot be included in eligible basis at all, as discussed under "Federal Income Tax Considerations - Basis of Local Limited Partnerships in Their Apartment Complexes,"

o must be allocated to the general partners of the owner and not the limited partners, as discussed under "Profits and Losses, Tax Credits and Cash Distributions - Allocations of Profits and Losses - Special Allocations," or

o do not satisfy the at risk rules, as discussed under "Utilization of the Low Income Housing Tax Credit - Low Income Housing Tax Credit At Risk Rules."

    The eligible basis of any building is reduced by the portion of the adjusted basis of the building which is attributable to residential rental units in the building which:

o   are not low income residential units, and

o which are above the average quality standard of the low income residential units.

However, at the election of the taxpayer, the cost of a residential unit that would otherwise be excluded from eligible basis under this rule may be included in eligible basis if:

o the excess of the cost of such unit over the average cost of the low income residential units does not exceed 15% of the average cost of the low income residential units, and

o   the excess cost is excluded from eligible basis.

    For all types of buildings, eligible basis includes not only the adjusted basis of the residential rental units but also the adjusted basis of property used in common areas and amenities used by the tenants. Amenities include major appliances. Subject to limitations, the eligible basis of a building located in a qualified census tract may also include the adjusted basis of depreciable property used in providing a community service facility. A community service facility is one designed to service primarily individuals whose income is 60% or less of area median income. The costs of amenities in the non-low income residential units may only be included if the amenities are comparable to the costs of amenities in the low income residential units. Also, the allocable costs of tenant facilities such as swimming pools or other recreational facilities and parking areas may be included provided there is not a separate fee for use of these facilities and they are available on a comparable basis to all tenants.

    Residential rental property may qualify for low income housing tax credits even though a portion of the building is available for commercial use. However, no portion of the cost of such nonresidential property may be included in eligible basis.

    Eligible basis may not include the amount of any Federal grant, whether or not such grant is includable in gross income. A Federal grant for such purpose includes any grant to the extent it is Federally funded. A Federal grant does not include a federal loan or rental subsidy.

    The eligible basis of a building located in an area designated by the U.S. Department of Housing and Urban Development as a qualified census tract or as difficult to develop will be deemed to be 130% of the eligible basis determined under the principles outlined above. A qualified census tract means a census tract or an enumeration district designated by HUD either:

o in which 50% or more of the households have an income which is less than 60% of the area median gross income, or

o   which has a poverty rate of at least 25%.

An area is treated as difficult to develop if it has high construction, land and utility costs relative to area median gross income.

--------------------------------------------------------------------------------
                         Determination of Eligible Basis
                         -------------------------------

Eligible Basis Can Include:              Eligible Basis Excludes:
---------------------------              -----------------------

Construction and rehabilitation costs    Depreciation
Acquisition costs                        Land
Site improvements                        Historic and other tax credits claimed
Developer's and architects' fees         Federal grants
Comparable non-low income units          Non-comparable non-low income units
Common facilities available to all if    Commercial portion of mixed-use
     no separate fee                          properties
Personal property

--------------------------------------------------------------------------------

    Qualified Basis. The qualified basis of an apartment complex with respect to which low income housing tax credits are computed is generally the applicable fraction of the eligible basis in the building attributable to the low income residential units.

    The applicable fraction is the lesser of:

o the proportion of occupied low income residential units to all residential rental units, whether or not occupied, or

o the proportion of floor space in the occupied low income residential units to the total floor space of all residential rental units, whether or not occupied.

--------------------------------------------------------------------------------
                          Qualified Basis Computation
                          ---------------------------

                                      Unit
                              Applicable Fraction
       Eligible         X              Or             =        Qualified
         Basis                    Floor Space                    Basis
                              Applicable Fraction

--------------------------------------------------------------------------------

Maximum Amount of Credit

    Under Internal Revenue Code Section 42, an owner of low income housing receives tax credits for a 10-year credit period. The ceiling on tax credits limits the present value of the 10-year stream of credits to 70% or 30% of the qualified basis of the housing. The present value percentage is determined primarily by long-term interest rates at the outset of the 10-year credit period, and does not fluctuate with stock or bond prices. There are two basic credit categories:

    1. Properties which are not Federally subsidized and which are newly constructed or substantially rehabilitated receive a maximum credit which will yield a present value of 70% of the qualified basis of the property. Congress determined that for 1987 a 9% annual credit would have a present value of 70%; thus 9% was the applicable percentage for 1987. For years after 1987, each month the Treasury Department redetermines the appropriate yearly applicable percentage that will yield a 70% present value over 10 years utilizing a prescribed discounting methodology. For properties placed in service in January 2004, the yearly applicable percentage is 7.99%.

    2. Properties which are Federally subsidized and which are newly constructed or substantially rehabilitated receive a maximum credit which will yield a present value of 30% of the qualified basis of the property. Congress determined that for 1987 a 4% annual credit would have a present value of 30%; thus 4% was the applicable percentage for 1987. For years after 1987, the Treasury Department makes monthly redeterminations in a manner corresponding to that described for the 70% present value credit. For properties placed in service in January 2004, the yearly applicable percentage is 3.42%.


    For purposes of the low income housing tax credit program, Federal subsidies include only tax-exempt financing and below-market-interest-rate Federal loans. See the material below under the caption "Other Government Assistance Programs" for a discussion of whether the loan programs which may be used by local limited partnerships are considered Federal subsidies for these purposes. An owner has the option of excluding Federally subsidized loans from qualified basis and then using the 70% present value credit against the remaining qualified basis.

--------------------------------------------------------------------------------
                 Calculation of Low Income Housing Tax Credit
                 --------------------------------------------

       Qualified       X           Applicable         =        Low Income
         Basis                     Percentage              Housing Tax Credit

--------------------------------------------------------------------------------

    Substantial rehabilitation is defined as capital expenditures other than acquisition costs incurred in connection with the rehabilitation of a property aggregated over a 24-month period in an amount equal to at least the greater of 10% of adjusted basis or $3,000 per low income residential unit.

    The acquisition costs of existing buildings will only be eligible for a credit if the buildings are subject to substantial rehabilitation. If the substantial rehabilitation test is satisfied the acquisition costs are eligible for the 30% present value credit. However, acquisition costs are not available for the 30% present value credit if the property was last transferred, or if it underwent rehabilitation work, during the prior 10 years, although the Secretary of the Treasury may waive this rule in defined instances.

    The applicable percentage for a property is determined in the earlier of:

o   the month in which the property is placed in service, or

o at the election of the owner, the month in which the owner and the state housing credit agency enter into an agreement to allocate low income housing tax credits to the property.

Credits Subject to State Allocation

The Internal Revenue Code limits the amounts of low income housing tax credits which can be allocated in any year. Low income housing tax credits are allocated by the states. In most cases, a state directly allocates low income housing tax credits to properties. For 2002, the maximum allocation was the greater of $1.75 per resident or $2,000,000. The volume cap will be increased in 2003 and each year thereafter by a cost of living adjustment.

    If a state fails to allocate its maximum tax credits in a year, the Internal Revenue Code permits a one-year carry forward of the unused amount by that state. If the unused amount is not used by the state during the carryforward period, it is reallocated to other states through a national pool.

    In other cases, a state indirectly allocates tax credits by authorizing the issuance of tax-exempt bonds, the proceeds of which are used to finance the construction of low income housing. The ability of a state to issue tax-exempt bonds is subject to a ceiling included in the Internal Revenue Code.

    Once tax credits are allocated to an apartment complex, the development does not have to reapply for tax credits in later years. Accordingly, all low income housing tax credits to be claimed by investors over the 10-year credit period are allocated at the outset of the 10-year period.

    Generally, a building must be placed in service during the year for which the low income housing tax credits are allocated by the housing credit agency. There are exceptions to this general rule, the most important of which is the 10% carryover rule. Under this exception, a building can be placed in service not later than the close of the second calendar year following the calendar year in which the allocation is made. This exception is available if the taxpayer's basis in the building as of a designated date is more than 10% of the taxpayer's reasonably expected basis in such building as of the close of such second calendar year. The designated date is the later of

o   the date which is six months after the date the allocation is made, or

o   the close of the calendar year.

For this purpose only, basis includes the cost of land.

    Low income housing tax credits may not be allocated to any property unless the owner and the state execute an extended low income housing commitment for the apartment complex. In general, the extended low income housing commitment will require that the building be rented as low income housing for the period agreed to by the owner and the state. The period cannot be less than 30 years, and might be substantially longer. The extended low income housing commitment does not prevent the sale of the building to a new owner. It only requires that the new owner continue to rent the building as low income housing.

    The extended low income housing commitment must be:

o   binding on all successors of the owner,

o grant all individuals meeting the income limitation applicable to the building the right to enforce its terms in state court,

o   be recorded as a restrictive covenant,

o prohibit any increase in the gross rent for a low income residential unit not otherwise permitted by Internal Revenue Code Section 42,

o prohibit the refusal to lease to a holder of a Section 8 voucher or certificate of eligibility because of the status of the prospective tenant as such a holder, and

o prohibit the disposition to any person of any portion of the low income residential units unless all of the low income residential units are disposed of to such person.

    After a period of 14 years, the owner may make a request that the state find someone to buy the building. The state will have one year to locate a buyer at a price no less than:

o with respect to the portion of the building which does not constitute low income residential units, the fair market value thereof, and

o   with respect to the low income residential units, the applicable fraction of

     o   the outstanding indebtedness secured by the building, plus

     o   the adjusted investor equity in the building, minus

     o   cash distributions made or available from the building.

For these purposes, adjusted investor equity is the aggregate amount of cash invested in the building increased by a cost of living adjustment.

--------------------------------------------------------------------------------
                      Price for Low Income Residential Units
                      --------------------------------------

Step           Debt          +          Adjusted         -      Distributions
  1                                  Investor Equity

Step      Unit Applicable
  2      Fraction Or Floor
         Space Applicable    X      Result of Step 1
             Fraction
--------------------------------------------------------------------------------

If no buyer is located the building may be converted to market-rate use. Low income tenants may not be evicted for a three-year period.

    Despite the preceding, the one-year notice provision outlined above will not apply to the extent more stringent requirements are imposed under the extended low income housing commitment or state law.

    Internal Revenue Code Section 42(m) imposes requirements on the state agencies which allocate low income housing tax credits. In general, an allocating agency must develop and follow a qualified allocation plan which ranks the developments applying for tax credits. The selection criteria must address:

o location factors, e.g., broad geographic distribution, designated target areas such as inner cities, Community Development Block Grant neighborhoods, distressed communities, pockets of poverty and rural areas,

o housing needs characteristics, e.g., low vacancy rate, income mix of tenants within the development and meeting state, regional or local housing needs and priorities,

o development characteristics, e.g., whether the development increases the stock of low-income housing, whether substantial rehabilitation expenditures are needed by the development, energy conservation, quality of units and type of financing, including whether the project includes the use of existing housing as part of a community revitalization plan,

o sponsor characteristics, e.g., nonprofit sponsorship and minority participation in development and management,

o tenant populations with special housing needs, e.g., elderly, handicapped, disabled, homeless, large families and the displaced,

o   public housing waiting lists,

o   tenant populations of individuals with children, and

o   developments intended for eventual tenant ownership.

The agency also must:

o notify the chief executive officer of the local jurisdiction within which the development is located of such development and provide the officer a reasonable opportunity to comment on the development,

o require a comprehensive market study of the housing needs of low income people in the area to be serviced by the development to be conducted before the credit allocation is made and at the developer's expense by a disinterested party who is approved by such agency, and

o make available to the public a written explanation for any credit allocation which is not made in accordance with established priorities and criteria.

    Once the agency has selected its developments, it must allocate tax credits by giving preference to developments serving the lowest income tenants, developments obligated to serve tenants for the longest periods, and projects which are located in qualified census tracts and the development of which contributes to a concerted community development plan. Further, an allocating agency must use good faith efforts to allocate no more tax credits to a development than are necessary for the development's financial feasibility and viability as low income housing through the 10-year credit period. In making this determination the agency must consider:

o   the sources and uses of funds,

o the available Federal, state and local subsidies committed to the development,

o   the total financing planned for the development,

o   the proceeds or receipts expected to be generated by reason of tax benefits,

o the percentage of the tax credits to be used for project costs other than the cost of intermediaries, and

o   the reasonableness of the developmental and operational costs.

The allocating state agency may reduce the tax credits for which the development would otherwise be eligible if the agency believes that the full amounts are not necessary in light of other sources of assistance that are available to the development.

    At least 10% of a state's annual tax credits must be allocated to properties in which a qualified nonprofit organization:

o   has an ownership interest, and

o   materially participates in the development and operation.

    Each state is required to monitor all developments for non-compliance with the provisions of the Internal Revenue Code. Each state must report non-compliance to the IRS.

Utilization of the Low Income Housing Tax Credit

    Reduction for Partial Year of Operations. Low income housing tax credits are claimed over a 10-year credit period. In the first year, the allowable credit amount is based on the number of months the low income residential units were occupied by low income individuals. This determination uses an averaging convention. For example, if half of the low income residential units were first occupied in October and the remaining half were first occupied in December, a calendar year taxpayer would adjust the amount of his tax credits to reflect that the units were occupied on average only 2 months, or 1/6 of the year. To the extent that there is a reduction of tax credits in the first year, there is an addition to tax credits in the eleventh year.

    Low Income Housing Tax Credit At Risk Rules. In order to fully utilize low income housing tax credits, a taxpayer who is:

o   an individual,

o   an S corporation, or

o   a closely-held corporation,

must be at risk with respect to the investment in the low income housing. For these purposes an S corporation is a corporation which elects to be subject to Subchapter S under the Internal Revenue Code. A closely-held corporation is one in which five or fewer shareholders directly or indirectly own more than 50% of the stock at any time during the last half of its relevant fiscal year. Generally, the qualified basis to any such taxpayer for the low income housing is reduced for at risk purposes by the amount of any non-qualified nonrecourse financing. Qualified commercial financing is not considered non-qualified nonrecourse financing. Therefore, a taxpayer will be considered to be at risk for purposes of low income housing tax credits with respect to qualified commercial financing. Qualified commercial financing is financing with respect to any property if the taxpayer acquires the property from an unrelated person, and the financing is borrowed from:

o   any Federal, state or local government,

o a person who is actively and regularly engaged in the business of lending money and who is not:

    o    a person from whom the taxpayer acquired the property, or

    o a person who receives a fee with respect to the taxpayer's investment in the property, or

o   a nonprofit organization which:

    o    is not affiliated with or controlled by a for-profit organization,

    o    has the purpose of fostering low-income housing, and

    o does not receive a fee with respect to the taxpayer's investment in the property,

    if the financing from the nonprofit organization is:

    o    not in excess of 60% of the eligible basis of the apartment complex,

    o    secured by the building, and

    o    fully repaid on or before the earliest of:

         o    the maturity date,

         o    the date the building is sold or the loan is refinanced, or

         o 90 days after the close of the 15-year compliance period. If the nonprofit organization or an affiliate did not sell the property to the taxpayer, this is extended to 90 days after the earlier of:

              o the date the apartment complex ceases to be a qualified low income project, or

              o the date which is 15 years after the close of the 15-year compliance period.

    The Fund Manager does not anticipate that the amount of low income housing tax credits allowable to investors will be limited under the at risk rules because each Series intends to invest in local limited partnerships that obtain qualified commercial financing as described above. However, counsel has rendered no opinion on this issue because it depends upon the specific nature of each apartment complex and its financing.

    Other Limitations. Most investors are limited in their use of tax credits. Generally, individuals who have no passive income can only use tax credits to shelter up to the equivalent of $25,000 of active or portfolio income. The allowance of tax credits is subject to other limitations. For a more complete discussion of these limitations see "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities," "- General Business

Tax Credit Limitations" and "- Other Important Tax Considerations - Alternative Minimum Tax."

Recapture of Low Income Housing Tax Credits

    During each year of the 15-year compliance period the owner must certify to the Secretary of the Treasury that its apartment complex has complied throughout the year with the requirements for the tax credits. The owner must also report:

o   the qualified basis of the development, and

o the maximum applicable percentage and qualified basis taken into account by the state allocating agency.

    A Series will lose unclaimed tax credits and the investors will be required to recapture with interest a portion of any tax credits previously taken if, during the 15-year compliance period, any of the following events occur:

o   an apartment complex is sold,

o   an interest in a local limited partnership is sold,

o the qualified basis of the apartment complex is reduced. Events causing a reduction in qualified basis can include casualty losses and the failure to meet the minimum set-aside test or the rent restriction test.

    The Internal Revenue Code provides rules for avoiding recapture penalties. For example, no recapture applies if the failure to satisfy the minimum set-aside requirement is:

o   a de minimis error, and

o   the failure is waived by the Secretary of the Treasury.

No recapture occurs if the reduction in qualified basis is corrected within a reasonable period, although the term reasonable is not defined in the Internal Revenue Code. A tenant's income may rise by as much as 140% over the qualifying income for that unit and the unit may still be considered a low income residential unit if it continues to be rent-restricted. Even if the tenant's income increases by more than that 140% amount, no recapture results unless any vacant unit of comparable or smaller size in the development is rented to a non-qualifying tenant.

    A local limited partnership or a Series can avoid recapture upon change of ownership by posting a bond with the Secretary of the Treasury, but only if it can be expected that the development will be operated as a qualified low income project for the remainder of the 15-year compliance period. As an alternative to posting a bond, a local limited partnership or a Series may establish a Treasury Direct Account. To do so, the local limited partnership or a Series would pledge Treasury securities to the IRS as security for the continued use of the development as a qualified low income project. Whether either such course of action would be pursued would not be determined until a change of ownership occurred. There is no obligation under the local limited partnership agreements that the local limited partnerships must do so.

    There is no recapture of low income housing tax credits if a casualty loss causes a reduction in qualified basis and the loss is restored by reconstruction or replacement within a reasonable period of time.

    The amount of recapture is the accelerated portion of the low income housing tax credits for the non-complying apartment complex for all prior years. In addition, interest will be charged on the recapture amount. Interest is calculated from the due date for the return for the year the recapture amount was originally claimed.

    The accelerated portion of low income housing tax credits for any apartment complex in any year is the amount of the credit determined for the year less the amount which would have been determined for the year if all credits had been allowable ratably over the 15-year compliance period rather than the 10-year credit period.

--------------------------------------------------------------------------------
          Year of Event Giving
            Rise to Recapture                       Portion Recaptured
            -----------------                       ------------------

                  1-11                                     5/15
                   12                                      4/15
                   13                                      3/15
                   14                                      2/15
                   15                                      1/15
                After 15                                     0
--------------------------------------------------------------------------------

    As an example, assume a property generates $25,000 of low income housing tax credits annually. If recapture occurs in year six, then the prior tax credits would be $125,000 ($25,000 x 5 years) and the recapture amount would be $41,666 (5/15 x $25,000 x 5 years). If recapture occurs in year 13, then the prior tax credits would be $250,000 ($25,000 x 10 years) and the recapture amount would be $50,000 (3/15 x $25,000 x 10 years).

State Low Income Housing Tax Credits

    A few states offer tax credits for low income housing located within the respective state. However, the Fund Manager does not expect that a significant number, if any, of the Series' investments will qualify for a state tax credit. For those that do, the state tax credits may be allocated to a partner or member of the local limited partnership other than the Series. See "Investment Objectives and Policies - Terms of the Local Limited Partnership
Agreements - Interests in Profits, Losses and Distributions."

                      OTHER GOVERNMENT ASSISTANCE PROGRAMS

    The discussion which follows describes Federal and state government financing subsidy programs and operating subsidy programs used in the past by WNC-partnerships. Some of a Series' apartment complexes may use these programs. The discussion is not all-inclusive. There can be no assurance that the terms of the programs discussed below will remain the same. The Fund Manager cannot predict which of these programs will be used by the local limited partnerships, or the percentage of apartment complexes which will receive any government financing subsidies or operating subsidies, until its investments have been selected.

    Low income housing tax credits can be available for projects that receive financing subsidies or operating subsidies, as well as those that do not receive such subsidies. If a financing subsidy constitutes a Federal subsidy under Internal Revenue Code Section 42, only the 30% present value tax credit can be available.

State and Local Bond Programs

    A number of states and some local jurisdictions have established housing finance agencies to assist in the development and financing of low and moderate income housing. Housing finance agencies are empowered to issue their own obligations which may be exempt from Federal income tax. If so, the housing finance agencies sell the obligations in the tax-exempt municipal bond market at interest costs below conventional money market rates. The housing finance agencies then use the proceeds of the sale of their obligations to make or purchase mortgage loans for low and moderate income apartment complexes.

    Generally, in cases where the mortgage loans of housing finance agencies are also insured by HUD, the HUD underwriting and regulatory standards and procedures are employed without any substantial additional requirements.

    When a housing finance agency provides direct construction and permanent mortgage loans for multi-family housing without HUD mortgage insurance, the housing finance agency itself generally determines the economic feasibility of, market need for, demand for, and architectural construction characteristics of, the apartment complex. In such cases, the housing finance agency generally also monitors the progress of construction, marketing, rent-up and management of the completed apartment complex.

    Although the criteria and requirements of housing finance agencies for non-HUD-insured direct mortgage loans vary, generally such loans are available in an amount of up to 90% of a housing finance agency's estimate of the total development cost of the apartment complex for terms of up to 40 years. Generally, the owner must accept a limit on the amount of operating income which may be distributed annually. The direct loan programs of housing finance agencies frequently include requirements as to operating assurances, escrow, working capital and other deposits.

    In order to maintain the tax-exempt nature of obligations issued by housing finance agencies:

o 20% of the units in an apartment complex must be rented to households at 50% of the area median income as adjusted for family size, or

o 40% of the units in an apartment complex must be rented to households at 60% of the area median income as adjusted for family size, and

o   tenants may not pay more than 30% of their adjusted incomes for rent.

    Typically, a mortgage loan financed with the proceeds of tax-exempt bonds may not be prepaid during the qualified project period. Thereafter, it may be prepaid only upon payment of amounts necessary to redeem the housing finance agency's obligations, including the payment of premiums for early redemption. A housing finance agency's direct mortgage loan programs also impose limitations on the sale, refinancing or change in use of the apartment complex. They may also require that a restrictive covenant be placed on record prohibiting the use of the apartment complex for anything other than rental housing. Further, they may require approval of the sale of an interest in a partnership or limited liability company owner.

    Apartment complexes financed by tax-exempt bonds issued by housing finance agencies may be eligible for low income housing tax credits. Apartment complexes financed by housing finance agencies typically are not allocated low income housing tax credits from a state's general pool. Rather, the Internal Revenue Code imposes a ceiling on the amount of tax-exempt bond authority available to a state or local agency. Apartment complexes financed by housing finance agencies are considered to be Federally subsidized for purposes of low income housing tax credits, and thus eligible only for the 30% present value credit.

Home Investment Partnership Program

    The Home Investment Partnership program was authorized under Title II of the Cranston-Gonzalez National Affordable Housing Act, enacted into law in 1990. The Home program is a Federal housing program intended to support a wide variety of state and local low income housing programs.

    Home program funds are allocated by HUD on a formula basis to participating state and local governments. Home program funds can be used to expand the supply of low income housing and to increase the number of households served by assisted housing programs. Funds can be used for acquisition, construction, moderate or substantial rehabilitation activities or for tenant-based rental assistance programs.

    State and local jurisdictions are statutorily required to meet matching requirements in order to qualify for Home program funding. This match requirement is currently 25%.

    Participating jurisdictions are allowed to use funds for equity investments, interest-bearing or non-interest-bearing loans, advances, interest subsidies, or other forms of assistance that HUD finds to be consistent with the purpose of the program.

    Apartment complexes which are assisted with Home program funds must be occupied by low income families. For this purpose, low income families are those whose incomes do not exceed 80% of area median income, adjusted for family size. At least 20% of the dwelling units must be occupied by very low income families who pay rent equal to no more than:

o   30% of their adjusted income, or

o   the amount permitted under the low income housing tax credit program.

Very low income families are those whose incomes do not exceed 50% of the area median income, adjusted for family size. The other 80% of the dwelling units must be rented at amounts which do not exceed the lesser of:

o   the existing fair market rent under the HUD Section 8 program, or

o 30% of the adjusted income of a family whose income is 65% of the area median income, adjusted for family size.

Accordingly, the rents allowed for the other 80% of the dwelling units may exceed the amounts permitted under the low income housing tax credit program.

    If an apartment complex receives a Home program loan having a below-market-interest-rate, the apartment complex generally would be eligible only for the 30% present value low income housing tax credit because the apartment complex would be considered to be Federally subsidized.

HUD Grant Programs to Local Governments

    The Community Development Block Grant program is authorized under Title I of the Housing and Community Development Act of 1974, as amended. Seventy percent of the program's allocation provides annual entitlement grants on a formula basis to metropolitan cities and urban counties. The remaining 30% is distributed to small cities either by states electing their own programs or by HUD on a competitive basis.

    Grant recipients must give maximum feasible priority to CDBG activities which either benefit low-and moderate-income persons, aid in the elimination of slums and blight or address urgent needs of the community. Grant recipients may use CDBG funds for a wide range of activities. While rehabilitation, which may be accomplished through grants, loans or guarantees to developers, is a specifically-enumerated eligible activity, assistance to developers for new housing construction is generally only eligible when undertaken with the participation of neighborhood-based non-profit organizations, small business investment companies or local development corporations. Construction-related activities, such as land assembly, clearance and demolition, can be assisted without the participation of such entities.

    The terms and conditions of the grant or loan of CDBG funds from a grant recipient to a developer will be negotiated between the grant recipient and the developer. Assisted activities are generally subject to several federal program requirements, including non-discrimination, environmental review and, in certain circumstances, payment of Davis-Bacon prevailing wage rates.

    CDBG funds can be utilized with respect to an apartment complex eligible for low income housing tax credits. However, the amount of the grant must be deducted from the eligible basis of the apartment complex. After the deduction is made, the remaining qualified basis of the apartment complex would be eligible for the 70% present value credit if there were no other federal subsidies within the meaning of Section 42 of the Code.

HUD Section 8 Rental Assistance Programs

    HUD administers the Existing Housing Program under Section 8 of the National Housing Act. Under the Existing Housing Program low income tenants are given housing vouchers through a local housing authority. Tenants can use these vouchers to pay a significant portion of the rents for housing available in the private market, but only in projects approved by HUD on the basis of housing quality and suitability standards.

    The definition of Federally subsidized for purposes of the low income housing tax credits excludes all of the Section 8 programs except for the Moderate Rehabilitation Section 8 program, other than funds disbursed under the Stewart B. McKinney Homeless Assistance Act of 1988, so that units receiving such assistance may be eligible for the 70% present value credit.

RD Financing and Rural Rental Assistance Programs

    Section 515 of the Housing Act of 1949 authorizes the United States Department of Agriculture, Rural Development to provide direct below-market-interest-rate mortgage loans for rural rental housing. RD was formerly known as the Farmers Home Administration of the USDA. Such loans are in amounts of up to 95% of costs and for terms of up to 50 years. In addition, RD may provide an owner with mortgage interest subsidies, which effectively lower the interest rate of the loan to 1% per annum after the completion of the apartment complex. The owner must pass the benefits of the reduced interest rate on to tenants in the form of lower rents. A Section 515-financed apartment complex may be eligible for low income housing tax credits. However, if the financing is a below-market-interest-rate loan, the apartment complex would be considered Federally subsidized and thus eligible only for the 30% present value credit.

    RD regulations govern the operation of Section 515-financed apartment complexes. Failure of an owner to operate its apartment complex in compliance with RD regulations could result in termination of RD assistance.

    RD regulations limit owners' cash distributions to a maximum cumulative return of 8% per annum on their equity investments. RD also requires monthly payments to a reserve account until 10% of the total construction cost of the apartment complex has been set aside. Among other things, RD must approve the management agent, the management agreement, any rent increases, a transfer or encumbrance of the apartment complex, the admission or removal of a general partner to a partnership owner or a manager to a limited liability company owner, and the reduction of a general partner's interest in a partnership owner. Prepayment of an RD mortgage loan is prohibited.

    In its application to RD for interest credit subsidies, the owner of an apartment complex must submit budgets for market rents and budgets for basic rents. Market rents are rents required to operate on a limited profit basis with mortgage payments based on the interest rate provided in the RD mortgage loan. Budget rents are rents required to operate on a limited profit basis assuming a mortgage bearing interest at 1% per annum. The owner will have the option of charging basic rent or rent equal to 30% of a tenant's monthly adjusted income less a utility allowance. In neither case would the tenant be charged more than the market rent or less than the basic rent. Utilities are not included in either the basic rent or market rent. The owner will receive interest subsidies so that the amount which it must pay for debt service is the same as if the interest rate on its RD mortgage loan were 1% per annum, rather than the actual interest rate on the RD mortgage loan, plus the amount of overage for the month. Overage is the amount by which 30% of one-twelfth of a tenant's adjusted gross annual income exceeds the basic rent for his unit.

    RD also provides rent subsidies, known as Rental Assistance Payments. In order to obtain Rental Assistance Payments for a newly constructed or substantially rehabilitated apartment complex, the owner must execute a rental assistance agreement with RD for a term of up to 20 years. However, some contracts may have only a five-year term. Upon expiration of the term of the agreement, a new agreement may be executed for a period of up to five years. Additional units in the apartment complex may later be eligible if funds are available.

                                   MANAGEMENT

The Fund Manager - WNC National Partners, LLC

    WNC National Partners, LLC is the Fund Manager. The Fund Manager is a recently-formed California limited liability company. Its sole member is WNC & Associates, Inc. As of October 31, 2003, the Fund Manager had the net worth reflected in its audited balance sheet. See "Financial Statements."

    The Fund Manager will be responsible for all aspects of the operations of the Series. The Fund Manager will provide executive supervisory and administrative services for the operations of the Series. The Fund Manager's services will include exercising all of the rights of the Series under the partnership agreements of the local limited partnerships. Investors will have no right to participate in the management of their Series. Property management will be provided at the expense of each local limited partnership by agents, which may include WNC Management, Inc., an affiliate of WNC & Associates, Inc. See "Management Compensation."

The Sponsor - WNC & Associates, Inc.

    As the Fund Manager has no employees, the duties of the Fund Manager described above will be performed by employees of WNC & Associates, Inc. The Sponsor will have responsibility for evaluating, selecting, and negotiating investments for the Series. The Acquisitions Committee of the Sponsor will approve any investment before it is consummated. Project managers employed by WNC & Associates, Inc. make presentations to the Acquisitions Committee. The project manager engages in a due diligence review of his project prior to making his presentation, and will only make a presentation once the project manager is satisfied that the review has been completed in accordance with established guidelines. The Acquisitions Committee must approve an acquisition by unanimous vote. The members of the Acquisitions Committee are identified below.

    From its formation through June 30, 2003, WNC & Associates, Inc. and its affiliates had raised equity from more than 16,000 investors to acquire interests in a total of 761 properties located in 40 states, the District of Columbia and the U.S. Virgin Islands, and representing more than $1,600,000,000 in aggregate acquisition costs. Estimates of acquisition costs are equal to equity contributions and debt financing. Accordingly, WNC & Associates, Inc. has significant experience in acquiring and managing investments in such rental housing.

    Since 1982, WNC & Associates, Inc. has sponsored 86 limited partnerships, in which capacity it has been responsible for the offerings, the identification and acquisition of local limited partnership interests, the management of the limited partnerships' assets, and investor and regulatory reporting and relations. A WNC entity or an affiliate serves as general partner of each of these sponsored limited partnerships.

    Prior to 1982 WNC & Associates, Inc. assisted developers of low income housing to structure investments which could be sold in private placements. In connection with these 57 structured partnerships, WNC & Associates, Inc. provided structuring and consulting services to developers concerning the organization of the limited partnerships which were to own the low income housing developments, arranged for preparation of partnership agreements and other requisite documents for the projects, including legal opinions as to Federal income tax and organizational matters, and arranged for the placement of securities, typically in accordance with Regulation D under the Securities Act of 1933. The developers relied on independent broker-dealers to place such securities.

    WNC & Associates, Inc. was not an initial managing general partner of any of the structured partnerships. In the years immediately following the sale of the structured partnerships' interests, WNC & Associates, Inc. monitored the structured partnerships' activities and results of operations. Since then, WNC & Associates, Inc. has provided administrative services to some of the structured partnerships such as the preparation of partnership income tax information. Except for some of the structured partnerships as to which a WNC entity has become the substituted managing general partner, WNC & Associates, Inc. has no role in the ongoing management of the structured partnerships.

In sum, for purposes of this discussion, the principal differences between the Series and the syndicated partnerships are that the Series are formed to generate tax credits, and an affiliate of WNC & Associates, Inc. will serve as general partner of the Series. The syndicated partnerships, on the other hand, were formed to generate tax losses, and initially did not have a WNC affiliate as a general partner.








                          GRAPHIC OF U.S. MAP NOT SHOWN











    Of the 86 sponsored partnerships, 18 public and 52 non-public partnerships entailed low income housing tax credit offerings. As of June 30, 2003, the 70 tax credit partnerships had raised an aggregate of approximately $811,500,000 from more than 15,000 investors, and had invested in a total of 660 apartment complexes at an aggregate acquisition cost of approximately $1,542,000,000 in the jurisdictions set forth below.

                                 Number of Properties
                                 --------------------
                                Tax
                   All         Credit                       All       Tax Credit
                 Programs     Programs                    Programs      Programs
                 --------     --------                    --------      --------

    Alabama         26           26          Nebraska        8             8
    Arizona         13           10           Nevada         12            12
   Arkansas         26           26         New Jersey       9             9
  California       149          108         New Mexico       18            16
   Colorado         1            0           New York        22            22
  District of                             North Carolina
   Columbia         1            1                           41            39
    Florida         14           8             Ohio          10            4
    Georgia         13           12          Oklahoma        20            17
     Idaho          2            2            Oregon         5             5
   Illinois         31           30        Pennsylvania      5             5
    Indiana         9            9        South Carolina     22            16
     Iowa           16           16        South Dakota      5             5
    Kansas          8            6          Tennessee        29            28
   Kentucky         5            4            Texas         107            97
   Louisiana        19           16       US Virgin Isl      1             0
   Maryland         3            3             Utah          1             0
   Michigan         9            8           Virginia        12            11
   Minnesota        16           16         Washington       3             2
  Mississippi       14           14       West Virginia      4             0
   Missouri         26           23         Wisconsin        22            22
    Montana         3            3           Wyoming         1             1


    As of June 30, 2003, 11 of the 704 properties owned by the sponsored WNC partnerships had been sold. Four of the properties were tax credit properties. A portion of the proceeds of the sales were received by the sponsored partnerships. Of the sponsored partnerships which sold properties, one terminated its operations and the others still hold properties. The terminated partnership was not a tax credit partnership. It returned a portion of the investors' invested capital in addition to providing tax deductions.

    WNC & Associates, Inc. and its affiliates are serving as the general partners of the sponsored partnerships and several of the syndicated partnerships described above, and may serve as general partners for other real estate limited partnerships in the future. It is anticipated that the officers of WNC & Associates, Inc. will initially devote approximately 5% to 50% of their time to the Series. These individuals will spend significantly less time devoted to the Series after the investment of the Series capital in local limited partnerships. See "Conflicts of Interest."

    WNC & Associates, Inc. is a California corporation which was organized in 1971. Its officers and significant employees are:

      Wilfred N. Cooper, Sr.............     Chairman
      Wilfred N. Cooper, Jr.............     President, Chief Executive Officer
                                                and Secretary
      David N. Shafer, Esq..............     Executive Vice President
      Sylvester P. Garban...............     Senior Vice President -
                                                Institutional Investments
      David C. Turek....................     Senior Vice President -
                                                Originations
      Thomas J. Riha, CPA...............     Vice President -
                                                Chief Financial Officer
      Michael J. Gaber..................     Vice President - Acquisitions
      Diemmy T. Tran....................     Vice President -
                                                Portfolio Management

    In addition to Wilfred N. Cooper, Sr., the directors of WNC & Associates, Inc. are Wilfred N. Cooper, Jr., David N. Shafer, and Kay L. Cooper. The principal shareholder of WNC & Associates, Inc. is Wilfred N. Cooper, Sr.

    Wilfred N. Cooper, Sr., age 72, is the founder and Chairman of the Board of Directors of WNC & Associates, Inc., a Director of WNC Capital Corporation, and a general partner in some of the partnerships previously sponsored by WNC & Associates, Inc. Mr. Cooper has been actively involved in the affordable housing industry since 1968. Previously, during 1970 and 1971, he was founder and a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm. For 12 years before that, Mr. Cooper was employed by Rockwell International Corporation, last serving as its manager of housing and urban developments where he had responsibility for factory-built housing evaluation and project management in urban planning and development. He has testified before committees of the U.S. Senate and the U.S. House of Representatives. Mr. Cooper is a Life Director of the National Association of Home Builders and a National Trustee for NAHB's Political Action Committee, and the Chairman of NAHB's Multifamily Council. He is a Director of the National Housing Conference and a member of NHC's Executive Committee, and a founder and Director of the California Housing Consortium. He is the husband of Kay Cooper and the father of Wilfred N. Cooper, Jr. Mr. Cooper graduated from Pomona College in 1956 with a Bachelor of Arts degree.

    Wilfred N. Cooper, Jr., age 40, is President, Chief Executive Officer, Secretary, a Director and a member of the Acquisitions Committee of WNC & Associates, Inc. He is President of, and a registered principal with, WNC Capital Corporation, and is a Director of WNC Management, Inc. He has been involved in real estate investment and acquisition activities since 1988 when he joined WNC & Associates, Inc. Previously, he served as a Government Affairs Assistant with Honda North America in Washington, D.C. Mr. Cooper is a member of the Editorial Advisory Boards of Affordable Housing Finance and LIHC Monthly Report, a Steering Member of the Housing Credit Group of the National Association of Home Builders, an Alternate Director of the NAHB, a member of the Advisory Board of the New York State Association for Affordable Housing and a member of the Urban Land Institute. He is the son of Wilfred Cooper, Sr. and Kay Cooper. Mr. Cooper graduated from The American University in 1985 with a Bachelor of Arts degree.

    David N. Shafer, age 51, is Executive Vice President, a Director, Director of Asset Management, and a member of the Acquisitions Committee of WNC & Associates, Inc., and a Director and Secretary of WNC Management, Inc. Mr. Shafer has been active in the real estate industry since 1984. Before joining WNC & Associates, Inc. in 1990, he was engaged as an attorney in the private practice of law with a specialty in real estate and taxation. Mr. Shafer is a Director and President of the California Council of Affordable Housing, and a member of the State Bar of California. Mr. Shafer graduated from the University of California at Santa Barbara in 1978 with a Bachelor of Arts degree, from the New England School of Law in 1983 with a Juris Doctor degree cum laude and from the University of San Diego in 1986 with a Master of Law degree in Taxation.

    Sylvester P. Garban, age 57, is Senior Vice President - Institutional Investments of WNC & Associates, Inc. Mr. Garban has been involved in real estate investment activities since 1978. Before joining WNC & Associates, Inc. in 1989, he served as Executive Vice President with MRW, Inc., a real estate development and management firm. Mr. Garban is a member of the National Association of Affordable Housing Lenders and the Financial Planning Association. He graduated from Michigan State University in 1967 with a Bachelor of Science degree in Business Administration.

    David C. Turek, age 49, is Senior Vice President - Originations of WNC & Associates, Inc. His experience with real estate investments and finance has continued since 1976, and he has been employed by WNC & Associates, Inc. since 1996. He is a Director of the National Housing and Rehabilitation Association. Previously, from 1995 to 1996, Mr. Turek served as a consultant for a national tax credit sponsor where he was responsible for on-site feasibility studies and due diligence analyses of tax credit properties. From 1992 to 1995 he served as

Executive Vice President for Levcor, Inc., a multi-family development company, and from 1990 to 1992 he served as Vice President for the Paragon Group where he was responsible for tax credit development activities. He is a Director of the National Housing and Rehabilitation Association, the Rural Rental Housing Association of Texas, and the Alabama Council of Affordable Rental Housing. Mr. Turek graduated from Southern Methodist University in 1976 with a Bachelor of Business Administration degree.

    Thomas J. Riha, age 48, is Vice President - Chief Financial Officer and a member of the Acquisitions Committee of WNC & Associates, Inc. and President, Treasurer and a Director and of WNC Management, Inc. He has been involved in real estate acquisition and investment activities since 1979. Before joining WNC & Associates, Inc. in 1994, Mr. Riha was employed by Trust Realty Advisor, a real estate acquisition and management company, last serving as Vice President - Operations. He is a Director of the Task Force on Housing Credit Certification of the National Association of Home Builders. Mr. Riha graduated from the California State University, Fullerton in 1977 with a Bachelor of Arts degree cum laude in Business Administration with a concentration in Accounting and is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

    Michael J. Gaber, age 37, is Vice President - Acquisitions and a member of the Acquisitions Committee of WNC & Associates, Inc. Mr. Gaber has been involved in real estate acquisition, valuation and investment activities since 1989 and has been associated with WNC & Associates, Inc. since 1997. Prior to joining WNC & Associates, Inc., he was involved in the valuation and classification of major assets, restructuring of debt and analysis of real estate taxes with H.F. Ahmanson & Company, parent of Home Savings of America. Mr. Gaber graduated from the California State University, Fullerton in 1991 with a Bachelor of Science degree in Business Administration - Finance.

    Diemmy T. Tran, age 37, is Vice President - Portfolio Management of WNC & Associates, Inc. She is responsible for overseeing portfolio management and investor reporting for all WNC funds, and for monitoring investment returns for all WNC institutional funds. Ms. Tran has been involved in real estate asset management and finance activities for 12 years. Prior to joining WNC & Associates, Inc. in 1998, Ms. Tran served as senior asset manager for a national tax credit sponsor and as an asset specialist for the Resolution Trust Corporation where she was responsible for the disposition and management of commercial loan and REO portfolios. Ms. Tran is licensed as a California real estate broker. She graduated from California State University, Northridge in 1989 with a Bachelor of Science degree in finance and a minor in real estate.

    Kay L. Cooper, age 66, is a Director of WNC & Associates, Inc. Mrs. Cooper was the sole proprietor of Agate 108, a manufacturer and retailer of home accessory products, from 1975 until its sale in 1998. She is the wife of Wilfred Cooper, Sr. and the mother of Wilfred Cooper, Jr. Ms. Cooper graduated from the University of Southern California in 1958 with a Bachelor of Science degree.

    Statement of Purpose. Since its organization in 1971, WNC & Associates, Inc. has specialized in providing quality investment opportunities exclusively in the field of affordable housing. WNC & Associates, Inc. has a time-honored tradition of prudent investing and is one of the nation's oldest sponsors of tax credit investments. Its officers believe that WNC & Associates, Inc. has developed an insight into the affordable housing business based upon the fundamental principles of diversification and market need that few other companies can match. Using a disciplined selection process it evaluates all investment properties for value and location, placing particular emphasis on long-term economic stability and rental demand.

Change in Management

    The management and control of the Fund Manager, of WNC & Associates, Inc. and of the other WNC entities may be changed at any time in accordance with their respective organizational documents, without the consent or approval of the investors. In addition, the partnership agreements of the Series provide for the admission of one or more additional or successor fund managers to a Series as set forth below.

    First, with the consent of any other fund managers of the Series and a majority-in-interest of the investors, the Fund Manager may designate one or more persons to be successor or additional fund managers to the Series. In addition, the Fund Manager may, without the consent of any other fund manager or the investors:

o substitute in its stead as fund manager any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets, stock or other evidence of equity interest and continued its business, or

o cause to be admitted to the Series an additional fund manager if it deems such admission to be necessary or desirable for classification of the Series as a partnership for Federal income tax purposes.

Finally, a majority-in-interest of the investors may at any time remove the Fund Manager and elect a successor fund manager. If at any time a Series does not have a fund manager which is an affiliate of WNC & Associates, Inc., the Series cannot include the initials "WNC" in its name.

WNC Capital Corporation

    WNC Capital Corporation, a California corporation which is wholly-owned by WNC & Associates, Inc., was organized in 1994 principally to facilitate the distribution of securities of partnerships sponsored by WNC & Associates, Inc. WNC Capital Corporation is a member firm with the NASD, and is registered as a broker-dealer with the Securities and Exchange Commission, the California Department of Corporations and regulatory agencies of other states.

WNC Management, Inc.

    WNC Management, Inc., a California corporation which is wholly-owned by WNC & Associates, Inc., was organized in 1997 to manage properties, principally those owned by local limited partnerships invested in by WNC partnerships.

                            PRIOR PERFORMANCE SUMMARY

Introduction

    Thirteen public WNC limited partnerships and 25 private WNC limited partnerships conducted all or parts of their respective offerings during the 10-year, six-month period from January 1, 1993 to June 30, 2003. See "Public Partnerships Sponsored Between January 1, 1993 and June 30, 2003" and "Private Partnerships Sponsored Between January 1, 1993 and June 30, 2003" below. These 38 WNC partnerships were organized to invest in other limited partnerships owning apartment complexes benefiting from low income housing tax credits and, in many instances, one or more other forms of government assistance. Other forms of government assistance include mortgage loan subsidies, which may be availed of by the Series. See "Other Government Assistance Programs."

    Exhibit A to this prospectus includes Tables I, II and III which contain information as of June 30, 2003 with respect to some of the more recent public sponsored partnerships. Table V included in Exhibit A contains information with respect to recent sales of properties by public sponsored partnerships as of June 30, 2003. Table IV has been omitted as none of the public sponsored partnerships had terminated operations as of that date.

Public Partnerships Sponsored Between January 1, 1993 and June 30, 2003

    The 13 public partnerships sponsored between January 1, 1993 and June 30, 2003 are:

o   WNC California Housing Tax Credits III, L.P. ("CHTCIII"),
o   WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV-1"),
o   WNC Housing Tax Credit Fund IV, L.P., Series 2 ("HTCFIV-2"),
o   WNC California Housing Tax Credits IV, L.P., Series 4 ("CHTCIV-4"),
o   WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV-5"),
o   WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV-3"),
o   WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV-4"),
o   WNC Housing Tax Credit Fund VI, L.P., Series 5 ("HTCFVI-5"),
o   WNC Housing Tax Credit Fund VI, L.P., Series 6 ("HTCFVI-6"),
o   WNC Housing Tax Credit Fund VI, L.P., Series 7 ("HTCFVI-7"),
o   WNC Housing Tax Credit Fund VI, L.P., Series 8 ("HTCFVI-8"),
o   WNC Housing Tax Credit Fund VI, L.P., Series 9 ("HTCFVI-9"), and
o   WNC Housing Tax Credit Fund VI, L.P., Series 10 ("HTCFVI-10").

With the exception of HTCFVI-10, each of the 13 public partnerships had completed its offering as of June 30, 2003. Series 10 has since completed its offering.

    WNC & Associates, Inc. will send to any prospective investor upon request and without charge copies of the most recent report on Form 10-K filed by any of the public partnerships with the SEC which have done so, and will send upon request, for a reasonable fee, the exhibits to such Form 10-K.

    Through June 30, 2003, the 13 public sponsored partnerships had raised an aggregate of approximately $226,850,000 in capital contributions from an aggregate of approximately 12,000 investors and invested in a total of 240 apartment properties located in the following jurisdictions:


      Alabama    14            Kentucky      2      North Carolina     17
      Arizona     2           Louisiana      1                Ohio      4
     Arkansas    13            Maryland      2            Oklahoma      4
   California    38            Michigan      4              Oregon      1
      Florida     2           Minnesota      3      South Carolina      3
      Georgia     5         Mississippi     10        South Dakota      4
        Idaho     1            Missouri     12           Tennessee      6
     Illinois    19            Nebraska      7               Texas     32
      Indiana     2          New Mexico      7            Virginia      5
         Iowa     9            New York      3           Wisconsin      3
       Kansas     5



    The aggregate mortgage debt encumbering the properties was approximately $287,676,000 and the aggregate acquisition cost of the properties was approximately $458,410,000.

    All of the 13 public sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Four of them have the additional objective of providing California low income housing tax credits.

    Tax credit information with regard to the 13 public partnerships sponsored since January 1, 1993 and the five other public sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow. The tax credit information which follows represents the actual tax credits to investors in the identified partnerships. The tax credits for a partnership for its initial year may be for only a portion of that year, depending on when the partnership's properties commenced operations. See "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit
- Reduction for Partial Year of Operations." The tax credits for a partnership for its initial two years are dependent on an investor's admission date.

                                       Federal Credit Partnerships
                                       ---------------------------
                                                                                                     Credit
                                                                                                      Years
Year(1) Name                      Credits Received Per $10,000 Investment(2)                         Left(3)
------------------------------------------------------------------------------------------------------------

                   Cumu-
                   lative     2002   2001   2000   1999   1998   1997   1996   1995   1994   1993
                   ------     ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

1989  HTCF        $14,500      $20    $10 $  300 $1,180 $1,410 $1,410 $1,410 $1,410 $1,410 $1,410     0
1990  HTCFII       14,820      210     50  1,200  1,450  1,450  1,450  1,450  1,450  1,460  1,380     0
1992  HTCFIII      14,240    1,360  1,570  1,570  1,600  1,570  1,570  1,570  1,520  1,190    680     2
1993  HTCFIV-1     11,360    1,460  1,450  1,450  1,460  1,420  1,430  1,360  1,010    320     --     3
1994  HTCFIV-2      9,800    1,370  1,370  1,380  1,350  1,240  1,130  1,050    700    210     --     3
1995  HTCFV-3       8,140    1,310  1,340  1,360  1,370  1,310    830    590     30     --     --     4
1996  HTCFV-4       5,720    1,200  1,210  1,140  1,040    800    190    140     --     --     --     5(4)
1997  HTCFVI-5      3,730    1,100  1,110    840    480    200     --     --     --     --     --     6
1998  HTCFVI-6      2,820    1,010    840    720    250     --     --     --     --     --     --     7
1999  HTCFVI-7      2,100    1,700    350     50     --     --     --     --     --     --     --     8
2000  HTCFVI-8        780      750     30     --     --     --     --     --     --     --     --    10
2001  HTCFVI-9         30       30     --     --     --     --     --     --     --     --     --    11

2003  HTCF VI-10       --       --     --     --     --     --     --     --     --     --     --    11





                                    Federal and California Credit Partnerships
                                    ------------------------------------------
                                                                                                   Credit
                                                                                                    Years
Year(1) Name                        Credits Received Per $10,000 Investment(2)                     Left(3)
----------------------------------------------------------------------------------------------------------

                      Cumu-
                      lative  2002   2001   2000   1999   1998   1997   1996   1995   1994   1993
                      ------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
1989 CHTC
     federal credits $10,410   $50   $160   $560  $ 990   $990   $990   $990   $990   $990   $990     0(4)
     state credits     6,990    --     --     --     --     --     --     --     --    190    730     0
1991 CHTCII
     federal credits  11,120   800  1,140  1,170  1,170  1,170  1,170  1,160  1,070    850    740     0(4)
     state credits     5,540    --     --     --     --     --    270    370    990  1,090  1,040     0
1993 CHTCIII
     federal credits   9,240 1,130  1,130  1,130  1,130  1,130  1,130  1,130    950    320     60     3
     state credits     3,000    --     --     --     --    170    660    840    850    480     --     0
1994 CHTCIV-4
     federal credits   6,840 1,050  1,050  1,050  1,020    990    860    640    180     --     --     4
     state credits     3,150    --     --     70    270    670    910    700    530     --     --     0
1995 CHTCIV-5
     federal credits   5,250 1,090  1,090  1,050    950    760    310     --     --     --     --     7
     state credits     2,160    --     --    150    670    670    670     --     --     --     --     0

--------------------------

(1) Year offering commenced.
(2) In 1990, certain partnerships exercised a unique election to utilize 150% of the Federal credits otherwise allowable.
(3) As of December 31, 2002.
(4) These prior programs will generate a small amount of low income housing tax credits for up to five years beyond the stated number of years due to increases in qualified basis.

Private Partnerships Sponsored Between January 1, 1993 and June 30, 2003

    As of June 30, 2003, the 25 private partnerships sponsored between January 1, 1993 and June 30, 2003 involved an aggregate of approximately $520,592,000 in commitments for capital contributions payable in installments from an aggregate of approximately 132 investors. These 25 private sponsored partnerships invested in a total of 263 apartment properties located in the following jurisdictions:



        Alabama     7            Kentucky      1      North Carolina     20
        Arizona     3           Louisiana      5            Oklahoma      9
       Arkansas    11            Maryland      1              Oregon      2
     California    29            Michigan      4        Pennsylvania      5
    District of                 Minnesota     13      South Carolina      8
       Columbia     1         Mississippi      4        South Dakota      1
        Florida     3            Missouri      9           Tennessee      1
        Georgia     6             Montana      3               Texas     36
          Idaho     1            Nebraska      1            Virginia      6
       Illinois    11              Nevada     12          Washington      2
        Indiana     4          New Jersey      9           Wisconsin      6
           Iowa     5          New Mexico      3             Wyoming      1
         Kansas     1            New York     19



    The aggregate mortgage debt encumbering the properties was approximately $468,882,000 and the aggregate acquisition cost of the properties was approximately $855,586,000.

    All but two of the 25 private sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Five of them have the additional objective of providing California low income housing tax credits. One has the sole objective of providing Missouri low income housing tax credits and another has the sole objective of providing Georgia low income housing tax credits; neither of those two is included in the tables which follow.

    Tax credit information with regard to the 23 private sponsored partnerships sponsored since January 1, 1993 and the 27 other private sponsored partnerships organized to provide Federal or Federal and California low income housing tax credits is set forth in the tables which follow. The tax credit information which follows represents the actual tax credits to investors in the identified partnerships. The tax credits for a partnership for its initial year may be for only a portion of that year, depending on when the partnership's properties commenced operations. See "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit - Reduction for Partial Year of Operations." The tax credits for a partnership for its initial two years are dependent on an investor's admission date.

                                 Federal Credit Partnerships
                                ---------------------------
                                                                                        Credit
                                                                                        Years
Year(1) Name              Credits Received Per $10,000 Investment(2)(3)                 Left(4)
-----------------------------------------------------------------------------------------------

               Cumu-
               lative  2002  2001  2000  1999  1998   1997   1996   1995   1994   1993
               ------  ----  ----  ----  ----  ----   ----   ----   ----   ----   ----

1987 Pepper
     Tree(5)  $15,770   $--   $20   $20   $70  $660 $1,350 $1,470 $1,470 $1,470 $1,470   0(6)
1987 East Bay  14,320    --    --    --    --    --    380  1,360  1,350  1,360  1,360   0
1987 Sequoia
     Manor     14,990    --    --    --    --   160  1,390  1,370  1,370  1,370  1,370   0
1987 Bayou     13,890    --    --    --    --    --  1,000  1,290  1,290  1,290  1,290   0
1987 Laurel
     Hill      15,170    --    60    50    50 1,060  1,180  1,320  1,320  1,320  1,320   0(6)
1988 Ridgetop  15,220    60    60    60    60 1,280  1,390  1,390  1,390  1,390  1,390   0(6)
1989 Alta Mesa 14,030    --    --   130   850 1,320  1,320  1,320  1,320  1,320  1,320   0
1990 WNC90     13,770    --    --   920 1,400 1,400  1,400  1,400  1,400  1,400  1,400   0
1991 SRXIX     14,110    --   640 1,270 1,420 1,420  1,440  1,440  1,440  1,440  1,440   0
1991 TCXX      14,240    --   250 1,430 1,430 1,430  1,460  1,460  1,460  1,460  1,460   0
1991 TCXXI     13,580   320 1,300 1,360 1,360 1,360  1,360  1,360  1,360  1,360  1,360   0
1992 TCXXII    14,100   320 1,410 1,410 1,410 1,410  1,410  1,410  1,410  1,410  1,410   1
1992 TCXXIII   13,890   450 1,400 1,400 1,400 1,400  1,400  1,400  1,400  1,400  1,370   1
1992 TCXXV     13,290 1,330 1,380 1,380 1,380 1,380  1,380  1,380  1,380  1,280    870   2
1993 TCXXVI    12,700 1,280 1,280 1,330 1,330 1,330  1,330  1,330  1,330  1,320    840   3
1993 TCXXVIII  11,150 1,300 1,300 1,300 1,300 1,300  1,300  1,300  1,300    640    110   3
1993 TCXXIX    11,080 1,310 1,310 1,310 1,310 1,310  1,310  1,290  1,110    790     30   3
1994 TCXXX      9,710 1,230 1,230 1,230 1,230 1,230  1,230  1,220  1,000    110     --   4


                               Federal Credit Partnerships (continued)
                               ---------------------------------------
                                                                                           Credit
                                                                                            Years
Year(1) Name                 Credits Received Per $10,000 Investment(2)(3)                 Left(4)
--------------------------------------------------------------------------------------------------

              Cumu-
              lative  2002   2001   2000   1999   1998   1997   1996  1995  1994   1993
              ------  ----   ----   ----   ----   ----   ----   ----  ----  ----   ----

1994 ITCI    $11,730 1,410 $1,440 $1,440 $1,530 $1,520 $1,530 $1,670  $780  $410    --        4
1995 ITCII     9,680 1,550  1,530  1,570  1,620  1,460  1,290    590    70    --    --        5
1996 ITCIII    6,350 1,270  1,260  1,240  1,200  1,000    380     --    --    --    --        7
1997 ITCV      5,560 1,240  1,240  1,230  1,170    660     20     --    --    --    --        7
1998 ITCVI     4,110 1,210  1,180  1,090    410    220     --     --    --    --    --        8
1999 ITCVII    3,410 1,200  1,200    880    130     --     --     --    --    --    --        8
1999 ITCVIII   2,880 1,180  1,170    530     --     --     --     --    --    --    --        9
2000 ITCIX(7)  1,760 1,010    750     --     --     --     --     --    --    --    --       10
2000 ITCXNJ      590   590     --     --     --     --     --     --    --    --    --       11
2000 ITCXNY      890   790    100     --     --     --     --     --    --    --    --       10
2000 ITCXII    1,630 1,130    500     --     --     --     --     --    --    --    --       10
2001 ITCXNJ2      40    40     --     --     --     --     --     --    --    --    --       11
2001 ITCXNY2      80    80     --     --     --     --     --     --    --    --    --       11
2001 ITCXI     1,155 1,005    150     --     --     --     --     --    --    --    --       11
2001 ITCXIV      310   310     --     --     --     --     --     --    --    --    --       11
2002 ITCXNY3      --    --     --     --     --     --     --     --    --    --    --       11
2002 ITCXV        --    --     --     --     --     --     --     --    --    --    --       12


                    Federal and California Credit Partnerships
                    ------------------------------------------
                                                                                         Credit
                                                                                          Years
Year(1) Name       Credits Received Per $10,000 Investment(2)(3)                         Left(4)
------------------------------------------------------------------------------------------------

                  Cumu-
                  lative  2002 2001  2000 1999  1998  1997   1996   1995   1994   1993
                  ------  ---- ----  ---- ----  ----  ----   ----   ----   ----   ----

1987 Beech Villa
     fed credits $14,540  $ -- $ -- $ --  $ --  $ --  $860 $1,360 $1,360 $1,350 $1,350      0
     state credits 4,070    --   --   --    --    --    --     --     --     --     --      0
1988 Elmwood Villa
     fed credits  10,600    --   --   --    30   570   990    990    990    990    990      0
     state credits 8,020    --   --   --    --    --    --     --     --     --     --      0
1988 Poplar Villa
     fed credits  10,430    --   --   --    --   530   970    970    970    970    970      0
     state credits 7,720    --   --   --    --    --    --     --     --     --     --      0
1988 Olive Tree
     fed credits  10,470    10   10   10    10   760   970    970    970    970    970      0(6)
     state credits 7,790    --   --   --    --    --    --     --     --     --     --      0
1988 Pine Rock
     fed credits  10,030    --   --   --   230   940   940    940    940    940    880      0
     state credits 7,610    --   --   --    --    --    --     --     --     --     --      0
1988 Mesa Verde
     fed credits  11,170   110  130  130   190   970 1,030  1,020  1,030  1,030  1,030      0(6)
     state credits 6,420    --   --   --    --    --    --     --     --     --     --      0
1988 Sunfield
     fed credits  14,250    --   --   --   280 1,140 1,340  1,340  1,340  1,340  1,340      0
     state credits 2,820    --   --   --    --    --    --     --     --     --     --      0
1988 Foxglove
     fed credits  14,180    --   --  540 1,210 1,360 1,360  1,360  1,360  1,360  1,360      0
     state credits 2,170    --   --   --    --    --    --     --     --     --    190      0


                              Federal and California Credit Partnerships
                              ------------------------------------------
                                                                                              Credit
                                                                                               Years
Year(1) Name                  Credits Received Per $10,000 Investment(2)(3)                   Left(4)
-----------------------------------------------------------------------------------------------------

                    Cumu-
                    lative  2002  2001  2000 1999   1998   1997   1996   1995   1994   1993
                    ------  ----  ----  ---- ----   ----   ----   ----   ----   ----   ----

1989 Elliot  Place
     fed credits   $12,830  $ --  $ --  $ -- $600 $1,140 $1,200 $1,200 $1,200 $1,200 $1,200      0
     state credits   4,270    --    --    --   --     --     --     --     --     --     --      0
1989 Wheatridge
     fed credits    11,380    --    70   850 1,120 1,120  1,120  1,120  1,120  1,120  1,120      0
     state credits   3,780    --    --    --    --    --     --     --     --     --    360      0
1992 TCXXIV
     fed credits    12,590   940 1,260 1,260 1,260 1,260  1,260  1,260  1,260  1,260  1,260      1
     state credits   3,250    --    --    --    --    --     --     --    490    920    920      1
1993 TCXXVII
     fed credits    12,060 1,270 1,270 1,270 1,270 1,270  1,290  1,290  1,290  1,280    560      3
     state credits   1,650    --    --    --    --    --     --    270   460     460    460      3
1997 CTC
     fed credits     5,150   900   900   940 1,330   870    210     --    --      --     --      6
     state credits   2,050   100   350   670   930    --     --     --    --      --     --      6
2001 ITCXCA
     fed credits       680   620    60    --    --    --     --     --    --      --     --     11
     state credits     340   340    --    --    --    --     --     --    --      --     --     11


                             Federal and California Credit Partnerships
                             ------------------------------------------
                                                                                              Credit
                                                                                               Years
Year(1) Name                 Credits Received Per $10,000 Investment(2)(3)                    Left(4)
-----------------------------------------------------------------------------------------------------

                    Cumu-
                    lative  2002  2001  2000  1999  1998   1997   1996   1995   1994   1993
                    ------  ----  ----  ----  ----  ----   ----   ----   ----   ----   ----


2002 ITCXCA2
     fed credits      $ 40  $ 40  $ --  $ --  $ --  $ --   $ --   $ --   $ --   $ --   $ --     11
     state credits      --    --    --    --    --    --     --     --     --     --     --     11
--------------------

(1)   Year offering commenced.
(2)   Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(3)   In 1990, certain partnerships exercised a unique election to utilize 150% of the Federal credits otherwise allowable.
(4)   As of December 31, 2002.
(5)   Pepper Tree originally offered Federal low income housing tax credits only. After the investors were admitted to Pepper Tree, the local general partners obtained California low income housing tax credits as well, which are not reflected in this chart.
(6)   These sponsored partnerships will generate a small amount of low income housing tax credits for up to five additional years due to increases in qualified basis.
(7)   ITCIX was organized primarily to generate only Federal low income housing tax credits. Its also generated California low income housing credits of $200 and $190 in 2002 and 2001, respectively.

Acquisitions By Public Partnerships Between January 1, 2000 and June 30, 2003

    During the three years and six months ended June 30, 2003, five prior public WNC partnerships acquired interests in properties as summarized below. All of these properties are owned by the other prior series and an investor in Series 11 or Series 12 will not have any interest therein. All of the properties listed below are tax credit apartment complexes which have been financed with a combination of mortgage indebtedness and tax credit equity. The following does not include acquisitions by private partnerships. The five prior public WNC partnerships invested in a total of 36 apartment properties located in the following jurisdictions:

       Alabama     1            Maryland      1            Oklahoma      1
      Arkansas     6            Michigan      3      South Carolina      1
       Georgia     3           Minnesota      3        South Dakota      3
      Illinois     3         Mississippi      3           Tennessee      1
          Iowa     3            Missouri      2               Texas      1
      Kentucky     1

    The extent to which the properties of a prior WNC partnership receive government assistance in addition to low income housing tax credits varies. For example, based on equity invested in properties, the 35 properties described in this subsection receive government assistance in addition to low income housing tax credits as of June 30, 2003 as follows:


                                                         Percentage of
                                                           Properties
                                Number of                  Receiving
        Prior              Properties Acquired             Government
     Partnership                in Period                  Assistance
     -----------                  ------                   ----------

      HTCFVI-6                      3                        91.0%
      HTCFVI-7                      13                       32.3%
      HTCFVI-8                      6                        19.0%
      HTCFVI-9                      12                       73.5%
      HTCFVI-10                     2                        100.0%

    Reference also is made to Table VI included in the Registration Statement which describes these properties in greater detail. The Fund Manager will send to any prospective investor upon request and without a charge a copy of Table VI.

Sales of Properties; Terminations of Partnerships

    As of June 30, 2003, 11 of the 704 properties owned by the sponsored WNC partnerships had been sold. Four of the properties were tax credit properties.

A portion of the proceeds of the sales were received by the sponsored partnerships. Of the sponsored partnerships which sold properties, one terminated its operations and the others still hold properties. The terminated partnership was not a tax credit partnership. It returned a portion of the investors' invested capital in addition to providing tax deductions.

Asset Management Issues

    The tax credit results of the WNC tax credit partnerships are set forth on the preceding pages. Substantially all of the properties owned by such partnerships are operating, leasing, or being completed generally as expected. In cases where developments failed to perform as expected, WNC & Associates, Inc. has intensified its monitoring operations, visited the developments, attempted to provide general advice to the local general partners, removed and replaced the local general partners, renegotiated debt, and/or otherwise attempted to help seek a resolution of pending problems. Only four properties have been sold prior the termination of the 15 year compliance period. (See Table V for information regarding two of them.) Of all properties invested in by WNC tax credit partnerships as of June 30, 2003, only one of them has had recapture as of that date. And that was not due to failure to comply with the rent and occupancy restrictions of the low income housing tax credit program, but was due to a fire which destroyed one of four 12-plexes comprising the property. After the fire, the local general partner wanted to convert 16 of the remaining 36 units to market rate units. As a consequence, WNC negotiated a buyout of the WNC partnership's interest by the local general partner. Absent mitigation by WNC, recapture of approximately $65,000 of the total credits of approximately $365,000 previously claimed would have resulted in 1993, the year of the sale. However, as part of the buyout, WNC negotiated a payment from the local general partner effectively indemnifying the WNC partnership from the portion of the recapture resulting from the conversion of the units to market rate, which is approximately 16/28ths of the total.

    WNC & Associates, Inc. removed the local general partner of six local limited partnerships invested in by three public WNC partnerships sponsored in 1994 and 1995. With regard to one property which was poorly managed by the local general partner and had an occupancy rate below 50%, WNC identified a purchaser and sold the apartment complex for an amount in excess of the debt encumbering the property. With regard to the other five properties, WNC negotiated or is negotiating a restructuring of the loans. The three WNC partnerships have written off their investments. One of them owns a local limited partnership the property of which also is experiencing occupancy and operating difficulties. The property was funded with the proceeds of housing revenue bonds, and the local limited partnership is delinquent in repayment thereof. WNC is negotiating with the bond holders and the bond trustee for a buyout. The three WNC partnerships currently have insufficient cash to fund operating expenses, and WNC has agreed to fund any deficits at least through June 30, 2004. WNC is determining what options are available to restore liquidity to each of the three WNC partnerships, and one other WNC partnership which has cash flow difficulties. Four other local limited partnerships are currently in default on mortgage indebtedness. WNC is negotiating with the lenders.

                        FEDERAL INCOME TAX CONSIDERATIONS

Introduction

    The following discussion summarizes the material Federal income tax aspects of the purchase, ownership and disposition of Units. It also summarizes the Federal income tax opinion of Derenthal & Dannhauser LLP, counsel to the Series and the other WNC entities. The low income housing tax credits are not discussed below, but are discussed under "The Low Income Housing Tax Credit." This discussion, Derenthal & Dannhauser LLP's opinion and the discussion of the low income housing tax credits are based on the Internal Revenue Code, Treasury Regulations thereunder, published administrative rulings, and judicial decisions in effect on the date of this prospectus. Legislation enacted in the years since 1986 has substantially altered the Federal income tax system, particularly as it relates to the tax consequences of investments by limited partnerships in real estate. Consequently, significant uncertainty exists regarding aspects of the taxation of limited partnerships. Furthermore, IRS regulations and interpretations in this area have not yet been written or are under continuing review. No assurance can be given that future legislative or administrative changes or court decisions will not significantly modify the statements and opinions expressed in this prospectus. If such changes had a retroactive effect, they could adversely affect an investment in the Units.

Summary

    The following is a summary of, and is qualified by, the more extensive discussion of the Federal income tax consequences set forth below in this section.

    Opinion of Counsel. In connection with its preparation of the following discussion Derenthal & Dannhauser LLP has rendered its opinion as to certain of the material Federal income tax issues. With regard to certain other matters counsel is unable to render an opinion. See "Opinion of Counsel." The Series will not apply for a ruling from the IRS with respect to any Federal income tax matters.

    Classification as a Partnership. As indicated throughout this prospectus, the low income housing tax credits will be the primary tax benefit to investors in Units. However, the low income housing tax credits will only be available to investors in a Series if, among other things, the Series is classified as a partnership for Federal income tax purposes. As indicated below, Derenthal & Dannhauser LLP has rendered its opinion that each Series will be classified as a partnership in this regard. See "Classification as a Partnership."

    Tax Treatment of Investors. The Series themselves will not be subject to Federal income tax. See "Tax Treatment of Investors." Rather, each investor will report on his own income tax return his share of his Series' taxable income, tax losses and tax credits, which includes his share of the Series' share of such items from the local limited partnerships. See "Investment in Local Limited Partnerships."

    An investor's share of cash from the sale of an apartment complex will not ordinarily equal his share of taxable income from the sale. Therefore, an investor may have taxable income for a year in an amount which exceeds his distributions for the year. See "Tax Treatment of Investors," "Tax Liabilities in Later Years," Sales or Exchanges of Local Limited Partnership Property; Depreciation Recapture" and Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death."

    An investor's ability to claim his tax credits and to deduct tax losses is limited. For example, because the Series' credits and losses will be classified as from a passive activity for most investors, an investor might need income from other sources to fully use his tax credits. In most instances he will need income from other sources to deduct his tax losses. See "Limitations on Losses and Credits from Passive Activities" and "General Business Tax Credit Limitations." In addition:

o An investor may not deduct tax losses in excess of his basis in his Units. See "Tax Basis for the Units."

o An investor may not deduct tax losses in excess of his amount at risk in his Series' activities. See "Application of At Risk Limitations."

o An investor may not claim low income housing tax credits in excess of the amount he has at risk with respect to expenditures qualifying for the tax credits. See "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit."

o An investor may not claim tax losses if his investment in his Series and/or the Series' activities are not engaged in for profit. See "Profit Motive."

    Historic Tax Credits and Recapture. In addition to low income housing tax credits, historic tax credits generally are available for qualified rehabilitation expenditures incurred in improving certified historic structures. If an expenditure respecting such a building is a qualified expenditure, 20% of the expenditure will give rise to an historic tax credit. See "Historic Tax Credit."

    Historic tax credits are subject to recapture in the event of early disposition of the building. See "Historic Tax Credit Recapture."

    Series Allocations. The Internal Revenue Code and Treasury Regulations include highly-technical and complex rules regarding the tax allocations provisions which are included in a partnership agreement. The Fund Manager has drafted the partnership agreement of each Series in an attempt to comply with such rules. For a discussion of the rules see "Series Allocations."

    The Internal Revenue Code also prohibits the allocation to a partner of partnership items incurred before the admission of the partner as a partner. See "Allocations Before Admission."

    Series Deductions. In general, the Internal Revenue Code requires that the Series use the accrual method of accounting rather than the cash method of accounting. However, the Internal Revenue Code provides special rules for the treatment of such items as:

o   depreciation,

o   costs and expenses of capital assets,

o   fees to partners,

o   organization expenses,

o   syndication expenses, and

o   other items.

See "Basis of Local Limited Partnerships in Their Apartment Complexes," "Depreciation," "Deductibility of Fees," "Organization and Offering Expenses" and "Start-Up Expenditures."

    Sale of Apartment Complexes. Gain or loss on the sale of an apartment complex will equal the amount of consideration received, minus the local limited partnership's basis in the apartment complex. For these purposes the amount of consideration received will include the amount of any liability to which the apartment complex was subject. This rule applies to all dispositions of an apartment complex, including a foreclosure, so that the tax liability on a disposition may exceed the cash received therefor. The manner in which the local limited partnership held the property will determine the character of gain or loss as ordinary or capital, and as passive or portfolio. See "Sales or Exchanges of Local Limited Partnership Property; Depreciation Recapture."

    Transfers of Units. On a sale of his Units, an investor will recognize taxable gain in an amount equal to the excess, if any, of the consideration received for the Units, over his basis in the Units. For these purposes the amount of consideration received will include the investor's share of Series or local limited partnership nonrecourse liabilities. The tax consequences of a transfer of Units as a gift or upon the death of an investor will depend upon, among other things, the investor's particular circumstances. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death."

    Liquidation. Upon liquidation of his Series, an investor will recognize gain if the cash received by him and his share of Series or local limited partnership nonrecourse liabilities exceeds his basis in his Units. See "Dissolution and Liquidation of a Series or Local Limited Partnership."

    Section 754 Election. No Series is expected to file an election under
Section 754 of the Internal Revenue Code. The absence of an election may have an adverse effect on the marketability and sales price of Units. See "Elections."

    These and other Federal income tax issues are discussed below. However, the following discussion does not deal with Federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. The following discussion is not a substitute for careful tax planning and should not be used as one. Prospective investors are urged to consult their own tax advisers, attorneys or accountants with specific reference to their own tax situations and the effect thereon of an investment in the Units.

Opinion of Counsel

    Derenthal & Dannhauser LLP has reviewed the sections of this prospectus entitled "Federal Income Tax Considerations," "Risk Factors - Risks arising from the Internal Revenue Code rules governing tax credits" and " - Tax risks other than those relating to tax credits" and "The Low Income Housing Tax Credit." Derenthal & Dannhauser LLP has rendered its opinion that, to the extent the summaries of Federal income tax consequences to the investors set forth in those sections involve matters of law:

o such statements are accurate in all material respects under the Internal Revenue Code, Treasury Regulations and existing interpretations thereof, and

o such statements address fairly the principal aspects of each material Federal income tax issue relating to an investment in the Series.

Derenthal & Dannhauser LLP is of the opinion that, for Federal income tax purposes:

o each Series is classified as a partnership and not as an association taxable as a corporation,

o   upon admission, an investor will be a limited partner of his Series,

o each investor will include in his tax basis of his Units his share of bona fide nonrecourse liabilities of his Series, including his Series' share of bona fide nonrecourse liabilities of each local limited partnership,

o the IRS will not significantly modify the allocations of taxable income, tax losses and tax credits provided for in the Series' partnership agreement,

o taxable income, tax losses and tax credits of the Series, other than the portion thereof classified as portfolio income, will be treated as derived from a passive activity, and

o no Series will be considered a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code.

Each of these opinions is discussed in greater detail below under the appropriate heading. Each of these opinions is subject to and based upon the assumptions and representations described therein.

    Despite the foregoing, no Series has yet acquired any interest in a local limited partnership. Tax benefits to the investors depend in large part upon the characteristics of the Series' particular investments. Derenthal & Dannhauser LLP is unable to render an opinion at this time regarding the application of the Federal income tax laws to such investments. However, as a condition to its investment in a local limited partnership, a Series will obtain an opinion of counsel, which may or may not be Derenthal & Dannhauser LLP, substantially to the effect that for Federal income tax purposes:

o the local limited partnership is classified as a partnership and not as an association taxable as a corporation,

o the local limited partnership is the owner of the relevant apartment complex,

o upon admission, the Series will be a limited partner of the local limited partnership,

o the IRS will not significantly modify the allocations of taxable income, tax losses and tax credits contained in the partnership agreement of the local limited partnership,

o for purposes of determining its tax basis and amount at risk for the local limited partnership under Internal Revenue Code Sections 42 and 465, the Series will be permitted to take into account its share of such local limited partnership's nonrecourse liabilities,

o   the apartment complex will qualify for tax credits, and

o the local limited partnership will not be considered a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code.

Any such opinion may be based on assumptions and on representations from the Fund Manager and the local general partners. In addition to reaching the foregoing conclusions, such opinion will conclude that the Series will realize substantially more than half of the material Federal income tax benefits anticipated from such investment.

    No legal opinion has been obtained, and the Fund Manager does not anticipate that an opinion will be obtained, regarding:

o determinations, the correctness of which depends in significant part on future factual circumstances, or matters in which opinions are not customarily obtained, such as the characterization of expenses and payments made to or by a Series or a local limited partnership, including the extent to which such payments represent deductible fees or interest; the allocation of basis among the components of a property, particularly as between buildings, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable; the portion of the cost of any apartment complex that qualifies for tax credits; and the classification of any Series as a dealer in interests in local limited partnerships or of any local limited partnership as a dealer in apartment complexes, and

o matters peculiar to individual investors, such as the application to any specific investor of the limitation on the use of passive activity losses and credits; and the application of the alternative minimum tax to, or the calculation thereof by, any investor.

    There can be no assurance, therefore, that the IRS will not challenge some of the deductions to be claimed by a Series, or the allocation of its items of taxable income, tax losses and tax credits among its partners. Such challenge, if successful, could have a detrimental effect on the ability of a Series to realize its investment objectives. See also "Risk Factors - Tax risks other than those relating to tax credits."

Classification as a Partnership

    Neither Series will apply for an IRS ruling regarding the classification of the Series for Federal income tax purposes. The Fund Manager has represented that neither Series will elect to be treated as a corporation for Federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Derenthal & Dannhauser LLP has rendered its opinion that each Series will be classified as a partnership and will not be treated as an association taxable as a corporation for Federal income tax purposes. Derenthal and Dannhauser LLP's opinion is based upon the foregoing representation of the Fund Manager and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Series would not qualify as partnerships under the amended regulations.

    Under Section 7704 of the Internal Revenue Code, a partnership will be treated as a corporation for Federal income tax purposes if the partnership is publicly traded. A partnership is publicly traded if its interests are:

o   traded on an established securities market, or

o readily tradable on a secondary market or the substantial equivalent thereof.

    An established securities market includes a securities exchange as well as a regular over-the-counter market.

    Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for interests generally is indicated:

o by the existence of a person standing ready to make a market in the interests, or

o where a holder of the interests has a readily available, regular and ongoing opportunity to sell or exchange his interests.

The participation of the partnership is relevant. A partnership will be treated as participating in trading when trading in its interests actually occurs and the partnership agreement imposes no meaningful limit on transfer of interests. A partnership's right to refuse to recognize transfers is not meaningful unless the right is actually exercised.

    The partnership agreement of the Series provides that a Series will not recognize a transfer of a Unit unless the transferor represents that the transfer will not occur:

o   through a market maker in the Units, or

o through a broker-dealer that provides a readily available, regular, and ongoing opportunity to Unit holders to sell or exchange their Units.

The partnership agreement of the Series also provides that a Series will not recognize a transfer of a Unit if in the opinion of counsel such transfer would cause the Series to be considered publicly traded. Furthermore, the partnership agreement provides that any transfer of a Unit will be void if:

o   the transfer is not made for investment but for resale, and

o   the transferee is a person who makes a market in securities.

Finally, the Fund Manager can amend the partnership agreement of a Series to the extent necessary to prevent a Series from being treated as an association taxable as a corporation. Based on these provisions of the Series' partnership agreement and on representations that these provisions will be enforced according to their terms, Derenthal & Dannhauser LLP is of the opinion that the Series will not be publicly traded within the meaning of Section 7704 of the Internal Revenue Code.

    Even if a Series is treated as publicly traded under Section 7704 of the Internal Revenue Code, it will not be classified as a corporation if 90% or more of its income for the taxable year is qualifying income. Qualifying income includes interest, dividends, real property rents and gain from the sale or other disposition of real property. The Fund Manager has represented that 90% or more of the gross income of each Series will consist of such interest, dividends, real property rents and gains from the sale or other disposition of real property. Accordingly, based on this representation, Derenthal & Dannhauser LLP is of the opinion that the Series will not be treated as associations taxable as corporations for Federal income tax purposes under Section 7704 of the Internal Revenue Code even if the Series were to be considered publicly traded. However, see "Limitations on Losses and Credits from Passive Activities" for a discussion of additional restrictions that may be imposed if the Series were considered publicly traded.

    If, for any reason, a Series were treated for Federal income tax purposes as a corporation in any taxable year, income, gain, loss, deductions, tax credits and tax preferences of the Series would be reflected only on its own tax return rather than being passed through to the partners. In that event, an investor could not claim the low income housing tax credits, historic tax credits, other tax credits and tax losses to reduce his tax liability. In addition, the Series would be required to pay Federal income tax at corporate rates on its net income. All or a portion of any distributions to investors could be treated as dividends, taxable as ordinary income to the extent of the current and accumulated earnings and profits of the Series. Distributions in excess of earnings and profits would be treated as a return of capital to the extent of the recipient's basis, while the remainder would be treated as capital gain if the investor's Units qualified as capital assets. In addition, a change in the Series' status for tax purposes could be a taxable event, in which case the investors could have a tax liability under circumstances where they would not receive a cash distribution from the Series.

Investment in Local Limited Partnerships

    The Series will not invest directly in the apartment complexes. Rather, the Series will invest in local limited partnerships each of which will own an apartment complex. The availability of tax benefits to investors is dependent, in the first instance, on the following general principles of partnership taxation:

o Each of the local limited partnerships must be classified as a partnership for Federal income tax purposes, and not as an association taxable as a corporation.

o Each local limited partnership's allocation of income, gain, loss, deduction, and tax credit to the Series must have substantial economic effect or otherwise be in accordance with the Series' interest in such local limited partnership.

o The Series' tax basis in each of the local limited partnerships must exceed the amounts of losses allocated to the Series from such local limited partnership.

o The Series' amount at risk in each of the local limited partnerships must exceed the amount of losses and deductions allocated to the Series from such local limited partnership.

o The Series' amount at risk with respect to expenditures of each local limited partnership that qualify for low income housing tax credits must exceed the amount of such expenditures allocated to the Series.

    The application of these general principles of Federal income taxation to any investment by a Series in a local limited partnership will depend on the specific facts associated with that investment, including the provisions of the partnership agreement of such local limited partnership and the nature of the debts incurred by such local limited partnership to finance its investment in its apartment complex.

    As indicated above in "Opinion of Counsel," a Series will obtain an opinion of counsel regarding its investment in each local limited partnership. The discussion set forth below and opinions of counsel described herein assume that the Series will obtain such opinions regarding each of their investments, and rely on the accuracy of each of such opinions. An opinion of counsel is not binding on the IRS and has no official status of any kind. The Fund Manager will not seek a ruling from the IRS regarding any of the tax consequences of an investment by a Series in any local limited partnership.

    The IRS has rendered several published rulings regarding the Federal income tax consequences of an investment by a partnership in another partnership. Although such rulings have not addressed every Federal income tax consequence of such an investment, they have addressed the material consequences expected to be relevant to the Series. Based on such rulings and general principles of partnership taxation, except as specifically noted below, the discussion of the Federal income tax consequences of an investment in the Units is equally applicable to an investment by a Series as a limited partner or non-managing member in each local limited partnership.

Tax Treatment of Investors

    Subject to the matters discussed under "Classification as a Partnership" above, a Series itself will not be subject to Federal income tax. Instead, each investor will report on his own income tax return his share of the Series' taxable income, tax losses and tax credits.

    An investor's share of his Series tax items is based:

o first, on the application to the local limited partnerships of the principles of Federal income taxation discussed above under the heading "Investment in Local Limited Partnerships," and

o thereafter, the following principles which apply in the order summarized below:

    o The allocation provisions contained in Article 4 of the Series' partnership agreement must have substantial economic effect or otherwise be in accordance with the investor's interest in a Series.

    o The investor's tax basis in his Units must exceed his share of tax losses.

    o The investor's amount at risk in his Units must exceed his share of tax losses.

    o The investor's amount at risk with respect to expenditures of each local limited partnership that qualify for low income housing tax credits must exceed the amount of his share of such expenditures.

    To the extent that the allocation of any Series tax item to an investor is disallowed as a result of any of the principles set forth above, the investor will not be permitted to take such allocation into account in determining his

Federal income tax liability unless and until that principle and each of the principles stated thereafter has been satisfied. Each of these principles is described in greater detail below.

    In addition to and after satisfying the foregoing principles, the ability of an investor to take advantage of any tax credits and tax losses allocated to him with respect to his Units may be limited by:

o the passive activity rules described below in "Limitations on Losses and Credits from Passive Activities,"

o the overall limitation on business credits described below under "General Business Tax Credit Limitations,"

o the limitations on miscellaneous itemized deductions described below in "Other Important Tax Considerations - Tax Rates," and

o the alternative minimum tax described below under "Other Important Tax Considerations - Alternative Minimum Tax."

    An investor's share of his Series tax items in any year will not ordinarily be the same as his share of cash distributions, if any. Accordingly, in a particular year an investor might be allocated taxable income without receiving a cash distribution. See, for example, "Tax Liabilities in Later Years." Conversely, an investor might receive a cash distribution in a year when he is allocated a tax loss.

    An investor's receipt of cash distributions from a Series generally will not result in taxable income to the investor but, rather, will reduce his basis in his Units. However, a distribution in excess of an investor's adjusted basis in his Units will result in the recognition of taxable income to the extent of the excess. Any such taxable income generally will be treated as capital gain. The gain realized in a non-pro rata distribution may be taxed to investors as ordinary income to the extent attributable to the investor's share of unrealized receivables and inventory that has substantially appreciated in value. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death" below.

    Low income housing tax credits are the most significant Federal income tax benefits to be derived from an investment in Units. As discussed below, the Internal Revenue Code imposes substantial restrictions on the ability of individuals, trusts, estates and certain corporations to take advantage of tax credits generated from so-called passive activities. The rules relating to tax credits and tax losses from passive activities are to be applied after the application of the rules relating to tax basis and amounts at risk. See "Tax Basis for the Units" and "Application of At Risk Limitations" below. However, the rules applicable to passive activity credits and losses will be described first due to their importance in evaluating the advisability of an investment in a Series.

Limitations on Losses and Credits from Passive Activities

A.  General Limitations

    In the case of individuals, trusts, estates and certain corporations, Internal Revenue Code Section 469 imposes limits on the ability of such taxpayers to use losses and credits from so-called passive activities. The corporations subject to Internal Revenue Code Section 469 are discussed below under "Other Investors." A passive activity includes:

o an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate, or

o any rental activity, regardless of the level of the taxpayer's participation.

Generally, a limited partner does not materially participate in his limited partnership's activities. Through the local limited partnerships each Series will be engaged in rental activities. Accordingly, Derenthal & Dannhauser LLP is of the opinion that an investor's share of tax items from a Series will be treated as derived from a passive activity, except to the extent such items constitute portfolio income. Counsel's opinion is based on the anticipated activities of the Series and current Treasury Regulations.

    Generally, a taxpayer's deductions and credits from passive activities may be used to reduce his tax liability to the extent such liability arises from passive activities. In determining the amount of income from passive activities in any taxable year, a taxpayer must exclude portfolio income, that is:

o any income from the activity that is derived from interest, dividends, annuities or royalties, unless such income is derived in the ordinary course of a trade or business, less

o expenses other than interest directly and clearly allocable to such income, and

o   interest expenses properly allocable to such income.

A Series will generate portfolio income from the investment of reserves and may generate portfolio income from interest earned on loans to local limited partnerships. Portfolio income also includes any gain or loss from the disposition of property that produces portfolio income or that is held for investment. Prospective investors should note that portfolio income must be reported as taxable income, without reduction for any expenses other than those described above. Each investor will be required to pay Federal income tax on his share of such portfolio income, even if no corresponding cash distribution is made and regardless of the fact that overall operations of his Series result in tax losses.

    To the extent that a taxpayer's aggregate losses from all passive activities exceed his aggregate income from all such activities in a taxable year, the taxpayer has a passive activity loss for such year. Similarly, a passive activity credit arises in any year to the extent that the taxpayer's tax credits arising from all passive activities exceed his tax liabilities allocable to all passive activities. Such a loss or credit may be carried forward to successive taxable years until fully utilized against income from passive activities in such years. Unused passive activity losses and credits may not be carried back to prior years.

    Treasury Regulations generally provide that gain on the disposition of property used in an activity will be treated as passive if the activity in which the property was used in the year of disposition was a passive activity.

    In the event a taxpayer disposes of his entire interest in a passive activity to an unrelated party in a transaction in which all of the gain or loss realized on such disposition is recognized:

o any loss, but not a credit, from the activity that was disallowed by the passive activity rules will cease to be treated as a passive activity loss, and

o any loss on such disposition will not be treated as arising from a passive activity.

    Such losses will be allowed as deductions against income in the following order:

o   gain recognized on the disposition,

o   net income or gain for the taxable year from all passive activities, and

o   any other income or gain.

Suspended tax credits are not made available as a result of a disposition of a taxpayer's interest in an activity. Rather, to the extent not subject to recapture, tax credits are carried forward to later tax years.

    Special rules apply to dispositions by gift or by death and to installment sales.

    Counsel has rendered no opinion regarding the manner in which the passive activity rules and its exceptions will apply to any particular investor. The general rules and the exceptions are applied at the investor level rather than the Series level and depend on the particular circumstances of each investor. Each investor is urged to consult his own tax adviser as to how these rules:

o   will limit his use of his Series' tax credits and tax losses, or

o   will result in tax liability on his share of his Series' portfolio income.

B.  Exception for Tax Credits

    1. Individuals. An exception to the general rules discussed above permits the taxpayers described below to shelter up to $25,000 of nonpassive income with:

o losses from rental real estate activities in which they actively participate, and

o   low income housing tax credits and historic tax credits.

    The exception is commonly referred to as the $25,000 deduction equivalent. It is available to individuals and, in limited circumstances as discussed below, estates. Special rules apply to married individuals as follows:

o in the case of married individuals filing jointly, the full $25,000 deduction equivalent is available,

o in the case of married individuals filing separately who have lived apart for the entire taxable year, the deduction equivalent for each individual is $12,500, and

o in the case of married individuals filing separately who have not lived apart for the entire taxable year, no deduction equivalent is available.

    There are several important ordering rules that determine whether and to what extent the $25,000 deduction equivalent will be available to an investor. First, the investor must offset losses from passive activities and losses from rental real estate activities in which the taxpayer actively, as opposed to materially, participates, by income from passive activities. The $25,000 deduction equivalent is then used, in the following order, against:

o the remaining passive activity losses generated from the rental real estate activities in which the taxpayer actively participates,

o the passive activity credits generated from rental real estate activities in which the taxpayer actively participates,

o subject to the phase-out rules discussed below, the historic tax credits from passive activities other than rental real estate activities in which the taxpayer actively participates, and

o the low income housing tax credits from passive activities other than rental real estate activities in which the taxpayer actively participates.

In this regard, it is unlikely that investors will be treated as actively participating in the Series' rental real estate activities.

    The Series will not seek to determine the extent to which potential investors have losses or credits from passive activities. Further, the Series have no limit on the number of Units which may be purchased by a single investor. Accordingly, each potential individual investor is urged to consult with his own tax advisers as to whether he may fully use any low income housing tax credits or historic tax credits of the Series under the ordering rules set forth above.

    Assuming that a prospective individual investor:

o does not have passive activity losses generated from rental real estate activities in which he actively participates, or that such losses are not allowable under the phase-out rules discussed below, and
o   does not have passive activity income for the taxable year,

such investor could use up to:

o   $3,750 of tax credits a year based on a 15% marginal tax rate,
o   $6,250 a year based on a 25% marginal tax rate;
o   $7,000 a year based on a 28% marginal tax rate;
o   $8,250 a year based on a 33% marginal tax rate; and
o   $8,750 a year based on a 35% marginal tax rate.

See "Other Important Tax Considerations - Tax Rates." In each instance, because Federal income tax is imposed at marginal rates, the maximum amount of credits could be used only if the investor has at least $25,000 in income subject to the marginal rate.

--------------------------------------------------------------------------------
                           Maximum Annual Tax Credits
                           --------------------------

          Federal                                             Maximum Annual
        Tax Bracket                  Income                   Federal Credit
        -----------                  ------                   --------------

            15%                                                   $3,750
            25%                                                   $6,250
            28%              X      $25,000         =             $7,000
            33%                                                   $8,250
            35%                                                   $8,750

--------------------------------------------------------------------------------


    Most individual taxpayers pay a substantial portion of their Federal annual tax liability by way of:

o   regular employer withholding from their salaries, and/or

o estimated Federal tax payments due on the April 15, June 15, September 15 and January 15 preceding the filing date of the taxpayers' annual Federal income tax returns.

To the extent that an individual taxpayer has tax credits which are otherwise allowable for a year, the taxpayer may use the tax credits to:

o   reduce his regular withholding amounts, or

o   reduce his estimated tax payments

and increase his available cash for all purposes by the amount of the tax credits. For example, a married couple filing jointly with a taxable income of $100,000 would be subject to Federal tax liability before tax credits in the amount of approximately $18,600. The last $25,000 of their income would be taxed at a marginal rate of 25%. See "Other Important Tax Considerations - Tax Rates." Amendments of the tax laws could increase or decrease those rates. If the couple had $6,250 in tax credits, which is the maximum permissible amount under the $25,000 deduction equivalent at a 25% marginal tax rate, and the couple would otherwise make estimated tax payments of their Federal tax liability in the amount of $4,650 each, the couple could reduce each estimated tax payment by $1,563, for a net payment of $3,087. If a taxpayer does not adjust his withholding or estimated tax payments for allowable tax credits, his annual tax refund will be increased or his annual tax liability will be reduced. Under the

$25,000 deduction equivalent tax credits can be used to reduce tax liability from all sources, including taxable income arising from wages, self-employment income, retirement account withdrawals, and capital gains from the sale of stock and other investments.

    If an investor is able to use tax credits under the passive activity rules and the other deduction limits discussed below, the tax credits would be claimed on the investor's individual IRS Form 1040 as follows:

o The investor enters all taxable income and subtracts all available deductions and exemptions to compute taxable income.

o   The tax imposed on taxable income is entered on line 42 of the 2002 Form
    1040.

o The investor's utilizable tax credits are entered on line 53 and are subtracted, on a dollar-for-dollar basis, from the taxes which appear on line 42.

                         GRAPHIC OF FORM 1040 NOT SHOWN








    Under Section 469(k) of the Internal Revenue Code the limitations on losses from passive activities will be applied separately to investments in publicly traded partnerships. There is no $25,000 deduction equivalent available for losses from investments in publicly traded partnerships. Section 469(k) does not apply to low income housing tax credits and historic tax credits. As discussed under the heading "Classification as a Partnership," Derenthal & Dannhauser LLP is of the opinion that the Series will not be treated as publicly traded partnerships. If any Series were to be treated as a publicly traded partnership, investors could not use the Series' tax losses, but could use tax credits generated by the Series to offset tax liability from all other sources to the extent of the $25,000 deduction equivalent. Of course any use of the tax credits is subject to the ordering rules discussed above.

    Reference is made above to a phase-out of the $25,000 deduction equivalent.
For:

o all rental real estate losses in which the taxpayer actively participates, and

o   historic tax credits,

the $25,000 deduction equivalent is reduced in the event the adjusted gross income of the taxpayer, and the taxpayer's spouse where a joint return is filed, exceeds the limits identified herein.

o In the case of losses from rental real estate activities in which the taxpayer actively participates, the maximum deduction equivalent is reduced by one-half of the amount by which the taxpayers' adjusted gross income exceeds $100,000, or $50,000 in the case of a married individual filing a separate return.

o In the case of historic tax credits, the maximum deduction equivalent is reduced by one-half of the amount by which the taxpayer's adjusted gross income exceeds $200,000, or $100,000 in the case of a married individual filing a separate return.

Adjusted gross income for this purpose is determined without regard to contributions to Individual Retirement Accounts, taxable social security benefits and passive activity losses, but is otherwise determined in accordance with Section 62 of the Internal Revenue Code.

    As indicated in "Investment Objectives and Policies - Investment Policies," a Series also may invest in housing generating other types of tax credits, if such other credits are enacted into law. No Series will do so unless the ability of investors to use such credits is subject to an exception to the passive activity rules at least as generous as the exception for historic tax credits.

    2. Other Investors. As noted above, the limitations on the use of passive losses and credits apply to all individuals and, subject to additional limitations, to all trusts and estates. In the case of a grantor trust, the provisions apply at the grantor rather than the trust level. Generally, neither a nongrantor trust nor an estate can take advantage of the $25,000 deduction equivalent. A limited exception is provided to allow an estate to take advantage of the $25,000 deduction equivalent in any taxable year ending less than two years after the death of the decedent.

    Certain corporations are also subject to limitations on their use of passive losses and credits. The corporations subject to these rules are:

o closely-held corporations which have not elected to be subject to Subchapter S of the Internal Revenue Code. A corporation is closely-held for this purpose if more than 50% of the corporation is owned, by value, directly or indirectly, by five or fewer individuals at any time during the last half of the relevant tax year.

o personal service corporations. A personal service corporation is a corporation whose principal purpose is the performance of personal services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts, or consulting, when such services are performed by any employee who owns, on any day during the year, any of the outstanding shares of such corporation. Stock held by related parties is taken into account under special attribution rules.

    Closely-held corporations, but not personal service corporations, are allowed to use their passive activity losses and their passive activity credits to offset their taxable income and tax liabilities from all income other than portfolio income. However, if a Series were to be treated as a publicly traded partnership, the Series' losses could not be used to offset income from other sources.

    Personal service corporations are only allowed to use passive losses and credits to shelter passive income, subject to the provisions of Internal Revenue Code Section 469(k) regarding publicly traded partnerships.

    The passive activity rules are applied to the shareholders of a corporation which has elected to be subject to Subchapter S of the Internal Revenue Code, and not the corporation. Similarly, the passive activity rules are applied to the partners of a general partnership, and not the partnership.

Historic Tax Credit

    In addition to the low income housing tax credit, a tax credit is available for qualified rehabilitation expenditures incurred in improving certified historic structures and other buildings originally placed in service before 1936. Internal Revenue Code Section 47 provides for a historic tax credit equal to 20% of the qualified rehabilitation expenditures. Qualification of an expenditure depends upon the approval by the Department of Interior of the plans and completed rehabilitation work. The historic structure generally must:

o   be left in place, and

o   be rehabilitated in a manner consistent with history.

The rehabilitation expenditures during a 24-month period must exceed the greater of:

o   $5,000, or

o   the adjusted basis of the building.

A 10% credit is allowed in the case of nonresidential buildings placed in service before 1936, other than certified historic structures. The tax basis of property on which a historic tax credit is claimed is reduced by 100% of the tax credit. Therefore, the gain upon disposition of such a property is increased by 100% of the tax credit. See "Depreciation."

    A taxpayer must satisfy at risk requirements with regard to any investment which generates a historic tax credit. These requirements are generally the same as the at risk rules applicable to low income housing tax credits. See "The Low Income Housing Tax Credit." In addition, the amount of all nonrecourse financing must not exceed 80% of the credit base of the qualified rehabilitation expenditures. Nonrecourse financing is defined very broadly for this purpose.

    A Series may invest in a local limited partnership that incurs rehabilitation expenditures qualifying for the historic tax credit. If so, the tax credit would be allocated to the investors. An investor's ability to use the historic tax credits may be restricted by the passive activity rules, the limitation on general business credits, and the alternative minimum tax rules. See "Limitations on Losses and Credits from Passive Activities," "General Business Tax Credit Limitations" and "Other Important Tax Considerations - Alternative Minimum Tax." Counsel has rendered no opinion regarding the qualification of any expenditures for the historic tax credit or the application of the related at risk rules.

Historic Tax Credit Recapture

    Historic tax credits are subject to recapture in the event of early disposition of the property. If a local limited partnership disposes of a historic tax credit property within five years after the property is placed in service, investors will suffer recapture. Each investor's tax liability for the year of disposition will be increased by an amount equal to the historic tax credit claimed by the investor multiplied by a recapture percentage. The holding period for the property determines the recapture percentage, as follows:

o 100% recapture if the property is disposed of less than one year after the property is first placed in service,

o   80% recapture after one year,

o   60% after two years,

o   40% after three years,

o   20% after four years, and

o   no recapture after five years.

    Recapture will also result if an investor sells or disposes of his entire interest in a Series within five years after the date a historic tax credit property was placed in service. Additionally, if an investor's interest in the profits of his Series is reduced to less than 66 2/3% of what it was when the historic tax credit property was placed in service, the reduction will be treated as a proportional disposition of the property by the investor. For example, if an investor disposes of 50% of his partnership interest in the first year in which a historic tax credit is claimed, then 50% of the historic tax credit will be recaptured.

General Business Tax Credit Limitations

    The ability of taxpayers to use low income housing tax credits and historic tax credits is subject to an annual limitation on the allowance of aggregate general business tax credits. In addition to low income housing tax credits and historic tax credits, general business tax credits include:

o   any other investment tax credit,

o   the targeted jobs credit,

o   the alcohol fuels credit,

o   the research credit,

o   the enhanced oil recovery credit,

o   the disabled access credit,

o   the renewable electricity production credit,

o   the empowerment zone employment credit,

o   the Indian employment credit, and

o   the employer social security credit.

    It is anticipated that any other tax credits enacted into law and relating to the ownership of low income housing also will be considered general business tax credits for these purposes.

    The annual limitation is equal to the first $25,000 of tax liability plus 75% of tax liability in excess of that amount. The $25,000 portion of the limitation is reduced to $12,500 for married persons filing separately. However:

o business tax credits may not be used to offset any applicable alternative minimum tax, and

o even if no alternative minimum tax is imposed in a particular year because regular tax liability exceeds the amount which would have been imposed under the alternative minimum tax rules, business tax credits may not be used to reduce regular tax liability below the amount which would be imposed under the alternative minimum tax rules.

See "Other Important Tax Considerations - Alternative Minimum Tax." Business tax credits limited by this rule are first carried back one year and then forward 20 years. For purposes of determining which of a taxpayer's general business tax credits exceed the limit in any year, low income housing tax credits are treated as being used only after all of the other general business tax credits.

    Any tax credit that is allowable in any year under the passive activity rules, but is disallowed as a result of the limitation on general business credits, ceases to be subject to the passive activity rules for purposes of any carryback or carryforward of such tax credit.

Tax Basis for the Units

    An investor's tax basis for his Units generally will be equal to his capital contribution plus his share of his Series' nonrecourse liabilities which do not exceed the fair market value of the assets subject thereto. From time to time such tax basis will be:

o   increased by the amount of profits allocated to him, and

o decreased by the amount of losses allocated to him and by the amount of cash distributed to him.

    In the opinion of Derenthal & Dannhauser LLP, a Series' nonrecourse liabilities will include its share of the nonrecourse liabilities of each local limited partnership, to the extent that such liabilities do not exceed the fair market value of the property securing the liabilities. In the opinion of Derenthal & Dannhauser LLP, each investor will include in his tax basis of his Units his share of the nonrecourse liabilities of his Series, as so determined.

    Each investor may deduct, on his own Federal income tax return, his share of his Series' losses to the extent that he has tax basis in his Units. Any losses in excess of an investor's tax basis may be carried over indefinitely and deducted in future years to the extent that the investor's basis has increased above zero. The Fund Manager anticipates that at least 75% of the liabilities of the local limited partnerships will constitute nonrecourse liabilities. Consequently, the Fund Manager anticipates that each investor will have sufficient basis in his Units to claim his allocable share of tax losses. See, however, "Tax Treatment of Investors," "Application of At Risk Limitations," and "Limitations on Losses and Credits from Passive Activities" for other limitations on an investor's ability to claim tax losses.

    A decrease in an investor's share of Series' nonrecourse liabilities is treated for tax purposes as though it were a cash distribution. Such a constructive cash distribution reduces an investor's tax basis in his Units, but not below zero, and any remaining portion is taxable to him as though it were gain on the sale or exchange of his Units. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death" below. A decrease in an investor's share of Series' nonrecourse liabilities could occur when:

o   a local limited partnership pays a mortgage in whole or in part, or

o a local limited partnership sells an apartment complex subject to a mortgage, or

o   a local limited partnership refinances nonrecourse debt with recourse debt.

Application of At Risk Limitations

    Individuals and closely-held corporations are subject to the at risk rules of Internal Revenue Code Section 465. A corporation is closely-held if more than 50% of the corporation is owned, directly or indirectly, by five or fewer shareholders at any time during the last half of the relevant tax year. In the case of a partnership, the at risk limitations are applied at the partner level. In the case of a corporation which has elected to be subject to Subchapter S of the Internal Revenue Code, the limitations are applied at the shareholder level.

    Under the at risk rules, an investor can deduct his share of Series' losses otherwise allowable for the year in question to the amount he has at risk in the Series at the close of the tax year. An investor will be at risk to the extent of the cash he contributes to his Series. In addition, an investor will be at risk with respect to any qualified nonrecourse financing that is secured by a local limited partnership's apartment complex. In general, qualified nonrecourse financing is non-convertible, nonrecourse debt:

o which is borrowed from or is guaranteed by a government or an instrumentality thereof, or

o which is borrowed from any person actively and regularly engaged in the business of lending money, other than:

    o   the person from whom the taxpayer acquired the property,

    o a person receiving a fee with respect to the taxpayer's investment in the property, or

    o   a person related to either of such persons.

However, if the lender is related to the taxpayer, the loan will qualify as qualified nonrecourse financing only if the loan is commercially reasonable and on substantially the same terms as loans involving unrelated persons.

    If a taxpayer's amount at risk is reduced below zero, the taxpayer must recapture the deficit amount and include it in gross income. The amount recaptured is treated in future years as if it were a deduction suspended by the at risk provisions. To the extent that the taxpayer's amount at risk is increased above zero in a later year, an additional deduction may be allowable at that time.

    The Fund Manager believes that the at risk rules should not limit the amount of an investor's deductions, because a substantial portion of the financing secured by the apartment complexes should consist of qualified nonrecourse financing. The Fund Manager expects that an opinion of counsel will be rendered on this issue as a condition to a Series' investment in a local limited partnership. See "Opinion of Counsel" above.

Series Allocations

    Generally, a partner's distributive share of income, gain, loss, deduction or credit of a partnership is determined in accordance with the partnership agreement. However, Section 704 of the Internal Revenue Code provides that an allocation to a partner under a partnership agreement will not be respected unless such allocation has substantial economic effect. If an allocation does not have substantial economic effect, the partner's distributive share of income, gain, loss, deduction or credit is determined in accordance with the partner's interest in the partnership, by taking into account all facts and circumstances.

    Treasury Regulations have been issued governing the interpretation of
Section 704 of the Internal Revenue Code. The Treasury Regulations in general provide that an allocation does not have economic effect unless:

(a) a capital account is maintained for each partner in accordance with Federal income tax accounting principles,

(b) allocations of income, gain, loss and deduction are reflected by appropriate increases, or decreases, to the partners' capital accounts,

(c) liquidation proceeds are to be distributed in accordance with the partners' capital account balances, and

(d) any partner with a deficit in his capital account following the distribution of liquidation proceeds is required to restore such deficit amount to the partnership. The restored amount is to be distributed to the other partners in accordance with their positive capital account balances or paid to creditors.

    The Treasury Regulations provide an alternative to requirement (d). Under the alternative an allocation will have economic effect:

o to the extent it does not create a deficit or increase an existing deficit in any partner's capital account balance, and

o the partnership agreement has provisions allocating income and gain to partners who do have deficit capital account balances.

    The Series' partnership agreement provides for allocations of taxable income, tax losses and tax credits as described under "Profits and Losses, Tax Credits and Cash Distributions." Derenthal & Dannhauser LLP has advised the Series that the Series' partnership agreement contains provisions which, if followed throughout the existence of the Series, substantially comply with requirements (a), (b) and (c) above and the alternative test to requirement (d).

    An allocation which has economic effect nevertheless may be disregarded by the IRS if the economic effect of the allocation is not substantial. The IRS may assert that the effect of the allocations provided in the Series' partnership agreement is not substantial. If at any time the allocations of a Series do not have economic effect or are not substantial, allocations will be made in accordance with the interests of the Series' partners. The Treasury Regulations indicate that the determination of a partner's interest in a partnership is made by taking into account all facts and circumstances relating to the economic arrangement of the partners.

    The Treasury Regulations state that an allocation of an item of loss or deduction attributable to nonrecourse debt secured by a partnership property cannot have substantial economic effect. Depreciation is an example of an item of deduction attributable to nonrecourse debt. However, such an allocation is deemed to be made in accordance with the partners' interests in the partnership:

o if requirements (a), (b) and (c) of the economic effect test set forth above are satisfied,

o allocations of nonrecourse deductions are made among the partners in a manner which is reasonably consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect,

o the partnership agreement contains a minimum gain chargeback provision, which is a provision requiring chargeback of income or gain to partners who have been allocated nonrecourse deductions and who have deficit capital account balances, and

o all other material allocations and capital account adjustments under the partnership agreement are recognized under the Treasury Regulations.

Each Series' partnership agreement contains provisions designed to comply with the requirements of these Treasury Regulations. If not, the allocations of items of income, gain, loss and deduction attributable to nonrecourse indebtedness would be made in accordance with the overall economic interests of the partners in the partnership.

    The Treasury Regulations provide that because allocations of tax credits and recapture do not give rise to adjustments to partners' capital accounts, they cannot have economic effect. Accordingly, tax credits and recapture must be allocated in accordance with the partners' interests in the partnership. In the case of low income housing tax credits, the Treasury Regulations provide that allocations will be deemed to be in accordance with the partners' interests in the partnership if made in the ratio in which the partners share the expenditures giving rise to the credits. In the case of historic tax credits, they should be allocated in accordance with the ratio in which partners share the general profits of the partnership. The Series' partnership agreement contains provisions which are intended to comply with these provisions of the Treasury Regulations.

    It is possible that the Treasury Department may modify the existing Treasury Regulations under Section 704(b) of the Internal Revenue Code. If so, the Fund Manager is authorized to amend the Series' partnership agreement to the minimum extent necessary to preserve the plan of allocation provided in such partnership agreement.

    Despite the possibility of challenge by the IRS, provided that the Series' partnership agreement is followed throughout the entire term of a Series in:

o   allocating and making distributions,

o   maintaining capital accounts,

o allocating profits and losses, items of profits and losses, and tax credits, and

o determining the rights and obligations of the investors and the Fund Manager upon dissolution and liquidation of the Series, then

Derenthal & Dannhauser LLP is of the opinion that the investors would not be allocated significantly more profits or less losses or tax credits than is allocated to them under the Series' partnership agreement if the allocations were fully litigated in court. However, there can be no assurance that the IRS will not challenge the allocations in the Series' partnership agreement on the ground that they lack substantial economic effect or do not reflect an investor's interest in his Series. If such a challenge were successful, all profits, losses and tax credits of the Series would be reallocated to its investors and the Fund Manager in accordance with their respective interests in the Series.

    Each Series will enter into a partnership agreement or operating agreement for each local limited partnership. As a condition to entering into such a partnership agreement or operating agreement, the Series will obtain an opinion of tax counsel regarding its investment in the local limited partnership, including an opinion that the allocation provisions of such partnership agreement will not be substantially modified by the IRS. See "Opinion of Counsel." Derenthal & Dannhauser LLP's opinion stated above regarding the allocation provisions of the Series' partnership agreement assumes and is conditioned on the receipt and accuracy of such an opinion of tax counsel.

    It is possible that the IRS will seek to recharacterize the relationship between a local limited partnership and other parties. Such recharacterization could adversely affect the tax treatment of a local limited partnership and the investors. For example, the IRS might contend that a lender to a local limited partnership is actually a partner, because the lender:

o   is entitled to interest measured in whole or in part by the income, or

o made a subordinated nonrecourse loan the repayment of which is subject to an equity-type risk.

In that event, some or all of the payments to the lender would be partnership distributions. The local limited partnership would be denied an interest deduction for such payments, and the lender might be allocated a share of the deductions of the local limited partnership attributable to the property.

    Other IRS challenges could affect allocations. For example, a local limited partnership might pay a local general partner or an affiliate fees for services.

The IRS might contend that such fees are not deductible expenses, but are actually partnership distributions, and that the general partner should be allocated a larger percentage of the local limited partnership's taxable income or tax loss.

    Whether the IRS would be successful in any attempted recharacterization would depend upon all the facts and circumstances of the transaction, including, in the case of fees, the nature of the services for which the fees actually are being paid. Because such facts and circumstances are unknown at present, counsel has rendered no opinion with respect thereto.

Allocations Before Admission

    Items of partnership income, gain, loss, deduction or credit are allocable to a partner only if realized, paid or incurred by the partnership during the portion of the year in which the partner is a member of the partnership. Items realized, paid or incurred during periods before the partner's admission may not be allocated retroactively to the partner. In this regard, the Series' partnership agreement provides that the items of income, gain, loss deduction or credit accrued during each month are allocated among persons who are partners of the Series at the end of that month.

    The Tax Reform Act of 1984 authorized the Treasury Department to issue Treasury Regulations concerning allocations to partners whose interests in a partnership vary during the partnership's tax year. The General Explanation of the Tax Reform Act of 1986 indicated that Congress intended that these regulations apply to the allocation of tax credits. The General Explanation of the Tax Reform Act of 1984 indicates that until such Treasury Regulations are issued any reasonable convention will be permissible. Treasury Regulations have not been issued. Consequently, Derenthal & Dannhauser LLP is of the opinion that the method of allocation set forth in the Series' partnership agreement is proper. However, Treasury Regulations, when issued, may require that some other method of allocation be used.

Basis of Local Limited Partnerships in Their Apartment Complexes

    Section 1012 of the Internal Revenue Code provides that the basis of property acquired by purchase is its cost. This cost includes cash paid to acquire property and purchase transaction costs such as real estate commissions, attorneys' fees and appraisal costs. The basis of property is increased to the extent of the cost of the property's capital improvements.

    Where property is acquired or improved with proceeds of the owner's note, the owner's basis in the property includes the principal amount of the note regardless of whether the owner is personally liable for payment of the note.

The foregoing rule has been applied in cases where little or no downpayment has been made, where payments of principal are not made currently and where the note itself is payable partially or entirely from the proceeds realized from the property acquired.

    The principal amount of a nonrecourse note may not, however, be included in the basis of acquired property unless it is recognized for tax purposes as a bona fide liability. The rule adopted by the courts which is most often asserted by the IRS in attacking the bona fide nature of a nonrecourse liability is that the principal amount of a nonrecourse liability may not be included in the basis of property unless the fair market value of such property is at least equal to the face amount of the nonrecourse note. See Wilman v. Commissioner, 78 T.C. 943
(1982); Narver v. Commissioner, 75 T.C. 53 (1980). Additionally, in Hager v. Commissioner, 76 T.C. 759 (1981), the Tax Court stated that in a transaction involving a large amount of nonrecourse debt incurred in the purchase of a property at an inflated price, the entire sale may be disregarded. Thus, the IRS will closely scrutinize any transaction involving nonrecourse liability to determine whether the principal amount of the liability approximates the value of the property purchased.

    Basis is important because it determines the amount of tax credits, cost recovery deductions, and interest deductions.

    Nonrecourse liabilities will exist only at the local limited partnership level. If the IRS successfully challenges the inclusion of any nonrecourse liability in basis, an investor's share of tax credits, cost recovery deductions and interest deductions would be reduced. The investor's basis in his Units would also be reduced. The Fund Manager expects that an opinion of counsel regarding inclusion of liabilities in basis will be rendered as a condition to a Series' investment in a local limited partnership. See "Opinion of Counsel."

Depreciation

    In determining profits and losses for tax purposes, a partnership's income for any year is reduced by deductions representing depreciation or cost recovery of the partnership's assets. The larger the depreciation or cost recovery deductions, the lesser the partnership's income or the greater the partnership's loss.

    Internal Revenue Code Section 168 provides rules for determining the manner in which the costs of tangible assets are to be recovered. Subject to transitional rules that may apply to one or more apartment complexes, residential rental property may be depreciated over a 27.5-year period or a 40-year period using the straight-line method. Personal property is depreciated over recovery periods of three, five, seven, 10, 15 or 20 years using an accelerated method.

    Residential rental property is not subject to depreciation recapture upon disposition. Prior depreciation for all personal property will result in recapture when the property is disposed of at a gain.

    The development and construction cost or the purchase price of an apartment complex must be allocated between depreciable assets and nondepreciable assets. Depreciable assets include improvements on real estate and personal property. Nondepreciable assets include land. Such allocations are questions of fact which will not be subject to counsel's review or opinion. IRS reallocations of purchase price would result in decreased tax loss and tax credits or increased taxable income.

Deductibility of Fees

A.  Development Fees and Acquisition and Investment Management Fees

    Each local limited partnership will pay its local general partners a fee for services in connection with the development of its apartment complex. Each Series will pay acquisition and investment management fees to WNC & Associates, Inc. for services in connection with the investigation of local limited partnerships and for services in connection with the organization and/or start-up of local limited partnerships. Each local limited partnership will capitalize its development fees as part of the basis of its apartment complex and will recover the cost thereof through depreciation deductions to the extent applicable to depreciable property. Similarly, each Series will capitalize acquisition and investment management fees. Depending on the facts and circumstances of the investment in each local limited partnership, acquisition and investment management fees may be:

o allocated to depreciable property and deducted over the useful life of such property,

o treated as organization or start-up expenses that may be amortized over a 60-month period,

o   amortized over the life of the local limited partnership, or

o treated as nondeductible until the termination of the local limited partnership.

    Counsel has rendered no opinion regarding the proper treatment of any development fees or acquisition and investment management fees due to the inherently factual nature of the issues involved.

B.  Ongoing Management Fees

    Each local limited partnership intends to claim a deduction for fees paid to its local general partners or their affiliates, including fees paid for property management services. Similarly, each Series intends to deduct asset management fees paid to WNC & Associates, Inc. The Fund Manager believes that such fees should be deductible as ordinary and necessary business expenses.

    Counsel has rendered no opinion regarding the proper treatment of any management fees due to the inherently factual nature of the issues involved.

Organization and Offering Expenses

    Each Series will incur expenses in connection with its organization and offering. See "Estimated Use of Proceeds." The Internal Revenue Code requires that such expenses be capitalized. Each Series will amortize over 60 months the portion of these expenditures which qualify as organizational expenses under
Section 709(b)(2) of the Internal Revenue Code. Offering and syndication expenses will be capitalized permanently, and no deduction will be obtained by a Series with respect to such expenses. The IRS may challenge the amount of expenses that a Series treats as organizational expenses. The IRS also may attempt to recharacterize other payments, including a portion of the fees described in the preceding section, as nondeductible offering or syndication expenses. Counsel has rendered no opinion on this issue because of its inherently factual nature.

Start-Up Expenditures

    Section 195 of the Internal Revenue Code provides that a taxpayer may elect to amortize start-up expenditures of a business ratably over a period of not less than 60 months beginning with the month in which the business begins. If no election is made, start-up expenditures must be capitalized permanently. Start-up expenditures include costs incurred before entering into an active trade or business which would have been deductible if incurred in connection with the expansion of an existing trade or business in the same field as that entered by the taxpayer. Start-up expenditures do not include amounts allocable to the acquisition of interests in local limited partnerships or the organization or syndication of a Series as discussed above. The determination of whether an item is a start-up expenditure is based on the facts and circumstances in each case.

    A local limited partnership may deduct expenses incurred by it before the date that it completes the construction of its apartment complex or before the date it generates rental income. If so, a Series will deduct its allocable share of such expenses. The IRS may disallow any such deductions as not having been incurred in connection with a trade or business. If the IRS were successful, the disallowed expenses would be available as deductions, if at all, only through amortization. Due to the inherently factual nature of the issues involved, counsel is unable to render an opinion regarding the manner in which Section 195 may apply to any Series or any local limited partnership.

Sales or Exchanges of Local Limited Partnership Property; Depreciation Recapture

    A local limited partnership's gain on sale of its apartment complex will equal the difference between the sale proceeds and the adjusted basis of the apartment complex. For these purposes sale proceeds include the amount of any indebtedness to which the property is subject. The amount of tax payable by an investor on his share of such gain may in some cases exceed his share of the cash proceeds distributed to him. In the event of a foreclosure of an apartment complex, a Series would realize gain equal to the excess of the indebtedness secured by the mortgage or trust deed over the adjusted basis of the apartment complex. In that event, an investor would realize taxable income without the receipt of any cash distributions as a result of the foreclosure.

    In other instances a disposition of an apartment complex might result in the investors receiving less cash than the tax liability generated by the disposition. They include:

o the retention of the sale proceeds by the local limited partnership or the Series to support its remaining operations, and

o the sale of the apartment complex for illiquid assets, such as promissory notes of the purchaser. See "Treatment of Mortgage Loans."

    Each apartment complex will most likely be considered to be a Section 1231 asset. Section 1231 assets are real property and depreciable assets:

o   used in a trade or business,

o   held for more than one year, and

o   not held for sale to customers in the ordinary course of business.

If so, an investor's share of gain or loss from the sale of an apartment complex would be combined with any other Section 1231 gains or losses incurred by him in that year and:

o   his net Section 1231 gains would constitute capital gains, or

o   his net Section 1231 losses would constitute ordinary losses.

Despite the above, to the extent net Section 1231 losses are treated as ordinary losses in any taxable year, net Section 1231 gains recognized during the next five years will be treated as ordinary income.

    If an apartment complex is held for sale to customers in the ordinary course of business, all gain on the disposition thereof will constitute ordinary income. Property so held is known as dealer property. Because the determination as to whether any apartment complex is dealer property depends on future facts, counsel expresses no opinion as to that issue. In addition, the sale of an apartment complex may give rise to the recapture of tax credits. See "Historic Tax Credit Recapture" above and "The Low Income Housing Tax Credit - Recapture of Low Income Housing Tax Credits."

    For a discussion of the income tax consequences attendant to a sale of an apartment complex on the installment basis, see "Treatment of Mortgage Loans" below.

Tax Liabilities in Later Years

    After a period of years following its commencement of operations, a local limited partnership may generate taxable income rather than tax losses. In earlier years, depreciation deductions are expected to result in tax losses. However, in later years, as the portion of debt service payments attributable to deductible interest decreases and the portion attributable to non-deductible principal amortization increases, net operating income of a local limited partnership might exceed depreciation. An investor's share of such taxable income would constitute passive income taxable at ordinary income rates unless the investor had unused suspended passive losses from his Series, or current or suspended passive losses from other investments. See "Limitations on Losses and Credits from Passive Activities" above. In such circumstances the investor would not receive a cash distribution from his Series with which to pay any tax liability resulting from the allocation of taxable income. The tax liability would require a nondeductible out-of-pocket payment of tax by such investor.

Treatment of Mortgage Loans

    A local limited partnership may take back promissory notes as part of the consideration received upon sale of an apartment complex. The Fund Manager anticipates that any such sale would qualify as an installment sale for Federal income tax purposes. Taxable income from an installment sale generally is recognized during the periods in which payments are received. However, any depreciation or other ordinary income recapture is denied installment sale treatment and must be recognized in the year of the sale.

    A taxpayer who disposes of property on an installment basis may be required to pay interest on the portion of his tax liability deferred by use of the installment method. This rule applies if the aggregate face amount of all installment obligations arising in any one year and outstanding at the end of that year exceeds $5,000,000. Interest is payable each year at the short-term Federal rate plus three percentage points in effect for the month in which the tax year ends. In determining the application of this rule, all taxpayers under common control within the meaning of Section 52 of the Internal Revenue Code are treated as a single taxpayer. It is likely that a Series and each local limited partnership will be treated as under common control.

    The Internal Revenue Code provides for recognition of gain on installment obligations that are pledged to secure indebtedness of the taxpayer. The proceeds of the secured indebtedness are treated as payments on the pledged installment obligation.

    A sale or exchange of dealer property is not eligible for installment sale treatment. Accordingly, if a local limited partnership disposes of an apartment complex on an installment basis and the local limited partnership sold the apartment complex in the ordinary course of business, all gain on the sale would be recognized in the year of sale. Tax liability would be payable as a result of such sale even though no proceeds of the sale had yet been received.

    The Fund Manager will take into account the application of these rules in determining whether to approve the sale of an apartment complex in return for a purchase money mortgage.

    The Fund Manager anticipates that any purchase money promissory notes held by a local limited partnership as a result of an installment sale will be secured by mortgages or deeds of trust. If the stated redemption price at maturity of such notes exceeds the issue price, the difference is treated as original issue discount. In the case of purchase money financing, the issue price is determined by discounting all future payments of principal and interest to present value utilizing specified rates that are intended to reflect market conditions at the time of the sale. The stated redemption price at maturity generally consists of the face amount of the notes, plus deferred interest and other amounts payable at maturity. If original issue discount is present, the local limited partnership will be required to accrue each year a ratable portion of the original issue discount.

Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death

    The Fund Manager will prohibit the development of a public trading market in the Units. Accordingly an investor may not be able to sell his Units. See "Transferability of Units." However, an investor may be able to sell his Units in some cases. Any gain realized on a sale of Units by an investor who is not a dealer in Units or other similar securities generally will be capital gain, except as set forth below. However, as a result of the sale of Units, an investor may be subject to the recapture of tax credits. See "Historic Tax Credit Recapture" and "The Low Income Housing Tax Credit - Recapture of Low Income Housing Tax Credits."

    In determining the amount received upon the sale or exchange of a Unit, the seller must include, among other things, his allocable share of all local limited partnerships' nonrecourse indebtedness. Because of the rules regarding nonrecourse indebtedness, it is possible that the gain realized upon the sale of a Unit or an interest in a local limited partnership may exceed the cash proceeds of such sale. In some cases the income taxes payable with respect to such sale may exceed such cash proceeds. See, however, "Limitations on Losses and Credits from Passive Activities" regarding the allowance of previously suspended passive activity losses and passive activity credits upon the disposition of a taxpayer's entire interest in a passive activity.

    An investor's share of gain on the sale of Units will not be capital gain to the extent the gain is allocable to unrealized receivables or inventory items of the Series, if any. Unrealized receivables is defined in Section 751 of the Internal Revenue Code to include unrecognized depreciation recapture.

    Similar rules will apply in the case of a sale or exchange by a Series of its interest in a local limited partnership.

    In addition to Federal or state gift tax liabilities, a gift of a Unit may result in Federal or state income tax liabilities to the donor. The IRS will take the view that an investor who makes a gift of a Unit is relieved of his share of nonrecourse indebtedness. Therefore, the investor will realize gain on the gift to the extent his share of such liabilities exceeds the tax basis for his Units. Gain on a gift of Units is taxable in the same manner as gain on the sale of a Unit. The donor is not entitled to use suspended passive activity losses on the gift of his Units. Rather the donee's tax basis for the Units is increased by the suspended passive activity losses. See "Limitations on Losses and Credits from Passive Activities."

    If an investor dies, the fair market value of his Units will be subject to Federal estate taxation. The basis of a Unit inherited from a decedent generally is stepped up or stepped down to its fair market value for Federal estate tax purposes.

Dissolution and Liquidation of a Series or Local Limited Partnership

    Generally, upon liquidation or termination of his Series, an investor will recognize income only to the extent that the sum of the cash distributed to him and his share of nonrecourse liabilities exceeds his adjusted basis in his Units at the date of distribution. Similar rules will apply in the event of the dissolution or liquidation of a local limited partnership.

Elections

    Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of partnership property:

o   on the transfer of an interest in the partnership, or

o   on the distribution of property by the partnership to a partner.

If a Series were to make such an election, then transferees of Units would be treated, for purposes of depreciation and taxable gain, as though they had acquired a direct interest in the Series' assets. As a result of the complexities of the tax accounting required, the Fund Manager does not presently intend to make a Section 754 election, although it is empowered to do so by the Series' partnership agreement. The absence of any such election may, in some circumstances, reduce the value of Units to a potential purchaser.

Transfer of Units; Termination of a Series

    The Internal Revenue Code provides that if 50% or more of the capital and profits interests in a partnership are sold or exchanged within a single 12-month period, the partnership will terminate for Federal income tax purposes. Under the Series' partnership agreement, 50% or more of the Units may not be sold or exchanged within a single 12-month period. However, if a termination should nonetheless occur, it could cause recapture of tax credits.

Profit Motive

    Under Section 183 of the Internal Revenue Code, expenses from activities not engaged in for profit are disallowed as deductions from other income. Low income housing typically does not generate a profit from operations. Nonetheless, the Treasury Department has issued Treasury Regulations stating that Internal Revenue Code Section 183 will not be applied to apartment complexes which qualify for the low income housing tax credit if:

o   the investment in such properties is bona fide, and

o   the investment is not an economic sham.

Based on these Treasury Regulations Derenthal & Dannhauser LLP is of the opinion that it is more likely than not that Internal Revenue Code Section 183 will not be applied to disallow deductions arising from the ownership of the apartment complexes.

Other Important Tax Considerations

    In addition to the provisions of the Internal Revenue Code relevant to investments in limited partnerships or in real property, investors should be aware of other important Internal Revenue Code provisions that are applicable to investments in general, or that may, depending upon the facts and circumstances, be applicable to individual taxpayers. While a detailed discussion of such general tax aspects is beyond the scope of this prospectus, investors should be aware of the following matters, among others, and should consult their own tax advisers for more details if further information is desired.

A.  Tax Rates

    For individual taxpayers, the marginal tax rates and tax brackets are as follows:

   Filing Status                     Income                  Marginal Tax Rate
   -------------                     ------                  -----------------

   Married Filing                Up to $56,800                      15%
      Jointly             Between $56,800 and $114,650              25%
                           Between $114,650 and $174,700            28%
                         Between $174,700 and $311,950              33%
                                   Over $311,950                    35%

 Head of Household               Up to $ 38,050                     15%
                          Between $38,050 and $98,250               25%
                            Between $98,250 and $159,100            28%
                         Between $159,100 and $311,950              33%
                                   Over $311,950                    35%

       Single                    Up to $28,400                      15%
                            Between $28,400 and $68,800             25%
                          Between $68,800 and $143,500              28%
                           Between $143,500 and $311,950            33%
                                   Over $311,950                    35%

      Married                    Up to $28,400                      15%
  Filing Separate           Between $28,400 and $57,325             25%
                          Between $57,325 and $87,350               28%
                            Between $87,350 and $155,975            33%
                                   Over $155,975                    35%

The dollar amounts set forth above apply to 2003 and will be adjusted for inflation in each year thereafter.

    Despite the preceding, the maximum tax rate on capital gains for individuals is 15%. However, capital gains equal to depreciation taken on real property will be taxed at a maximum rate of 25%.

    Capital losses are deductible to the extent of capital gains plus $3,000 of ordinary income. The $3,000 figure is reduced to $1,500 in the case of a married person filing a separate return. The remainder is carried forward.

    The personal exemption amount, established at $2,000 for 1989, is indexed for inflation after 1989. It is equal to $3,050 for 2003. The personal exemption is phased out by 2% for each $2,500 by which a taxpayer's adjusted gross income exceeds threshold amounts. The phase-out is 4% for a married person filing a separate return. The 2001 tax act reduces this phaseout by one-third in 2006 and 2007, and by two-thirds in 2008 and 2009. The phaseout is eliminated in 2010.

    Under Internal Revenue Code Section 67, noncorporate investors may claim most miscellaneous itemized deductions only to the extent such expenses exceed 2% of adjusted gross income. Itemized deductions include expenses paid or incurred:

o   for the production or collection of income,

o for the management, conservation, or maintenance of property held for the production of income,

o   in connection with the determination, collection or refund of a tax, or

o   for the trade or business of being an employee.

    Internal Revenue Code Section 68 imposes a limit on an individual's aggregate itemized deductions, other than:

o   medical expenses under Section 213,

o   investment interest under Section 163, and

o   casualty, theft and wagering losses under Section 165.

For an individual whose adjusted gross income exceeds the applicable amount, the amount of the itemized deductions will be reduced by the lesser of:

o   3% of the excess of the adjusted gross income over the applicable amount, or

o   80% of the itemized deductions otherwise allowable for the taxable year.

For these purposes, the applicable amount means $100,000, or $50,000 in the case of a married person filing a separate return. The applicable amount is adjusted for inflation in tax years beginning after December 31, 1991. It is equal to $139,500 for 2003. Internal Revenue Code Section 68 is to be applied after the application of any other Internal Revenue Code limitation on the allowance of itemized deductions. The 2001 tax act reduces the limitation of itemized deductions by one-third in 2006 and 2007, and by two-thirds in 2008 and 2009. The limitation is eliminated in 2010.

    With respect to corporations, other than personal service corporations, the Internal Revenue Code imposes the following tax rates:

o   5% of so much of the taxable income as does not exceed $50,000,

o 25% of so much of the taxable income as exceeds $50,000 but does not exceed $75,000,

o 34% of so much of the taxable income as exceeds $75,000 but does not exceed $10,000,000, and

o   35% of so much of the taxable income as exceeds $10,000,000.

    In the case of a corporation which has taxable income in excess of $15,000,000, the amount of the tax determined under the foregoing provisions is increased by an additional amount equal to the lesser of:

o   3% of such excess, or

o   $100,000.

    With respect to personal service corporations, the Internal Revenue Code imposes a single rate of tax equal to 35%.

B. Alternative Minimum Tax

    In addition to the regular income tax, the Internal Revenue Code includes an alternative minimum tax for noncorporate and corporate taxpayers. In 1986, the alternative minimum tax base was significantly broadened. That base is equal to a:

o   taxpayer's taxable income,

o   subject to adjustments,

o   increased by items of tax preference, and

o   reduced by an exemption,

all as described below.

    Under the alternative minimum tax, depreciation deductions on personal property are computed using the 150% declining balance method rather than the 200% declining balance method. A less favorable net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

    The itemized deductions allowable in computing alternative minimum taxable income include the following:

o   charitable contributions,

o   medical deductions in excess of 10% of adjusted gross income,

o   casualty losses,

o   interest on personal housing, and

o   other interest to the extent of net investment income.

No standard deduction is allowed, but an exemption amount is available as discussed below.

    For corporations, the Internal Revenue Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

    In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of items of tax preference. Tax preferences include excess depletion deductions, excess intangible drilling costs, tax-exempt interest, and the difference between the fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

    Tax credits cannot be used to offset alternative minimum tax. Rather, tax credits may only be utilized to the extent they do not exceed the excess of the taxpayer's income tax liability over the greater of:

(a) his tentative minimum tax liability, or

(b) 25% of his regular tax liability in excess of $25,000.

Any excess tax credits are first carried back one year and then forward 20 years.

    The alternative minimum tax for individuals is equal to:

o   26% of so much of the taxable excess as does not exceed $175,000, plus

o   28% of so much of the taxable excess as exceeds $175,000.

For this purpose, taxable excess means the amount by which alternative minimum taxable income exceeds the exemption amount. The exemption amount is:

o   $45,000 for a married couple filing a joint return or a surviving spouse,
o   $33,750 for a single individual,
o   $22,500 for a married individual filing a separate return, and
o   $22,500 for an estate or trust.

For 2003 and 2004, the first three amounts are increased to $58,000, $40,250 and $24,500, respectively.

    However, the exemption is reduced by 25% of the amount by which the alternative minimum taxable income exceeds:

o   $150,000 in the case of a married couple filing a joint return,
o   $112,500 in the case of a single individual, and
o $75,000 in the case of a married individual filing a separate return or for an estate or trust.

    The corporate alternative minimum tax is the amount, if any, by which:

o   20% of the excess of

    o   the corporation's alternative minimum taxable income, over

    o   the exemption amount, exceeds

o   the corporation's regular tax for the year.

The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to corporations which have elected to be subject to Subchapter S of the Internal Revenue Code. Rather, the alternative minimum tax applies to the shareholders of an S corporation.

    The corporate alternative minimum tax has been repealed for small business corporations. A corporation that had average annual gross receipts of less than $5,000,000 for the three-year period beginning after December 31, 1993 is a small business corporation for its first taxable year beginning after December 31, 1997. A corporation that meets the $5,000,000 gross receipts test will continue to be treated as a small business corporation so long as its average gross receipts do not exceed $7,500,000.

    Because the impact of the alternative minimum tax is dependent upon each investor's particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in a Series will have on the calculation of his alternative minimum tax liability.

C. Deduction of Investment Interest

    The Internal Revenue Code imposes substantial limitations upon the deductibility of interest on funds borrowed by an investor to purchase or to carry investment assets. Internal Revenue Code Section 163(d) provides that an individual may take a deduction for such investment interest only to the extent of such individual's net investment income for the taxable year.

    Investment interest is interest on indebtedness incurred to purchase or carry investment property. Investment interest includes:

o   interest expense allocable to portfolio income, and

o investment and interest expense allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules.

Investment interest does not include any interest that is taken into account in determining a taxpayer's income or loss from a passive activity or a rental activity in which a taxpayer actively participates. See "Limitations on Losses and Credits from Passive Activities." Accordingly, the Series are unlikely to generate any material amounts of investment interest.

Tax Returns and Tax Information

A.  Audit and Assessment Procedure

    The IRS could audit the tax information returns filed by a Series or a local limited partnership. Any such audit could result in the audit of an investor's tax return. An audit of an investor's return could result in adjustments to items related to the Series as well as items not related to the Series.

    Under the Internal Revenue Code the IRS treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership's treatment of partnership tax items at the partnership level. In general, a partnership's tax matters partner represents the partnership and its partners in the event of an audit of the partnership's tax returns. The Fund Manager is the tax matters partner for each Series. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

    Partners must report partnership items consistently with the position reported by the partnership on its tax returns or file a statement identifying the inconsistency. If an inconsistency statement is not filed, the IRS may treat an inconsistency as a computational error on the partner's return and assess any deficiency resulting from such inconsistency. The IRS can also assess negligence penalties for failure to comply with the statute.

    If the IRS proposes any adjustments to the tax returns filed by a Series, a local limited partnership or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. A Series will not bear any expense that may be incurred by an investor in connection with:

o   the investor's participation in an audit of the Series,

o   the audit of his tax returns, or

o the determination or redetermination of his tax liability even though resulting solely from adjustments to the Series' or a local limited partnership's tax returns.

B.  Imposition of Penalties

    Document and Information Return Penalties. Three separate and distinct categories of penalties apply to information returns and payee statements, as follows:

o a penalty for failing to file an information return or to include correct information therein. An example is Form 8308, which a partnership must file upon a transfer of its partnership interests;

o a penalty for failing to file a payee statement or to include correct information on a payee statement. An example is Schedule K-1, which a partnership must provide annually to each partner; and

o a penalty for failure to comply with other information reporting requirements. An example is the requirement that a transferor must give notice to a partnership concerning the exchange of an interest in the partnership.

    The penalties in this category differ in amount. It is possible that a filer might reduce or avoid some of the penalties by filing corrected returns within specific time limits, or if the omissions and inaccuracies are inconsequential. On the other hand, the penalties may be increased if the failure to comply is due to intentional disregard.

    Accuracy-Related and Fraud Penalties. The penalty for an inaccurate tax return is equal to 20% of the portion of an underpayment resulting from one or more of the following:

o   negligence or disregard of the rules and regulations,

o   any substantial understatement of income tax,

o   any substantial valuation overstatement,

o   any substantial overstatement of pension liabilities, and

o   any substantial estate or gift tax valuation understatement.

    A substantial understatement of income tax exists if the amount of the understatement exceeds the greater of:

o   10% of the tax required to be shown, or

o   $5,000. The $5,000 is increased to $10,000 for most corporations.

    A substantial valuation overstatement exists if:

o the value or adjusted basis of any property is 200% or more of the amount determined to be the correct value or adjusted basis, or

o the price for services or property in transactions between affiliated entities is 200% or more of the current price. In the case of a gross overstatement, the penalty is increased to 40%. In no event will a penalty be imposed unless the underpayment exceeds $5,000. The $5,000 figure is increased to $10,000 for most corporations. A gross overstatement occurs when the value or adjusted basis or price is 400% or more of the correct amount.

    Any portion of an understatement which is attributable to fraud is subject to a penalty at the rate of 75% of the understatement. The 20% accuracy-related penalty will not apply to any portion of an understatement subject to the fraud penalty.

Tax Shelter Registration

    Tax shelter organizers are required to register their tax shelters with the IRS. Furthermore, tax shelter organizers are required to maintain lists of investors in the tax shelter. The lists must be turned over to the IRS upon request. Both of these requirements have enhanced the ability of the IRS to audit tax shelters.

    Each Series has applied to the IRS for a tax shelter registration number. The registration number and the taxpayer identification number to be assigned to a Series will be provided to the investors. Each investor must report this registration number to the IRS if he claims any deduction, loss, credit, or other tax benefit or reports any income by reason of his investment in a Series.

    Each investor must report the registration number as well as the name and taxpayer identification number of his Series on Form 8271.

    Form 8271 must be attached to the return on which an investor claims the deduction, loss, credit, or other tax benefit or reports any income.

    Issuance of a registration number does not indicate that the investment described herein or that the claimed tax benefits have been reviewed, examined or approved by the IRS.

    A local limited partnership may be required to register as a tax shelter. If such is the case, each investor may be required to report the registration number of such local limited partnership to the IRS on Form 8271.

    If an investor fails to include a required registration number on his individual tax returns he is subject to a maximum penalty of $250 for each such failure.

    Investors are required to provide the Series' tax shelter registration number to transferees of their Units. If an investor fails to notify his transferee of the registration number, he is subject to a maximum penalty of $100 for each such failure.

Changes in Tax Law

    Many of the amendments to the Internal Revenue Code enacted since 1980 have not been interpreted by corresponding amendments to the Treasury Regulations. Also, few judicial decisions or administrative rulings with regard thereto exist as of the date of this prospectus. Accordingly, the Internal Revenue Code provisions described above may be further amended, modified or clarified by Congress, the IRS or the courts so as to have an adverse effect on the Series.

                       STATE AND LOCAL TAX CONSIDERATIONS

    In addition to the Federal income tax considerations described above, prospective investors should consider potential state and local tax consequences of an investment in a Series. An investor's share of Series tax items must be included for state or local tax purposes in his jurisdiction of residency. Moreover, California and other states in which a Series may do business impose taxes on nonresident investors, determined with reference to their shares of income and gain derived from such states. Losses from a Series' operations in one state may not be available to offset income from the Series or other sources taxable in a different state. Personal exemptions are allowed by some states but not others. Those states that allow personal exemptions may compute them differently. A Series may be required to withhold state taxes from distributions or allocations to investors in some instances.

    To the extent that an investor who is not a resident of a state pays tax to that state by virtue of Series operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residency with respect to the same income. Investors should consult their own tax advisers in that regard.

    Tax benefits that are available for Federal income tax purposes may not be available for state income tax purposes. For example, not all states have adopted the Federal cost recovery rules and the Federal installment sale rules. Thus, it is possible that investors in some states will be required to recognize more or less income or loss from operations, or gain from the sale of Series investments, for state tax purposes than for Federal tax purposes.

    Investors may be subject to estate or inheritance taxes in the states in which the Series conducts business, as well as in their own states of residency. Corporate investors may be liable for minimum state franchise taxes in such states. Each prospective investor should consult his own personal tax adviser concerning his individual tax situation and the state and local tax aspects of investing in a Series.

                         PROFITS AND LOSSES, TAX CREDITS
                             AND CASH DISTRIBUTIONS

    Set forth below in this section of the prospectus is a discussion of the allocation and distribution provisions of the Series' partnership agreement.

Tiered Investment

    An investment in a Series represents a tiered investment. In the upper tier, investors will contribute capital to the Series. In the lower tier, the Series will contribute the capital received from the investors, net of fees and expenses, to a number of local limited partnerships. The local limited partnerships will actually own the apartment complexes.

    Profits, losses, tax credits and cash generated by an apartment complex will initially be accounted for by the local limited partnership which owns the apartment complex. The local limited partnership will allocate and distribute these items among its partners. The general partners or managing members of a local limited partnership will be the local general partners, and the limited partners or non-managing members will be the Series, WNC Housing, L.P. and, possibly, an affiliate of the local general partners and/or a joint venturer.

    Consequently, the primary source of profits, losses, tax credits and cash of a Series will be the allocations and distributions it receives from the local limited partnerships. In addition, each Series will have a less consequential level of income and expense at the Series' level. Each Series will account for all profits, losses, tax credits and cash, from all sources, and then allocate such items between the investors and the Fund Manager.

    The manner in which each Series will make its allocations and distributions is summarized below and is set forth in its entirety in the partnership agreement incorporated into this prospectus as Exhibit B.

Cash Available for Distribution

    A Series' cash available for distribution means cash flow less any amounts set aside from cash flow for the restoration or creation of reserves. Cash flow means:

o all cash distributions made to the Series by the local limited partnerships, minus

o any such cash distributions resulting from the sale or refinancing of the apartment complexes, plus

o all cash funds from Series operations after deducting cash funds used to pay expenses, fees, debt service and capital expenditures.

    The Fund Manager does not anticipate that there will be any significant distributions of cash available for distribution. Any such distributions will be paid 99.9% to the investors and 0.1% to the Fund Manager.

Sale or Refinancing Proceeds

    Sale proceeds will consist of net cash receipts arising from sales or other dispositions of apartment complexes. Refinancing proceeds will consist of net cash receipts arising from any mortgage refinancing. Sale or refinancing proceeds will not include any amounts necessary for the payment of debt or the funding of reserves.

    A portion of a Series' sale or refinancing proceeds may be reinvested in local limited partnerships during the two-year period following the termination of a Series' offering. Otherwise, sale or refinancing proceeds will be distributed by a Series in the following order:

o   to the investors until each investor has received an amount equal to:

    o a return of his capital contribution to the Series, to the extent not previously returned by distributions of sale or refinancing proceeds, plus

    o to the extent not already provided by distributions and tax credits, an annual, cumulative, but not compounded, return on their unreturned capital contributions equal to 10% through December 31, 2013, and 6% for the balance of the Series' term;

o to the Fund Manager until it has received a return of its capital contribution to the Series plus any subordinated disposition fees, as discussed under "Management Compensation"; and

o   the balance 90% to its investors and 10% to the Fund Manager.

    Distributions made in connection with the liquidation of a Series will be distributed in accordance with the positive capital account balances of its partners.

Capital Accounts

    Each Series will maintain a capital account for each investor. The Series' partnership agreement provides that an investor's capital account will equal:

o   the investor's capital contribution, minus

o   the amount of losses allocated to the investor, minus

o   the amount of cash distributed to the investor, plus

o   the amount of income allocated to the investor.

For this purpose, income and loss includes items in the nature of income and loss but which are not subject to tax or which are not tax deductible. Selling commissions are items in the nature of losses which are not deductible for tax purposes.

    Capital accounts are important because they:

o   determine the manner in which liquidation proceeds are distributed, and

o support the validity of a partnership's allocations under Treasury Regulations. See "Federal Income Tax Considerations - Series Allocations."

Allocations of Profits and Losses and Tax Credits

    General Allocations. Low income housing tax credits of a Series will be allocated among its investors and the Fund Manager in the same manner as depreciation deductions. Historic tax credits of a Series will be allocated among its investors and the Fund Manager in the manner in which profits are or would be allocated for the year in which the historic tax credit property is placed in service. In accordance with these rules, the Fund Manager anticipates that low income housing tax credits and historic tax credits of each Series will be allocated 99.9% to the Series' investors and 0.1% to the Fund Manager.

    The Series' partnership agreement uses the defined terms profits and losses to allocate tax items other than tax credits among the investors and the Fund Manager. Due to the requirements of the Internal Revenue Code, these definitions and the corresponding allocation provisions are extraordinarily technical and complex and cannot be easily explained. See "Federal Income Tax Considerations - Series Allocations." These provisions are discussed below under "Special Allocations." Primarily, these provisions have been drafted in an attempt to comply with Internal Revenue Code and Treasury Regulations requirements so as to allocate all tax credits in the ratio of 99.9% to the investors and 0.1% to the Fund Manager.

    Profits and losses are not the same as cash distributions. Profits and losses are determined on a tax accounting basis for use by the investors in the preparation of their income tax returns and/or for the proper maintenance of capital accounts. Because of the effect of non-cash deductions allowable for Federal income tax purposes such as depreciation, the amount of income taxable to each investor may be greater or less than the amount of cash distributable to him from his Series. Accordingly, the Series' partnership agreement provides separately for allocations of profits and losses on the one hand and cash distributions on the other.

    A Series' profits and losses for a period means:

o an amount equal to the Series' taxable income or tax loss for the period determined in accordance with Section 703(a) of the Internal Revenue Code. For this purpose all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Internal Revenue Code are included in taxable income or tax loss, minus

o any expenditures of the Series described in Section 705(a)(2)(B) of the Internal Revenue Code or treated as such under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), excluding

o any items that are specially allocated under Section 4.4 of the Series' partnership agreement. These items are discussed below in this section under "Special Allocations."

Other adjustments are included in the definition of profits and losses. These other adjustments are not expected to be relevant to the Series and are not discussed herein.

    Losses generally will be allocated 99.9% to the investors and 0.1% to the Fund Manager. However, no person may receive any allocation of losses if the allocation would cause or increase a deficit in such person's capital account.

    Profits generally will be allocated:

o first, if the investors have an aggregate positive capital account balance and the Fund Manager has a negative capital account balance, or vice versa, to the class of partners with and to the extent of such negative balance,

o second, to the extent of the aggregate negative capital account balances of the partners, to the investors and the Fund Manager in such manner and amount as is necessary to cause the negative capital account balances to be in the ratio of 99.9% to the investors and 0.1% to the Fund Manager, and

o third, to the investors and the Fund Manager in such manner and amount as is necessary to cause the positive capital account balances of the partners to be equal to their deemed liquidation distributions. A person's deemed liquidation distribution generally is the amount that would be distributed to him if his Series were dissolved and liquidated and:

    o   the Series' assets were sold for their Federal adjusted tax basis,

    o   the Series' liabilities were paid,

    o the Series remaining cash were distributed in accordance with the provisions applicable to sale or refinancing proceeds arising other than in liquidation of the Series.

    Special Allocations. The Series' partnership agreement includes a number of special allocations, most of which are required under the Internal Revenue Code or Treasury Regulations. The Fund Manager anticipates that several of those provisions will not affect the Series based on their intended operations. The provisions which may affect the Series and their investors follow.

o Partnership Minimum Gain. Partnership minimum gain generally is the excess of the principal amounts of a partnership's nonrecourse debts over its bases in the properties securing the debts. If, in any year, there is a decrease in the aggregate amount of a Series' minimum gain, the Series would allocate to each investor an amount of income equal to the investor's share of the decrease in Series' minimum gain. It is likely that after several years of operation each Series will have minimum gain.

o Partner Nonrecourse Debt. Partner nonrecourse debt is nonrecourse debt of a partnership as to which a partner or related party bears the economic risk of loss. All deductions attributable to partner nonrecourse debt must be allocated to the partner with the economic risk of loss. If the Fund Manager makes a nonrecourse loan to a Series the loan will most likely be a partner nonrecourse debt to the Fund Manager.

o Partner Nonrecourse Debt Minimum Gain. Partner nonrecourse debt minimum gain is calculated in the same manner as partnership minimum gain, except that only partner nonrecourse debts and the related properties are included in the calculation. If, in any year, there is a decrease in the minimum gain for any partner nonrecourse debt, the partnership must allocate income to each partner who shares in the partner nonrecourse debt minimum gain an amount of income equal to the partner's share of the decrease in the partner nonrecourse debt minimum gain.

o Qualified Income Offset. Under the Treasury Regulations, the deficit make-up requirement is waived if the partnership agreement includes a qualified income offset and an allocation does not cause or increase a deficit balance in a partner's capital account balance. See "Federal Income Tax Considerations - Series Allocations." The qualified income offset requires that the capital accounts must be specially adjusted for this purpose by three items. The most important adjustment for investors in a Series is the adjustment for reasonably anticipated distributions. Generally, this adjustment would require capital account reductions for the amount of distributions of sale proceeds which are reasonably anticipated.

o Negative Capital Account Balances. No loss can be allocated to an investor to the extent it would cause a negative balance in the investor's capital account to exceed the investor's share of his Series partnership minimum gain and partner nonrecourse debt minimum gain.

o Interest Income. Any interest income recognized by a Series in connection with the payment to the Series of a capital contribution will be allocated to the investor making the payment.

    Prospective investors are urged to read Article 4 of the Series' partnership agreement in its entirety for a full description of the provisions summarized above.

Determination of Distributions and Allocations Among Investors

    A Series' cash distributions and general allocations of income and losses will be made among its investors in proportion to the number of Units owned by each of them.

Allocations for Community Reinvestment Act Purposes

    The Fund Manager may allocate specific properties of a Series among its investors which are banks strictly for Community Reinvestment Act regulatory purposes or related requirements only. The Series' partnership agreement grants the Fund Manager the power to do so. All of the investors will continue to participate in all of the Series' properties for Federal income tax purposes.

                      SUMMARY OF CERTAIN PROVISIONS OF THE
                              PARTNERSHIP AGREEMENT

    The Series' partnership agreement is the governing instrument establishing the rights and obligations of the investors and the Fund Manager in each Series. The Series' partnership agreement is included as Exhibit B to this prospectus. Each prospective investor is urged to read that partnership agreement in full. Many of the principal provisions of the Series' partnership agreement have been summarized elsewhere in this prospectus. See, for example, "Profits and Losses, Tax Credits and Cash Distributions," "Transferability of Units," "Reports" and "Terms of the Offering and Plan of Distribution." The other material provisions of the Series' partnership agreement are summarized below, but for complete information reference should be made to the Series' partnership agreement itself.

Default by an Investor in Payment of the Deferred Capital Contribution

    Investors purchasing 20 Units or more may elect to pay for one-half of the purchase price of their Units with promissory notes. See "Terms of the Offering and Plan of Distribution" below. Under a promissory note, an event of default will occur if:

o the investor fails to make any payment due under his promissory note within 30 days after the due date,

o the investor makes a material misrepresentation in connection with his purchase of Units,

o the investor files a proceeding under the Federal bankruptcy laws or an involuntary proceeding is filed against the investor,

o   the investor makes an assignment for the benefit of creditors, or

o a receiver or trustee is appointed for all or any part of the investor's assets.

    In the event of a default of the type set forth in the first bullet, the investor will have a right to cure the default. A defaulting investor can cure that type of default by paying the amount due with late charges. The right to cure will terminate on the date which is 30 days after notice of the default and intent to foreclose have been given to the investor. During that 30-day period the investor will not suffer any reduction in interest in the Series and the Series may not commence proceedings to enforce its security interest in the defaulting investor's Units.

    If an event of default occurs, the Series may declare the entire unpaid balance of the promissory note due and payable. The promissory note will continue to bear interest until paid. The Series will impose a late charge of 5% on any late payment. In addition, any distributions of cash to which the investor is entitled will instead be offset against amounts due under the promissory note. Each investor issuing a promissory note will grant a security interest in his Units to his Series. Therefore, upon an event of default a Series also will be entitled to the remedies available under the Uniform Commercial Code. Under the UCC, the Series could foreclose on the Units and bring a proceeding directly against the investor. The Series may sell the Units of a defaulting investor to the nondefaulting investors or to others for the highest price which the Series can obtain in a commercially reasonable sale. The WNC entities may but are not obligated to purchase any such Units. Sale proceeds are first applied to the amount due to the Series and the expenses of the sale. Accordingly, the defaulting investor might not receive any cash from the forced sale of his Units. See "Risk Factors - Risks related to the Series and the Series' partnership agreement."

    A Series may pledge its investor promissory notes as collateral to secure Series debt. A Series may sell promissory notes of corporations with a credit rating by Standard & Poor's of A or better. If the maker of a promissory note which is sold or pledged defaults under the promissory note, a subsequent holder of the promissory note will have the rights of the Series as described above.

Liability of Investors to Third Parties

    Under California law, an investor is not personally liable for the debts, liabilities and obligations of his Series in excess of his capital contribution, except for the payments due under his promissory note, if any, unless he takes part in the management and control of his Series.

Dissolution and Liquidation

    Each Series is self-liquidating and will be dissolved no later than December 31, 2065, or earlier upon the prior occurrence of certain events, including:

o the Series' disposition of all interests in local limited partnerships and other assets of the Series,

o the vote by investors owning more than 50% of the Series' Units to dissolve the Series, or

o unless the business of the Series is continued by the Series or a reconstituted partnership under Section 8.1 of the Series' partnership agreement, the removal, bankruptcy, dissolution, death or adjudication of incompetence of a sole remaining general partner. The Fund Manager has agreed not to retire or withdraw voluntarily from the Series.

    Upon dissolution of a Series, unless its business is continued in accordance with its partnership agreement, the Series will be liquidated. The Series will apply liquidation proceeds first to the payment of its obligations and the expenses of its liquidation, and to the setting up of any reserves for contingencies which the Fund Manager considers necessary. Any remaining proceeds of liquidation and any other funds or properties of the Series will then be distributed in the manner described under "Profits and Losses, Tax Credits and Cash Distributions - Sale or Refinancing Proceeds."

Removal of the Fund Manager

    The Series' partnership agreement provides that investors owning more than 50% of the Units in a Series may remove WNC National Partners, LLC as the Fund Manager of the Series and elect a new fund manager. If the Fund Manager is removed or withdraws, the fair market value of its interest in the Series will be determined by agreement of WNC National Partners, LLC and the Series or, if they cannot agree, by arbitration. The Series will deliver a promissory note to WNC National Partners, LLC for such fair market value payable in no less than five equal consecutive annual installments commencing on the first anniversary of the date of such note. Payments required under such promissory note could result in the Series having to sell one or more of its interests in local limited partnerships. Such promissory note will bear simple interest payable on the last day of each calendar quarter in arrears at the prime rate of US Bank. Such rate is the prime or reference rate of interest charged by US Bank on short-term unsecured loans to its most creditworthy customers. Despite the preceding, if the note is delivered following a voluntary withdrawal of WNC National Partners, LLC then:

o   such note will neither be secured nor bear interest, and

o the principal payable will be limited in amount and date of payment to distributions which WNC National Partners, LLC would have received under the Series' partnership agreement had it not withdrawn.

    Within 120 days after the determination of the fair market value of WNC National Partners, LLC's interest, the Series may, with the consent of a majority of its investors, sell such interest to one or more persons at a purchase price equal to its fair market value. The Series may admit the purchaser or purchasers as a substitute fund manager or fund managers.

Voting Rights

    Without the concurrence of the Fund Manager, investors owning more than 50% of the Units in a Series may amend the partnership agreement of the Series at any time. However, an amendment which would adversely affect the limited liability of an investor or the rights, powers, duties or compensation of the Fund Manager or any of its affiliates will also require the consent of the Fund Manager. The Fund Manager may unilaterally amend the Series' partnership agreement:

o   to admit transferees of Units as described in this prospectus, and

o for the benefit of, or not adverse to, the interests of the investors as specified in Section 12.1.2 of the Series' partnership agreement.

    Without concurrence of the Fund Manager, investors owning more than 50% of the Units in a Series must approve the removal of the Fund Manager and the admission of a successor or additional fund manager. See "Removal of the Fund Manager" above in this section and "Management." Without concurrence of the Fund Manager, investors owning more than 50% of the Units in a Series must approve the sale of all or substantially all of the Series investments, and the dissolution of the Series.

    The Fund Manager may not, without the consent of investors owning more than 50% of the Units in the Series:

o sell all or substantially all the assets of the Series at one time, except in connection with the liquidation and winding up of the Series business upon its dissolution,

o   cause the merger or other reorganization of the Series, or

o   elect to dissolve the Series.

    Section 10.3 of the Series' partnership agreement imposes strict limitations on the ability of a Series to propose or participate in a roll-up. A roll-up is a transaction involving the acquisition, merger, conversion or consolidation of a Series and the issuance of securities of another entity. Investors owning more than 50% of the Units in a Series could vote to revise or eliminate these limitations. Nonetheless, in addition to these limitations, the California Revised Limited Partnership Act, which governs each Series, gives limited partners who dissent to a roll-up the right to require that their limited partnership repurchase their interests at a price equal to their fair market value.

Meetings

    There will be no annual or other periodic meetings of the investors. However, the Fund Manager:

o   may call a meeting at any time, and

o must call a meeting upon written request of investors in a Series owning 10% or more of the Units in the Series. In addition, the Fund Manager may,

    and upon request of investors owning 10% or more of the Units in a Series, must submit any matter upon which they are entitled to vote to the investors in the Series for a vote without a meeting.

Books and Records

    Each Series will maintain its books and records at the principal office of the Fund Manager. Currently, the address is 17782 Sky Park Circle, Irvine, CA 92614. The investors of a Series may inspect, reproduce and examine the Series' books and records at all reasonable times. Upon request, the Fund Manager will promptly deliver to an investor of a Series a copy of the following books and records of the Series:

o   the Certificate of Limited Partnership and all amendments thereto,

o   the Series' partnership agreement, and all amendments thereto, and

o a current list of the full name and last known address of each partner in the Series. If such a list is requested, the Fund Manager is required to provide it within 10 days of the receipt of the request. The list must be arranged in alphabetical order, on white paper and in a readily readable form. Under California law, if the Fund Manager fails to provide the list of partners and a court finds that the failure to do so was without justification, the court may award, in addition to any actual damages suffered, an amount sufficient to reimburse the investor plaintiffs for reasonable expenses.

                            TRANSFERABILITY OF UNITS

    Article 7 of the Series' partnership agreement imposes restrictions on the transfer of Units. To transfer Units, a written instrument of assignment must be signed by both the transferor and the transferee and returned to the Series, together with payment of all reasonable legal fees and filing costs in connection with the transfer, but not to exceed $100. The Fund Manager may request:

o additional documentation to evidence the authority of the parties to the assignment. For example, the Fund Manager will ask to see the written power of attorney where a person purports to hold a power of attorney for another person;

o compliance of the assignment with the terms of the Series' partnership agreement. For example, the Fund Manager will require the transferee to grant a power of attorney to the Fund Manager pursuant to section 13.3 of the partnership agreement; and

o the consent, if required, of the Commissioner of Corporations of the State of California or of any other state official who asserts jurisdiction over such assignment. For example, an investor who is a resident of California may only sell his Units to an unrelated party who is not already an investor in the Series with the prior approval of the California Commissioner of Corporations.

    The Series will not issue any certificates representing the Units.

    An assignment will not take effect for any purpose until it has been registered on the books of the Series. Similarly, a pledge or other encumbrance of a Unit will not be effective unless so registered.

    On the death of an investor, his executor or administrator will have all rights of the investor for the purpose of settling his estate, including the same power as the decedent had to assign his interest to another party.

    The Fund Manager does not intend or anticipate that a public market will develop for the purchase and sale of Units. Therefore, investors may be unable to sell their Units promptly or at a reasonable price. The Units should only be considered as a long-term investment. See "Risk Factors - Risks related to the Series and the Series' partnership agreement."

    If an investor is able to negotiate a sale, exchange or other transfer of his Units, the Fund Manager may deny or defer the effectiveness of the transfer if necessary, in the opinion of counsel, to avoid:

o   the premature termination of the Series for tax purposes,

o the disqualification of the Series for low income housing tax credits under Internal Revenue Code Section 42(j)(5)(B),

o the classification of the Series as a publicly-traded partnership or as an association taxable as a corporation for Federal income tax purposes, or

o   the recapture of tax credits.

In addition, no transfers may be made to tax-exempt or foreign entities, or through a securities market or a secondary market or the substantial equivalent thereof.

    Article 7 of the Series' partnership agreement gives the Fund Manager broad powers to enforce or modify these provisions. The Fund Manager will review from time to time the restrictions on transfer of Units. It will modify such restrictions to make them less restrictive if the Series receives an opinion of counsel stating that such modification may be made without material adverse tax consequences.

    The Fund Manager will not recognize a transfer if, immediately thereafter, any transferor or transferee would hold a fraction of a Unit. This restriction shall not apply to a transfer by gift, inheritance, bequest or family dissolution, or a transfer to an affiliate of the transferor.

    A Series will recognize transfers as of the first day of the fiscal quarter following the fiscal quarter in which the Series receives appropriate documentation relating to the transfer, together with the payment described above. Cash available for distribution, if any, will be allocated to the persons recognized as Unit holders on the last day of each fiscal quarter. Except as provided in the next sentence, taxable income, tax loss and tax credits will be allocated between a transferor and a transferee based upon the number of quarterly periods that each was recognized as the holder of a Unit. Proceeds from a sale or refinancing, if any, will be distributed, and all related taxable income and tax loss will be allocated, to the persons recognized as the holders of Units on the date on which the sale or refinancing occurred. For this purpose, transfers will be recognized as of the date specified by the transferor and the transferee in the instrument of assignment or, if no date is specified, the first day of the fiscal quarter following the fiscal quarter in which the Series receives the instrument of assignment.

    Adverse Federal income tax consequences may result from any transfer of Units. Investors are advised to consult their tax advisers before any such transfer. See "Federal Income Tax Considerations."

    A transferee may be admitted to a Series and thereby become entitled to all the rights of a limited partner, by:

o   obtaining the consent of the Fund Manager, and

o signing the Series' partnership agreement and otherwise complying with the document-execution requirements of Section 13.3 of the partnership agreement.

The Fund Manager may only withhold its consent to substitution for the purpose of preserving the Series' tax status or to avoid adverse legal consequences to the Series. The rights of an assignee who does not become a limited partner will be limited to the right to receive allocations of tax items and cash distributions, and will not include other rights, such as the voting rights described in "Summary of Certain Provisions of the Partnership Agreement."

                                     REPORTS

    Within 120 days after the end of year, each Series is required to distribute to its investors:

o financial statements of the Series for such year, which will include a balance sheet and statements of operations, partners' equity and cash flows prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent accountant,

o   a report of any distributions made during the year, and

o   a report of the Series' significant activities during such year.

    If the Units of a Series are registered under the Securities Exchange Act of 1934, that Series will distribute to its investors unaudited quarterly financial statements for each of the first three quarters of each year, together with a report of the Series' activities during such quarter. Quarterly financial statements will consist of a balance sheet and statements of operations, partners' equity and cash flows.

    Within 75 days after the end of each year, each Series will distribute to its investors such tax information as is necessary for the preparation of their Federal and state income tax returns.

    Until the proceeds of its offering are fully invested or returned to its investors, each Series will also furnish to its investors, at least quarterly, a report concerning the investments of the Series.

    Within 120 days after the end of each year each Series will distribute to its investors a detailed statement of any transactions between the Series or a local limited partnership and a WNC entity or its affiliates and of the fees, commissions, compensation and other benefits paid or accrued to them for the year.

    Any limited partner may elect to receive Series' reports, excluding tax information, via e-mail. Such election can be made on the limited partner's investor form or by contacting the Series.

    The Fund Manager expects that reporting requirements similar to those set forth above will be included in the partnership agreement of each local limited partnership so that each Series will be able to prepare the reports set forth above. The Fund Manager will, to the extent it deems it appropriate, transmit to the investors copies of all reports received by the Series from the local limited partnerships.

                            DESCRIPTION OF THE UNITS

    Investors will invest in the Units. Units represent equity interests in the Series issuing the Units. Each Series is a separate limited partnership under California law.

    An investor will be a limited partner of the Series which issues the investor's Units. As limited partners, investors will be bound by the terms of their Series' partnership agreement. As limited partners, investors will be entitled to participate in their Series' allocations, including allocations of low income housing tax credits, and distributions. See "Profits and Losses, Tax Credits and Cash Distributions." Limited partners are also entitled to vote on certain Series matters, as discussed under "Summary of Certain Provisions of the Partnership Agreement - Voting Rights."

    The price per Unit was arbitrarily established at $1,000 per Unit. The determination of the offering price is based primarily on the perceived market value of the anticipated stream of tax credits expected per Unit.

    The partnership agreement provides that Units may be repurchased by a Series in the absolute discretion of the Fund Manager. There is no obligation that a Series must repurchase Units. The Fund Manager does not anticipate that any Units will ever be repurchased.

    The Units are not subject to assessment. Transferability of the Units is limited. See "Transferability of Units."

    The Fund Manager does not own any Units, and it is not anticipated that it will purchase any Units. Wilfred N. Cooper, Jr. and David N. Shafer, the initial limited partners of each Series, have jointly purchased one Unit in Series 11 for a price of $1,000. A WNC officer or officers will purchase one Unit in Series 12 prior to the date that Series 12 commences its offering.

                 TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION

    Each Series is offering 25,000 Units for sale to the public. Series 11 commenced its offering on the date of this prospectus. Series 12 will commence its offering on a date to be identified in a supplement to this prospectus. The Fund Manager will determine in its discretion when the Series 11 offering will terminate and the Series 12 offering will begin. No Units in a Series will be sold unless the Series receives and accepts at least $1,400,000 in cash subscriptions before termination of its offering. See "Escrow Arrangements" below in this section. In no event will any offering be conducted more than two years from the date of this prospectus. All Units will be sold at a price of $1,000 per Unit, except as discussed below under "Volume Discounts" and "Purchases at No Commission" below in this section. The purchase price is payable in cash upon subscription, except as discussed below in this section under "How to Subscribe."

Issuance of Units in Series

    As indicated above, the Units are being offered in two Series. Each Series is organized as a separate California limited partnership. Each Series will account for its Units separately, and will issue information with respect to its Units separately. With respect to operating cash expenses:

o those expenses allocable to an interest in a local limited partnership will be borne by the Series which owns such interest, and

o those expenses not so allocable will be apportioned among and borne by the two Series based upon the advice of the Series' accountants.

Underwriting Arrangements

    Units are being offered on an all-or-nothing minimum, best-efforts maximum, basis which means that no one is guaranteeing that any number of Units will be sold. The Units are being offered through WNC Capital Corporation, as the dealer manager, and through other broker-dealer members firms of the NASD selected by the dealer manager. WNC Capital Corporation will provide wholesaling services by managing the selling group, coordinating the selling effort and otherwise providing support to the selling group. WNC Capital Corporation also may sell Units itself. WNC Capital Corporation is a wholly-owned subsidiary of WNC & Associates, Inc. formed to participate in offerings sponsored by WNC & Associates, Inc. See "Conflicts of Interest" and "Management."

    As discussed under "Management Compensation," WNC Capital Corporation will receive as compensation retail selling commissions in an amount of up to 7% of the capital contributions, dealer manager fees in an amount of up to 2% of the capital contributions, and a nonaccountable underwriting expense allowance in an amount of up to 1% of the capital contributions. WNC Capital Corporation may use any portion of its underwriting compensation for wholesaling expenses including reallowances.

    Subject to the prior approval of the NASD and compliance with the NASD's Conduct Rules, a Series may establish cash or noncash sales incentive programs. The aggregate value of any noncash incentive awards paid to individual registered representatives during any year cannot exceed $100. Sales incentives with a value in excess of $100, if any, must consist of cash and must be paid directly to the NASD-member firm. In that case the NASD-member firm will have sole discretion as to how such incentives will be distributed to their individual registered representatives.

    WNC & Associates, Inc. will receive a nonaccountable organizational & offering expense allowance in an amount equal to 3% of the capital contributions. From that 3% nonaccountable expense allowance, WNC & Associates, Inc. may pay up to 0.5% of the capital contributions for accountable, bona fide due diligence activities.

    In no event will the aggregate of all underwriting compensation paid to WNC Capital Corporation and the NASD-member firms participating in the offering exceed 10% of the capital contributions, plus a maximum of 0.5% of capital contributions for expenses incurred for accountable, bona fide due diligence purposes.

    Underwriting compensation of any form payable with respect to proceeds represented by investor promissory notes will be payable only when the promissory notes are paid in cash.

    Each Series has agreed to indemnify WNC Capital Corporation and the other broker-dealer firms participating in the offering against liabilities resulting from untrue statements of material facts or the omission to state material facts in this prospectus, the Registration Statement, or supplemental sales literature authorized for use by the Series. These liabilities include liabilities under the Securities Act of 1933. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act of 1933 is against public policy and therefore unenforceable.

Volume Discounts

    As indicated above in this section and under "Management Compensation," each Series will usually pay up to 7% of capital contributions as retail selling commissions. Each Series also will pay up to 2% of capital contributions as dealer manager fees, up to 1% of capital contributions as a nonaccountable underwriting expense allowance, and up to 7% of capital contributions as acquisition and investment management fees. However, in connection with subscriptions for 100 or more of the Units in one or more Series or other WNC-partnerships, retail selling commissions will be determined in accordance with the following schedule:

      Amount of Units
        Subscribed           Maximum Retail Selling
    to by Any Purchaser       Commissions Per Unit         Price Per Unit
    -------------------       --------------------         --------------

         Up to 99                 7.0% or $70                  $1,000
        100 to 199                5.5% or $55                   $ 985
        200 to 299                4.5% or $45                   $ 975
        300 to 399                3.5% or $35                   $ 965
        400 to 499                2.5% or $25                   $ 955
     500 and over (1)             1.5% or $15                   $ 945

----------------------------
(1) A Series may further reduce the retail selling commission with respect to subscriptions to 500 Units and over, but any such reduction must be the same for investors making investments of substantially the same size.


    Reductions in retail selling commissions apply in a graduated manner. For example, in connection with a purchase of 299 Units:

o retail selling commissions of $70 per Unit will be payable in connection with the first 99 Units,

o retail selling commissions of $55 per Unit will be payable in connection with the next 100 Units, and

o retail selling commissions of $45 per Unit will be payable in connection with the remaining 100 Units.

    With respect to acquisition and investment management fees payable to WNC & Associates, Inc. and the dealer manager fees and the nonaccountable underwriting expense allowance payable to WNC Capital Corporation, WNC & Associates, Inc. and WNC Capital Corporation have reserved the right to agree upon lower fees in connection with subscriptions to a significant number of Units in one or more

Series or other WNC-partnerships. All such discounts will be the same for investors making investments of substantially the same size.

    Subscriptions to one or more Series or other WNC-partnerships may be combined for the purpose of determining the amounts reimbursable in the case of subscriptions made by any purchaser, as that term is defined below. Any request to combine more than one subscription must be made in writing on a form which can be obtained from WNC Capital Corporation. If all of the information required in the form, including an indication that subscriptions are to be combined, is not provided, the Series will not be responsible for failing to properly combine subscriptions. Any request to combine subscriptions will be subject to verification by the Series that all such subscriptions were made by a single purchaser as defined below.

    If a purchaser subscribes for additional Units after his initial purchase of Units, no reimbursement will be made with respect to any commissions or fees paid or payable in connection with the prior subscription(s).

    For the foregoing purposes, the term purchaser includes:

o an individual, his or her spouse and their children under the age of 21, who purchase the Units for his or her or their own account,

o a corporation, partnership, association, joint-stock company, trust, fund or any organized group of persons, whether incorporated or not, provided that any such entity must have been in existence for at least six months before purchasing the Units,

o investors whose funds are managed by a single professional investment adviser registered under the Investment Advisers Act of 1940, and

o investors for whom a designated bank, insurance company, trust company or other designated entity exercises discretionary investment responsibility.

    Any reduction in commissions or fees will be prorated among the separate subscribers considered part of a purchaser.

Purchases by Affiliates

    Before  this  offering  Wilfred  N.  Cooper,   Jr.  and  David  N.  Shafer,
shareholders, officers and directors of WNC & Associates, Inc., jointly purchased one Unit in Series 11 at a price of $1,000. Similarly, Messrs. Cooper and Shafer or another affiliate or affiliates of WNC & Associates, Inc. will purchase one Unit at a price of $1,000 in Series 12 before commencement of that Series' offering. Neither WNC & Associates, Inc. nor its affiliates presently intend to purchase additional Units. They are permitted to purchase an unlimited number of Units for any reason. Any Units acquired by WNC & Associates, Inc. and its affiliates will not be applied to the requirement that a minimum of $1,400,000 in subscription funds be received for a Series. WNC & Associates, Inc. and its affiliates will hold all Units which they acquire for investment and not for distribution. Any purchase of Units by WNC & Associates, Inc. and its affiliates:

o will be for the same price and subject to the same terms as all other Units issued by the Series,

o   will be fully disclosed to all investors, and

o will provide the purchaser with the same rights as other purchasers of Units, except that neither WNC & Associates, Inc. nor any of its affiliates generally will have any right to vote such Units.

Purchases at No Commission

    The NASD-member firms participating in the offering and their employees may purchase Units on the same terms and conditions as other purchasers, except that they will not pay the 7% retail selling commission. Purchases at no commission may also be made by:

o clients of an investment adviser who have been advised by such adviser on an ongoing basis regarding investments other than investments in the Units,

o who are not being charged by such adviser or its affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of Units,

provided, such adviser

o   is registered under the Investment Advisers Act of 1940, as amended,

o is registered as a broker-dealer under the Securities Exchange Act of 1934, and

o   has executed a Soliciting Dealer Agreement with WNC Capital Corporation.

    In connection with any purchases at no commission, the proceeds to the Series, net of retail selling commissions and any reductions thereof, will be the same. Neither WNC & Associates, Inc. nor its affiliates may purchase Units at no commission.

    Investors who qualify as designated investors are urged to consider the provisions of the Tax Reform Act of 1984 relating to the tax status of fringe benefits, including employee discounts.

How To Subscribe

    In order to purchase Units, the subscriber must complete and execute the Investor Form accompanying this prospectus and deliver it to his account executive. A specimen of the Investor Form is attached as part of Exhibit C to the prospectus. Execution copies of the Investor Form may be obtained from NASD-member firms participating in the offering. Certain NASD-member firms may use alternative investor forms.

    The minimum investment is five Units, or $5,000. Employees of the WNC entities and investors in limited partnerships previously sponsored by the WNC entities may purchase a minimum of two Units, or $2,000. After an investor has purchased the required minimum number of Units in any Series, he may make investments in increments of $1,000 in the same or any later series. Subscriptions for fewer than 20 Units must be accompanied by a check for $1,000 per Unit payable to "US Bank - WNC/HTCFVI 11/12." Investors who subscribe for 20 Units or more in any one Series may elect to utilize an installment payment method described below.

    Completed Investor Forms and checks should be sent to US Bank, the escrow agent, at the following address:

         US Bank
         4100 Newport Place, Suite 110
         Newport Beach, CA 92660
         Attention: WNC Escrow Manager

    Each investor whose subscription is accepted will receive a letter of welcome from the Fund Manager stating the amount of the investment and the number of Units purchased. No sale will be deemed complete until at least five business days after the investor has received a prospectus.

    Deferred Installments. Under the installment payment method (also referred to by the Series as the "2-Pay" method) subscriptions need be accompanied by a check for only $500 per Unit, with the other $500 represented by a promissory note. The promissory note will be payable with interest in a single installment on:

o March 1, 2005, if the investor subscribes between the date hereof and July 31, 2004,

o August 31, 2005, if the investor subscribes between August 1, 2004 and January 31, 2005, or

o the later of the date of subscription or March 1, 2006, if the investor subscribes after January 31, 2005.

    An investor promissory note will be:

o prepayable at any time in full but not in partial prepayments, without penalty or premium,

o   secured by the investor's interest in the Series, and

o   a full recourse obligation of the investor.

Each promissory note will bear interest at a fixed rate equal to the one-year Treasury Bill rate, to be determined quarterly. If an investor doesn't make the required payment on a promissory note, among other things the Series would have the right to:

o   recover by legal proceedings the unpaid amount,

o   foreclose on the Units under the Series' security interest in the Units,

o   cause a resale of the Units, or

o   offset distributions allocable to the Units.

See "Summary of Certain Provisions of the Partnership Agreement." An investor's obligation to pay his promissory note is unconditional and involves risks. See "Risk Factors - Risks related to the Series and the Series' partnership agreement."

    Despite the preceding, the Fund Manager may permit an investor who subscribes for 500 or more Units in any one Series to schedule payment of the deferred portion beyond the foregoing dates and/or to pay the deferred portion in more than one deferred installment. However, the total purchase price due from such investor must be paid within two years following the earlier of:

o   the completion of the Series' offering, or

o   one year following the effective date of the Series' offering.

    The Fund Manager may agree to a lower interest rate than aforesaid on a promissory note for corporate investors that purchase 250 or more Units in any one Series. In no event may the interest rate be lower than 2% per annum.

    WNC & Associates, Inc. has substantial experience with respect to the collection and application of deferred investor payments in its prior limited partnerships. See "Management" and "Prior Performance Summary." Based on this experience, WNC & Associates, Inc. believes that the Series' deferred payment arrangements can offer significant benefits to investors. The deferred payment arrangement more effectively utilizes offering proceeds by minimizing the time during which unneeded investor funds are held by the Series. Rather than holding investor funds idle, or investing them in low-yielding short-term government securities, it is more efficient to match payments from investors with the Series' actual needs for capital. This allows investors to retain the use of their funds until needed by the Series. However, there are administrative costs involved in processing and collecting investor promissory notes. Based on these costs, the Fund Manager has concluded that installment payment arrangements should only be available to purchasers of 20 Units or more in the case of the Series.

    Business Development Plan. Each Series has adopted a business development plan for the use of initial and deferred investor payments. This plan takes into account the historical patterns of deferred installment payments made to local limited partnerships by prior WNC-partnerships. Neither Series will defer committing to local limited partnership investments until receipt of payments on the investor promissory notes. Rather, each Series will seek to make its investment commitments at the earliest possible date. However, as discussed above under "Investment Objectives and Policies - Investment Policies," each Series will make its capital contributions to local limited partnerships in stages over a period of one to two years. A Series will make each contribution when conditions regarding construction or leasing of the apartment complex have been fulfilled.

    There cannot be any assurance that payments required under investor promissory notes will be made when due. If not, and if the unpaid amount is material, the Fund Manager may attempt to renegotiate the obligations of the Series or to obtain financing from institutional or other lenders. The inability of a Series to perform its obligations to a local limited partnership could result in the dilution or termination of an interest in a local limited partnership. In turn, this could result in the:

o recapture of previously-claimed tax credits and the loss of future tax credits, and

o legal actions by the local general partners to require performance of such obligations and to recover their damages and costs.

    The portion of selling commissions, dealer manager fees, the nonaccountable underwriting expense allowance, the nonaccountable organizational & offering expense allowance, acquisition and investment management fees and the nonaccountable acquisition expense allowance payable from the payments to be received on the investor promissory notes may only be paid as the payments are actually received on the promissory notes.

    Policies as to Pledges of Promissory Notes. Generally, the Series may not sell investor promissory notes before maturity. A Series may sell the promissory notes made by corporations with credit ratings by Standard & Poor's of A or better. Each Series may pledge and grant security interests in any promissory notes as security for any obligation. A Series may grant security interests in promissory notes to secure its obligations to pay the deferred portions of its capital contribution to the local limited partnerships.

Escrow Arrangements

    Each Series will place all subscribers' funds and promissory notes it receives in an escrow account established by the Series with US Bank, Newport Beach, California, at the Series' expense. Under the Escrow Agreement the Bank, as escrow agent, will deposit escrowed funds in accordance with instructions from the Fund Manager in bank accounts.

    Upon receipt by a Series of a minimum of $1,400,000 in cash capital contributions, the Series will admit the subscribers for such Units. US Bank will release to the Series all cash and promissory notes which it then holds. Promptly after the release to a Series of the subscribers' cash and promissory notes, US Bank will pay to the subscribers any interest earned on the cash held in escrow. Cash and promissory notes received from later subscribers to the Series will continue to be placed in escrow. The Series will admit additional subscribers on a monthly or more frequent basis until the termination of the Series' offering.

    Cash and promissory notes of investors whose subscriptions are rejected will be returned to them as soon as possible after rejection, together with any interest actually earned on the cash portion of the subscription while held in escrow.

    A subscriber may not terminate his subscription. If a Series does not receive a minimum of $1,400,000 in cash capital contributions within one year from the commencement of its offering, the Series will cancel all its existing subscriptions. All funds and promissory notes held in escrow will be released from escrow and returned promptly to the subscribers together with all interest earned on the cash portion of the subscription proceeds while in escrow.

    Pending the receipt of the initial $1,400,000 of cash capital contributions, a Series may borrow funds from any source to pay all or a portion of the commissions, fees and reimbursements to which NASD-member firms would become entitled after the receipt of the initial $1,400,000 of cash capital contributions. The recipient must agree to return all amounts received by it in the event the Series does not receive the initial $1,400,000 of cash capital contributions. The Series would repay the borrowed funds only after the receipt of the initial $1,400,000 of cash capital contributions.

                                 SALES MATERIAL

    Each Series may use sales materials in addition to this prospectus in connection with its offering of Units. Such material may consist of sales brochures which the Series will distribute together with this prospectus, tombstone advertisements, invitations to seminars, prospecting letters, videotapes and slide presentations.

    The Series have not authorized the use of sales material other than that described above. The offerings of Units are made only by means of this prospectus. Although the information contained in the Series' sales material is believed not to conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as part of this prospectus, as being incorporated in this prospectus by reference or as forming the basis of the offering of the Units.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION

    Each Series has only nominal funds as it has not yet commenced operations and the capital anticipated to be raised through its public offering of Units has not yet become available.

    Each Series plans to raise equity capital from investors by means of its public offering, and then to apply such funds, including the installment payments on the investor promissory notes as received, to the purchase price and acquisition fees and costs of local limited partnerships, reserves and expenses of the offering.

    It is not expected that any of the local limited partnerships will generate cash from operations sufficient to provide distributions to investors in any significant amount. Cash from operations, if any, would first be used to meet operating expenses of the Series. Operating expenses include the asset management fee. See "Management Compensation."

    Investments in local limited partnerships are not readily marketable. Such investments may be affected by adverse general economic conditions which, in turn, could substantially increase the risk of operating losses for the apartment complexes, the local limited partnerships and the Series. These problems may result from a number of factors, many of which cannot be controlled. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes." Nevertheless, the Fund Manager anticipates that capital raised from the sale of the Units will be sufficient to fund the Series' future investment commitments and proposed operations.

    Each Series will establish working capital reserves of at least 3% of its capital contributions. The Fund Manager believes this amount will be sufficient to pay the operating costs and administrative expenses of the Series, which include:

o   the asset management fee to WNC & Associates, Inc.,

o   expenses attendant to the preparation of tax returns,

o expenses attendant to the preparation and dissemination of reports to the investors, and

o   other investor servicing obligations of the Series.

However, liquidity would be adversely affected by unanticipated or greater than anticipated operating costs. Defaults or delays in payment of investor promissory notes could also affect liquidity. Such payments are expected to fund a portion of the working capital reserves. To the extent that working capital reserves are insufficient to satisfy the cash requirements of a Series, additional funds would be sought through bank loans or other institutional financing. A Series may also use any cash distributions received from the local limited partnerships to pay operating or administrative expenses or to replenish or increase working capital reserves.

    Neither Series has the ability to assess its investors to provide additional capital if needed by the Series or its local limited partnerships. Accordingly, if circumstances arise that cause a Series' local limited partnerships to require capital in addition to that contributed by the Series and any equity of the local general partners, the only possible sources of such capital will be:

o   the limited reserves of the Series,

o third-party debt financing, which may not be available as the apartment complexes already will be substantially leveraged,

o   advances of the local general partners,

o   advances of the WNC entities,

o other equity sources, which could adversely affect the Series' interest in tax credits and cash distributions and result in adverse tax consequences to the investors, or

o the sale of the apartment complexes, which could have the same adverse effects as discussed in the preceding bullet.

There can be no assurance that funds from any of such sources would be readily available in sufficient amounts to fund the capital requirements of the local limited partnerships in question. If such funds are not available, the local limited partnerships would risk foreclosure on their apartment complexes. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" and "Investment Objectives and Policies - Use of Leverage."

    The capital needs and resources of each Series are expected to undergo major changes during its first several years of operations as a result of the completion of its offering of Units and its acquisition of investments. Thereafter, a Series' capital needs and resources are expected to be relatively stable. See, however, "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes."

                                  LEGAL MATTERS

    Derenthal & Dannhauser LLP, San Francisco, California, counsel for each Series, will pass upon the legality of the Units offered hereby and certain Federal income tax matters.

                                     EXPERTS

    The balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 11 as of October 31, 2003 which is included in this prospectus and in the Registration Statement has been audited by Reznick Fedder & Silverman, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

    The balance sheet of WNC National Partners, LLC as of October 31, 2003 which is included in this prospectus and in the Registration Statement has been audited by Reznick Fedder & Silverman, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

    The matters of law discussed in the section entitled "Federal Income Tax Considerations" and under the captions "Risks arising from the Internal Revenue Code rules governing tax credits" and "Tax risks other than those relating to tax credits" in the section entitled "Risk Factors" and in the section entitled "The Low Income Housing Tax Credit" as they relate to Federal income tax matters have been reviewed by Derenthal & Dannhauser LLP and are included herein in reliance upon the authority of such firm as experts.

                               FURTHER INFORMATION

    This prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Series have filed with the Securities and Exchange Commission under the Securities Act of 1933, and to which reference is hereby made. Copies of the Registration Statement and exhibits relating thereto are on file in the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, Northwest, Washington, D.C. 20549, and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, in the Public Reference Room. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website on the Internet that contains all filings respecting the Series. The website is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

WNC Housing Tax Credit Fund VI, L.P., Series 11

Independent Auditors' Report................................................FS-1
Balance Sheet, October 31, 2003.............................................FS-2
Notes to Balance Sheet......................................................FS-3

WNC National Partners, LLC
Independent Auditors' Report................................................FS-8
Balance Sheet, October 31, 2003.............................................FS-9
Notes to Balance Sheet.....................................................FS-10

                           Reznick Fedder & Silverman
            Certified Public Accountants * A Professional Corporation

         7700 Old Georgetown Road * Suite 400 * Bethesda, MD 20814-6100
                       (301) 652-9100 * Fax (301) 652-1848


                          INDEPENDENT AUDITORS' REPORT


To the Partners of
WNC Housing Tax Credit Fund VI, L.P., Series 11

         We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 11 (a California Limited Partnership) (a development-stage enterprise) (the "Partnership"), as of October 31, 2003. The balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund VI, L.P., Series 11 (a California Limited Partnership) (a development-stage enterprise) as of October 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland
October 31, 2003

                 WNC Housing Tax Credit Fund VI, L.P., Series 11
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                  BALANCE SHEET

                                  October 31, 2003



                                     ASSETS

Cash                                                 $          1,100
                                                     -----------------

                                                     $          1,100
                                                     =================



                        LIABILITIES AND PARTNERS' EQUITY


COMMITMENTS AND CONTINGENCIES (note B)               $              -

PARTNER'S EQUITY (note A)
    General partner                                               100
    Inital limited partners                                     1,000
                                                     -----------------

     Total partners' equity                           $         1,100
                                                     =================










     The accompanying notes are an integral part of this balance sheet.

                 WNC Housing Tax Credit Fund VI, L.P., Series 11
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             NOTES TO BALANCE SHEET

                                  October 31, 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization

    WNC Housing Tax Credit Fund VI, L.P., Series 11 (a California Limited Partnership) (the "Partnership") was formed on July 2, 2003 under the laws of the State of California and has not commenced operations. The Partnership was formed to invest primarily in other limited partnerships (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low-income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership will retain responsibility for maintaining, operating and managing the Housing Complex.

    The Partnership is comprised of one general partner and two initial limited partners.

    The balance sheet includes only activity relating to the business of the Partnership, and does not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

    Allocations under the Terms of the Partnership Agreement

    The general partner has a 0.1% interest in operating profits and losses, taxable income and losses, tax credits, and cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99.9% of these items in proportion to their respective investments in units of limited partnership interest in the Partnership (the "Units").

    After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership's Agreement of Limited Partnership) and the general partner has received a subordinated disposition fee (as described in note B), any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments in Units) and 10% to the general partner.

                 WNC Housing Tax Credit Fund VI, L.P., Series 11
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED


                                  October 31, 2003



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Risk and Uncertainties

    The Partnership's investments in Local Limited Partnerships will be subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low-income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not make its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and the loss and the recapture of low-income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters, which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the general partner and the Local General Partners, there can be no assurance that the anticipated low-income housing credits will be available to limited partners.

    In addition, limited partners will be subject to risks in that the rules governing the low-income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low-income housing credits. There are limits on the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the general partner.

                 WNC Housing Tax Credit Fund VI, L.P., Series 11
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED


                                  October 31, 2003



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Method of Accounting for Investments in Limited Partnerships

    The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership will adjust its investment balance for its share of the Local Limited Partnership's results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment and amortized over 30 years (see note B).

    Losses from Local Limited Partnerships allocated to the Partnership will not be recognized to the extent that the investment balance would be adjusted below zero.

    Organization and Offering Expenses

    Offering expenses are expected to consist of underwriting commissions, legal fees, printing, filing the recordation fees, and other costs incurred in connection with the selling of the Units. The general partner is obligated to pay all offering and organization costs excluding underwriting compensation (i.e., retail selling commissions, and dealer manager fees and the nonaccountable underwriting expense allowance)from its non-accountable expense reimbursement. Offering expenses will be reflected as a reduction of limited partners' capital.

    Organizational costs will be expended as incurred.

    Use of Estimates

    The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

NOTE B - COMMITMENTS AND CONTINGENCIES

    The Partnership is offering up to 25,000 Units at $1,000 per Unit. The balance sheet does not include certain Partnership legal, accounting, and other organization and offering costs paid and to be paid by the general partner and/or affiliates of the general partner. If the minimum offering

                 WNC Housing Tax Credit Fund VI, L.P., Series 11
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED


                                  October 31, 2003

NOTE B - COMMITMENTS AND CONTINGENCIES (Continued)

    amount of $1,400,000 is raised, the Partnership will be required to reimburse the general partner and/or its affiliates for such fees out of the proceeds of the offering, up to certain maximum levels set forth below. In the event the Partnership is unable to raise the minimum offering amount, the general partner will absorb all organization and offering costs.

    The Units are being offered by WNC Capital Corporation, a wholly-owned subsidiary of the general partner.

    If the minimum offering amount of $1,400,000 is raised, the Partnership will be obligated to the general partner or affiliates for certain acquisition, management and other fees as set forth below:

        A dealer manager fee up to 2%, a nonaccountable underwriting expense allowance up to 1%, and a nonaccountable organizational and offering expense allowance up to 3% of the gross proceeds from the sale of the Units, and reimbursement for retail selling commissions advanced by the general partner or affiliates on behalf of the Partnership. This reimbursement plus all other organizational and offering expenses, inclusive of the non-accountable expense allowances, and the dealer manager fees, are not to exceed 13% of the gross proceeds from the sale of Units.

        Acquisition and investment management fees up to 7% of the gross proceeds from the sale of the Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships.

        A nonaccountable acquisition expense reimbursement equal to 2% of the gross proceeds from the sale of the Units.

        A nonaccountable organization and offering expense reimbursement equal to 3% of the gross proceeds from the sale of the Units.

        An annual asset management fee equal to 0.5% of the invested assets (defined as the Partnership's capital contributions plus reserves of the Partnership of up to 5% of gross proceeds plus its allocable percentage of the mortgage debt encumbering the Housing Complexes).

                 WNC Housing Tax Credit Fund VI, L.P., Series 11
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED


                                  October 31, 2003


NOTE B - COMMITMENTS AND CONTINGENCIES (Continued)

        A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving distributions equal to their capital contributions and their return on investment (as defined in the Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

NOTE C - INCOME TAXES

    No provision for income taxes will be recorded in the balance sheet as any liability for income taxes is the obligation of the partners of the Partnership.

                           Reznick Fedder & Silverman
            Certified Public Accountants * A Professional Corporation

                     7700 Old Georgetown Road * Suite 400 *
                             Bethesda, MD 20814-6100
                      (301) 652-9100 * Fax (301) 652-1848


                          INDEPENDENT AUDITORS' REPORT


To the Member of
WNC National Partners, LLC

         We have audited the accompanying balance sheet of WNC National Partners, LLC as of October 31, 2003. This balance sheet is the responsibility of the company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC National Partners, LLC as of October 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland
October 31, 2003

                           WNC National Partners, LLC

                                  BALANCE SHEET


                                October 31, 2003




                                     ASSETS


Cash                                                 $      1,002,311
Investment in limited partnership (note C)                        100
                                                     -----------------

                                                     $      1,002,411
                                                     =================



                        LIABILITIES AND MEMBERS' EQUITY


Member's equity (note B)                             $      1,002,411
                                                     -----------------

     Total members' equity                           $      1,002,411
                                                     =================
















       The accompanying notes are an integral part of this balance sheet.

       Purchasers of the series' securities will not receive any interest in WNC National Partners, LLC

                           WNC National Partners, LLC

                             NOTES TO BALANCE SHEET


                                  October 31, 2003



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    WNC National Partners, LLC (the "company") was organized under the laws of the State of California on July 11, 2003, to act as the general partner of, and to acquire and hold a general partnership interest in, WNC Housing Tax Credit Fund VI, L.P., Series 11 and Series 12.

    Investment in Limited Partnership

    The company accounts for its investment in WNC Housing Tax Credit Fund VI, L.P., Series 11 (the "Limited Partnership") using the equity method, whereby the company adjusts the investment cost for its share of the Limited Partnership's results of operations and for any distributions received or accrued.

    Pursuant to Statement of Position 78-9 (SOP 78-9), "Accounting for Investments in Real Estate Ventures," as the element of control by WNC National Partners, LLC does not exist over WNC Housing Tax Credit Fund VI, L.P., Series 11; the Limited Partnership is not consolidated with WNC National Partners, LLC. The lack of control is demonstrated by certain rights the limited partners of WNC Housing Tax Credit Fund VI, L.P., Series 11 are granted in the Partnership Agreement.

    The Limited Partnership's fiscal year ends March 31. The Partnership has a calendar year for financial reporting purposes.

    Recent Accounting Pronouncements

    In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities," an interpretation of ARB No. 51, "Consolidated Financial Statements," which provides new accounting guidance on when to consolidate a variable interest, as defined in FIN 46, in another entity. FIN 46 applies to variable interests in variable interest entities acquired after January 31, 2003. For nonpublic entities, such as the company, FIN 46 should be implemented no later than December 31, 2004. Management is in the process of analyzing FIN 46 to determine that impact, if any, on the company's financial statements. Management has not yet made any determination of the potential impact FIN 46 might have on the company's current accounting for its investment in the limited partnership or whether the investment might be required to be consolidated.

                           WNC National Partners, LLC

                                  October 31, 2003



NOTE B - MEMBER'S CAPITAL CONTRIBUTIONS

    The company has one member, WNC & Associates, Inc., who has contributed $1,000,100 of capital to the company. Under the terms of the Operating Agreement, the member has no obligation to make additional capital contributions to the company, except possibly upon liquidation.

NOTE C - INVESTMENT IN LIMITED PARTNERSHIP

    On July 17, 2003, the company was admitted as the general partner in WNC Housing Tax Credit Fund VI, L.P., Series 11. The Limited Partnership was formed to invest in real estate by acquiring, holding, and disposing of Limited Partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes. Pursuant to SOP 78-9, the company has a legal obligation to the Limited Partnership as its general partner. As such, the company will recognize losses in excess of its investment. As of October 31, 2003, WNC Housing Tax Credit Fund VI, L.P., Series 11 has not acquired any operating partnerships.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to public programs which were sponsored by WNC & Associates, Inc. For these purposes, "public" programs include all offerings registered under the Securities Act of 1933, all programs required to report under Section 15(d) of the Securities Exchange Act of 1934, all programs with a class of equity securities registered pursuant to Section 12 of the 1934 Act, and all other programs with at least 300 security holders that initially raised at least $1,000,000. Each of these programs included herein is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing tax credits. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration Statement of the Fund and in the Form 10-K annual reports for the public programs which file such reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to the attention of Thomas J. Riha, WNC & Associates, Inc., 17782 Sky Park Circle, Irvine, California 92614.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective investor to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I           Experience in Raising and Investing Funds
         Table II          Compensation to Sponsor
         Table III         Operating Results of Prior Programs
         Table V           Sales or Disposals of Properties

         Table IV has been omitted as none of the sponsored public partnerships had terminated operations as of June 30, 2003.

Definitions

The following terms used herein have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of local limited partnership interests, including equity contributions, interest on warehouse loans, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of local limited partnership interests.

"Fund" means WNC Housing Tax Credit Fund VI, L.P., Series 11 and Series 12.

"GAAP" means generally accepted accounting principles as promulgated in the United States.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of acquisitions of local limited partnerships which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition cost.

"Sponsor" means WNC & Associates, Inc. and its affiliates.

IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE FUND WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS IN THE FUND WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by public programs sponsored by the Sponsor which raised funds during the three-year, three-month period ended June 30, 2003. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding the percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                         (April 1, 2000 - June 30, 2003)

                                  HTCF VI-7       %      HTCF VI-8       %
                                ------------   -----   ------------    -----

Dollar amount offered           $ 25,000,000           $ 25,000,000
                                ============           ============

Dollar amount raised            $ 18,828,745   100.0   $  9,807,585    100.0

Less offering expenses:
   Selling commissions &
     discounts paid to
     non-affiliates (a)            1,298,245     6.9        680,565      7.0
   Dealer manager fees to
     affiliate                       377,000     2.0        196,280      2.0
   Organizational expenses (b)       754,000     4.0        392,560      4.0

Reserves                             903,491     4.8        455,229      4.6
                                ------------   -----   ------------    -----

Amount available for investment $ 15,496,009    82.3   $  8,082,951     82.4
                                ============   =====   ============    =====

Acquisition costs:
   Prepaid items and fees
     related to purchase of
     local limited partnership
     interests (c)               $   377,000     2.0   $    196,280      2.0
   Total paid or to be paid for
     local limited partnership
     interests                    13,799,509    73.3      7,199,691     73.4
   Acquisition fees                1,319,500     7.0        686,980      7.0
                                ------------   -----   ------------    -----

Total acquisition cost          $ 15,496,009    82.3   $  8,082,951     82.4
                                ============   =====   ============    =====




Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                      50%                    38%

Date offering commenced                 9/99                  11/00

Length of offering (months)               14                     11

Months to invest 90% of amount
  available for investment
  (measured from beginning of
  offering)                               20                      7
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of the nonaccountable organizational and offering expense allowance.
(c) Consists of the nonaccountable acquisition expense allowance.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                         (April 1, 2000 - June 30, 2003)

                                  HTCF VI-9      %     HTCF VI-10(d)     %
                                ------------   -----   ------------    -----

Dollar amount offered           $ 25,000,000           $ 25,000,000
                                ============           ============

Dollar amount raised            $ 15,316,125   100.0   $  4,465,060    100.0

Less offering expenses:
   Selling commissions &
     discounts paid to
     non-affiliates (a)            1,063,875     6.9        295,785      6.6
   Dealer manager fees to
     affiliate                       306,500     2.0         89,500      2.0
   Organizational expenses (b)       613,000     4.0        179,000      4.0

Reserves                             439,807     2.9              -      0.0
                                ------------   -----   ------------    -----

Amount available for investment $ 12,892,943    84.2   $  3,900,775     87.4
                                ============   =====   ============    =====

Acquisition costs:
   Prepaid items and fees
     related to purchase of
     local limited partnership
     interests (c)              $    306,500     2.0   $     89,500      2.0
   Total paid or to be paid for
     local limited partnership
     interests                    11,513,693    75.2      3,708,090     83.1
  Acquisition fees                 1,072,750     7.0        313,250      7.0
                                ------------   -----   ------------    -----
Total acquisition cost          $ 12,892,943    84.2   $  4,110,840     92.1
                                ============   =====   ============    =====


Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                      62%                    N/A

Date offering commenced                11/01                   2/03

Length of offering (months)               15                    N/A

Months to invest 90% of amount
  available for investment
  (measured from beginning of
  offering)                               19                    N/A
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of the nonaccountable organizational and offering expense allowance.
(c)  Consists of the nonaccountable acquisition expense allowance.
(d) Offering was continuing as of June 30, 2003. Invested amounts exceed amounts available for investment as of June 30, 2003. Additional properties may be identified.

                                    TABLE II


TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from April 1, 2000 to June 30, 2003 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other public programs which have been sponsored by the Sponsor.

                                    TABLE II

                             COMPENSATION TO SPONSOR

                         (April 1, 2000 - June 30, 2003)

                                        HTCF VI-7       HTCF VI-8      HTCF VI-9
                                        ---------       ---------      ---------
Date offering commenced                      9/99           11/00         11//01

Dollar amount raised                  $18,828,745      $9,807,585    $15,316,125

Amount paid to sponsor from
  proceeds of offering: (a)
   Dealer manager fees                    377,000         196,280        306,500
   Acquisition fees:
     Real estate commissions                    -               -              -
     Acquisition fees                   1,319,500         686,980      1,072,750
     Other                                      -               -              -
   Nonaccountable organizational
     and offering expense allowance       754,000         392,560        613,000
   Nonaccountable acquisition
     expense allowance                    377,000         196,280        306,500

Dollar amount of cash generated
  from operations before deducting
  payments to sponsor                     666,678          28,731       (73,972)

Amount paid to sponsor from
  operations:                                   -               -              -
   Property management fees                     -               -              -
   Asset management fees (b)               85,482          23,487         10,000
   Reimbursements                               -               -              -
   Leasing commissions

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:
   Cash                                         -               -              -
   Notes                                        -               -              -

Amount paid to sponsor from property
  sales and refinancing:
   Real estate commissions                      -               -              -
   Subordinated disposition fee                 -               -              -
   Other                                        -               -              -
------------------------------------

(a) Except in the case of the nonaccountable expense allowances, represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations, as follows:
----------------- -------------------- --------------------- -------------------
                            HTCF VI-7             HTCF VI-8            HTCF VI-9
                            ---------             ---------            ---------
----------------- -------------------- --------------------- -------------------
                                $   0                 $   0           $   10,000
----------------- -------------------- --------------------- -------------------

                                    TABLE II

                             COMPENSATION TO SPONSOR

                         (April 1, 2000 - June 30, 2003)

                                          HTCF VI-10 (c)    Fifteen Other Public
                                          --------------                Programs
                                                            --------------------

Date offering commenced                             2/03          3/00 and prior

Dollar amount raised                         $ 4,465,060            $197,390,726

Amount paid to sponsor from proceeds
  of offering: (a)
   Dealer manager fees                            89,500                      -
   Acquisition fees:
     Real estate commissions                           -                      -
     Acquisition fees                            313,250                      -
     Other                                             -                      -
   Nonaccountable organizational and
     offering expense allowance                  179,000                      -
   Nonaccountable acquisition
     expense allowance                            89,500                      -


Dollar amount of cash generated from
  (used in) operations before
  deducting payments to sponsor                       89               (871,884)

Amount paid to sponsor from
  operations:
   Property management fees                            -                       -
   Asset management fees (b)                           -               1,000,781
   Reimbursements                                      -                       -
   Leasing commissions                                 -                       -

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:
   Cash                                                -                       -
   Notes                                               -                       -

Amount paid to sponsor from property
  sales and refinancing:
   Real estate commissions                             -                       -
   Incentive fee                                       -                       -
   Other                                               -                       -
------------------------------------

(a) Except in the case of the nonaccountable expense allowances, represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations, as follows:
---------------- -------------------- ------------------------------- ----------
                          HTCF VI-10   Fifteen Other Public Programs
                          ----------   -----------------------------
---------------- -------------------- ------------------------------- ----------
                               $   0                      $1,000,781
---------------- -------------------- ------------------------------- ----------

(c) Offering was continuing as of June 30, 2003.

                                    TABLE III

TABLE III presents the operating results for all public programs sponsored by the Sponsor which closed during the five years and three months ended June 30, 2003. The prior programs are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due to operating partnerships.

"Cash generated from (used in) operations" is per each program's Statement of Cash Flows.

Other information included in TABLE III includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including tax credit allocations.

                         This page intentionally blank.


                                                               TABLE III

                                                  OPERATING RESULTS OF PRIOR PROGRAMS


                                                               HTCF VI-5

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------

Gross revenue                            $14,427     $130,017     $ 53,074     $ 10,758     $ 25,492       $  963
Less:
   Operating expenses (d)                 20,249      121,895      347,447      188,864      109,033       25,211
   Write off of advances to a
     local limited partnership                 -      402,243            -            -       48,559            -
   Depreciation and amortization          15,334       64,459       64,536       64,536       64,536       16,134
   Loss from sale of securities                -      188,483            -            -            -            -
   Equity in losses (income) in
     local limited partnerships           22,000    1,139,225    1,803,882    1,365,625    1,180,907      307,186
                                      -----------  -----------  -----------  -----------  -----------  -----------


Net income (loss) - GAAP basis        $  (43,156) $(1,786,288) $(2,162,791) $(1,608,267) $(1,377,543)  $ (347,568)
                                      ===========  ===========  ===========  ===========  ===========  ===========

Taxable income (loss) from
  operations                          $ (854,148) $(2,999,847) $(1,801,732) $(2,233,876)         N/A          N/A
                                      ===========  ===========  ===========  ===========  ===========  ===========

Cash generated (used) from
  operations                            $ 15,016   $ (209,600)   $ (59,867)   $ (17,046)   $ (13,473)     $    30
Cash generated from sales                      -            -            -            -            -            -
Cash generated from refinancing                -            -            -            -            -            -

Less: Cash distributions to
  investors                                    -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions                    $ 15,016   $ (209,600)   $ (59,867)   $ (17,046)   $ (13,473)     $    30
Less:  Special items                           -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions and special
  items                                 $ 15,016   $ (209,600)   $ (59,867)   $ (17,046)   $ (13,473)     $    30
                                      ===========  ===========  ===========  ===========  ===========  ===========




                                             TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                    $    (30)     $  (119)      $  (72)      $  (88)         N/A          N/A
     From recapture                            -            -            -            -          N/A          N/A
   Capital gain (loss)                        (8)           -            -            -          N/A          N/A

Federal tax credits                           48           84          111          110          N/A          N/A
California tax credits                         -            -            -            -            -            -
Federal historic tax credits                   -            -            -            -            -            -

Cash distributions to investors                -            -            -            -            -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                               100%         100%         100%         100%         100%         100%
--------------------------------

(a)  Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999 and tax information is for year ended December 31, 1999.
(b)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(c)  GAAP information is for the three months ended June 30, 2003 - unaudited.

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------
 (d) Operating expenses include
     reimbursements to the general
     partner as follows:                       -     $ 84,007     $ 55,073     $ 62,336     $ 37,364      $ 7,694

N/A      Tax results are not available until the preparation of the partnership's 2003 and 2004 tax returns.



                                                               TABLE III

                                                  OPERATING RESULTS OF PRIOR PROGRAMS

                                                               HTCF VI-6

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------
Gross revenue                          $  15,869    $ 237,012    $ 132,756    $  33,802    $  23,761    $   1,341
Less:
Operating expenses (d)                    13,911       93,824      120,255      128,796       96,312       22,441
   Depreciation and amortization           5,207       45,616       51,548       51,548       51,548       12,887
   Loss from sale of securities                -       85,727            -            -            -            -
   Equity in losses (income) in
     local limited partnerships          (47,263)     520,281      813,901    1,136,238      770,692      201,667
                                      -----------  -----------  -----------  -----------  -----------  -----------

Net income (loss) - GAAP basis         $  44,014   $ (508,436)  $ (852,948) $(1,282,780)  $ (894,791)  $ (235,654)
                                      ===========  ===========  ===========  ===========  ===========  ===========

Taxable income (loss) from operations $ (422,354)  $ (838,425) $(1,138,281) $(1,278,551)         N/A          N/A
                                      ===========  ===========  ===========  ===========  ===========  ===========

Cash generated (used) from operations   $ 34,356    $  28,533    $  56,115   $  (76,258)  $  (78,602)   $  (8,660)
Cash generated from sales                      -            -            -            -            -            -
Cash generated from refinancing                -            -            -            -            -            -

Less: Cash distributions to investors          -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions                    $ 34,356    $  28,533    $  56,115    $ (76,258)   $ (78,602)   $  (8,660)

Less:  Special items                           -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions and special
  items                                 $ 34,356    $  28,533    $  56,115    $ (76,258)   $ (78,602)   $  (8,660)
                                      ===========  ===========  ===========  ===========  ===========  ===========


                                             TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                           2        $ (40)       $ (55)        $(62)         N/A          N/A
     From recapture                            -            -            -            -          N/A          N/A
   Capital gain (loss)                         -            -            -            -          N/A          N/A

Federal tax credits                           25           72           84          101          N/A          N/A
California tax credits                         -            -            -            -          N/A          N/A
Federal historic tax credits                  15            -            -            3          N/A          N/A
Cash distributions to investors                -            -            -            -            -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                               100%         100%         100%         100%         100%         100%
--------------------------------

(a)  Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999 and tax information is for year ended December 31, 1999.
(b)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(c)  GAAP information is for the three months ended June 30, 2003 - unaudited.

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------
(d)  Operating expenses include
     reimbursements to the general
     partner as follows:                       -     $ 23,808     $ 52,604     $ 32,456     $ 44,295      $ 6,468

N/A      Tax results are not available until the preparation of the partnership's 2003 and 2004 tax returns.

                                                               TABLE III

                                                  OPERATING RESULTS OF PRIOR PROGRAMS

                                                               HTCF VI-7

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------

Gross revenue                           $      -    $  36,456    $ 343,152    $ 144,543    $ 100,654    $   6,607
Less:
   Operating expenses (d)                      -        4,356       69,027      165,089       95,830       20,017
   Depreciation and amortization               -        4,398       40,617       56,916       56,916       14,229
   Equity in losses (income) in
     local limited partnerships                -            -       90,404      622,249      922,206      228,767
                                      -----------  -----------  -----------  -----------  -----------  -----------

Net income (loss) - GAAP basis          $      -     $ 27,702    $ 143,104   $ (699,711)  $ (974,298)  $ (256,406)
                                      ===========  ===========  ===========  ===========  ===========  ===========

Taxable income (loss) from
  operations                            $  4,672   $ (404,406)  $ (700,285) $(1,019,840)         N/A          N/A
                                      ===========  ===========  ===========  ===========  ===========  ===========

Cash generated (used) from
  operations                            $      -    $  27,424    $ 304,387    $  83,855    $ 198,914     $  5,960
Cash generated from sales                      -            -            -            -            -            -
Cash generated from refinancing                -            -            -            -            -            -

Less: Cash distributions to
  investors                                    -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions                           -       27,424      304,387       83,855      198,914        5,960

Less: Special items                            -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions and special
  items $                                      -    $  27,424    $ 304,387    $  83,855    $ 198,914     $  5,960
                                      ===========  ===========  ===========  ===========  ===========  ===========



                                             TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                    (d)  $(1)    (d) $(22)       $ (37)       $ (54)         N/A          N/A
     From recapture                            -            -            -            -          N/A          N/A
   Capital gain (loss)                         -            -            -            -          N/A          N/A

Federal tax credits                            -        (d) 5           35           64          N/A          N/A
California tax credits                         -            -            -            -            -            -
Federal historic tax credits                   -            -            -           34          N/A          N/A
Cash distributions to investors                -            -            -            -            -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                               100%         100%         100%         100%         100%         100%
--------------------------------

(a)  No operations for GAAP for year ended March 31,1999. Partial year of operations for tax information for the year ended December 31, 1999.
(b)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(c)  GAAP information is for the three months ended June 30, 2003 - unaudited.
(d)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.

                                         1999(a)      2000(b)      2001(b)      2002(b)      2003(b)      2004(c)
                                      -----------  -----------  -----------  -----------  -----------  -----------
(e)  Operating expenses include
     reimbursements to the general
     partner as follows:                       -      $ 3,565      $36,542    $  45,386     $ 42,565      $ 5,726

N/A    Tax results are not available until the preparation of the partnership's 2003 and 2004 tax returns.


                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCF VI-8

                                    2001(a)     2002(a)     2003(a)     2004(b)
                                  ----------  ----------  ----------  ----------

Gross revenue                       $ 8,800    $ 58,186    $ 18,647      $1,238
Less:
   Operating expenses (d)             5,607      40,830      50,731      10,674
   Depreciation and amortization        475      22,605      30,452       7,613
   Equity in losses (income) in
     local limited partnerships           -     (98,083)    341,390      64,194
                                  ----------  ----------  ----------  ----------

Net income (loss) - GAAP basis      $ 2,718    $ 92,834   $(403,926)  $ (81,243)
                                  ==========  ==========  ==========  ==========

Taxable income (loss) from
  operations                      $ (10,210)  $(543,932)        N/A         N/A
                                  ==========  ==========  ==========  ==========

Cash generated (used) from
  operations                       $  2,257    $ 30,989   $ (23,369)   $ (4,633)
Cash generated from sales                 -           -           -           -
Cash generated from refinancing           -           -           -           -

Less: Cash distributions to
  investors                               -           -           -           -
                                  ----------  ----------  ----------  ----------

Cash generated (deficiency) after
  cash distributions                  2,257      30,989     (23,369)     (4,633)

Less:  Special items                      -           -           -           -
                                  ----------  ----------  ----------  ----------

Cash generated (deficiency) after
  cash distributions and special
  items                             $ 2,257    $ 30,989   $ (23,369)   $ (4,633)
                                  ==========  ==========  ==========  ==========

                  TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                2001(a)      2002(a)        2003(a)     2004(b)
                                -------      -------        -------     -------

Federal income tax results
   Ordinary income (loss)
     From operations          (c) $ (1)        $(55)            N/A         N/A
     From recapture                   -            -            N/A         N/A
   Capital gain (loss)                -            -            N/A         N/A

Federal tax credits             (c) $ 3           75            N/A         N/A
California tax credits                -            -              -           -
Federal historic credit               -            -              -           -

Cash distributions to
 investors                            -            -              -           -

Amount (in percentage terms)
remaining invested in program
properties at end of year
(original total acquisition
costs of properties retained
divided by total original
acquisition costs of all
properties)                        100%         100%           100%        100%

--------------------------------

(a) GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b)  GAAP information is for the three months ended June 30, 2003 - unaudited.
(c) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.

                                2001(a)       2002(a)      2003(a)       2004(b)
                                -------       -------      -------       -------
(d)  Operating expenses
     include reimbursements
     to the general
     partner as follows:         $6,349       $30,156        $25,648      $4,803

N/A Tax results are not available until the preparation of the partnership's 2003 and 2004 tax returns.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                 \------------HTCF VI-9----------/ \-HTCF V-10-/
                                              ---------              ---------

                                    2002(a)     2003(a)    2004(b)      2004(b)
                                  ----------  ----------  ----------  ----------


Gross revenue                        $  441    $ 20,207     $ 2,017       $  89
Less:
  Operating expenses (d)              7,790      96,712      31,736       3,120
  Depreciation and amortization         189      24,068      11,637         762
  Equity in losses (income) in
    local limited partnerships            -     309,076      87,508           -
                                  ----------  ----------  ----------  ----------

Net income (loss) - GAAP basis     $ (7,538)  $(409,649)  $(128,864)   $ (3,793)
                                  ==========  ==========  ==========  ==========
Taxable income (loss) from
  operations                       (328,107)        N/A         N/A         N/A
                                  ==========  ==========  ==========  ==========
Cash generated (used) from
  operations                        $   415   $ (84,436)   $     49    $     89
Cash generated from sales                 -           -           -           -
Cash generated from refinancing           -           -           -           -

Less: Cash distributions to
  investors                               -           -           -           -
                                  ----------  ----------  ----------  ----------
Cash generated (deficiency)
  after cash distributions              415     (84,436)         49          89

Less: Special items                       -           -           -           -
                                  ----------  ----------  ----------  ----------
Cash generated (deficiency) after
  cash distributions and special
  items                             $   415   $ (84,436)   $     49    $     89
                                  ==========  ==========  ==========  ==========

                  TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                 2002(a)      2003(a)      2004(b)       2004(b)
                                 -------      -------      -------       -------

Federal income tax results
   Ordinary income (loss)
     From operations               (c)26          N/A          N/A           N/A
     From recapture                    -          N/A          N/A           N/A
   Capital gain (loss)                 -          N/A          N/A           N/A

Federal tax credits(a)             (c)48          N/A          N/A           N/A
California tax credits                 -            -            -             -
Federal historic credits               -            -            -             -

Cash distributions to
  investors                            -            -            -             -

Amount (in percentage terms)
remaining invested in program
properties at end of year
(original total acquisition
costs of properties retained
divided by total original
acquisition costs of all
properties)                         100%         100%         100%           N/A

--------------------------------

(a) GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b)  GAAP information is for the three months ended June 30, 2003 - unaudited.
(c) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.

                                    2001(a)     2002(a)     2003(b)     2004(b)
                                    -------     -------     -------     -------
(d)  Operating expenses include
     reimbursements to the general
     partner as follows:             $6,349        $890      $2,169     $ 3,120

N/A Tax results are not available until the preparation of the partnership's 2003 and 2004 tax returns.

                                    TABLE IV


TABLE IV requires a presentation of the results of public programs that have completed operations during the five years and three months ended June 30, 2003. As no public programs completed operations during that period, no Table IV is presented.

                                     TABLE V

TABLE V presents the sales or disposals of property by partnerships sponsored by the Sponsor during the three years and three months ended June 30, 2003.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                         (April 1, 2000 - June 30, 2003)


Program Name                           HTCF V-3                     HTCF
                                       --------                   --------

Property Name                          Evergreen               Sunnyview II,
                                      Apts.(a)(b)              Phase 3(a)(b)
                                    ---------------           ---------------

Date property acquired                 11/14/95                   3/30/90
Date of sale                            7/18/01                   6/6/03

Selling price, net of closing
 costs and GAAP adjustments:
  Cash received (disbursed) net
      of closing costs                   $ 168,953                  $ 85,268
  Mortgage balance and accrued
      interest at time of sale             635,000                 1,143,293
  Purchase money mortgage taken
      back by program                            -                         -
  Adjustments resulting from
      application of GAAP                        -                         -
                                    ---------------           ---------------
         Total                       $     803,953             $   1,228,561
                                    ===============           ===============
Cost of properties including
 closing and soft costs
   Original mortgage financing       $     974,425             $     901,000
   Total acquisition cost,
        capital improvement,
       closing and soft costs(c)           655,710                   556,972
                                    ---------------           ---------------
       Total                         $   1,630,135             $   1,457,972
                                    ===============           ===============
Excess (Deficiency) of property
 operating cash receipts over
 cash expenditures(d)                $    (220,700)            $    (229,411)
                                    ===============           ===============
--------------------------------

(a) Sale was to an unrelated party.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.

                                                                       EXHIBIT B



                    WNC HOUSING TAX CREDIT FUND VI, SERIES 11
                    WNC HOUSING TAX CREDIT FUND VI, SERIES 12

                        AGREEMENT OF LIMITED PARTNERSHIP

                                Table of Contents

                                                                            Page

ARTICLE 1         DEFINITIONS................................................B-4

ARTICLE 2         FORMATION; NAME; PLACE OF BUSINESS; PURPOSE
                  AND TERM..................................................B-17

Section 2.1       Formation of Partnership..................................B-17
Section 2.2       Name......................................................B-17
Section 2.3       Place of Business.........................................B-17
Section 2.4       Purpose and Investment Objectives.........................B-18
Section 2.5       Agent for Service of Process..............................B-18
Section 2.6       Term......................................................B-19

ARTICLE 3         PARTNERS AND CAPITAL......................................B-19

Section 3.1       General Partner...........................................B-19
Section 3.2       Initial Limited Partners..................................B-19
Section 3.3       Additional Limited Partners; Terms of Offering............B-19
Section 3.4       Payment or Return of Additional Limited Partners' Capital.B-21
Section 3.5       Liability of Limited Partners.............................B-25
Section 3.6       Miscellaneous.............................................B-25

ARTICLE 4         DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS
                  AND LOSSES................................................B-25

Section 4.1       Distributions of Cash Available for Distribution..........B-25
Section 4.2       Distributions of Sale or Refinancing Proceeds.............B-26
Section 4.3       Profits and Losses........................................B-27
Section 4.4       Certain Provisions Related to Partnership Allocations
                  and Distributions.........................................B-28
Section 4.5       Allocation of Tax Credits.................................B-32
Section 4.6       Determinations of Allocations and Distributions Within Classes
                  of Partners...............................................B-33

ARTICLE 5         RIGHTS, POWERS AND DUTIES OF GENERAL
                  PARTNER...................................................B-34

Section 5.1       Management of the Partnership.............................B-34
Section 5.2       General Authority of General Partner......................B-34
Section 5.3       Authority of General Partner and its Affiliates to Deal with
                  Partnership...............................................B-40
Section 5.4       Restrictions on Authority of General Partner..............B-44
Section 5.5       Duties and Obligations of General Partner.................B-48
Section 5.6       Compensation of Sponsor...................................B-49
Section 5.7       Other Business of Partners................................B-51
Section 5.8       Limitation on Liability of Sponsor; Indemnification.......B-52

ARTICLE 6         ADMISSION OF SUCCESSOR AND ADDITIONAL GENERAL PARTNERS;
                  WITHDRAWAL OF GENERAL PARTNER.............................B-53

Section 6.1       Admission of Successor or Additional General Partners.....B-53
Section 6.2       Restrictions on Transfer of General Partner's Interest....B-54
Section 6.3       Consent of Limited Partners to Admission of Successor or
                  Additional General Partners...............................B-55
Section 6.4       Event of Withdrawal of a General Partner..................B-55
Section 6.5       Interest and Liability of a Withdrawn General Partner.....B-55
Section 6.6       Valuation and Sale of Interest of Former General Partner..B-56

ARTICLE 7         TRANSFERABILITY OF UNITS..................................B-57

Section 7.1       Right to Transfer Units...................................B-57
Section 7.2       Restrictions on Transfers.................................B-57
Section 7.3       Assignees and Assignment Procedure........................B-61
Section 7.4       Substitute Limited Partners...............................B-63

ARTICLE 8         DISSOLUTION AND WINDING-UP OF THE
                  PARTNERSHIP...............................................B-64

Section 8.1       Events Causing Dissolution................................B-64
Section 8.2       Liquidation...............................................B-64

ARTICLE 9         BOOKS AND RECORDS, ACCOUNTING, REPORTS,
                  TAX ELECTIONS, ETC........................................B-65

Section 9.1       Books and Records.........................................B-65
Section 9.2       Accounting and Fiscal Year................................B-67
Section 9.3       Bank Accounts and Temporary Investments...................B-67
Section 9.4       Reports...................................................B-67

Section 9.5       Depreciation and Other Tax Elections......................B-69
Section 9.6       Designation of Tax Matters Partner........................B-69

ARTICLE 10        MEETINGS AND VOTING RIGHTS OF LIMITED
                  PARTNERS..................................................B-69

Section 10.1      Meetings and Actions Without Meetings.....................B-69
Section 10.2      Voting Rights of Limited Partners.........................B-70
Section 10.3      Limitations on Roll-Ups; Dissenters' Rights...............B-71

ARTICLE 11        SPECIAL POWER OF ATTORNEY.................................B-72

ARTICLE 12        AMENDMENTS................................................B-73

Section 12.1      Adoption of Amendments....................................B-73
Section 12.2      Filing of Required Documents..............................B-74
Section 12.3      Required Change of Partnership Name.......................B-75

ARTICLE 13        MISCELLANEOUS PROVISIONS..................................B-75

Section 13.1      Security Interest and Right of Set-Off....................B-75
Section 13.2      Notices...................................................B-75
Section 13.3      Execution.................................................B-75
Section 13.4      Binding Effect............................................B-76
Section 13.5      Applicable Law............................................B-76
Section 13.6      Counterparts..............................................B-76
Section 13.7      Separability of Provisions................................B-76
Section 13.8      Captions..................................................B-76
Section 13.9      Mandatory Arbitration.....................................B-77
Section 13.10     Partnerships Treated as Separate..........................B-77

     AGREEMENT OF LIMITED PARTNERSHIP dated as of July 17, 2003 among WNC National Partners, LLC, as General Partner, Wilfred N. Cooper, Jr. and David N. Shafer, as Initial Limited Partners, and those Persons who shall hereafter be admitted to the Partnership as Additional Limited Partners, who hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     The following terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 1. The singular shall include the plural and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context requires.

     "Accountants" means such firm of independent public accountants as from time to time shall be engaged for the Partnership by the General Partner.

     "Acquisition and Investment Management Fees" means the fees to be paid to the Sponsor pursuant to Section 5.6.4 hereof.

     "Acquisition Expenses" means expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition by the Partnership of Local Limited Partnership Interests and the selection and acquisition of Apartment Complexes by the Local Limited Partnerships, whether or not acquired, including the Nonaccountable Acquisition Expense Allowance.

     "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the selection or purchase by the Partnership of any Local Limited Partnership Interest, including fees and commissions paid in connection with the investigation of Local Limited Partnerships an interest in which is not acquired by the Partnership, and the purchase, development or construction of an Apartment Complex by a Local Limited Partnership, whether designated as an Acquisition and Investment Management Fee, real estate commission, acquisition fee, finders' fee, selection fee, Development Fee, Construction Fee, nonrecurring management fee, consulting fee or any fee of a similar nature however designated, with the exception of Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of an Apartment Complex. As used herein, a "Development Fee" shall be a fee for the packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances, necessary financing and Tax Credits for the Apartment Complex, either initially or at a later date, and a "Construction Fee" shall be a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide Major Repairs and Rehabilitation for an Apartment Complex.

     "Act" means the California Revised Limited Partnership Act (Corp. Code
Section 15611, et seq.), as now in effect and as the same may be amended from time to time hereafter.

     "Additional Limited Partners" means those Persons admitted to the Partnership pursuant to Section 3.3 hereof.

     "Adjusted Capital Account Deficit" means, with respect to each Partner, the deficit balance in his Capital Account as of the end of the relevant fiscal period of the Partnership, after giving effect to the following adjustments:

    (a) Increasing such Capital Account by any amounts such Person is obligated to restore under the standards set by Section 1.704-1(b)(2)(ii)(c) of the Regulations (or is deemed obligated to restore under Section 1.704-2(g)(1) and (i)(5) of the Regulations); and

    (b) Decreasing such Capital Account by the items described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
         1.704-1(b)(2)(ii)(d)(6) of the Regulations.

     "Adjusted Capital Contribution" means, for each fiscal period, the Limited Partners' Capital Contribution reduced by all distributions of noninvested funds pursuant to Section 3.4.2 hereof and distributions of Sale or Refinancing Proceeds made to the Limited Partners through the end of such period.

     "Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person who, directly or indirectly, controls or is controlled by or is under common control with the specified Person; (ii) any Person who is an officer or director of, or partner in, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director or partner, or with respect to which the specified Person serves in a similar capacity; (iii) any Person who, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a 10% or more beneficial interest in, the specified Person; or (iv) any Person of which the specified Person is, directly or indirectly, the owner of, or in control of, 10% or more of any class of equity securities, or in which the specified Person has a 10% or more beneficial interest.

     "Agreement" means this Agreement of Limited Partnership, as originally executed and as amended or restated from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

     "Apartment Complex" or "Property" means a multi-family residential rental complex owned or under development or rehabilitation by a Local Limited Partnership.

     "Asset Based Fee" means compensation to the Sponsor computed in accordance with Section IV.J. of the NASAA Guidelines. No Asset Based Fee shall be payable to the Sponsor.

     "Asset Management Fee" means the annual fee payable to the Sponsor pursuant to Section 5.6.7.

     "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions: (i) to each Partner's Capital Account there shall be credited such Partner's Capital Contribution, such Partner's distributive share of Profits, and such Partner's share of any items in the nature of income and gain which are specially allocated pursuant to Section 4.4 hereof, and (ii) to each Partner's Capital Account there shall be debited the amount of cash and the net fair market value of property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and such Partner's share of any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.4 hereof. In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. Capital Accounts shall be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

     "Capital Contribution" means the total amount of cash contributed to the Partnership (excluding any cash contributed by the General Partner pursuant to the last sentence of Section 3.3.3 hereof) determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Discount Investors (prior to the deduction of any Syndication Expenses) by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the Interests of such Partners or Partner), reduced, in the case of the Limited Partners, by the amount of any funds returned to them pursuant to Section 3.4.2.

     "Cash Available for Distribution" means, with respect to any period, Cash Flow less any amounts set aside from Cash Flow for the restoration or creation of Reserves.

     "Cash Flow" means, with respect to any period, (i) all cash funds provided to the Partnership from Local Limited Partnership operations (exclusive of any proceeds derived from the sale, disposition, financing or refinancing of Apartment Complexes, or other Sale or Refinancing transactions) plus (ii) all cash funds from Partnership operations (including any interest from Promissory Notes), without deduction for depreciation, but after deducting cash funds used to pay all other expenses, Debt Service and capital expenditures.

     "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

     "Competitive" when applied to a fee, commission (other than a real estate or brokerage commission) or other payment for goods supplied or services rendered, means a payment equal to the amount customarily charged by Persons not Affiliated with the payee for such goods or services in the geographic area in which such goods are supplied or services rendered.

     "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

     "Consent" means either (i) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.1, or (ii) a prior written approval required or permitted to be given pursuant to this Agreement.

     "Dealer Manager" means WNC Capital Corporation.

     "Dealer Manager Fee" means the fee payable to the Dealer Manager pursuant to Section 5.6.2.

     "Debt Service" means all payments required to be made in connection with any loan to the Partnership or any loan secured by a lien on any of the Apartment Complexes.

     "Deemed Liquidation Distribution" means, with respect to the Limited Partners, as a class, and the General Partner the amount that would be distributed to them as of the end of each fiscal year of the Partnership if the Partnership were dissolved and liquidated and (i) the assets of the Partnership were sold for cash equal to their Federal adjusted tax basis (or their Book Value, where Section 4.4.2 applies); (ii) the liabilities of the Partnership were paid; and (iii) the remaining cash of the Partnership were distributed to such class of Partners in accordance with Section 4.2.1 (and not Section 4.2.2).

     "Discount Investor" means any Additional Limited Partner who has paid or agreed to pay less than $1,000 per Unit subscribed for by him on account of reduced or no selling commissions, reduced Dealer Manager Fees and/or reduced Acquisition and Investment Management Fees attributable to his Units, as specified in the Prospectus under "Terms of the Offering and Plan of Distribution."

     "Economic Risk of Loss" means the extent to which a Partner or Related Person bears the economic risk of loss for a Partnership liability as determined under Treasury Regulation Section 1.752-2.

     "Escrow Agent" means USbank, Newport Beach, California, or any other escrow agent chosen by the General Partner to hold funds from investors pending their admission to the Partnership.

     "Event of Withdrawal" means the occurrence of any of the following events as to a General Partner: (i) its withdrawal from the Partnership pursuant to
Section 15662 of the Act; (ii) its removal in accordance with this Agreement;
(iii) it (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties; (iv) the lapse of 120 days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if during such period the proceeding has not been dismissed, or the lapse of 90 days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties, if during such period the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated; (v) in the case of a General Partner who is a natural person, (a) his death, or (b) the entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property; (vi) in the case of a General Partner who is acting as a general partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);
(vii) in the case of a General Partner which is a separate partnership, the dissolution and commencement of winding up of the separate partnership; (viii) in the case of a General Partner which is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or (ix) in the case of a General Partner which is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership. Notwithstanding the foregoing, an Event of Withdrawal shall not be deemed to have occurred as to a General Partner under the preceding clause (iv) until 120 days shall have elapsed after Notification has been given to the Limited Partners of the event which, with or without lapse of time, would constitute an event contemplated by such clause.

     "Front-End Fees" means fees and expenses paid by any party for any services rendered during the organizational and acquisition phases of the Partnership, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and any other similar fees, however designated. Front-End Fees which are to be paid pursuant to this Agreement from installment payments on the Promissory Notes shall be paid pro rata as the installment payments are received by the Partnership.

     "General Partner" means WNC National Partners, LLC or any Person or Persons who, at the time of reference thereto, has been admitted as a successor to any such General Partner or as an additional General Partner, in each such Person's capacity as a general partner. Restrictions placed on the rights and powers of the "General Partner" throughout this Agreement also serve to restrict the rights and powers of the Affiliates of the General Partner.

     "Government Assistance" means any form of Federal, state or local government assistance provided to Properties or their tenants or owners, including mortgage insurance, rental assistance payments, permanent mortgage financing, low interest mortgage loans, interest reduction payments and Tax Credits.

     "Gross Proceeds" means the gross proceeds of the Offering, determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Discount Investors.

     "Historic Tax Credit" means the tax credit allowable pursuant to Section 47 of the Code for rehabilitation expenditures incurred with respect to certain qualified buildings.

     "HUD" means the United States Department of Housing and Urban Development or any successor thereto.

     "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

     "Initial Limited Partners" means Wilfred N. Cooper, Jr. and David N.
Shafer.

     "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. Reference to a majority, or specified percentage, in interest of the Limited Partners means, Limited Partners whose combined Capital Contribution represents over 50%, or such specified percentage, respectively, of the Capital Contribution of all Limited Partners.

     "Invested Assets" means the sum of the Partnership's Investment in Local Limited Partnership Interests and the Partnership's allocable share of the amount of the mortgage loans on, and other debts related to, the Apartment Complexes owned by such Local Limited Partnerships.

     "Investment Date" means the date of the final admission into the Partnership of Additional Limited Partners who purchased Units.

     "Investment in Local Limited Partnership Interests" means the amount of Capital Contributions used by the Partnership to acquire Local Limited Partnership Interests (except that, if a portion of the Partnership's investment in a Local Limited Partnership is used to fund working capital reserves of the Local Limited Partnership, there shall be excluded from this calculation any amount which is used to fund working capital reserves which is in excess of 5% of Gross Proceeds) plus Reserves of the Partnership, except that Reserves in excess of 5% of Gross Proceeds shall not be included, but excluding Front-End Fees. Notwithstanding the preceding, the total amount of Capital Contributions used to fund Partnership Reserves or working capital reserves of the Local Limited Partnerships which shall be included in Investment in Local Limited Partnership Interests shall not exceed 5% of Gross Proceeds.

     "Investor Closing" means a closing at which purchasers of Units are admitted as Additional Limited Partners pursuant to Section 3.3 hereof.

     "Limited Partner" means any Person who is a Limited Partner, whether an Initial Limited Partner, an Additional Limited Partner or a Substitute Limited Partner at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

     "Local General Partners" (whether or not capitalized) means the Persons who are from time to time general partners (or managers in the cases of limited liability companies) of Local Limited Partnerships, except that where reference is made to Local General Partners in respect of any guaranties or undertakings provided to the Partnership in connection with its investment in a Local Limited Partnership, such term shall mean such Local General Partners at the date of such investment or such other Persons (including Affiliates of such Local General Partners) as actually provide such guaranties and undertakings.

     "Local Limited Partnership" means a limited partnership or a limited liability company which owns or is developing or rehabilitating one or more rental housing projects to be qualified under Section 42(g) and/or Section 47 of the Code.

     "Local Limited Partnership Interest" means the limited partnership interest of the Partnership in a Local Limited Partnership.

     "Low Income Housing Credit" means the tax credit allowable under Section 42 of the Code for a qualified low income housing project.

     "Major Repairs and Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs of the repair, rehabilitation or reconstruction exceed 10% of the fair market value of the Property at the time of such services.

     "Mortgage" (whether capitalized or not) means any mortgage, deed of trust, or similar security instrument and, where the sense of this Agreement so requires, the indebtedness secured thereby.

     "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of this Agreement.

     "Net Proceeds" means the Gross Proceeds less Organizational and Offering Expenses.

     "Nonaccountable Acquisition Expense Allowance" means the payment to be made to the Sponsor pursuant to Section 5.6.5 hereof.

     "Nonaccountable Organizational and Offering Expense Allowance" means the payment to be made to the Sponsor pursuant to Section 5.6.3 hereof.

     "Nonaccountable Underwriting Expense Allowance" means the payment to be made to the Dealer Manager pursuant to Section 5.6.2 hereof.

     "Nonrecourse Deductions" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(1).

     "Nonrecourse Liability" means a Partnership liability with respect to which no Partner or Related Person bears the Economic Risk of Loss.

     "Note Capital Contribution" means that portion of a Limited Partner's Capital Contribution, if any, paid in accordance with his Promissory Note.

     "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of giving the Notification.

     "Offering" means, with respect to the Partnership, the offering and sale of its Units pursuant to the Prospectus.

     "Offering Commencement Date" means, with respect to the Offering, the effective date of the registration statement or post-effective amendment thereto filed with the Securities and Exchange Commission which authorizes the commencement of such Offering.

     "Operating Cash Expenses" means, with respect to any fiscal period, the amount of cash disbursed by the Partnership in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for management, on-site property personnel, utilities, repair and maintenance, insurance, investor communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, Operating Cash Expenses shall include the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a non-Affiliated Person in performing the foregoing functions. As used in the preceding sentence, actual cost of goods and materials means the actual cost of goods and materials used for or by the Partnership and obtained from entities not Affiliated with the General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the Competitive amount.

     "Organizational and Offering Expenses" means all expenses incurred in connection with the formation of the Partnership, the registration and qualification of the Units under Federal and state securities laws and the Offering, including selling commissions, the Dealer Manager Fee, the Nonaccountable Underwriting Expense Allowance, the Nonaccountable Organizational and Offering Expense Allowance and all advertising expenses.

     "Partner" means any General Partner or Limited Partner.

     "Partner Nonrecourse Debt" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

     "Partnership" means the partnership formed under the terms of this Agreement.

     "Partnership Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Register" means the schedule listing the names and addresses of all Limited Partners together with the amounts of their respective Capital Contributions which shall be maintained by the General Partner in accordance with Section 3.3.

     "Person" means any individual, partnership, corporation, trust or other legal entity.

     "Prime Rate" means the prime or reference rate of interest from time to time announced by USbank as being charged by it on short-term unsecured loans to its most creditworthy customers.

     "Profits" and "Losses" means, for each fiscal year or other relevant period, an amount equal to the Partnership's taxable income or loss for such year or period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss; (iii) any adjustment pursuant to
Section 743(b) of the Code shall be allocated solely to the Partner to whom such adjustment relates and shall not be taken into account in computing Profits or Losses; (iv) any gain or loss which would have been realized by the Partnership on the sale of assets distributed in kind to Partners, determined with reference to the fair market value and the adjusted tax basis of such property for Federal income tax purposes immediately prior to such distribution, shall be added to or subtracted from such taxable income or loss; (v) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to
Section 4.4 shall not be taken into account in computing Profits or Losses; and
(vi) if required, the adjustments specified in Section 4.4.2 shall be taken into account.

     "Promissory Note" means the full recourse promissory note evidencing the deferred installments, if any, of the Capital Contribution required to be made for a Unit.

     "Property Management Fee" means a fee paid for day-to-day professional property management services in connection with the Properties.

     "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission with respect to the Units, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933, as amended.

     "Purchase Price" means the price paid upon the purchase or sale of a particular Local Limited Partnership Interest or Apartment Complex, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Apartment Complex, but excluding points and prepaid interest.

     "RD" means the United States Department of Agriculture, Rural Development, or any successor thereto.

     "Registration Date" has the meaning given it in Section 7.3.2.

     "Related Person" means a Person having a relationship with a Partner that is described in Treasury Regulation Section 1.752-4(b).

     "Reserves" means amounts set aside by the Partnership for working capital or other obligations of the Partnership and contingencies related to the ownership of Local Limited Partnership Interests.

     "Return on Investment" means an annual, cumulative, but not compounded, "return" to the Limited Partners as a class on their Adjusted Capital Contributions commencing for each Limited Partner on the last day of the calendar quarter during which the Limited Partner's Capital Contribution is received by the Partnership, calculated at the following annual rates: (i) 10% through December 31, 2013, and (ii) 6% for the balance of the Partnership's term.

     "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

(i) any transaction if the securities of the Partnership have been for at least twelve months traded on a national securities exchange or through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership, if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights; (b) the term of existence of the Partnership; (c) the terms of compensation of the Sponsor; or (d) the Partnership's investment objectives.

     "Roll-Up Entity" means the partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "Sale or Refinancing" means a sale by the Partnership of any Local Limited Partnership Interest, or any other real or personal property of the Partnership, or the Partnership's receipt of the proceeds of a sale or refinancing of an Apartment Complex or any other real or personal property of a Local Limited Partnership.

     "Sale or Refinancing Proceeds" means all cash receipts of the Partnership arising from a Sale or Refinancing less the following:

(i) the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and, with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the affected property;

(ii) the amount applied to the payment of the debts and obligations of the Partnership; and

(iii)   any Reserves funded with such proceeds.

     "SLP Affiliate" means an Affiliate of the General Partner in its capacity as a limited partner (or member in the case of limited liability companies) of Local Limited Partnerships.

     "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or any Person who will manage or participate in the management of the Partnership, and any Affiliate of any such Person, but does not include a Person whose only relation with the Partnership is as that of an independent property manager whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the Offering. A Person may also be a "Sponsor" of the Partnership by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more Persons; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services or property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control Partnership properties (other than Local General Partners whose only association with the Partnership is as such); (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; and (vi) providing goods or services to the Partnership on a basis which was not negotiated at arm's length with the Partnership.

     "State Tax Credits" means any credit permitted by a state's tax and/or revenue laws against income tax liability owed to that state as a result of activities or expenditures relating to low income housing.

     "Subordinated Disposition Fee" means the fee payable to the General Partner in connection with dispositions of Properties owned by Local Limited Partnerships pursuant to Section 5.6.8.

     "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.3 and 7.4 hereof.

     "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

     "Tax Credits" means any credit permitted under the Code against the Federal income tax liability of any Partner as a result of activities or expenditures of the Partnership or any Local Limited Partnership, including, without limitation, Low Income Housing Credits and Historic Tax Credits.

     "Temporary Investments" means United States Government securities, securities issued or fully guaranteed by United States Government agencies, certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation and other short-term, highly liquid investments.

     "Treasury Regulation or Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Unit" means the Interest of a Limited Partner attributable to a Capital Contribution of $1,000 (determined without regard to any discounts for Discount Investors).

     "Voluntary Withdrawal" by a General Partner means any withdrawal initiated by the General Partner and includes, but is not limited to, the commencement of an action in bankruptcy by or against such General Partner, and excludes any withdrawal accomplished as the result of a settlement, whether or not incorporated in a decree of a court or administrative agency, between a withdrawing General Partner and one or more of any remaining General Partners, a majority-in-interest of the Limited Partners or any regulatory agency whether a Federal or state agency or a self-regulatory agency, having jurisdiction over the affairs of the Partnership.

                                    ARTICLE 2

              FORMATION; NAME; PLACE OF BUSINESS; PURPOSE AND TERM

         2.1.     Formation of Partnership

     The parties hereto hereby form the Partnership on the terms and conditions set forth herein and pursuant to the provisions of the Act.

         2.2.     Name

     The name of the Partnership shall be "WNC Housing Tax Credit Fund VI, L.P., Series 11," or "WNC Housing Tax Credit Fund VI, L.P., Series 12," as the case may be. The General Partner, in its sole discretion, may change the name of the Partnership at any time and from time to time provided that Notification thereof is given to the Limited Partners within 30 days of the effective date thereof.

         2.3.     Place of Business

     The Partnership shall continuously maintain an office in the State of California which shall constitute its principal office and place of business and at which the records required by Section 15615 of the Act and by Section 9.1 of this Agreement shall be maintained. Such office shall initially be located at 17782 Sky Park Circle, Irvine, California 92614, but may be changed from time to time by the General Partner provided that Notification thereof is given to the Limited Partners within 30 days of the effective date thereof.

     The Partnership may maintain additional offices and places of business in other locations selected by the General Partner.

         2.4.     Purpose and Investment Objectives

         2.4.1 The purpose and character of the business of the Partnership shall be to acquire, hold, sell, dispose of and otherwise invest in Local Limited Partnership Interests and to engage in any other activities related or incidental thereto. The investment objectives of the Partnership, in order of importance, shall be to:

(i) provide current tax benefits, primarily in the form of Tax Credits which Limited Partners may use to offset Federal income tax liabilities;

(ii)   preserve and protect the Partnership's capital; and

(iii)  provide cash distributions from Sale or Refinancing transactions.

         2.4.2 The Partnership's other investment objectives shall be those set forth in the Prospectus. In compliance with the NASAA Guidelines:

(i) the Partnership is authorized to use leverage to acquire its Local Limited Partnership Interests, provided that the terms thereof are in accordance with the terms of this Partnership Agreement. Although it is not prohibited from doing so, the Partnership is not expected to use wrap-around debt or all-inclusive notes for these purposes. If it uses leverage, the Partnership likely would do so using a line of credit from an institutional investor obtained by the Sponsor;

(ii) the Partnership is authorized to acquire Local Limited Partnership Interests jointly with others, provided that the terms thereof are in accordance with the terms of this Partnership Agreement. The extent of such acquisition activity has not been determined.

         2.5.     Agent for Service of Process

     The Partnership shall continuously maintain an agent for service of process on the Partnership at the Partnership's principal office in the State of California. Such agent shall initially be David N. Shafer, Esq.

         2.6.     Term

     The term of the Partnership shall commence on the date of the filing of its Certificate of Limited Partnership with the office of the Secretary of State of the State of California and shall continue in full force and effect until December 31, 2065, or until the termination and winding up of the Partnership prior to that time pursuant to the provisions of Article 8.

                                    ARTICLE 3

                              PARTNERS AND CAPITAL

         3.1.     General Partner

     The business address of the General Partner is 17782 Sky Park Circle, Irvine, California 92614. The General Partner has made a Capital Contribution to the Partnership of $100. The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner nor any other obligation to make Capital Contributions, loans or advances to the Partnership.

         3.2.     Initial Limited Partners

     The business address of the Initial Limited Partners is 17782 Sky Park Circle, Irvine, California 92614. The Initial Limited Partners jointly have made a Capital Contribution to the Partnership of $1,000. The Initial Limited Partners, as such, shall not be required to make any additional Capital Contribution to the Partnership.

         3.3.     Additional Limited Partners; Terms of Offering

         3.3.1. The Partnership intends to make a public Offering of not more than 25,000 additional Units and shall admit as Limited Partners the Persons whose subscriptions for such Units are accepted by the General Partner (who may refuse to accept any subscription for any reason). The names and the residence, business or mailing addresses of the Additional Limited Partners and their Capital Contributions shall be set forth in the Partnership Register.

         3.3.2. The Capital Contribution required of each Additional Limited Partner shall be not less than $5,000 and may be such greater integral multiple of $1,000 (in each case determined without regard to any discounts for Discount Investors) as such Additional Limited Partner and the General Partner shall agree upon. Notwithstanding the preceding, employees of the General Partner and its Affiliates and/or investors in real estate syndications previously sponsored by the General Partner may make a minimum Capital Contribution of $2,000. Except with respect to subscribers who qualify for, and elect to utilize, the installment payment procedure provided for in Section 3.4.1 below for the payment of up to one-half their Capital Contributions, all of such required Capital Contribution shall be paid in cash at the time of subscription for the Units.

     All subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Additional Limited Partners on or before the last day of the calendar month during which such subscriptions were accepted.

         3.3.3. All cash and Promissory Notes received from subscribers for Units shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent. Subscriptions for Units shall be accepted or rejected by the General Partner within 30 days after their receipt by the Partnership. Upon receipt and deposit into escrow of Capital Contributions in the amount of at least $1,400,000, the Escrow Agent shall release to the Partnership such Capital Contributions and the Promissory Notes evidencing any Note Capital Contributions, and the subscribers for such Units shall be admitted to the Partnership as Additional Limited Partners within 15 days after the date of such release. Thereafter, subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Additional Limited Partners on or before the last day of the calendar month during which such subscriptions were accepted. All cash and Promissory Notes deposited by subscribers whose subscriptions are rejected by the General Partner shall be returned to such subscribers within 10 business days after such rejection. If the Escrow Agent does not receive Capital Contributions in the amount of at least $1,400,000 within one year from the Offering Commencement Date, it shall within 30 days thereafter return all cash and Promissory Notes deposited by subscribers for Units. Any interest earned on subscription funds in the hands of the Escrow Agent received by the Escrow Agent from any subscriber for Units shall be paid to such subscriber promptly after the release of such subscription proceeds by the Escrow Agent to the Partnership or to such subscriber, as the case may be. The General Partner, in its sole discretion, may, but is not obligated to, increase the total interest earned by the subscribers on funds held by the Escrow Agent. If so, the amount of the increase in interest will be identified in the Prospectus. Any funds necessary to pay such additional amount shall be contributed to the Partnership by the General Partner.

         3.3.4. The Offering shall be terminated not later than two years from the Offering Commencement Date, and may be terminated earlier at the election of the General Partner.

         3.3.5. To accomplish the purpose of this Section 3.3, the General Partner is hereby authorized to do all things necessary to admit such Additional Limited Partners, including, but not limited to, registering the Units under the Securities Act of 1933, as amended, qualifying the Units for sale with state securities regulatory agencies or perfecting exemptions from qualification, and entering into underwriting or agency arrangements for the Offering upon such terms and conditions as the General Partner may deem advisable.

         3.4.     Payment or Return of Additional Limited Partners' Capital


         3.4.1.

(a) Each Limited Partner who subscribes for 20 or more Units may elect to contribute only $500 in cash for each Unit which such Partner acquires, provided that he also shall make a Note Capital Contribution in the amount of $500 for each such Unit. The Note Capital Contribution of each such Limited Partner shall be evidenced by a Promissory Note delivered upon subscription for the Units. Except as set forth below in this section, each Promissory Note shall be payable in one installment of principal in accordance with a schedule to be established in the sole discretion of the General Partner and to be included in the Prospectus. The General Partner shall be authorized to change such due date from time to time on a prospective basis, provided that any Promissory Note shall be due within two years following the earlier of (i) the completion of the Offering, or (ii) one year following the effective date of the Offering. Each Promissory Note shall bear interest on the unpaid balance at a rate equal to the one-year Treasury Bill rate, such rate to be determined quarterly. Interest will be payable in arrears on the principal payment date. Notwithstanding the preceding, (iii) in connection with subscriptions to 500 or more Units by a single purchaser the General Partner shall have the power, exercisable in its sole discretion, to agree to a different schedule for payment of the Promissory Note, including a schedule which provides for payment in more than one deferred installment, provided that the total purchase price due from such investor is paid within two years following the earlier of (a) the completion of the Offering, or (b) one year following the effective date of the Offering; and (iv) in connection with subscriptions to 250 or more Units by a single corporate purchaser, the General Partner shall have the power, exercisable in its sole discretion, to agree to a lower interest rate on such investor's Promissory Note, provided that in no event may the interest rate be lower than 2% per annum.

(b) Each Limited Partner who elects to pay for his Units in the manner described in Section 3.4.1.(a) (an "Installment Contributor Limited Partner") hereby grants to the Partnership a security interest in the Limited Partner's Units to secure all of the Limited Partner's obligations under the Promissory Note, any modifications, renewals or extensions of the Promissory Note and all of the Limited Partner's other obligations under this Section 3.4.1.

(c) If an Installment Contributor Limited Partner defaults under his Promissory Note or under any modifications, renewals or extensions thereof, at the option of the Partnership, the entire unpaid principal balance of his Promissory Note shall be immediately due and payable, the Promissory Note shall continue to bear interest at the rate set forth in Section 3.4.1(a), a late charge shall be imposed in an amount equal to 5% of any delinquent payment and the Partnership shall be entitled to retain and, in any event, set off against the amount owed to the Partnership by the defaulting Limited Partner, all distributions attributable to the Units of the defaulting Limited Partner. In addition, the Partnership may pursue any remedy available (including those available under the provisions of the Uniform Commercial Code) or in equity to collect, enforce and satisfy the obligations of the defaulting Limited Partner, including the filing of a suit to obtain a judgment against the defaulting Limited Partner.

         The defaulting Limited Partner shall pay to the Partnership all costs incurred by the Partnership in enforcing the Promissory Note, including but not limited to costs of obtaining money damages and attorneys' fees. Each Installment Contributor Limited Partner acknowledges that the Partnership may pledge his Promissory Note as collateral security for Partnership debt. In the event of a default under the Promissory Note, the Partnership or any other holder of the Promissory Note, as applicable, may foreclose upon the defaulting Limited Partner's interest in the Partnership. In addition, the Partnership shall have the right to sell or cause to be sold all or any part of the defaulting Limited Partner's Units at public or private sale, in one or more sales or lots, at such price as the Partnership may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Units so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever in favor of the defaulting Limited Partner. The Partnership shall give the defaulting Limited Partner reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Each Installment Contributor Limited Partner recognizes that the Partnership may be unable to effect a public sale of all or part of the Units by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, and may be compelled to resort to one or more private sales to a restricted group of purchasers which may include the General Partner and other Limited Partners in the Partnership and who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Installment Contributor Limited Partner agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonably manner. Each Installment Contributor Limited Partner agrees that the Partnership has no obligation to register the Units of a defaulting Limited Partner for public sale under the Securities Act of 1933, as amended, and applicable state securities laws. Each Installment Contributor Limited Partner recognizes that the Partnership may be unable to effect any sale, public or private, of a defaulting Limited Partner's Units by reason of the foregoing prohibitions or otherwise. Without limiting the generality of the foregoing the Partnership shall have the right upon the occurrence of any default by an Installment Contributor Limited Partner, to (i) receive all cash and other distributions payable and all profits, losses and credits of the Partnership allocable with respect to the Installment Contributor Limited Partner's Units; (ii) vote such Units (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications (to the extent permitted by this Agreement) in respect of such Units; and (iii) otherwise act with respect thereto as though it were the outright owner of the Units. It is acknowledged by each Installment Contributor Limited Partner that the purchase of the Units is a suitable investment only for Persons meeting certain suitability standards and that it will be difficult for the Partnership to find a suitable purchaser of the Units and to make adequate disclosure of all of the then existing risks of the investment to prospective purchasers. The General Partner and its Affiliates may (but are not obligated to) purchase any such Units. If Units are offered to non-defaulting Limited Partners, they will be sold on a first-come, first-sold basis in increments of whole Units only.

         Each Installment Contributor Limited Partner agrees that in the event of a default under his Promissory Note and a foreclosure and sale of his Units by the Partnership or any holder of his Promissory Note, as applicable, the purchaser of the Units in such a sale may be substituted as a Limited Partner in place of the defaulting Limited Partner without any further consent being required from the defaulting Limited Partner, and specifically authorizes the General Partner to execute on his behalf any amendment to this Agreement or other documentation necessary to effect the substitution. Units acquired by the Partnership through a foreclosure sale or otherwise may be reissued by the Partnership.

         The remedies provided herein in favor of the Partnership shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of the Partnership now or hereafter existing by statute, at law or in equity.

         Each Promissory Note shall (i) be made with full recourse to the maker;
         (ii) not be a negotiable instrument; (iii) be assignable only subject to the defenses of the maker; (iv) be subject to venue for collection in the jurisdiction in which the Installment Contributor Limited Partner resides; (v) except as set forth below in this section, not be sold by the Partnership prior to maturity; (vi) provide that a default in a payment due shall not occur until 30 days after its due date; provided, that until 30 days after default and notice thereof and intent to foreclose has been given to the defaulting Limited Partner, such Limited Partner shall have the right to cure such default with interest due thereon without suffering any reduction in Interest in the Partnership and the Partnership may not commence proceedings to enforce its security interest in the defaulting Limited Partner's Units; (vii) not contain any provision authorizing a confession of judgment; and
         (viii) be prepayable at any time in whole (but not in part) without penalty. Subject to the foregoing, the Partnership may pledge and grant security interests in Promissory Notes as security for any Partnership obligation. Notwithstanding the preceding, the General Partner shall have the power, exercisable in its sole discretion, to sell the Promissory Note of any corporate investor, provided that such investor has a credit rating issued by Standard & Poor's of A or better.

         3.4.2. In the event that any portion of the amount available for Investment in Local Limited Partnership Interests is not so invested within the later of (i) 24 months after the Offering Commencement Date, or (ii) 12 months after termination of the Offering, such uninvested portion (except for Reserves) shall be distributed to the Limited Partners who invested in the Partnership as a return of capital. In addition, in order to refund to the Limited Partners the amount of Front-End Fees attributable to such returned capital, the General Partner shall contribute to the Partnership and the Partnership shall distribute pro rata to the Limited Partners the amount by which the quotient of (i) the amount of uninvested capital distributed pursuant to the foregoing sentence, divided by (ii) the percentage of the Capital Contributions which remain after payment of all Front-End Fees, exceeds the uninvested capital so distributed. Any funds (i) with respect to the investment of which the Partnership has executed a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract, or (ii) which the Partnership has set aside or temporarily invested for Reserves or to fund capital contributions to any Local Limited Partnerships as of the later of (iii) the date 24 months after the Offering Commencement Date or (iv) the date 12 months after termination of the Offering will be deemed invested on that date and will not subsequently be returned to the Limited Partners even if investment of such funds is not consummated or the contingent payments are not made.

         3.5.     Liability of Limited Partners

         3.5.1. A Limited Partner shall be liable only to make his Capital Contribution, including his Note Capital Contribution, and shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership.

         3.5.2. A Limited Partner may be obligated to return a distribution of cash or other property received by him from the Partnership to the extent that, immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Limited Partners on account of their Interests in the Partnership and liabilities as to which recourse of the creditors is limited to specified property of the Partnership, exceed the fair value of the Partnership's assets, provided that the fair value of any Property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Partnership's assets only to the extent that the fair value of the Property exceeds the liability.

         3.6.     Miscellaneous

         3.6.1.   No Partner shall be paid interest on any Capital Contribution.

         3.6.2. No Partner shall have the right to withdraw prior to the dissolution and winding up of the Partnership or to receive any return of his Capital Contribution except as specifically provided in Article 4 and Sections
3.4.2 and 8.2. No Capital Contribution may be returned in the form of property other than cash, except as specifically provided in Section 8.2.

         3.6.3. After its issuance by the Partnership, no Unit shall be subject to Assessment. For these purposes, the term "Assessment" means additional amounts of capital which may be mandatorily required of or paid at the option of a Limited Partner beyond his subscription commitment. The term "Assessment" does not mean a Limited Partner's Note Capital Contribution.

                                    ARTICLE 4

            DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS AND LOSSES

         4.1.     Distributions of Cash Available for Distribution

     Any Cash Available for Distribution at the end of any fiscal year shall be distributed, within 120 days after the end of such fiscal year, 99.9% to the Limited Partners and 0.1% to the General Partner.

         4.2.     Distributions of Sale or Refinancing Proceeds

         4.2.1. Subject to other provisions of this Section 4.2, all Sale or Refinancing Proceeds, to the extent not used to acquire Local Limited Partnership Interests as permitted by Section 5.4.1(x), shall be distributed in the following amounts and order of priority:

(i) First, to the Limited Partners until they have received (a) their Adjusted Capital Contributions, plus (b) their Return on Investment minus (i) any cash distributed by the Partnership to the Limited Partners pursuant to Section 4.1 or this Section 4.2.1(i)(b) on or before the close of the year in which the distribution of Sale or Refinancing Proceeds occurs, and (ii) an amount equal to the Tax Credits allocated to the Limited Partners on or before the close of such year (reduced by any recapture thereof arising other than as a result of the disposition of a Unit by a Limited Partner);

(ii) Second, to the General Partner in an amount equal to (a) its Capital Contribution minus (b) any amounts previously distributed to it from Sale or Refinancing Proceeds; and

(iii) Third (after payment of any accrued but unpaid Subordinated Disposition Fee), the balance 90% to the Limited Partners and 10% to the General Partner.

         4.2.2. Upon termination and winding up of the Partnership, after payment of, or adequate provision for, the debts and obligations of the Partnership, and the funding of any Reserves deemed reasonable by the General Partner, the remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in the ratio of their respective positive Capital Accounts to the sum of all such positive Capital Accounts. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments in accordance with this Article 4 resulting from Partnership operations and from all Sales or Refinancings.

         4.2.3. Notwithstanding any other provision of this Agreement to the contrary, the interest of the General Partner and of its Affiliates in cash to be distributed by the Partnership or by any Local Limited Partnership from Cash Available for Distribution, from Sale or Refinancing Proceeds, or from similar sources in the case of a Local Limited Partnership, will not exceed, in the case of Cash Available for Distribution, 10% of total Cash Available for Distribution and, in the case of Sale or Refinancing Proceeds, after the payment to Limited Partners of an amount equal to 100% of their Capital Contributions and their Return on Investment, 15% of remaining Sale or Refinancing Proceeds. Furthermore, the interest of the General Partner and its Affiliates as Local

General Partners and/or as the SLP Affiliate in operating cash flow of all Local Limited Partnerships, plus the Asset Management Fee payable pursuant to Section 5.6.7, will not in any year exceed an amount equal to 0.5% of that portion of Invested Assets in Local Limited Partnerships which are attributable to apartment units receiving Government Assistance.

         4.3.     Profits and Losses

     After taking into account all special allocations and otherwise adjusting the Partners' Capital Accounts in accordance with the applicable provisions of
Section 4.4, any remaining Profits and Losses shall be allocated among the Partners in accordance with this Section 4.3.

         4.3.1. If there is an aggregate Loss remaining, such remaining aggregate Loss shall be allocated 99.9% to the Limited Partners and 0.1% to the General Partner. Notwithstanding the preceding, the Losses allocated pursuant to the preceding sentence shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses, the limitation set forth herein shall be applied on a Partner by Partner basis so as to allocate the maximum permissible Losses to each Partner.

         4.3.2. If there is an aggregate Profit remaining, such remaining aggregate Profit shall be allocated:

   (i) First, in the event that the Limited Partners have an aggregate positive Capital Account balance and the General Partner has a negative Capital Account balance or vice versa, to the class of Partners with and to the extent of such negative balances;

   (ii) Second, to the extent of the aggregate negative Capital Account balances of the Partners, to the Limited Partners and the General Partner in such manner and amount as is necessary to cause the negative Capital Account balances of such Partners, as so adjusted, to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner; and

   (iii) Third, to the Limited Partners and the General Partner in such manner and amount as is necessary to cause the positive
         Capital Account balances of the Partners to be equal to such Partners' Deemed Liquidation Distributions.

         4.3.3. Whenever in this Section 4.3 a reference is made to the Limited Partners, such reference shall be deemed to be a reference to the Limited Partners as a class.

         4.3.4. Profits and Losses and the amount of any expenditure giving rise to a Tax Credit shall be determined and allocated with respect to each fiscal year of the Partnership as of, and within 75 days after, the end of such year.

         4.4. Certain Provisions Related to Partnership Allocations and Distributions

         4.4.1.

(i) If the Partnership is advised at any time by its Accountants or counsel that the allocations of Profits and Losses and/or Tax Credits are unlikely to be respected for Federal income tax purposes, the General Partner is authorized and empowered, without any Consent of Limited Partners, to amend this Agreement to cure such defect.

(ii) Notwithstanding anything to the contrary, until the expiration of five years after the last Apartment Complex qualifying for the Historic Tax Credit has been placed in service, nothing in Section
         4.3 or this Section 4.4.1 is intended to, or shall, cause Profits to be allocated in any manner other than 99.9% to the Limited Partners and 0.1% to the General Partner.

         4.4.2. The Partners acknowledge that under certain circumstances specified in the Treasury Regulations, the allocations of taxable income or loss and any item thereof may not be respected for Federal income tax purposes, unless the assets of the Partnership are revalued to reflect their fair market value and the Capital Accounts of the Partners are properly adjusted to reflect the difference between this fair market value (referred to herein as the "Book Value") and the Partnership's tax basis in such assets (or, in the case of a prior revaluation, the Partnership's prior Book Value). The circumstances in which such revaluation may be required include, without limitation, the contribution of property (other than cash) to the Partnership by a Partner and certain distributions of property by the Partnership to a Partner. This Agreement does not permit or provide for the contribution of property (other than cash) to the Partnership and does not provide for the distribution of property (other than cash) to the Partners, except for distributions to a liquidating trust for the Partners under Section 8.2.2. However, in the event that the Treasury Regulations are determined to require such a revaluation, the Capital Accounts of the Partners shall be properly adjusted to reflect such revaluation and the effect of such contribution or distribution on liabilities that the recipient assumes or to which the revalued property is subject. Any allocation of Profits and Losses and any adjustment to the Partners' Capital

Accounts required by the Treasury Regulations as a result of such required revaluation, or any subsequent allocations of Profits and Losses, shall be made in accordance with Treasury Regulations under Code Sections 704(b) and 704(c).

         4.4.3.

(i) In the event any Limited Partners unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(ii)(d)(6), items of Partnership income and gain (consisting of a pro rata portion of each item of the Partnership's income, including gross income, and gain for such year) shall be specially allocated to such Partners in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations, or distributions as quickly as possible.

(ii) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Section 50(c)(2) of the Code, such increase shall be allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such Property is shared among the Partners.

(iii) The Capital Account of each Limited Partner shall be reduced by a charge equal to the amount of the selling commission paid by the Partnership to the soliciting dealers that is properly allocable to the Units held by such Limited Partner. Notwithstanding any provision of this Agreement to the contrary, the Partnership shall be deemed to have distributed to each Limited Partner, and the Capital Account of each Limited Partner shall be reduced by a charge equal to, the excess of a 7% selling commission over the amount charged such Limited Partner's Capital Account as a selling commission in accordance with the preceding sentence (the "Discount"). Any deemed distribution pursuant to this Section 4.4.3(iii) shall not be deemed a return of a Partner's Capital Contribution, but rather shall be deemed to be a compromise within the meaning of Section 15636(c) of the Act, and no Partner shall be obligated to pay any such amount to or for the benefit of the Partnership or any creditor of the Partnership. With respect to each Discount Investor: (a) the Capital Contribution of such Investor shall be deemed to be equal to $1,000 for each Unit purchased; (b) the amount of the selling commission paid by the Partnership that is properly allocable to the Units held by such Investor shall be deemed to be the reduced selling commission; and (c) such Investor shall not receive an actual distribution but shall be deemed to have received a distribution pursuant to this Section 4.4.3(iii) equal to the Discount. All other Syndication Expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership pursuant to Section 3.3 hereof on different dates, all of such other Syndication Expenses shall be divided among the Partners who own Units from time to time so that, to the extent possible, the cumulative amount of such other Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partner shall determine that such result is not likely to be achieved through future allocations of such other Syndication Expenses, the General Partner may allocate a portion of Profits and Losses so as to achieve the same effect on the Capital Accounts of the Limited Partners.

(iv) Any reduction in the adjusted tax basis (or cost) of Partnership property pursuant to Section 50(c)(1) of the Code shall be allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulation Section 1.46-3(f)(2)(i).

(v) (a) Except as otherwise provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during a fiscal year of the Partnership, each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such year.

         (b) Except as otherwise provided in Treasury Regulation Section 1.704-2(h), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a fiscal year of the Partnership determined in accordance with the principles of Section 1.704-2(i) of the Regulations, each Partner who had a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such year shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such year that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-2(i)) to the disposition of Partnership property subject to the related Partner Nonrecourse Debt.

(vi) The allocations set forth in Sections 4.4.2 and 4.4.3 hereof, other than this Section 4.4.3(vi) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 4.4.3(vi). Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deductions in whatever amount it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to the provisions of this Article 4 other than the Regulatory Allocations. In exercising its discretion under this Section 4.4.3(vi), the General Partner shall take into account future Regulatory Allocations under
         Section 4.4.3(v)(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.4.3(vii) and (viii).

(vii) Any deduction attributable to Partner Nonrecourse Debt shall be allocated to the Partners that bear the Economic Risk of Loss for the Partner Nonrecourse Debt.

(viii) Nonrecourse Deductions shall be allocated 99.9% to the Limited Partners and 0.1% to the General Partner.

         4.4.4. For the purpose of making any allocation of Profit and Loss, the Capital Account of each Partner shall first be deemed to have been reduced by the amount of any distribution that, at the end of the fiscal year of the Partnership with respect to which such allocation is to be made, was reasonably anticipated to be made to such Partner pursuant to Section 4.1 or Section 4.2.1, except to the extent that, in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(6), the General Partner reasonably anticipates that the Partnership will subsequently have offsetting income or gains.

         4.4.5. To the extent that any amount of gain from the sale or other disposition of a Property is treated as gain subject to the provisions of
Section 1245 or 1250 of the Code (other than as a result of the application of Section 291 of the Code), such gain shall be allocated between the Limited Partners, as a class, and the General Partner in the manner and amount necessary to offset the amount of depreciation previously allocated to them that is being recaptured as a result of such sale or other disposition (including any amount so treated as a result of the application of Section 50(c) of the Code); provided, however, that nothing in this Section 4.4.5 shall alter the aggregate amount of Profits and Losses allocable to any Partner pursuant to this Article 4, and the character of other items included in such Profits and Losses for the relevant period shall be appropriately adjusted to give effect to this provision.

         4.4.6. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any distribution to, or allocable share of, the Partners shall be treated as amounts distributed to the Partners pursuant to this Article 4 for all purposes under this Agreement. The General Partner may allocate any such amounts among the Limited Partners in any manner that is in accordance with applicable law.

         4.4.7. Where relevant in determining the allocation of Profits and Losses among the Partners, including the character of any amount so allocated, such Profits and Losses arising other than from a Sale or Refinancing shall be allocated among the Partners before the allocation of such Profits and Losses from a Sale or Refinancing, and where more than one Sale or Refinancing occurs during the fiscal year, Profits and Losses from such transactions shall be allocated among the Partners in chronological order.

         4.4.8. To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat Partnership distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

         4.4.9 Any interest income recognized by the Partnership in connection with payments to the Partnership pursuant to a Promissory Note shall be allocated to the Limited Partner which delivered such Promissory Note to the Partnership (or his successor in interest).

         4.5.     Allocation of Tax Credits

         4.5.1. Except as provided in Section 4.5.2, in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii), all expenditures giving rise to the allowance of any Tax Credits shall be allocated among the Partners in the manner in which the deductions arising from such expenditures are allocated among the Partners for the relevant taxable year, it being the intention of the Partners that such expenditures, including, without limitation, expenditures giving rise to the allowance of Low Income Housing Credits, be allocated 99.9% to the Limited Partners, as a class, and 0.1% to the General Partner.

         4.5.2. For purposes of the investment tax credit, including the Historic Tax Credit, each Partner shall be allocated a share of the Partnership's basis in the property qualifying for the investment tax credit. Each Partner's share of such basis shall be determined in accordance with the ratio in which the Partners are allocated Profits of the Partnership (other than

Profits from a Sale or Refinancing) for the year during which the property is placed in service. If the Partnership realizes no Profits during such year, then such share of such basis shall be determined in accordance with the ratio in which the next dollar of such Profits would have been allocated if such Profits had been realized.

         4.5.3. Any recapture of any Tax Credits shall be allocated between the Limited Partners, as a class, and the General Partner in the same manner in which they shared the Tax Credits.

         4.5.4. Notwithstanding Section 4.5.3, in the case of any recapture of any Tax Credits resulting from the sale, exchange, transfer or assignment of any Units, the Limited Partners holding such Units prior to the sale, exchange, transfer or assignment shall indemnify the Partnership and the Partners not transferring their Units for the consequences of such recapture in the proportion in which such transferred Units shared the Tax Credits.

         4.6. Determinations of Allocations and Distributions Within Classes of Partners

         4.6.1. All Cash Available for Distribution and Sale or Refinancing Proceeds distributable to the Limited Partners as a class, and all Profits and Losses (including each item of income, gain, loss, deduction or credit included therein, except as provided in Section 4.4) allocable to the Limited Partners as a class, shall be distributed or allocated, as the case may be, to each Limited Partner entitled to a distribution or allocation, in the ratio which the number of Units held by each Limited Partner bears to the total number of Units held by all Limited Partners entitled to the distribution or allocation.

         4.6.2. Except as provided in Sections 3.3.3, 4.6.3, 4.6.4, and 4.6.5, all Profits and Losses not arising from a Sale or Refinancing and all Tax Credits allocable to the Limited Partners as a class, shall be allocated, and all Cash Available for Distribution distributable to the Limited Partners as a class shall be distributed, to the Persons recognized (in accordance with Section 7.3.3 in the case of a transfer of Units) as the holders of Units for this purpose as of the last day of the fiscal period for which the allocation or distribution is to be made.

         4.6.3. Subject to Section 4.6.5, all Profits and Losses not arising from a Sale or Refinancing and all Tax Credits for a fiscal year allocable to any Unit which is transferred during the year shall be divided and allocated between the transferee and the transferor based upon the number of quarterly periods that each was recognized (in accordance with Section 7.3.3) as the holder of the Unit for this purpose, without regard to whether Partnership operations during particular quarterly periods of such fiscal year produced profits or losses or cash distributions.

         4.6.4. All Profits and Losses arising from a Sale or Refinancing allocable to the Limited Partners as a class shall be allocated, and all Sale or Refinancing Proceeds distributable to the Limited Partners as a class shall be distributed, to the Persons recognized (in accordance with Section 7.3.3 in the case of a transfer of Units) as the holders of Units for this purpose as of the date of the Sale or Refinancing.

         4.6.5. In the event that there is more than one Investor Closing, all Cash Available for Distribution and Profits and Losses not arising from a Sale or Refinancing, distributable or allocable, as the case may be, to the Limited Partners as a class for the period commencing with the first day of the month of the Investor Closing and ending on the last day of the month of the Investor Closing will be distributed or allocated, as the case may be, on a monthly basis in accordance with Section 4.6.1 solely to the Limited Partners admitted to the Partnership as of or prior to the Investor Closing date which occurs during such month.

                                    ARTICLE 5

                  RIGHTS, POWERS AND DUTIES OF GENERAL PARTNER

         5.1.     Management of the Partnership

         5.1.1. Subject to the Consent of the Limited Partners (or of a specified percentage thereof) where required by this Agreement, the General

Partner shall have the exclusive right and authority to manage and control the business of the Partnership and is hereby authorized to take any action and to do anything it deems necessary to achieve the purposes of the Partnership in accordance with the provisions of this Agreement and applicable law.

         5.1.2. The General Partner shall, except as otherwise provided in this Agreement, have all rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

         5.1.3. No Limited Partner (except one who may also be a General Partner, and then only in its capacity as a General Partner) shall participate in or have any control over the Partnership business or have any authority or right to act for or bind the Partnership.

         5.2.     General Authority of General Partner

         5.2.1. Subject to Sections 5.2.2, 5.3 and 5.4, the General Partner for, and in the name and on behalf of, the Partnership is hereby authorized, without limitation:

(i) to acquire, hold, encumber, sell, dispose of and otherwise deal with Local Limited Partnership Interests, at such price and upon such terms as it deems to be in the best interests of the Partnership, including exercise of the Partnership's voting and other rights and powers as a limited partner in the Local Limited Partnerships;

(ii) to acquire by purchase, lease, exchange or otherwise, any other real or personal property;

(iii) to borrow money and issue evidences of indebtedness, and to secure the same by pledge or other lien on any Local Limited Partnership Interests or other assets of the Partnership;

(iv) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Partnership, and to pay fees, expenses, salaries, wages and other compensation to such Persons;

(v) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

(vi) to cause the Partnership to make or revoke any of the elections referred to in the Code;

(vii) to offer and sell Units in the Partnership to the public directly or through any licensed Person and to employ personnel, agents and dealers for such purpose;

(viii) to establish and maintain Reserves for such purposes and in such amounts as it deems appropriate from time to time, it being understood and agreed that, after the termination of the Offering, the General Partner shall establish initial Reserves out of Capital Contributions, in the manner contemplated by the Prospectus, in an amount equal to not less than 3% of such Capital Contributions;

(ix) to invest the Net Proceeds in Temporary Investments prior to investment in Local Limited Partnership Interests;

(x) to engage in any kind of activity necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership;

(xi) to withhold income taxes as required by, and to otherwise comply with and take actions necessary as a result of, provisions of the Code (or comparable provisions of law in any state or other jurisdiction in which the Partnership does business) requiring withholding;

(xii) in the absolute discretion of the General Partner, at any time after conclusion of the Offering, to repurchase any Units upon the request of the holder thereof on terms mutually agreeable to the Partnership and such holder if the repurchase does not impair the capital or the operations of the Partnership. Neither the Partnership nor the General Partner shall, at any time, have any obligation whatsoever to repurchase any Units; and

(xiii) for purposes of the requirements of the Community Reinvestment Act or related requirements, to allocate properties among Limited Partners in the absolute discretion of the General Partner.

         5.2.2. Notwithstanding any provision in this Agreement to the contrary, it is understood and agreed that in selecting Local Limited Partnership Interests for investment by the Partnership the General Partner shall be bound by the following investment policies which may not be changed, altered or amended, except as provided in Section 10.2:

(i) the Partnership shall make an investment in a Local Limited Partnership Interest only if the Local Limited Partnership owns a completed Apartment Complex or is in the process of developing a new Apartment Complex or rehabilitating an Apartment Complex which shall be eligible, in the opinion of counsel, (a) for the Low Income Housing Credit, and/or (b) the Historic Tax Credit;

(ii) the Partnership shall not acquire any Local Limited Partnership Interest unless the Partnership has received, with respect to the Apartment Complex of such Local Limited Partnership, either (a) an appraisal prepared by a competent, independent appraiser or (b) RD Forms 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or a comparable form of any successor of RD or HUD or of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses, which in either case shall be maintained in the Partnership's records for at least five years, and shall be available for inspection and duplication by any Partner;

(iii) no part of the Partnership's investment in a Local Limited Partnership Interest (other than with respect to a Local Limited Partnership which owns a completed Apartment Complex at the time of the Partnership's initial investment therein) shall be made prior to receipt of a commitment for the construction loan, and no more than 75% of the Partnership's investment in such a Local Limited Partnership Interest shall be made prior to receipt of a commitment for the permanent loan;

(iv) the agreements with respect to the Partnership's investment in each Local Limited Partnership Interest (other than with respect to a Local Limited Partnership which owns a completed Apartment Complex at the date of the Partnership's initial investment therein) must contain provisions whereby the completion of construction of the Apartment Complex at the price contracted is secured by an adequate completion bond or other satisfactory arrangements. For the purposes of this Section 5.2.2(iv), other satisfactory arrangements include, but are not limited to, the following:

            (a) a written guarantee of completion by the Local General Partner supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; or

            (b) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the Local General Partner does not perform in accordance with such agreement;

(v) the Partnership shall not invest in any Local Limited Partnership Interest unless an experienced real estate developer has agreed in writing for a minimum term acceptable to the General Partner to supervise management of the Property or to serve as its managing Local General Partner or Property manager;

(vi) the Partnership shall invest only in a Local Limited Partnership Interest if the Local Limited Partnership restricts the payment of real estate commissions by any Person to any Person upon resale of an Apartment Complex to a maximum of the lesser of (a) the Competitive Real Estate Commission or (b) 6% of the sales price of the Apartment Complex (including the amount of the commission paid);

(vii) the Partnership shall invest only in Local Limited Partnership Interests as follows:

             (a) if the Local General Partner of the Local Limited Partnership is a Sponsor, the partnership or operating agreement of the Local Limited Partnership must include provisions (1) complying with Section IX.F. of the NASAA Guidelines, (2) acknowledging privity between the Local General Partner and the Limited Partners, (3) providing that the compensation payable to the Sponsor in the aggregate from both the Partnership and the Local Limited Partnership shall not exceed the amounts permitted under
                      Section IV. of the NASAA Guidelines, (4) providing that the Local Limited Partnership have as its limited partners only publicly registered partnerships, except that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken by the special limited partners result in no diminution in the control exercisable by the other limited partners of the Local Limited Partnership, and (5) providing that the Partnership's investment in the Local Limited Partnership shall not be structured through more than a two-tier arrangement;

             (b) if the Local General Partner of the Local Limited Partnership is not a Sponsor, the partnership agreement of the Local Limited Partnership must include provisions granting to the limited partners therein the rights and obligations required by Section VII. of the NASAA Guidelines;

(viii) the Partnership shall invest in Local Limited Partnership Interests jointly with other limited partnerships (including limited partnerships which are controlled by or otherwise affiliated with the General Partner) (the Partnership and any other limited partnership being referred to hereinafter as a "Program") only if each of the following conditions is satisfied:

             (a) the Programs have substantially identical investment objectives;

             (b)    there are no duplicate property management or other fees;

             (c) the compensation to the sponsor of each Program is substantially identical in each Program;

             (d) each Program will have a right of first refusal if the other Programs wish to sell their Local Limited Partnership Interests;

             (e) the investment of each Program is on substantially the same terms and conditions;

             (f) if any other Program is controlled by or otherwise affiliated with the General Partner, such other Program must be publicly registered under the Securities Act of 1933; and

             (g) if any other Program is not controlled by or otherwise affiliated with the General Partner, the Partnership alone or together with any publicly registered Program controlled by or otherwise affiliated with the General Partner must acquire a Controlling Interest in the joint venture. For this purpose the phrase "Controlling Interest" means possessing the power to direct or cause the direction of the activities and policies of the joint venture, whether through ownership of securities, by contract, by the exercise of a power of veto over its activities and policies other than in the ordinary course of business, or otherwise;

(ix) the Partnership shall commit a percentage of the Limited Partners' Capital Contributions to Investment in Local Limited Partnership Interests which is at least equal to the greater of (a) 80% of the Capital Contributions reduced by 0.1625% for each 1% of the aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Properties owned by Local Limited Partnerships or (b) 70% of the Capital Contributions. For purposes of this calculation, the percentage of "aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Properties owned by Local Limited Partnerships" is the percentage resulting when the Partnership's share of such aggregate indebtedness is divided by the Partnership's share of the aggregate of the Purchase Prices of all Properties held by Local Limited Partnerships, excluding Front-End Fees. If the total amount of Front-End Fees must be reduced in order to enable the Partnership to satisfy the foregoing restrictions, the General Partner shall, and shall cause its Affiliates or other Persons to, reimburse the Partnership for the amount of Front-End Fees received by them as necessary to enable the Partnership to meet this investment requirement; and

(x) the Partnership may invest in a Local Limited Partnership Interest where the Local Limited Partnership owns an existing Apartment Complex which has experienced cash flow or operational difficulties, including mortgage delinquencies, provided that the following are satisfied with respect to any such investment: (a) a satisfactory workout arrangement is in place, and (b) the General Partner has determined that the risk associated with the investment is not significantly greater than the risk associated with an investment in a Local Limited Partnership Interest where the Apartment Complex is newly-constructed. For purposes of this Section 5.2.2(x), an Apartment Complex which has been subject to substantial rehabilitation shall not be considered to be an existing property.

         5.2.3. With respect to each of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

         5.2.4. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

(i)      the identity of the General Partner or any Limited Partner;

(ii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership;

(iii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; or

(iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

         5.3. Authority of General Partner and its Affiliates to Deal with Partnership

         5.3.1. Without limitation upon the other powers set forth herein, the General Partner is expressly authorized for, in the name of, and on behalf of, the Partnership to:

(i) subject to the limitations set forth herein, pay to the General Partner or any of its Affiliates designated by them the compensation provided for in Section 5.6 hereof;

(ii) borrow funds from the General Partner or any of its Affiliates; provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) and provided further that the Partnership may not pay in connection therewith (a) interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality (and in no event may interest on such borrowings exceed 2% per annum above the Prime Rate) or (b) any prepayment charge or penalty;

(iii) in connection with the organization of the Partnership and the Offering, the Partnership shall pay the Nonaccountable Organizational and Offering Expense Allowance and shall pay, or reimburse the General Partner or its Affiliates for advances made to cover, the retail selling commission equal to 7% of the Capital Contribution, the Dealer Manager Fee and the Nonaccountable Underwriting Expense Allowance; provided that the General Partner or its Affiliates shall pay all Organizational and Offering Expenses, with the exception of retail selling commissions equal to 7% of the Capital Contributions, the Dealer Manager Fee, the Nonaccountable Underwriting Expense Allowance and the Nonaccountable Organizational and Offering Expense Allowance;

(iv) in connection with the acquisition by the Partnership of investments in Local Limited Partnership Interests, the Partnership shall pay the Nonaccountable Acquisition Expense Allowance to the General Partner; provided that the General Partner shall pay all Acquisition Expenses, with the exception of interest and the Nonaccountable Acquisition Expense Allowance;

(v) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided any services to, lent money to, sold property to, or purchased property from, the General Partner or any of its Affiliates;

(vi) require in any or all Partnership contracts that the General Partner shall not have any personal liability thereon but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction; however, if any additional cost is imposed upon the Partnership as a result of such a requirement, such additional cost shall be paid by the General Partner from its own funds, without recourse to the funds of the Partnership;

(vii) exercise the right to cause an Affiliate of the General Partner to become a Local General Partner, including the sole Local General Partner, of a Local Limited Partnership (a) upon request by a lender that such action be taken, (b) in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a Local General Partner, or (c) in the event of a material default by a

         Local General Partner or any of its Affiliates on any obligations of such Local General Partner or Affiliate to the Local Limited Partnership or to the Partnership or upon a material default by the Local Limited Partnership under its mortgage loan or upon the occurrence of certain other events;

(viii) exercise the right to cause the SLP Affiliate to become a special limited partner of each Local Limited Partnership upon the terms and for the interest in the Local Limited Partnership described in the Prospectus; and

(ix) in connection with a Local Limited Partnership which is expected to generate Tax Credits and State Tax Credits, invest in the Local Limited Partnership in such manner that the Partnership shall pay for, and shall be allocated, the Tax Credits, and another investor in the Local Limited Partnership, including an investor which may be the General Partner or an Affiliate thereof, shall pay for and shall be allocated the State Tax Credits. Nothing herein shall prohibit a Local Limited Partnership from allocating to an investor in its State Tax Credits a nominal interest in the Tax Credits if necessary under applicable tax or other laws.

         5.3.2. Other than as specifically authorized in this Section 5.3, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Such prohibition shall include, without limitation, the following:

(i) the Partnership shall not purchase any Local Limited Partnership Interest from the Sponsor unless such purchase is pursuant to the right of first refusal required by Section 5.2.2(viii) hereof or unless such Person purchased the Local Limited Partnership Interest in its name in order to facilitate the acquisition of such Local Limited Partnership Interest by the Partnership; provided, however, that in the event of such an acquisition from the Sponsor (a) the purchase price paid by the Partnership may not (except to the extent of any reimbursement by the Partnership of carrying costs) exceed the cost of such Local Limited Partnership Interest to the seller; (b) no compensation or other benefit from the transaction may accrue to the Sponsor except as otherwise permitted by this Agreement; (c) the seller has not held the Local Limited Partnership Interest for a period in excess of twelve months prior to commencement of the Offering; (d) there is no difference in interest terms of the loans secured by the Local Limited Partnership Interest at the time acquired by the Sponsor and the time acquired by the Partnership; (e) all income and expense which accrues to the Sponsor as a result of the ownership of such Local Limited Partnership Interest shall be treated as belonging to the Partnership;
         (f) the cost of the Local Limited Partnership Interest may not exceed the funds reasonably anticipated to be available to the Partnership to purchase such asset; and (g) the seller is not a Program in which the General Partner has an interest. For this purpose, the term "Program" shall mean a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property including such entities formed to make or invest in mortgage loans;

(ii) neither the General Partner nor any of its Affiliates shall enter into an agreement or contract with a Local Limited Partnership for the development of any Apartment Complex or the construction or provision of Major Repairs and Rehabilitation with respect to any Apartment Complex;

(iii) neither the General Partner nor any of its Affiliates shall receive directly or indirectly a commission or fee in connection with the reinvestment of the proceeds of the sale, exchange or refinancing of any Local Limited Partnership Interest or any Apartment Complex;

(iv) neither the General Partner nor any of its Affiliates shall provide insurance brokerage services in connection with obtaining any insurance policy covering any Apartment Complex;

(v) neither the General Partner nor any of its Affiliates shall be given an exclusive right to sell or exclusive employment to sell any Local Limited Partnership Interest for the Partnership or any Apartment Complex for any Local Limited Partnership;

(vi) except as provided in Sections 5.3.1(vii), (viii) or (ix) hereof, the Partnership shall not sell any Local Limited Partnership Interest to the General Partner or any of its Affiliates;

(vii) the Partnership shall not lend any funds to the General Partner or any of its Affiliates; and

(viii) no rebates or give-ups may be received by the General Partner or any of its Affiliates, nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangement which would have the effect of circumventing any of the provisions of this Agreement.

         5.3.3. All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's Organizational and Offering Expenses, Acquisition Expenses and Operating Cash Expenses and only subject to the limitations on the reimbursement of such expenses set forth herein.

         5.3.4. Reimbursement to the General Partner or any of its Affiliates of Operating Cash Expenses pursuant to Section 5.3.3 hereof shall be subject to the following:

(i) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

(ii) No such reimbursement shall be made for (a) rent or depreciation, utilities, capital equipment or other such administrative items, and
         (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 5.3.4(ii), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (1) chairman or member of the board of directors;
         (2) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (3) senior management, such as the vice president of an operating division who reports directly to executive management; or (4) those holding 5% or more equity interest in the General Partner or any Affiliate of the General Partner or a person having the power to direct or cause the direction of the General Partner or any Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

         5.3.5. Nothing contained herein is intended to prohibit the Partnership from investing in a Local Limited Partnership which is an Affiliate of another Local Limited Partnership in which the Partnership or another entity sponsored by the Sponsor has invested.

         5.4.     Restrictions on Authority of General Partner

         5.4.1.   The General Partner shall not:

(i)      do any act in contravention of this Agreement;

(ii) do any act which would make it impossible to carry on the ordinary business of the Partnership;

(iii) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

(iv) admit a Person as a General Partner, except as provided in this Agreement;

(v) admit a Person as a Limited Partner, except as provided in this Agreement;

(vi) directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential investor in the Partnership for investment advice as an inducement to such adviser to advise the purchase of Units, but this clause shall not prohibit the payment of the selling commissions and other underwriting compensation contemplated herein or in the Prospectus to a registered broker-dealer or other properly-licensed Person for selling Units;

(vii) cause the Partnership to lend any funds to any Person (other than in connection with Temporary Investments), except that the General Partner may cause the Partnership to make loans to or to post letters of credit for Local Limited Partnerships in which the Partnership is expected to own a Local Limited Partnership Interest, provided that in the case of any such loan (a) the loan is made prior to the date that the Partnership makes its initial capital contribution to the Local Limited Partnership, (b) the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contribution committed to the investment in such Local Limited Partnership, and (c) such borrowings may only be made on a short-term basis (not to exceed one year) and must, unless earlier repaid, be repaid from the Partnership's initial capital contribution to the Local Limited Partnership at the time such initial capital contribution is made;

(viii) cause the Partnership to acquire unimproved or nonincome producing property (but this clause shall not restrict the rights of the Partnership to invest in Local Limited Partnerships owning Apartment Complexes under construction or rehabilitation or Apartment Complexes as to which construction or rehabilitation has not commenced but with respect to which closing of the construction loan has occurred or the Apartment Complex site has been acquired and a construction loan commitment has been obtained);

(ix) cause the Partnership to utilize Cash Available for Distribution to acquire Local Limited Partnership Interests;

(x) cause the Partnership to reinvest Sale or Refinancing Proceeds unless a sufficient portion thereof is distributed to the Limited Partners to enable each Limited Partner, assuming that he is in a combined Federal, state and local marginal income tax bracket of 30%, to pay the Federal, state and local income tax liability arising from the Sale or Refinancing which generated such proceeds, and in any event Sale or Refinancing Proceeds shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the Investment Date occurs, except to the extent of any Reserves retained therefrom;

(xi) cause the Partnership to acquire any Local Limited Partnership Interest in exchange for Units;

(xii)    change the Partnership's purposes from those set forth in Section 2.4;

(xiii) facilitate or recognize the trading of Units on an established securities market or on a secondary market, if, in the opinion of counsel, such action would result in the Partnership being classified as a publicly traded partnership under Section 7704 of the Code and such classification would have material adverse tax consequences for the Limited Partners;

(xiv) cause the Partnership to invest in Local Limited Partnerships under circumstances where duplicate fees for the same service may be payable by the Partnership and/or the particular Local Limited Partnership;

(xv) except as set forth below in this subsection, following the termination of the offering of Units, cause the total amount of indebtedness incurred by the Partnership to at any time exceed the sum of 85% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 85% of the aggregate fair market value of all Apartment Complexes which have been refinanced, as determined by the lender as of the date of refinancing. Notwithstanding the preceding, with respect to all indebtedness insured or guaranteed by the full faith and credit of the United States government, a state or local government, or an agency or instrumentality of any of them, and with respect to all indebtedness provided by any such Person, the total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of 100% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 100% of the aggregate fair market value of all Apartment Complexes which have been refinanced, as determined by the lender as of the date of refinancing. For purposes of this subsection only, the term "indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Apartment Complexes), and shall exclude any indebtedness incurred by the Partnership for necessary working capital reserves;

(xvi) cause the Partnership to pay aggregate Acquisition Fees to all Persons in an amount which exceeds the lesser of (a) the Competitive rate or (b) 18% of the Gross Proceeds. The foregoing limitation shall be complied with at any given time and on an ongoing basis;

(xvii) cause the Partnership to invest in junior trust deeds or other similar obligations, except for junior trust deeds which arise from the sale of Properties; or

(xviii) cause the Partnership to invest in general partner interests of limited partnerships or, except as provided in Section
         5.2.2(viii), cause the Partnership to invest in general partnerships or joint ventures.

         5.4.2. Without the Consent of a majority-in-interest of the Limited Partners, the General Partner may not:

(i) sell at one time all or substantially all the assets of the Partnership, except in connection with the liquidation and winding up of the Partnership's business upon its dissolution;

(ii)     cause the merger or other reorganization of the Partnership; or

(iii)    elect to dissolve the Partnership.

         5.4.3. Except as otherwise provided in Section 3.4.1(a) hereof with respect to the Promissory Notes of certain corporations, the General Partner shall not sell, assign or otherwise transfer the Promissory Notes at a discount; provided that this restriction shall not prohibit the General Partner from pledging or otherwise granting a security interest in the Promissory Notes as security for any Partnership obligation.

         5.5.     Duties and Obligations of General Partner

         5.5.1. The General Partner shall take such actions as may be necessary or appropriate to form, qualify and continue the Partnership as a limited partnership under the laws of the State of California and in order to form or qualify the Partnership under the laws of any other jurisdiction in which the Partnership is doing business or in which such formation or qualification is necessary to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. In this connection the General Partner shall cause a Certificate of Limited Partnership to be filed on behalf of the Partnership in the office of the California Secretary of State, and shall cause an amendment to the Certificate to be filed in such office, and in each other public office in which the Certificate was previously filed, within 30 days after the happening of any of the following events:

(i)      A change in the name of the Partnership;

(ii)     A change in the address of the Partnership office;

(iii) A change in the name or address of the Partnership's agent for service of process;

(iv)     The withdrawal of a General Partner;

(v)      The admission of a General Partner; or

(vi) The discovery by a General Partner of any false or erroneous material statement contained in the Certificate.

         5.5.2. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership.

         5.5.3. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940 and shall use its best efforts to obtain from the Securities and Exchange Commission an order exempting the Partnership from the provisions of the Investment Company Act of 1940. The General Partner is expressly authorized to prepare, execute and file with the Securities and Exchange Commission an application pursuant to Sections 6(c) and 6(e) of the Investment Company Act of 1940 for an exemption from all or some of the provisions of such Act, together with such other documents, and to do such other acts and things, as may be necessary or convenient in seeking such an exemption. In the event that delay is encountered in obtaining such order, the General Partner is authorized to rely upon an opinion of counsel to the effect that the Partnership is exempt from the provisions of the Investment Company Act of 1940 until such time as such order is obtained, if ever.

         5.5.4. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

         5.5.5. The funds of the Partnership shall not be commingled with the funds of any other Person.

         5.5.6. The General Partner shall not contract away the fiduciary duty owed at common law to the Limited Partners.

         5.5.7. The General Partner is authorized, in its discretion, to cause the Partnership to acquire policies of limited partnership liability insurance, insuring the Partners and their Affiliates against liabilities in connection with the business of the Partnership and insuring the Partnership against liabilities with respect to any indemnification it is legally required or permitted to provide Partners and their Affiliates; subject to the provisions of
Section 5.8.3 hereof.

         5.6.     Compensation of Sponsor

         5.6.1. The Sponsor shall not receive any salary, fees, profits, distributions or allocations from the Partnership or any Local Limited Partnership in which the Partnership invests except as expressly allowed by this Agreement.

         5.6.2. The Dealer Manager shall be entitled to receive from the Partnership retail selling commissions, the Dealer Manager Fee and the Nonaccountable Underwriting Expense Allowance in respect of the sale of Units, all as set forth in the Prospectus.

         5.6.3. The General Partner or an Affiliate shall receive from the Partnership a Nonaccountable Organizational and Offering Expense Allowance in an amount equal to 3% of the Capital Contributions.

         5.6.4. For services actually rendered or to be rendered, directly or indirectly, by the Sponsor in connection with the acquisition of Local Limited Partnership Interests and the initial management of Local Limited Partnerships, the Partnership shall pay to the Sponsor Acquisition and Investment Management Fees in an amount equal to 7% of the Capital Contributions. The services to be performed for such fee shall include (i) identifying Local Limited Partnership Interests for review, evaluation and, ultimately, selection or rejection as potential acquisitions for the Partnership; (ii) drafting and negotiating the partnership agreements of the Local Limited Partnerships; (iii) organizing and structuring the Local Limited Partnerships; (iv) acting as a liaison between the Partnership and the Local Limited Partnerships during the period of acquisition of the Local Limited Partnership Interests and the period of construction and rent-up of the Apartment Complexes; (v) establishing record-keeping and reporting systems in connection with monitoring activities and performances of the Local Limited Partnerships during the start-up period (i.e., a period generally ending two to four years after the Partnership's investment in a Local Limited Partnership); (vi) implementing banking, escrow or other cash management arrangements for the payment of capital contributions to the Local Limited Partnerships; and (vii) assisting the Local Limited Partnerships in establishing systems for financial, regulatory and other compliance reporting, audit and accounting procedures, partnership reserves management and miscellaneous start-up period services. Such Acquisition and Investment Management Fees shall be payable at the time Gross Proceeds are received. Notwithstanding the amount of Acquisition and Investment Management Fees set forth herein, the total amount thereof shall be reduced in connection with the purchase of Units by certain Discount Investors, as described in the Prospectus under "Terms of the Offering and Plan of Distribution." The amount of such reduction shall be treated as a distribution to such a Discount Investor but shall not be deemed a return of the Discount Investor's Capital Contribution; rather the reduction amount shall be deemed to be a compromise within the meaning of Section 15636(c) of the Act, and no Discount Investor shall be obligated to pay any such amount to or for the benefit of the Partnership or any creditor of the Partnership. Except as set forth in this Section 5.6.4, no Acquisition Fees shall be paid to the Sponsor.

         5.6.5. The General Partner or an Affiliate shall receive from the Partnership a Nonaccountable Acquisition Expense Allowance in an amount equal to 2% of the Capital Contributions.

         5.6.6. For any property management services actually rendered by the General Partner or its Affiliates respecting the Properties owned by Local Limited Partnerships, the General Partner or any such Affiliate may receive Property Management Fees from the Local Limited Partnerships. Included in any such Property Management Fee shall be bookkeeping services and fees paid to non-Affiliated Persons for property management services. The maximum Property Management Fees paid to the General Partner or any of its Affiliates (including all leasing and releasing fees and bonuses and other payments for leasing related services, paid to any Person) shall be the greater of 5% of the gross revenues from the Property or a Competitive amount, but in no event to exceed 7% of such gross revenues. Such property management fees will include fees for rent-up, leasing and releasing services; however, separate fees for the initial rent-up or initial leasing-up of newly-constructed or substantially-rehabilitated properties may be paid to the General Partner or its Affiliates in Competitive amounts.

         5.6.7. For services rendered by the General Partner or an Affiliate of the General Partner in connection with the administration of the affairs of the Partnership, the General Partner or any such Affiliate shall receive from the Partnership an annual Asset Management Fee in an amount not to exceed 0.5% of that portion of Invested Assets in Local Limited Partnerships which are attributable to apartment units receiving Government Assistance. The Asset Management Fee shall be payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year, provided that the Asset Management Fee shall only accrue and be payable as follows: the total Asset Management Fee shall be allocated among the Apartment Complexes in proportion to the amount of the Partnership's capital contribution to each Local Limited Partnership, and the portion of the Asset Management Fee so attributable to any Apartment Complex shall only accrue and be payable commencing with the date on which such Apartment Complex commences operations. Accrued but unpaid Asset Management Fees for any year shall be deferred without interest and shall be payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any Reserves then determined by the General Partner to no longer be necessary to be retained by the Partnership, or from the proceeds of a Sale or Refinancing.

         5.6.8. For services rendered by the General Partner or an Affiliate of the General Partner in connection with the sale of any Property owned by a Local Limited Partnership, the General Partner shall receive from the Partnership a Subordinated Disposition Fee in an amount equal to 1% of the sales price of such Property if the General Partner or its Affiliate provides a substantial amount of services in the sales effort. This fee shall be payable only after the distributions in Section 4.2.1(i) and (ii) have been made, and may accrue if there are insufficient Sale or Refinancing Proceeds payable to the Partnership upon any such sale. This fee is subject to the limitations imposed by Section 5.2.2(vi).

         5.7.     Other Business of Partners

         5.7.1. The General Partner shall devote to the affairs of the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner, its officers and directors, nor any successors to such parties shall be expected to devote their full time to the performance of such duties.

         5.7.2. Any Partner or any of his Affiliates may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services to other investors and the making or management of other investments, including investments in real properties receiving Government Assistance. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, provided that nothing in this Section 5.7.2 shall relieve the General Partner of its general fiduciary obligation to the Partnership.

         5.7.3. The Sponsor may be presented with an investment opportunity which could be availed of by the Partnership and one or more other entities which the Sponsor or one of its Affiliates manages. The decision as to the particular entity which shall make the investment shall be based upon such factors as the effect of the acquisition on diversification of each entity's portfolio, the estimated income tax effects of the purchase on each entity, the amount of funds of each entity available for investment and the length of time such funds have been available for investment. If a particular investment is determined to be suitable for more than one entity, priority generally shall be given to the entity having uninvested funds for the longest period of time; except that an entity which was formed to invest primarily in apartment complexes eligible for State Tax Credits as well as the Low Income Housing Credit shall be given priority over the Partnership and other entities which are not seeking to provide such State Tax Credits with respect to any investment which is eligible for such State Tax Credits.

         5.8.     Limitation on Liability of Sponsor; Indemnification

         5.8.1. No Sponsor shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Sponsor if the Sponsor, in good faith, determined that such course of conduct was in the best interest of the Partnership, the Sponsor was acting on behalf of, or performing services for, the Partnership, and such course of conduct did not constitute negligence or misconduct of the Sponsor. Each Sponsor shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct on the part of such Sponsor and were the result of a course of conduct which the Sponsor, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 5.8 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof.

         5.8.2. Notwithstanding anything to the contrary contained in Section 5.8.1, the Sponsor (which term, for the purposes of this Section 5.8.2, shall include Affiliates of the Sponsor only if such Affiliates are performing services on behalf of the Partnership) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided that in the case of this clause (iii) the court has been advised of the positions of the Securities and Exchange Commission, the California Commissioner of Corporations, the Missouri Securities Division, the Texas State Securities Board and any other state securities regulatory authority in which Units of the Partnership were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (i) which are specifically set forth in this Section 5.8.2 and (ii) in which plaintiffs claim they were sold Units.

         5.8.3. The Partnership shall not pay for any insurance covering liability of any party as to which such party is hereby prohibited from being indemnified; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming any Sponsor as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

         5.8.4. The Partnership may advance funds to each Sponsor for legal expenses and other costs incurred by it in connection with any legal action brought against it, provided that each of the following is satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves the advancement of funds; and (iii) the Sponsor receiving the funds undertakes to repay the funds to the Partnership in the event it is not entitled to indemnification at the conclusion of such legal action.

                                    ARTICLE 6

                      ADMISSION OF SUCCESSOR AND ADDITIONAL
                 GENERAL PARTNERS; WITHDRAWAL OF GENERAL PARTNER

         6.1.     Admission of Successor or Additional General Partners

         6.1.1. With the Consent of all other General Partners, if any, and the Consent of at least a majority-in-interest of the Limited Partners, any General Partner may at any time designate one or more Persons to be its successor or to be an additional General Partner, with such Interest in the Partnership as such General Partner and the successor or additional General Partner agree upon, provided that the Interests of the other Partners shall not be affected thereby.

         6.1.2. If at any time any material reduction shall occur in the net worth of the General Partner, the General Partner shall consult with legal counsel and, if such counsel is of the opinion that such reduction might adversely affect the treatment of the Partnership as such for Federal income tax purposes, the General Partner shall use its best efforts either (i) to admit as General Partners one or more Persons having a net worth sufficient to offset such reduction, the additional General Partner or General Partners to have whatever participation in the General Partner's Interests the General Partner and the additional General Partners agree upon, provided that the additional General Partners have no authority to manage or control the Partnership, there is no change in the identity of the Persons who have authority to manage or control the Partnership, and the admission of the additional General Partners does not materially affect the Interests of the Limited Partners; or (ii) if necessary in the opinion of legal counsel, to obtain additional capitalization sufficient to satisfy any then existing requirements of the Internal Revenue Service for a ruling that an entity, whether or not a corporation, has sufficient net worth so that a limited partnership of which it is a general partner has the characteristic of unlimited liability.

         6.1.3. Except in connection with a transfer to a successor or additional General Partner pursuant to Section 6.1.1. or 6.1.2., the General Partner shall have no right to retire or withdraw voluntarily from the Partnership or to sell, transfer, or assign all or any portion of its Interest, except that it may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets or stock and continued its business.

         6.1.4. Any Voluntary Withdrawal by the General Partner from the Partnership or any sale, transfer or assignment by the General Partner of its Interest shall be effective only upon the admission in accordance with this
Section 6.1 and Section 13.3 of a successor or additional General Partner, as the case may be.

         6.1.5. No assignee or transferee of all or any part of the Interest of the General Partner shall have any right to become a General Partner except as provided in this Article 6.

         6.2.     Restrictions on Transfer of General Partner's Interest

     Notwithstanding anything to the contrary in this Article 6, the assignment or transfer of the General Partner's Interest shall at all times be subject to the same restrictions applicable to an assignment or transfer of Units set forth in Sections 7.2.1 and 7.2.2.

         6.3. Consent of Limited Partners to Admission of Successor or Additional General Partners

     Each of the Limited Partners, by the execution of this Agreement, Consents for all purposes of the Act to the admission of any Person as a successor or additional General Partner for which the express Consent of a majority-in-interest of the Limited Partners has been obtained at the time pursuant to Section 6.1. Upon receipt of such a Consent to such admission from a majority-in-interest of the Limited Partners, then, subject to the provisions of
Section 6.2, the admission shall, without any further Consent or approval of the Limited Partners, be an act of all the Limited Partners.

         6.4.     Event of Withdrawal of a General Partner

     If, at the time of an Event of Withdrawal of a General Partner, such General Partner was not the sole General Partner, the remaining General Partner or General Partners shall immediately: (i) give Notification to the Limited Partners of such event; and (ii) make any amendments to this Agreement and execute and file for recordation any amended Certificates or other instruments necessary to reflect the termination of the Interest of the General Partner as to which such event has occurred and such General Partner's having ceased to be a General Partner.

         6.5.     Interest and Liability of a Withdrawn General Partner

         6.5.1. Upon an Event of Withdrawal as to a General Partner, such General Partner shall immediately cease to be a General Partner, and its Interest shall be subject to purchase in accordance with Section 6.6; provided, however, that such a termination shall not affect any rights of such General Partner which arose prior to such event (including rights to amounts then accrued and owing to such General Partner), or the value, if any, at the time of such event of the Interest of such General Partner.

         6.5.2. Any General Partner who voluntarily or involuntarily for any reason (including bankruptcy, death, dissolution or adjudication of incompetence) withdraws from the Partnership or sells, transfers or assigns its Interest shall remain liable for all obligations and liabilities incurred by the Partnership prior to the time the withdrawal, sale, transfer or assignment becomes effective to the same extent it would have been liable had the withdrawal, sale, transfer or assignment not occurred, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership after that time.

         6.6.     Valuation and Sale of Interest of Former General Partner

         6.6.1. If the business of the Partnership is continued after the Event of Withdrawal of a General Partner, or if, following such event, the Partnership is reconstituted, in each case as contemplated by Section 8.1, the Partnership shall purchase such General Partner's Interest for a price equal to the then present fair market value thereof. Such fair market value shall be determined by agreement of the former General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the current rules of the American Arbitration Association. The expense of arbitration will be shared equally between such former General Partner and the Partnership.

         6.6.2. Promptly after determination of the fair market value of a former General Partner's Interest pursuant to Section 6.6.1, the Partnership shall deliver to such former General Partner a promissory note of the Partnership for such fair market value payable in no less than five equal consecutive annual installments commencing on the first anniversary of the date of such note. Such promissory note shall bear simple interest at the rate per annum which is at all times equal to the Prime Rate, but not to exceed the maximum rate permitted by law, payable on the last day of each calendar quarter while such note is outstanding; provided, however, that if such note is delivered following an Event of Withdrawal of a General Partner which is a Voluntary Withdrawal on its part then (i) such note shall neither be secured nor bear interest and (ii) the principal payable to the withdrawing General Partner shall be limited in amount and date of payment to distributions which such withdrawing General Partner would have received under this Agreement had it not withdrawn. Within 120 days after the determination of the fair market value of the former General Partner's Interest, the Partnership may, with the Consent of all remaining General Partners and the Consent of a majority-in-interest of the Limited Partners, sell such Interest to one or more Persons, who may be Affiliates of the remaining General Partner or General Partners, and admit such Persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Interest of the former General Partner shall not be less than its fair market value as determined by the procedure set forth in Section 6.6.1. above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above in this Section 6.6.2.

                                    ARTICLE 7

                            TRANSFERABILITY OF UNITS

         7.1.     Right to Transfer Units

     Subject to the requirements of this Article 7, a Limited Partner may assign his Units by a written instrument of assignment, the terms of which shall conform to the provisions of this Agreement.

         7.2.     Restrictions on Transfers

         7.2.1. No sale, exchange, transfer or assignment of any Units may be made if, in the opinion of counsel to the Partnership, such sale, exchange, transfer or assignment would:

(i) when added to the total of all other Units sold or exchanged within a period of 12 consecutive months prior thereto, result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code; provided, that any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of a fiscal quarter after the end of any such 12-month period, subject to the provisions of this Article 7;

(ii) cause the Partnership to become a publicly-traded partnership for Federal income tax purposes;

(iii)    cause the Partnership to cease to qualify under Section 42(j)(5)(B) or
         Section 47 of the Code;

(iv) result in the Partnership or any other Partner being required to recapture any Tax Credits unless the holder of such Units indemnifies the Partnership and its Partners for such recapture; or

(v) result in the Partnership being treated as an association taxable as a corporation for Federal income tax purposes.

         7.2.2. No sale, exchange, transfer or assignment of any Unit shall be made to any Person exempt from Federal income tax under Section 501 of the Code, to any Person defined in Section 168(h)(2) of the Code, to any Individual Retirement Account as defined in Section 408(a) of the Code, to any Keogh Plan, to any nonresident alien, or to any foreign Person.

         7.2.3. Any transfer of a Unit to a Person who makes a market in securities shall be void ab initio unless such Person shall certify to the General Partner that it has acquired such Unit solely for investment purposes and not for the purpose of resale.

         7.2.4. No purported sale, exchange, transfer or assignment by a transferor of a Unit shall be permitted unless the transferor shall have represented that such transfer:

(i) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Units have been approved by the General Partner as not being incident to trading on an established securities market or a secondary market and not through any other broker-dealer or matching agent; or

(ii) otherwise was not effected through an established securities market or through a broker-dealer or matching agent which makes a market in Units or which provides a readily available, regular and ongoing opportunity to the holders of Units to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units.

         7.2.5. In connection with state securities laws restrictions on transfer, Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

     "(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

      (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

               (1)      to the issuer;

               (2)      pursuant to the order or process of any court;

               (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

               (4) to the transferor's ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants, or spouse;

               (5) to holders of securities of the same class of the same issuer;

               (6)      by way of gift or donation inter vivos or on death;

               (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned;

               (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

               (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or is not required;

               (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under
                        Section 25140 or subdivision (a) of Section 25143 of the Code is in effect with respect to such qualification;

               (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

               (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Code is in effect with respect to such qualification;

               (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in this state;

               (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

               (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and
                        (iii) advises the Commissioner of the name of each purchaser;

               (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

               (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

      (c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

              IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OR THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     Such restriction shall be noted in the appropriate records of the Partnership, and no transfer of any interest in the Partnership shall be made except in compliance with the terms of such legend condition."

         7.2.6. No sale, exchange, transfer or assignment of any Unit shall be made to any Person who does not satisfy the investor suitability standards imposed by the Partnership in connection with the public Offering of the Units or such more restrictive standards, if any, as may be required under applicable state securities laws.

         7.2.7. No purported sale, exchange, assignment or transfer by a Limited Partner of any Unit after which any transferor or transferee would hold any fraction of a Unit, will be permitted or recognized (except for transfers by gift, inheritance, bequest or family dissolution, or transfers to Affiliates of the transferor).

         7.2.8. The General Partner (i) shall be entitled to make any reasonable inquiry of the Limited Partners and prospective Limited Partners in connection with the provisions of this Section 7.2, and (ii) may, in its sole discretion, on behalf of the Partnership, impose any restrictions on transfers of Units or any other additional procedures or requirements which it deems appropriate in order to prevent the Partnership from being treated for tax purposes as an association or as a publicly-traded partnership, or to give effect to the intent of this Section 7.2, and shall be permitted, in order to give effect to any such restriction, procedures or requirements, to amend this Agreement without the Consent of the Limited Partners. The General Partner shall give Notification to all Limited Partners in the event that sales, exchanges, transfers or assignments have generally been suspended.

         7.2.9. The General Partner will review from time to time the limitations and restrictions on the sale, exchange, transfer or assignment of Units and will eliminate or modify such limitations or restrictions to make them less restrictive if the Partnership shall have received an opinion of counsel that such elimination or modification may be made without material adverse tax consequences to the Partners.

         7.3.     Assignees and Assignment Procedure

         7.3.1. If a Limited Partner who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, such Limited Partner's executor, administrator, guardian, conservator or other legal representative may exercise all of such Limited Partner's rights for the purposes of settling his estate or administering his property, including any power under this Agreement to join with a proposed assignee in satisfying conditions precedent to the assignment of his Interest to such assignee and to such assignee becoming a Substitute Limited Partner. If a Limited Partner which is not an individual is dissolved or terminated, the powers of that Limited Partner may be exercised by its legal representative or successor. Notwithstanding the foregoing, the Partnership shall not be under any duty to recognize the authority of any such executor, administrator, guardian, conservator or other legal representative or successor's rights unless and until the Partnership shall have received such evidence of the authority of such party as counsel for the Partnership may request. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

         7.3.2. In order to give effect to the restrictions on transfer of Units contained in this Article 7, a purported or proposed assignment of a Unit shall not take effect for any purpose until it has been registered on the Partnership Register (the date of such registration being called the "Registration Date"). The General Partner shall not be under any duty to cause any assignment to be so registered until (i) the assigning Limited Partner and/or the proposed assignee, as applicable, shall have delivered to the Partnership a duly executed and acknowledged counterpart of the instrument of assignment, signed by both the assignor and the assignee, evidencing written acceptance by the assignee of all the terms and provisions of this Agreement and representing that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements); (ii) the Partnership shall have received a fee in an amount established by it from time to time sufficient to reimburse it for all its actual costs in connection with such assignment, including, but not by way of limitation, any advice of counsel contemplated by this Agreement in connection with such assignment, and, if the Partnership has made an election under Section 754 of the Code, any incremental accounting fees resulting from compliance with Section 754 in connection with such assignment; provided, however, that the amount of such fee shall in no event exceed the lower of the Partnership's actual costs in connection with the transfer or $100; (iii) the Partnership shall have received such evidence of the authority of the parties to such assignment as counsel for the Partnership may request; (iv) if a Promissory Note of the transferor has not been paid in full, the Partnership shall have received a written statement signed by the assignee or transferee which acknowledges the material terms of the Promissory Note, including the payment due date, the status of payments, the Partnership's security interest in the Units, the terms of default, the consequences thereof, and the terms for curing the default; and (v) the Partnership shall have received such further evidence of compliance of such assignment with the terms and conditions of this Agreement and the Prospectus as the Partnership may reasonably request, including, but not by way of limitation, instruments complying with Section 13.3 and any required consent to such assignment of the Commissioner of Corporations of the State of California. The General Partner shall cause such an assignment, upon compliance with the foregoing conditions and the conditions of Section 7.2, to be registered on the Partnership Register not later than the last day of the calendar month following satisfaction of such conditions.

         7.3.3. Except as otherwise provided in this Section 7.3.3, if an assignment of a Unit is registered on the Partnership Register as provided in
Section 7.3.2, the assignee of such Unit shall: (i) for the purposes of Sections
4.6.2 and 4.6.3, be recognized as a holder of the Unit as of the first day of the fiscal quarter following the fiscal quarter in which the Registration Date occurs; and (ii) for the purposes of Section 4.6.4, be recognized as a holder of the Unit as of the date specified by the parties in the instrument of assignment provided for in Section 7.3.2, or if no date is specified therein, the first day of the fiscal quarter following the fiscal quarter in which the Registration Date occurs.

         7.3.4. The rights of an assignee of a Unit who does not become a Substitute Limited Partner shall be limited to the right to receive his share of Cash Available for Distribution, Sale or Refinancing Proceeds, Profits and Losses and Tax Credits, as determined under Article 4. Any assignee of all or any of the Units of a Limited Partner who does not become a Substitute Limited Partner and desires to make a further assignment of any of such Units shall be subject to all the provisions of this Article 7 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Units.

         7.3.5. Upon receipt of documents purporting to create or release a pledge or other security interest in a Limited Partner's Interest, the General Partner shall promptly cause such transaction to be registered on the Partnership Register. Any purported or proposed pledge of, or other security interest in, any Limited Partner's Interest shall not take effect for any purpose or be deemed perfected unless and until the same has been registered on the Partnership Register and shall be subject to any existing pledge and security interest granted to the Partnership pursuant to Section 13.1. The Partnership may charge a fee in an amount established by it from time to time sufficient to reimburse it for all its actual costs in connection with such pledge, including but not by way of limitation, any advice of counsel in connection with such pledge, and no pledge shall be effective until such fee is paid.

         7.3.6. The General Partner shall provide to each Limited Partner and registered pledgee, if any, from time to time the transaction statements required to be provided to such respective parties by the California Commercial Code.

         7.4.     Substitute Limited Partners

     Subject to the Consent of the General Partner, which Consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership, the assignee of any Units duly transferred to him pursuant to this Section 7 shall be admitted to the Partnership as a Substitute Limited Partner upon satisfaction of the conditions contained in Section 13.3. The Partnership Register shall be amended not less often than quarterly to recognize the admission of Substitute Limited Partners.

                                    ARTICLE 8

                  DISSOLUTION AND WINDING-UP OF THE PARTNERSHIP

         8.1.     Events Causing Dissolution

         8.1.1. The Partnership shall dissolve and its affairs shall be wound up upon the happening of any of the following events: (i) an Event of Withdrawal shall occur as to a General Partner; (ii) the sale or other disposition of all the Local Limited Partnership Interests and other assets of the Partnership;
(iii) the election by the General Partner pursuant to Section 5.4.2, or the vote by the Limited Partners pursuant to Section 10.2.1(ii), to dissolve the Partnership; or (iv) the expiration of the term of the Partnership specified in
Section 2.6.

         8.1.2. Notwithstanding the foregoing, the Partnership shall not be terminated, liquidated or wound up upon the occurrence of an event specified in clause 8.1.1(i) above if (i) a remaining General Partner, if any, elects within 120 days after such an event to continue the business of the Partnership, or
(ii) if there is no remaining General Partner, a majority-in-interest of the Limited Partners agree in writing to continue the business of the Partnership and, within six months after the last remaining General Partner has ceased to be a General Partner, to admit one or more General Partners.

         8.1.3. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been canceled and the assets of the Partnership shall have been distributed as provided in Section 8.2. Notwithstanding the dissolution of the Partnership, until the termination of the Partnership the business and affairs of the Partnership shall continue to be governed by this Agreement.

         8.2.     Liquidation

         8.2.1. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 8.1, the General Partner shall liquidate the assets of the Partnership and apply and distribute the proceeds thereof as contemplated by this Section 8.2. After payment of liabilities owing to creditors of the Partnership, the General Partner shall set aside as a Reserve such amount as it deems reasonably necessary for any contingent liabilities or obligations of the Partnership. Said Reserve may be paid over by the General Partner to a bank, to be held in Temporary Investments for the purpose of paying any such contingent liabilities or obligations and, at the expiration of such period as the General Partner may deem advisable, the amount in such Reserve shall be distributed to the Partners in accordance with Section 4.2.2.

         8.2.2. Notwithstanding the foregoing, in the event the General Partner determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid any such loss may, after having given Notification to all the Limited Partners, to the extent not then prohibited by applicable law, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or convey the remaining assets of the Partnership to a liquidating trust for the benefit of the Partners. In such event, the trustee will be a bank authorized to accept such trusts, having deposits insured by the Federal Deposit Insurance Corporation and having a combined capital and surplus of not less than $50,000,000; such trustee will liquidate such assets in an orderly manner and distribute the proceeds of such liquidation, net of costs associated therewith, to the Partners in accordance with Section 4.2. The fair market value of any assets conveyed to such liquidating trust shall be determined, promptly after such conveyance, by an independent appraiser to be selected by random number from a list of three qualified appraisers obtained by the General Partner from the American Institute of Real Estate Appraisers.

         8.2.3. The General Partner shall cause the business of the Partnership to be wound up and cause the cancellation of the Partnership's Certificate of Limited Partnership following the liquidation and distribution of all the Partnership's assets.

                                    ARTICLE 9

           BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.

         9.1.     Books and Records

(a) The General Partner shall cause the Partnership to keep and maintain full and complete books and records which shall include each of the following:

               (i) a current list (updated at least quarterly) of the full name and last known business or residence address and business telephone of each Partner set forth in alphabetical order together with the Capital Contribution and the share in Profits and Losses of each Partner (the "Participant List");

               (ii) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

               (iii) copies of the Partnership's Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

               (iv) copies of the original of this Agreement and all amendments thereto;

               (v) financial statements of the Partnership for the six most recent fiscal years; and

               (vi) the Partnership's books and records for at least the current and past three fiscal years.

(b) Upon the request of a Limited Partner, the General Partner shall within 10 days of the receipt of the request mail to the Limited Partner copies of the Participant List (which shall be on white paper in a readily readable form of no less than 10-point type), and the information set forth in Section 9.1(a)(ii) or (iv) above and of the provisions of the Act described in Section 10.1.2 of this Agreement. A reasonable charge for copy work may be charged by the Partnership. Each Limited Partner shall have the right upon request and during normal business hours to inspect and copy any of the foregoing records at his own expense, and, upon request, to obtain from the General Partner copies of the Partnership's Federal, state and local income tax or information returns, promptly after such returns become available.

(c) If the Sponsor neglects or refuses to exhibit, produce or mail a copy of the Participant List as requested, the Sponsor shall be liable to any Limited Partner requesting the list for costs, including attorneys' fees, incurred by the Limited Partner for compelling the production of the Participant List, and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Limited Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting Person as a Limited Partner relative to the affairs of the Partnership. The Sponsor may require the Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under Federal law, or the laws of any state.

         9.2.     Accounting and Fiscal Year

     The books of the Partnership shall be kept on the accounting method selected by the General Partner. The fiscal year of the Partnership shall end on March 31 in each year, or on such other date as the General Partner determines.

         9.3.     Bank Accounts and Temporary Investments

     The bank accounts of the Partnership shall be maintained in banking institutions determined by the General Partner, and withdrawals shall be made only in the regular course of Partnership business on signatures determined by the General Partner. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in Temporary Investments.

         9.4.     Reports

         9.4.1. If the Units are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, within 60 days after the end of each of the first three quarters of each fiscal year of the Partnership, the General Partner shall distribute to each Person who was a Limited Partner at any time during such quarter one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of operations for such quarter; (iii) a statement of cash flows for such quarter; and (iv) a report of the significant activities of the Partnership during the quarter. Until the Limited Partners' Capital Contributions (except for any amounts utilized to pay Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses or Operating Cash Expenses, or any amounts set aside for Reserves) are fully invested, a report of Local Limited Partnership Interests acquired during the quarter, describing the terms of such investments, shall be distributed to the Limited Partners, unless such information previously shall have been provided to the Limited Partners. If the Partnership acquires a Local Limited Partnership Interest during the last quarter of any fiscal year, a report containing the information described in the preceding sentence shall be sent on or before the date of transmission of the report for such year required by Section 9.4.3. Until all Promissory Notes have been paid in full, each quarterly report shall reflect any defaults in the payment of the Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact thereof on capital requirements of the Partnership.

         9.4.2. Within 75 days after the end of each calendar year, the General Partner shall distribute to each Person who was a Limited Partner at any time during the fiscal year ending during that calendar year all tax information necessary for the preparation of his Federal and state income tax returns and other tax returns with regard to jurisdictions in which the Partnership or a Local Limited Partnership is formed or qualified or owns Properties.

         9.4.3. Within 120 days after the end of each fiscal year of the Partnership, the General Partner shall distribute to each Person who was a Limited Partner at any time during such fiscal year: (i) a balance sheet as of the end of such fiscal year and statements of operations, partners' equity and cash flows for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants; (ii) a report (which need not be audited) setting forth any distributions made to Persons who were Limited Partners at any time during the fiscal year, separately identifying distributions from (a) Cash Flow from Local Limited Partnership or Partnership operations during the fiscal year,
(b) Cash Flow from Local Limited Partnership or Partnership operations during a prior fiscal year which had been held as Reserves, (c) Sale or Refinancing Proceeds, and (d) amounts previously set aside as Reserves from Gross Proceeds;
(iii) a report of the significant activities of the Partnership during the year;
(iv) a special report setting forth the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership and the Local Limited Partnerships for the fiscal year to the General Partner or any Affiliate of the General Partner and the services performed in consideration therefor, which report shall be verified by the Accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the Accountants consider appropriate in the circumstances. The additional costs of such special report shall be itemized by the Accountants among all programs sponsored by the General Partner and its Affiliates on a program-by-program basis and may be reimbursed to the General Partner or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the Competitive rate for such services. Until all Promissory Notes have been paid in full, such annual report shall reflect any defaults in the payment of the Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact thereof on capital requirements of the Partnership.

         9.4.4 A copy of each report required by this Section 9.4 shall be provided to any "Blue Sky" securities commission at the time requested by such securities commission.

         9.5.     Depreciation and Other Tax Elections

     The Partnership may elect to use with respect to depreciable assets of the Partnership any depreciation method which is permitted by the Code and appropriate in the opinion of the General Partner. All other Federal income tax elections required or permitted to be made for or by the Partnership shall be made by the General Partner after consulting with the Accountants. The General Partner may, but shall not be under any duty to, cause the Partnership to make an election under Section 754 of the Code (or any successor provision thereto).

         9.6.     Designation of Tax Matters Partner

     The General Partner is hereby designated as the "Tax Matters Partner" of the Partnership under Section 6231(a)(7) of the Code and, in connection therewith and in addition to all powers given thereunto, shall have all other powers needed to fully perform as the Tax Matters Partner, including, without limitation, the power to retain all attorneys and accountants of its choice, the right to settle any audits without the consent of the Limited Partners and the right to challenge any final partnership administrative adjustment in a court action. The designation made in this Section is hereby expressly consented to by each Limited Partner as an express condition to becoming a Limited Partner. Expenses of any administrative proceedings undertaken by the Tax Matters Partner will be paid for out of Partnership assets. Each Limited Partner who elects to participate in the proceedings will be responsible for any expenses incurred by him in connection with his participation, and the cost of any resulting audits or adjustments of a Limited Partner's tax return will be borne solely by the affected Limited Partner. The General Partner is hereby designated as the "notice partner" under Section 6231(a)(8) of the Code to receive any notice provided by the Internal Revenue Service to the Limited Partners as a group in accordance with Section 6223(b)(2) of the Code.

                                   ARTICLE 10

                 MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

         10.1.    Meetings and Actions Without Meetings

         10.1.1. Meetings of the Limited Partners for any purpose may be called by the General Partner at any time, and shall be called by the General Partner upon receipt of a request in writing, containing a proposal for the holding of such a meeting, signed by 10% or more in interest of the Limited Partners and stating the purpose of the meeting. In addition, the General Partner may, and, upon receipt of a proposal in writing signed by the holders of 10% or more in interest of the Limited Partners shall, submit any matter (upon which the

Limited Partners are entitled to act) to the Limited Partners for a vote by written Consent without a meeting.

         10.1.2. All meetings and actions of the Limited Partners shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the provisions of Section 15637 of the Act, as said Section 15637 shall be amended from time to time. Notwithstanding the foregoing, upon receipt of a written request for a Partnership meeting from one or more Limited Partners either in person or by certified mail stating the purpose(s) of the meeting, the General Partner shall provide all Limited Partners, within 10 days after receipt of said request, written notice (either in person or by certified mail) of the meeting and the purpose of such meeting to be held on a date not less than 15 days nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

         10.2.    Voting Rights of Limited Partners

         10.2.1. The holders of a majority of the outstanding Units may, without the concurrence of the General Partner:

(i)      amend this Agreement, subject to the provisions of Section 12.1 hereof;

(ii)     dissolve the Partnership;

(iii)    remove the General Partner and elect a replacement General Partner;

(iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership in a single transaction other than in connection with the liquidation of the Partnership; or

(v) if the Partnership invests in a Local Limited Partnership of which the Local General Partner is a Sponsor, direct the General Partner (acting on behalf of the Partnership) to take any action permitted to be taken by the Partnership pursuant to the partnership agreement of the Local Limited Partnership.

         10.2.2. Notwithstanding any provision of the Act to the contrary, the Limited Partners shall only have the right to vote on the matters set forth in Paragraph 10.2.1. of this Agreement.

         10.2.3. In any vote of the Limited Partners, each Limited Partner shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by the Sponsor will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such Sponsor and the Partnership, including, but not limited to, any vote on the proposed removal of the General Partner or regarding any transaction between the Partnership and the Sponsor.

         10.3.    Limitations on Roll-Ups; Dissenters' Rights

         10.3.1. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up.

         10.3.2. In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Limited Partners who vote "no" on the proposal the choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

(ii) one of the following: (a) remaining as Limited Partners in the Partnership, and preserving their interests therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Limited Partners' pro-rata share of the appraised value of the net assets of the Partnership.

         10.3.3. The Partnership shall not participate in any proposed Roll-Up which would result in Limited Partners having democracy rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

         10.3.4. The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

         10.3.5. The Partnership shall not participate in any proposed Roll-Up in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

         10.3.6. The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

         10.3.7. In addition to those set forth above, Limited Partners who dissent with respect to a proposed Roll-Up will have the rights provided under Sections 15679.1 through 15679.14 of the Act.

                                   ARTICLE 11

                            SPECIAL POWER OF ATTORNEY

     Each Limited Partner, including each Additional Limited Partner and Substitute Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner, with full power of substitution in the premises, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any documents necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

(i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, which the General Partner deems appropriate in order to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act) in the State of California and in the jurisdictions in which the Partnership may conduct business or in which formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

(ii) all amendments to this Agreement adopted in accordance with its terms, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

(iii) all financing statements, continuation statements or other documents and amendments thereto which the General Partner deems appropriate to perfect or continue the perfection of the Partnership's security interest in his Units provided for in
         Section 13.1, and, if the Limited Partner is an Installment Contributor Limited Partner, Section 3.4.1(b), of this Agreement, and all instruments relating to the admission of any Additional or Substitute Limited Partner, including any amendment to this Agreement which substitutes as a Limited Partner the purchaser at a foreclosure sale of Units previously given as security by a defaulting Limited Partner for his Promissory Note; and

(iv) all conveyances and other instruments which the General Partner deems appropriate to implement the provisions of this Agreement or to reflect the dissolution and winding up of the Partnership in accordance with the terms of this Agreement.

     The appointment by each of the Limited Partners of the General Partner as his attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive and shall not be affected by the subsequent bankruptcy, death, adjudication of incompetence or insanity, disability, incapacity or dissolution of any Person hereby giving the power nor by the transfer or assignment of all or any part of the Units of any such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive the transfer only until the transferee is admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect the substitution.

                                   ARTICLE 12

                                   AMENDMENTS

         12.1.    Adoption of Amendments

         12.1.1. In addition to the amendments authorized herein, amendments may be made to this Agreement from time to time by a majority-in-interest of the

Limited Partners, without the Consent of the General Partner; provided that no such amendment shall (i) in any manner allow the Limited Partners to take any action which would constitute their participation in the control of the Partnership's business within the meaning of Section 15632 of the Act, or otherwise cause the loss of their limited liability, nor (ii) without the Consent of the General Partner, alter the rights, power, duties or compensation of the General Partner or any of its Affiliates or its (or any of its Affiliates') interest in Profits and Losses, Tax Credits, Cash Available for Distribution or Sale or Refinancing Proceeds or alter any of the provisions of Sections 3.6.2 or 6.6 or this Section 12.1.1.

         12.1.2. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other Federal agency or by a state "Blue Sky" commissioner or similar official and deemed by the Commission, agency, commissioner or official to be for the benefit or protection of the Limited Partners.

     No amendment shall be adopted pursuant to this Section 12.1.2 (except under the preceding clause (iii)) unless its adoption: (i) is for the benefit of or not adverse to the interests of the Limited Partners; (ii) is consistent with
Section 5.1 hereof; (iii) does not affect the distribution of Cash Available for Distribution or Sale or Refinancing Proceeds or the allocation of Profits and Losses or of Tax Credits among the Partners or between the Limited Partners as a class and the General Partner; and (iv) does not, in the opinion of counsel for the Partnership, affect the limited liability of the Limited Partners under the Act or the status of the Partnership as a partnership for Federal income tax purposes.

     In addition to the amendments otherwise authorized herein, notwithstanding the preceding paragraph, amendments may be made to this Agreement without the Consent of any Limited Partner with respect to the provisions of Article 4 of this Agreement in accordance with Section 4.4.1 and/or Section 4.4.2.

         12.2.    Filing of Required Documents

     In making any amendments, there shall be prepared and filed for recordation by the General Partner all documents and certificates required to be prepared and filed under the Act and under the laws of any other jurisdictions under the laws of which the Partnership is then formed or qualified.

         12.3.    Required Change of Partnership Name

     If at any time there is no General Partner which is an Affiliate of WNC & Associates, Inc. (or any successor thereto), the Partnership shall forthwith change its name in such a manner as not to include the initials "WNC." All parties to this Agreement recognize that damages at law may be an inadequate remedy for breach of the foregoing covenant, and consent that the same may be enforced by specific performance, injunction or equitable remedy as well as in an action at law.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

         13.1.    Security Interest and Right of Set-Off

     As security for any withholding tax or other liability or obligation to which the Partnership may be subject as a result of any act or status of any Limited Partner, or to which the Partnership becomes subject with respect to the Interest of any Limited Partner, the Partnership shall have (and each Limited Partner hereby grants to the Partnership) a security interest in all Cash Available for Distribution and Sale or Refinancing Proceeds distributable to the Limited Partner to the extent of the amount of the withholding tax or other liability or obligation.

         13.2.    Notices

     Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given, if given in any manner specified in the definition of "Notification" herein, when dispatched, and shall be sent to the respective addresses referred to in such definition.

         13.3.    Execution

     Each Limited Partner, including any Additional Limited Partner and Substitute Limited Partner, additional General Partner and successor General Partner, shall become a Partner in the Partnership by signing counterpart signature pages to this Agreement or a power of attorney to the General Partner therefor, and any other instrument or instruments deemed necessary by the General Partner. By so signing, each Limited Partner, including any Additional Limited Partner and Substitute Limited Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement. A

Person may be admitted as an Additional Limited Partner and shall become bound by this Agreement (i) if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for his Units) executes this Agreement or any other writing, including without limitation, the Investor Form included with the Prospectus, evidencing the intent of such Person to become an Additional Limited Partner or (ii) without such execution, if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for his Units) complies with the conditions for becoming an Additional Limited Partner as set forth in this Agreement and requests (orally, in writing or by other action such as payment for his Units) that the Partnership Register reflect such admission.

         13.4.    Binding Effect

     The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

         13.5.    Applicable Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of California; provided, however, that the provisions of this
Section 13.5 shall not govern causes of action based on alleged violations of Federal or state (other than the State of California) securities laws.

         13.6.    Counterparts

     This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

         13.7.    Separability of Provisions

     Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, no such invalidity shall impair the operation or affect those portions of this Agreement which are valid.

         13.8.    Captions

     Section titles and the table of contents are for convenience of reference only and shall not control or limit the meaning of this Agreement as set forth in the text hereof.

         13.9.    Mandatory Arbitration

     Except as provided in Article 6 hereof, mandatory arbitration shall not be required in connection with any dispute between a Limited Partner and the Sponsor or the Partnership. Nothing contained in this Section 13.9 shall apply to pre-existing contracts between Limited Partners and their broker-dealers.

         13.10.   Partnerships Treated as Separate

     This Partnership Agreement shall apply to each Partnership separately, and each Partnership shall file its own Certificate of Limited Partnership.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

         General Partner:

         WNC National Partners, LLC,
         General Partner

         By:      WNC & Associates, Inc.,
                  Managing Member

                  By:      /s/ WILFRED N. COOPER, JR.
                           --------------------------
                           Wilfred N. Cooper, Jr.,
                           President

         Initial Limited Partners:

         /s/ WILFRED N. COOPER, JR.
         --------------------------
         Wilfred N. Cooper, Jr.

         /s/ DAVID N. SHAFER
         --------------------------
         David N. Shafer

                                                                       EXHIBIT C

                                                                   INVESTOR FORM

WNC Housing Tax Credit Fund VI, L.P., Series _____     Make Check Payable To:
                                                       US Bank
Amount of Investment                                   WNC/HTCFVI-11/12
__________________   x  $1,000 = __________________
# Units                          Total Dollar Amount   Submit To:
                                                       US Bank
Minimum Investments:   $5,000 ($2,000 for              4100 Newport Place,
                               previous WNC              Suite 110
                               investors);             Newport Beach, CA  92660
Additional increments: $1,000                          Attn:  WNC Escrow Manager


_________     Initial Here if the investor is paying for his Units with a check for the total subscription amount.
_________     Initial Here if the investor elects to use the installment payment. In such case he shall make a check for one-half of the total subscription amount (i.e., the number of Units subscribed above x $500) and pay the remaining half with interest pursuant to the terms of the Promissory Note on the reverse side hereof, which must be executed by the investor. An investor is eligible to use this installment payment method only if he is subscribing for at least 20 Units ($20,000).

INVESTOR INFORMATION

Investor:____  Dr.___ Mr.___ Mrs.___ Ms. ____   Social Security # ______________
Investor:____  Dr.___ Mr.___ Mrs.___ Ms. ____   Social Security # ______________

--------------------------------------------------------------------------------
Entity Name                               Taxpayer Identification Number

--------------------------------------------------------------------------------
Mailing Address                           Residence Address(if different from
                                                            mailing address)
--------------------------------------------------------------------------------
City                                      City

--------------------------------------------------------------------------------
State                       Zip           State                        Zip

--------------------------------------------------------------------------------
Daytime Phone                             Evening Phone

--------------------------------------------------------------------------------
Occupation                  Income        E-mail address

LEGAL FORM OF OWNERSHIP

___ Individual ___ Community Property ___ Joint Tenants with Rights of Survivorship ___ Tenants in Common
___ Partnership (Copy of partnership agreement must be sent with this form) ___ Corporate
___ Revocable Trust (Trustee(s) is required to sign below. Copy of trust instrument must be sent with this form)
___ Custodian for: ___________________ Under Uniform Gift to Minors Act of the State of ________________.
____ Other (Specify)

CONTINUED ...........

The Units are being purchased in the State of _____________(Complete if different from the state of residence.)
____ Check here if the investor is not a citizen of the United States.
____ Check here if the investor is subject to backup withholding pursuant to
Section 3406(a)(1)(C) of the Internal Revenue Code.
____ Check here if the investor is a minor in the investor's state of residence.

Investor Signature

Execution of the Investor Form below constitutes the undersigned's subscription for the number of Units indicated above and his acceptance and agreement to perform the terms and conditions of the Agreement of Limited Partnership included as Exhibit B to the Prospectus of WNC Housing Tax Credit Fund VI, dated January 5, 2004.


--------------------------------------------------------------------------------
Signature of First Investor                              Date

--------------------------------------------------------------------------------
Signature of Second Investor                             Date

In order to induce the General Partner to accept this subscription, investor represents by initialing in the space provided that investor has received a copy of the final Prospectus. ____________(Initial Here)

____ By checking this box the investor directs the General Partner to treat all information concerning the investor as confidential, and not to disseminate any such information to any party, without the investor's consent, except as may by required under an applicable statute or regulation or by the order of a court or government agency.

____ By checking this box, the investor directs the General Partner to send via e-mail the financial reports (other than tax information) which the General Partner would otherwise send via the U.S. Postal Service.

Broker/Dealer Information

The undersigned represents that he has complied with the requirements of the Conduct Rules of the NASD with respect to the subscriber whose name appears on the above Investor Form and hereby certifies that he has reasonable grounds to believe on the basis of information obtained from the investor concerning his objectives, financial situation and needs and any other information known to the undersigned that the investment in the Units is suitable for the investor, and, in addition, has informed the investor as to the lack of liquidity and marketability of the Units. The undersigned warrants that a Prospectus was delivered to the subscriber not less than five days prior to submission of this subscription to the Series.


--------------------------------------------------------------------------------
Account Executive                                Broker/Dealer Firm

--------------------------------------------------------------------------------
Branch Office Address      ____ Please check if new address

--------------------------------------------------------------------------------
City                                 State             Zip              Phone

--------------------------------------------------------------------------------
Account Executive's Signature                Date             E-mail

--------------------------------------------------------------------------------
and/or Branch Manager's Signature            Date             E-mail

                                 PROMISSORY NOTE

$500 PER UNIT

FOR VALUE RECEIVED, the undersigned ("Maker"), promises, jointly and severally if more than one, to pay to the order of WNC Housing Tax Credit Fund VI, L.P., Series __, a California limited partnership ("Payee"), at the office of Payee, 17782 Sky Park Circle, Irvine, California, 92614, or at such other location as Payee may from time to time designate, the principal sum of FIVE HUNDRED DOLLARS ($500), multiplied by the number of Units set forth in his Investor Form, together with interest on the unpaid principal balance from the date of the Maker's admission as a limited partner of the Payee until paid at the rate of ____% per annum. Said principal sum shall be payable in one installment on: (i) March 1, 2005, if Maker executes this note on or before July 31, 2004,
(ii) August 31, 2005, if Maker executes this note between August 1, 2004 and January 31, 2005, or (iii) the later of the date of execution or March 1, 2006, if Maker executes this note after January 31, 2005. Interest accrued to the principal installment payment date shall also be due and payable on such date.

This Promissory Note is delivered pursuant to the terms of the Agreement of Limited Partnership of Payee, and shall be governed by the following provisions:

1.   This Promissory Note shall be paid in lawful money of the United States.

2. The occurrence of any of the following shall constitute an "Event of Default":

     (a) Default in the payment of any amount payable hereunder when due, which default in payment is not cured within 30 days after such due date ("Payment Default"); or default in the performance of any other obligation of Maker under this Promissory Note;

     (b) A materially false or misleading omission or representation, statement, certificate, warranty or other assertion in the Investor Form or any other document executed by the Maker in connection with the purchase of Units of limited partnership interest in Payee;

     (c) The filing by, or against, the Maker of any proceeding under the Federal Bankruptcy Code;

     (d) An assignment for the benefit of creditors made by the Maker; or

     (e) The appointment of, or application for, a receiver or trustee by any party for all or any part of the assets of the Maker.

3. Upon the occurrence of an Event of Default, then at the option of Payee, the entire unpaid balance of principal on this Promissory Note, together with accrued interest and any other amounts due hereunder, shall be immediately due and payable.

4. In the event that any amount payable under this Promissory Note is not paid when due, a late charge in the amount of 5% of the late amount shall be due and payable in addition to the interest provided herein.

5. If this Promissory Note is not paid when due or if an Event of Default occurs, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by Payee on account of such collection whether or not suit is filed hereon.

6. In the event this Promissory Note is not paid when due or if an Event of Default occurs, Payee may set off all amounts owed to Payee under this Promissory Note against all distributions to which Maker is entitled relating to Maker's Units of limited partnership interest in Payee.


CONTINUED.............

7. In the event of a Payment Default, Maker shall be given a notice by Payee of the Payment Default and the Payee's intent to foreclose on its security interest given by Maker to secure the payment of this Promissory Note. For a period of 30 days after such notice (the "Cure Period"), Maker shall be entitled to cure such Payment Default by paying the delinquent principal payment, with interest as provided in this Promissory Note, to the Payee. Prior to the expiration of the Cure Period, the Payee shall not be entitled to commence to foreclose its security interest in the Maker's Units of limited partnership interest in Payee and Maker's interest in Payee shall not be subject to any reduction as a result of such Payment Default. However, Payee may withhold any distributions otherwise payable or issuable to Maker pending the cure of the Payment Default prior to the expiration of the Cure Period. Any reduction in Maker's interest in Payee effective upon the expiration of the Cure Period will relate back and shall apply to and affect any withheld distributions. Upon expiration of the Cure Period Payee may commence to foreclose and foreclose its security interest in the Maker's Units of limited partnership interest in Payee.

8. This Promissory Note is made with full recourse to Maker, is by its terms not a negotiable instrument, is assignable only subject to the defenses
Maker may have, is subject to venue for collection in the state in which Maker resides and may not be sold by Payee prior to its maturity. Subject to the foregoing, Payee may pledge and grant security interests in this Promissory Note as security for any obligation of Payee.

9. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California.

10. Reference in this Promissory Note to "Payee" shall mean the original Payee hereunder so long as the Payee shall be the holder of this Promissory Note and thereafter shall mean any subsequent holder of the Promissory Note.

11.  Time is of the essence of each obligation of Maker hereunder.

12. No delay or omission on the part of the Payee in exercising any rights hereunder or under the Agreement of Limited Partnership of Payee or any other instrument given to secure this Promissory Note shall operate as a waiver of such rights or any other right hereunder or under said instruments.

13. This Promissory Note may be prepaid in full at any time without premium or penalty; provided, however, that no partial prepayments shall be permitted.

14. Maker waives presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument, except as provided in paragraph 7 above.



                                    This note is executed as of _______, 200__.

                                    ---------------------------
                                    Maker

                                    ---------------------------
                                    Maker

                               GRAPHIC ELIMINATED












    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Series since the respective dates at which information is given herein, or the date hereof. However, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

    For a period of 90 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                             WNC CAPITAL CORPORATION
                              17782 Sky Park Circle
                                Irvine, CA 92614
                                  714/662-5565

                      WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 12

                          Supplement Dated May 12, 2005
                       To Prospectus Dated January 5, 2004

     This supplement is part of, and should be read in conjunction with, the prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 12 dated January 5, 2004. All other supplements are superseded.

                                TABLE OF CONTENTS

                                                                            Page

Termination of Series 11 Offering..............................................1
Status of Series 12 Offering...................................................1
Local Limited Partnership Investments..........................................1
State Suitability Requirements.................................................9
Management.....................................................................9
Prior Performance Summary.....................................................12
Federal Income Tax Considerations.............................................24
Experts.......................................................................24
Financial Statements........................................................FS-i
Prior Performance Tables.....................................................A-1

                        TERMINATION OF SERIES 11 OFFERING

     Series 11 has terminated its offering.

                          STATUS OF SERIES 12 OFFERING

     Series 12 commenced its offering of a maximum of 25,000 Units on November 1, 2004. Series 12 Units are being offered on the terms set forth in the prospectus. As of the date hereof, Series 12 has received subscriptions in the amount of $5,490,965 (5,495 Units). Of the total, $206,500 is currently represented by investor promissory notes.

                      LOCAL LIMITED PARTNERSHIP INVESTMENTS

     Series 12 has identified for acquisition or acquired interests in:

     o    FDI-Shady Oaks, Ltd., a Texas limited partnership;
     o    Kettle River Townhomes, a Minnesota limited partnership;
     o    Marfa Villa, LTD, a Texas limited partnership;
     o Marshall Senior Housing Limited Partnership, a Minnesota limited partnership; and

     o    Saltgrass Landing Apartments, Ltd., a Texas limited partnership.

These entities are referred to herein as local limited partnerships.

o FDI owns the Shady Oaks Apartments in Prairie View, Texas; o Kettle River owns the Kettle River Townhomes in Sandstone, Minnesota; o Marfa Villa owns the Villa Apartments in Marfa, Texas; o Marshall owns the Marshall Square Apartments in Marshall, Minnesota; and o Saltgrass owns the Saltgrass Landing Apartments in Rockport, Texas.

     WNC & Associates, Inc. believes that Series 12 is reasonably likely to acquire or retain an interest in the local limited partnerships identified herein. However, Series 12 may not do so as a result of one or more factors. For example, a local limited partnership identified herein may fail to satisfy one or more conditions precedent to the investment of Series 12. Series 12 may fail to raise additional capital necessary to complete the purchase of the local limited partnerships. Moreover, the terms of an acquisition may differ from those as described. Accordingly, investors should not rely on the ability of Series 12 to acquire or retain an investment in the local limited partnerships identified herein on the indicated terms in deciding whether to invest in Series 12.

     The following tables contain information concerning the local limited partnerships identified herein and their respective properties:

----------------------------------------------------------------------------------------------------------------------
                                         ESTIMATED
                                         OR ACTUAL    ESTIMATED                              PERMANENT    ANTICIPATED
              PROJECT                    CONSTRUC-    DEVELOPMENT                            MORTGAGE     AGGREGATE
LOCAL         NAME AND                   TION         COST         NUMBER OF     BASIC       LOAN         TAX
LIMITED       NUMBER        LOCATION     COMPLETION   (INCLUDING   APARTMENT     MONTHLY     PRINCIPAL    CREDITS
PARTNERSHIP   OF BUILDINGS  OF PROPERTY  DATE         LAND COST)   UNITS         RENTS       AMOUNT       (1)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
FDI           Shady Oaks    Prairie View November     $2,398,257   36 1BR Units  $349        $1,015,804   $1,223,270
              Apartments    (Waller      2005                      4 2BR Units   $438        RD (4)
                            County),
              6 buildings   Texas                                                            $465,000
              (2)(3)                                                                         HOME (5)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
KETTLE RIVER  Kettle River  Sandstone    September    $1,273,920   10 2BR Units  $490        $798,000     $402,652
              Townhomes     (Pine        2005                      2 3BR Units   $590        RD (6)
                            County),
              1 building    Minnesota                                                        $180,000
                                                                                             GMHF (7)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
MARFA VILLA   Villa         Marfa        November     $942,610     12 1BR Units  $350        $464,000     $318,908
              Apartments    (Presidio    2005                      11 2BR Units  $390        RD (8)
                            County),
              2 buildings   Texas                                                            $234,000
              (2)                                                                            RD (8)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
MARSHALL      Marshall      Marshall     August 2005  $4,008,532   87 1BR Units  $432-$470   $1,582,369   $1,120,716
              Square        (Lyon                                  3 2BR Units   $545        MHFA (9)
              Apartments    County),
                            Minnesota                                                        $1,528,315
              1 building                                                                     MHFA (10)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
SALTGRASS     Saltgrass     Rockport     December     $2,703,888   24 1BR Units  $300        $1,276,146   $940,452
              Landing       (Aransas     2005                      32 2BR Units  $415        RD (8)
              Apartments    County),
                            Texas                                                            $442,100
              6 buildings                                                                    RD (8)
              (2)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------




                                                                     3


1. Low income housing tax credits are available over a 10-year period. In the first credit year, Series 12 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 12 was a limited partner of the local limited partnership, and during which the apartment complex was completed and in service. See the discussion under "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit" in the prospectus.

2.   Rehabilitation property.

3.   Seniors' property.

4. The U.S. Department of Agriculture, Rural Development will provide the mortgage loan for a term of 50 years at a market rate of interest prior to reduction of the interest rate by a mortgage interest subsidy to an annual rate of 1%. Principal and interest will be payable monthly based on a 50-year amortization schedule.

5. HOME will provide the second mortgage loan for a term of 30 years at an annual interest rate of 1% per annum. Principal and interest may be payable monthly from available cash flow based on a 30-year amortization schedule. Outstanding principal and interest will be due on maturity of the loan.

6. The U.S. Department of Agriculture, Rural Development will provide the mortgage loan for a term of 30 years at a market rate of interest prior to reduction of the interest rate by a mortgage interest subsidy to an annual rate of 1%. Principal and interest will be payable monthly based on a 50-year amortization schedule. Outstanding principal and interest will be due on maturity of the loan.

7. GMHF (Greater Minnesota Housing Fund) will provide the second mortgage loan for a term of 30 years at an annual interest rate of 1% per annum. Principal and interest may be payable monthly from available cash flow based on a 30-year amortization schedule. Outstanding principal and interest will be due on maturity of the loan.

8. The U. S. Department of Agriculture, Rural Development will provide each mortgage loan for a term of 30 years at a market rate of interest prior to reduction of the interest rate by a mortgage interest subsidy to an annual rate of 1%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

9. MHFA (Minnesota Housing Finance Agency) will provide the first mortgage loan for a term of 30 years at an annual interest rate of 6.75% per annum. Principal and interest will be payable based on a 30-year amortization schedule.

                                       4

10. MHFA (Minnesota Housing Finance Agency) will provide the second mortgage loan for a term of 30 years at no interest. Outstanding principal will be due on maturity of the loan.

Prairie View (FDI): Prairie View is in Waller County, Texas on US Highway 290, approximately 50 miles northwest of Houston. The population of Prairie View is approximately 4,400. The major employers for Prairie View residents are Prairie View A&M University (education), Lawrence Marshall (auto dealer), and Waller County (government).

Sandstone (Kettle River): Sandstone is in Pine County, Minnesota on Interstate Highway 35, approximately 70 miles southwest of Duluth. The population of the Sandstone market area is approximately 13,800. The major employers for Sandstone residents are Grand Hinckley Inn, Federal Correctional Institute, and Lakeside Medical Center.

Beeville (Lantana Ridge): Beeville is in Bee County, Texas at the intersection of U.S. Highways 181 and 59, approximately 60 miles northwest of Corpus Christi. The population of Beeville is approximately 13,000. The major employers for Beeville residents are Texas Department of Criminal Justice, Human Resources Division, Texas Department of Criminal Justice, McConnell Unit, and Beeville Independent School District.

Marfa (Marfa Villa): Marfa is in Presidio County, Texas at the intersection of U.S. Highways 67 and 90 and State Highway 17, approximately 95 miles southwest of Pecos. The population of Marfa is approximately 2,400. The major employers for Marfa residents are United States Border Patrol, Marfa Sector, and Marfa Independent School District.

Marshall (Marshall): Marshall is in Lyon County, Minnesota on State Highways 19 and 68, approximately 186 miles southwest of St. Paul. The population of the Marshall market area is approximately 25,400. The major employers for Marshall residents are The Schwan Food Company, U.S. BanCorp Business Equipment Finance Group, and Hy-Vee Food Stores.

Jonesboro (May Heights): Jonesboro is in Craighead County, Arkansas on U.S. Highway 63, approximately 70 miles northwest of Memphis, Tennessee. The population of the Jonesboro market area is approximately 55,500. The major employers for Jonesboro residents are Arkansas State University, St. Bernard's Medical Center and Wal-Mart Super Center.

Rockport (Saltgrass): Rockport is in Aransas County, Texas on State Highway 35, approximately 25 miles northeast of Corpus Christi. The population of Rockport is approximately 7,600. The major employers for Rockport residents are State of Texas, Wal-Mart and Aransas County Independent School District.

------------------------------------------------------------------------------------------------------------------------
                                                 LOCAL                          SHARING RATIOS:
LOCAL           LOCAL                            GENERAL        SHARING         ALLOCATIONS (4) AND
LIMITED         GENERAL            PROPERTY      PARTNER        RATIOS:         SALE OR REFINANCING  SERIES 12's CAPITAL
PARTNERSHIP     PARTNERS           MANAGER (1)   FEES (2)       CASH FLOW (3)   PROCEEDS (5)         CONTRIBUTION
--------------- ------------------ ------------- -------------- --------------- -------------------- -------------------
FDI             Fieser Holdings,   Hamilton      $299,695       Series 12:      99.98/.01/.01        $917,361
                Inc. (7)           Valley                       Greater of      20/80
                                   Management,                  15% or $1,323

                                   Inc.                         LGP: 70%
                                   (8)
                                                                The balance:
                                                                20% to
                                                                Series 12 and
                                                                80% to LGP
--------------- ------------------ ------------- -------------- --------------- -------------------- -------------------
KETTLE RIVER    Curtis G. Carlson  CEPCO         $168,498       Series 12:      99.98/.01/.01        $295,920
                Co., Inc.          Management,                  Greater of      24.99/.01/75
                                   Inc.                         10% or $750

                M.F. Carlson Co,   (10)                         LGP: 70% Inc.

                Robert B. Carlson                               The balance:
                Co, Inc. (9)                                    24.99% to
                                                                Series 12,
                                                                .01% to SLP
                                                                and 75% to LGP
--------------- ------------------ ------------- -------------- --------------- -------------------- -------------------
MARFA VILLA     Gary Kersch (11)   Town &        $119,730       Series 12:      99.98/.01/.01        $246,459
                                   Country                      Greater of      15/85
                                   Management,                  15% or $750
                                   L.P.
                                   (12)                         LGP: 70%

                                                                The balance:
                                                                14.99% to
                                                                Series 12,
                                                                .01% to SLP
                                                                and 85% to LGP
--------------- ------------------ ------------- -------------- --------------- -------------------- -------------------
MARSHALL        Marshall Senior    Westport      $442,500       Series 12:      99.98/.01/.01        $818,205
                Housing, LLC       Properties,                  Greater of      19.99/.01/80
                                   Inc.                         10% or $5,000

                Harold W.                                       LGP: 70%
                Teasdale (14)

                Thomas J. Cooper                                The balance:
                (13)                                            24.99% to
                                                                Series 12,
                                                                .01% to SLP
                                                                and 75% to LGP
--------------- ------------------ ------------- -------------- --------------- -------------------- -------------------
SALTGRASS       Gary Kersch (11)   Town &        $340,402       Series 12:      99.98/.01/.01        $733,626
                                   Country                      Greater of      15/85
                                   Management,                  15% or $1,000
                                   L.P.
                                   (12)                         LGP: 70%

                                                                The balance:
                                                                14.99% to
                                                                Series 12,
                                                                .01% to SLP
                                                                and 85% to LGP
--------------- ------------------ ------------- -------------- --------------- -------------------- -------------------



                                                          6


1. Each local limited partnership will employ either its local general partners or an affiliate of its local general partners, or a third party, as a property manager for leasing and management of the apartment complex. The fee payable generally is determined pursuant to market conditions.

2. Each local limited partnership will pay its local general partners or an affiliate of its local general partners fees for various services, including organization, development, land acquisition, syndication, incentive management and the like.

3. Reflects the plan of distributions for the net cash flow from operations, if any, of each local limited partnership for each year of operations to
     (i) Series 12, (ii) WNC Housing, L.P., the special limited partner, and
     (iii) the local general partners. Net cash flow generally is equal to the excess of revenues over expenses, including the property manager's fee and any deferred amount thereof.

4. Subject to certain special allocations, reflects the respective percentage interests in profits, losses and low income housing tax credits of (i) Series 12, (ii) WNC Housing, L.P., the special limited partner, and (iii) the local general partners.

5. Reflects the percentage interests in any net cash proceeds from sale or refinancing of the apartment complex of (i) Series 12, (ii) WNC Housing, L.P., the special limited partner, and (iii) the local general partners. Net cash proceeds from sale or refinancing of the apartment complex is equal to the sale proceeds less payment of the mortgage loan and other local limited partnership obligations.

6. Series 12 normally will make its capital contributions to a local limited partnership in stages, with each contribution due when certain conditions regarding construction or operations of the apartment complex have been fulfilled. In the case of a completed apartment complex, Series 12 may pay its capital contributions in full at the time of its acquisition of the local limited partnership. Series 12 expects to negotiate adjuster provisions providing for a reduction in the capital contributions in the event the tax credits are less than originally anticipated. See "Investment Policies" and "Terms of the Local Limited Partnership Agreements" under "Investment Objectives and Policies" in the prospectus.

7. James W. Fieser, age 62, has been involved in the acquisition, financing and construction of approximately 66 affordable housing developments, consisting of approximately 4,800 units. Mr. Fieser will be the guarantor of the development, and is the owner and president of Fieser Holdings, Inc., a Texas corporation which was formed in 2003. Mr. Fieser has represented to Series 12 that, as of March 15, 2004, he had a net worth before provision for income taxes in excess of $3,000,000, a substantial portion of which is represented by illiquid assets.


                                       7

8. Hamilton Valley Management, Inc. currently manages 105 properties consisting of more than 3,700 units. Of these properties, 103 (3,681 units) are affordable housing, and 76 (2,581 units) are tax credit properties.

9. The property is being developed by M.F. Carlson Co., Inc., Curtis G. Carlson Co., Inc. and Robert B. Carlson. The Carlsons collectively have 17 years of experience in developing affordable housing and have developed in excess of 638 multifamily units. The guarantors of the development are Curtis G. Carlson, Robert B. Carlson and Mark Carlson. Curtis Carlson, age 50, has represented to Series 12 that, as of March 23, 2004, he had a net worth before provision for income taxes in excess of $2,300,000. Mark Carlson, age 54, has represented to Series 12 that, as of April 15, 2004, he had a net worth before provision for income taxes in excess of $1,000,000. Robert Carlson, age 45, has represented to Series 12 that, as of March 25, 2004, he had a net worth before provision for income taxes in excess of $290,000. In each case, a substantial portion of net worth is represented by illiquid assets.

10. CEPCO Management, Inc. is a Minnesota corporation, which was formed in 1968. The president of CEPCO is Curtis G. Carlson. Curtis Carlson has been involved in property management for more than 30 years. CEPCO manages 876 affordable units of which 452 are tax credit units.

11. Gary L. Kersch, age 47, is a certified public accountant in the State of Texas, and the chief executive officer of Doublekaye Corp., a real estate development corporation which controls approximately $12,900,000 of property in Texas. He has rehabilitated two apartment complexes in Austin, one of which is a tax credit property. Mr. Kersch has also rehabilitated two commercial office buildings in Austin, and serves as the general partner for 14 limited partnerships owning properties financed by RD. Mr. Kersch has represented to Series 12 that, as of December 1 ,2004, he had a net worth before provision for income taxes in excess of $2,600,000, a substantial portion of which is represented by illiquid assets.

12. Town & Country Management, L.P. is a Texas limited liability company formed in 2000 by Richard A. Hampton. The company employs ten site managers for 14 properties currently under management contract.

13. Marshall Senior Housing, LLC is a newly-formed entity. The property is being developed and guaranteed by Harold W. Teasdale. Mr. Teasdale has had experience in developing affordable housing since 1994 and has developed nine affordable and tax credit properties. Mr. Teasdale, age 61, has represented to Series 12 that, as of September 17, 2004, he had a net worth before provision for income taxes in excess of $3,000,000, a substantial portion of which is represented by illiquid assets. Thomas J. Cooper, age 55, has represented to Series 12 that, as of September 16, 2004, he had a net worth before provision for income taxes of in excess of $2,000,000, a substantial portion of which is represented by illiquid assets.


                                       8

14. Westport Properties, Inc. is a Minnesota corporation formed in 1990. The managing agent for Westport Properties, Inc. is Cynthia Reiter. Cynthia Reiter has been involved in property management for over 11 years. Westport Properties, Inc. currently manages 1,198 units, 337 of which are affordable units and two of which are tax credit units.


                         STATE SUITABILITY REQUIREMENTS

     No California investor may invest more that 10% of his net worth in Series
12. This suitability requirement is in addition to those set forth in the Prospectus under "WHO SHOULD INVEST; LIMITATIONS ON USE OF CREDITS AND LOSSES - Minimum State Suitability Requirements."

                                   MANAGEMENT

     From its formation through December 31, 2004, WNC & Associates, Inc. and its Affiliates had raised and invested equity as follows:

     o More than 18,000 investors, including more than 17,000 investors in tax credit offerings,

     o More than 810 properties, including more than 710 properties in tax credit offerings,

     o More than 35,000 apartment units located in 40 states, the District of Columbia, and the U.S. Virgin Islands, including more than 31,000 apartment units in tax credit offerings,

     o More than $2.2 billion in aggregate acquisition costs, including more than $2 billion in aggregate acquisition costs in tax credit offerings.

    WNC & Associates, Inc. is a California corporation which was organized in 1971. Its officers and significant employees are:

     Wilfred N. Cooper, Sr.         Chairman of the Board
     Wilfred N. Cooper, Jr.         President, Chief Executive Officer
                                    and Secretary
     David N. Shafer, Esq.          Executive Vice President
     Sylvester P. Garban            Senior Vice President - Institutional
                                    Investments
     Thomas J. Riha, CPA            Senior Vice President - Chief Financial
                                    Officer
     Michael J. Gaber               Senior Vice President - Acquisitions
     Gregory S. Hand                Director of Acquisitions
     Thomas H. Mason                Director of Construction
     J. Brad Hurlbut                Director of Syndications
     Michele M. Taylor              Director of Investor Services
     Elizabeth Selby                Director of Development
     Melanie Wenk                   Director of Portfolio Management
     Edward W. Peters               President of WNC Management, Inc.

    Biographical information for some of these persons is in the Prospectus under "Management - The Sponsor - WNC & Associates, Inc." Additional biographical information is set forth below.

    Gregory S. Hand, age 41, is Director of Acquisitions and a member of the Commercial Real Estate Group of WNC & Associates, Inc. He is responsible for the oversight of property underwriting. Mr. Hand has been involved in real estate analysis, development and management since 1987. Prior to joining WNC & Associates, Inc. in 1998, he was a portfolio asset manager with a national Tax Credit sponsor with responsibility for the management of $200 million in assets. Prior to that, he was a finance manager with The Koll Company and a financial analyst with The Irvine Company. Mr. Hand graduated from Iowa State University in 1987 with a Bachelor of Business Administration degree in finance.

    Thomas H. Mason, CPM, age 49, is Director of Construction of WNC & Associates, Inc. and a member of the Commercial Real Estate Group and is responsible for overseeing the construction management department. He has 20 years of experience in the real estate and banking industries and is a Certified Property Manager with the Institute of Real Estate Management. Prior to joining WNC & Associates, Inc. in 1999, Mr. Mason was responsible for managing assets in the western-states region for a national owner/operating company of commercial real estate. Prior to that, he served with the FDIC as a senior real estate specialist. Mr. Mason graduated from the University of California, Santa Cruz in 1979 with a Bachelor of Arts degree in psychology, and graduated from the University of California, Irvine, Graduate School of Management in 1986 with a Master of Business Administration degree in finance and marketing.

    J. Brad Hurlbut, age 43, is Director of Syndications and a member of the Commercial Real Estate Group of WNC & Associates, Inc. He is responsible for the financial structuring of the institutional funds. Mr. Hurlbut has 23 years of experience in real estate investment and development. Prior to joining WNC & Associates, Inc. in 2000, he served as corporate controller for Great Western Hotels Corporation. Mr. Hurlbut has been an enrolled agent licensed to practice before the IRS since 1984. He graduated from the University of Redlands in 1981 with a Bachelor of Science degree in business management and from the California State University, Fullerton in 1985 with a Master of Science degree in taxation.

    Michele M. Taylor, age 50, is Director of Investor Services of WNC & Associates, Inc. The investor services department provides quarterly/annual reports and K-1 tax statements to more than 16,000 institutional and individual investors. Prior to joining WNC & Associates, Inc. in 1986, she served as a legal assistant with a law firm specializing in real estate partnership transactions. Ms. Taylor graduated from the University of California, Irvine in 1976 with a Bachelor of Arts degree.

    Elizabeth Selby, age 31, is Director of Development of WNC & Associates, Inc. Ms. Selby has been involved in real estate acquisition, development and valuation activities since 1998 and has been associated with WNC & Associates, Inc. since 2003. Prior to joining WNC & Associates, Inc., she was involved in the development of affordable multi-family housing in New York City with BFC Construction. Ms. Selby graduated from the University of California, Berkeley in 1995 with a Bachelor of Arts degree and from the University of Southern California in 2001 with a Master of Real Estate Development degree.

    Melanie Wenk, age 36, is Director of Portfolio Management of WNC & Associates, Inc. She is responsible for overseeing institutional and retail fund portfolio management, including partnership accounting, SEC reporting, quarterly and annual investor reporting and monitoring investment returns for all stabilized WNC institutional funds. Prior to joining WNC & Associates, Inc. in 2003, Ms. Wenk was associated as a public accountant with BDO Seidman, LLP. She graduated from the California Polytechnic State University, Pomona, in 1999 with a Bachelor of Science degree in accounting.

    Edward W. Peters, age 52, is President of WNC Management, Inc. He has more than 12 years of experience in all facets of property management. Prior to joining WNC in 2003, Mr. Peters served as Vice President and Director of Property Management at Design Center Housing Services, Inc. and as Director at John Stewart Company. He is a licensed real estate broker in the State of California, a certified occupancy specialist (COS), and holds two national housing compliance certificates: the housing credit compliance professional
(HCCP) and the national credit compliance professional-executive (NCP-e). Mr. Peters is a Director of the Affordable Housing Management Association and graduated from Rutgers University in 1990 with a Master of Science degree in social work and in 1983 from Antioch University with a Master of Science degree in education.

                            PRIOR PERFORMANCE SUMMARY

Introduction

    Thirteen public WNC limited partnerships and 31 private WNC limited partnerships conducted all or parts of their respective offerings during the 10-year period from January 1, 1995 to December 31, 2004. See "Public Partnerships Sponsored Between January 1, 1995 and December 31, 2004" and "Private Partnerships Sponsored Between January 1, 1995 and December 31, 2004" below. These 43 WNC partnerships were organized to invest in other limited partnerships owning apartment complexes benefiting from low income housing tax credits and, in many instances, one or more other forms of government assistance. Other forms of government assistance include mortgage loan subsidies, which may be availed of by the Series. See "Other Government Assistance Programs."

    Exhibit A to this supplement includes Tables I, II and III which contain information as of December 31, 2004 with respect to some of the more recent public sponsored partnerships. Table V included in Exhibit A contains information with respect to recent sales of properties by public sponsored partnerships as of December 31, 2004. Table IV has been omitted as none of the public sponsored partnerships had terminated operations as of that date.

Public Partnerships Sponsored Between January 1, 1995 and December 31, 2004

    The 13 public partnerships sponsored between January 1, 1995 and December 31, 2004 are:

     o   WNC Housing Tax Credit Fund IV, L.P., Series 2 ("HTCFIV-2"),
     o   WNC California Housing Tax Credits IV, L.P., Series 4 ("CHTCIV-4"),
     o   WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV-5"),
     o   WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV-3"),
     o   WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV-4"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 5 ("HTCFVI-5"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 6 ("HTCFVI-6"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 7 ("HTCFVI-7"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 8 ("HTCFVI-8"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 9 ("HTCFVI-9"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 10 ("HTCFVI-10"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 11 ("HTCFVI-11"), and
     o   WNC Housing Tax Credit Fund VI, L.P., Series 12 ("HTCFVI-12").

With the exception of HTCFVI-12, each of the 13 public partnerships had completed its offering as of December 31, 2004.

    WNC & Associates, Inc. will send to any prospective investor upon request and without charge copies of the most recent report on Form 10-K filed by any of the public partnerships with the SEC which have done so, and will send upon request, for a reasonable fee, the exhibits to such Form 10-K.

    Through December 31, 2004, the 13 public sponsored partnerships had raised an aggregate of approximately $190,844,000 in capital contributions from an aggregate of approximately 10,000 investors and invested in a total of 149 apartment properties located in the following jurisdictions:

       Alabama     7            Kentucky      1            New York      1
       Arizona     1           Louisiana      1      North Carolina      5
      Arkansas     9            Maryland      1            Oklahoma      4
    California    12            Michigan      5              Oregon      1
       Florida     1           Minnesota      6      South Carolina      1
       Georgia     5         Mississippi      4        South Dakota      4
      Illinois    14            Missouri     14           Tennessee      6
       Indiana     2            Nebraska      6               Texas     19
          Iowa     5              Nevada      2            Virginia      1
        Kansas     5          New Mexico      5           Wisconsin      1


    The aggregate mortgage debt encumbering the properties was approximately $181,334,000 and the aggregate acquisition cost of the properties was approximately $322,975,000.

    All of the 13 public sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Two of them have the additional objective of providing California low income housing tax credits.

    Tax credit information with regard to the 13 public partnerships sponsored since January 1, 1995 and the seven other public sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow. The tax credit information which follows represents the actual tax credits to investors in the identified partnerships. The tax credits for a partnership for its initial year may be for only a portion of that year, depending on when the partnership's properties commenced operations. See "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit
- Reduction for Partial Year of Operations." The tax credits for a partnership for its initial two years are dependent on an investor's admission date.

                                                      Federal Credit Partnerships

                                                                                                                  Credit Years
Year(1) Name                                    Credits Received Per $10,000 Investment                               Left(2)
------------------------------------------------------------------------------------------------------------------------------

                       Cumu-
                      lative(3)      2004    2003    2002    2001    2000    1999    1998    1997    1996    1995
                      ------         ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
1989   HTCF          $14,540          $--     $--     $--     $--    $370  $1,180  $1,410  $1,410  $1,410  $1,410          0
1990   HTCFII         15,340           10     10      210     560   1,200   1,450   1,450   1,450   1,450   1,450          0
1992   HTCFIII        16,130 (4)      340   1,250   1,360   1,570   1,570   1,600   1,570   1,570   1,570   1,520          2(5)
1993   HTCFIV-1       13,980        1,180   1,440   1,460   1,450   1,450   1,460   1,420   1,430   1,360   1,010          2
1994   HTCFIV-2       12,490        1,320   1,370   1,370   1,370   1,380   1,350   1,240   1,130   1,050     700          4
1995   HTCFV-3        10,760 (6)    1,310   1,310   1,310   1,340   1,360   1,370   1,310     830     590      30          5
1996   HTCFV-4         8,130        1,200   1,210   1,200   1,210   1,140   1,040     800    190     140      --           5(5)
1997   HTCFVI-5        5,950        1,100   1,110   1,110   1,110     840     480     200     --      --      --           6
1998   HTCFVI-6        5,060 (7)    1,030   1,030   1,040     840     720     400      --     --      --      --           8
1999   HTCFVI-7        3,240 (8)      960     900     980     350      50      --      --     --      --      --          10
2000   HTCFVI-8        2,880        1,140     960     750      30      --      --      --     --      --      --          11
2001   HTCFVI-9        2,300        1,100     720     480      --      --      --      --     --      --      --          11
2003   HTCFVI-10         870          540     330      --      --      --      --      --     --      --      --          11
2004   HTCFVI-11          90           90      --      --      --      --      --      --     --      --      --          12
2004   HTCFVI-12          --           --      --      --      --      --      --      --     --      --      --          12


                                                   Federal and California Credit Partnerships

                                                                                                                    Credit Years
Year(1) Name                                       Credits Received Per $10,000 Investment                              Left(2)
--------------------------------------------------------------------------------------------------------------------------------

                          Cumu-
                         lative(3)      2004    2003    2002    2001    2000    1999    1998    1997    1996    1995
                         ---------      ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
1989  CHTC
        federal credits   $10,450        $10     $--     $90    $160    $560    $990    $990    $990    $990    $990          0
        state credits      7,000          --      --      --      --      --      --      --      --      --      --          0
1991  CHTCII
        federal credits   13,670         330     440     800   1,140   1,170   1,170   1,170   1,170   1,160   1,070          0
        state credits      3,760          --      --      --      --      --      --      --     270     370     990          0
1993  CHTCIII
        federal credits   11,200         830   1,130   1,130   1,130   1,130   1,130   1,130   1,130   1,130     950          2
        state credits      3,000          --      --      --      --      --      --     170     660     840     850          0
1994  CHTCIV-4
        federal credits    8,940       1,050   1,050   1,050   1,050   1,050   1,020     990     860     640     180          5
        state credits      3,150          --      --      --      --      70     270     670     910     700     530          0
1995  CHTCIV-5
        federal credits    7,450       1,090   1,090   1,090   1,090   1,060     960     760     310      --      --          6
        state credits      2,160          --      --      --      --     150     670     670     670      --      --          0
---------------

(1)      Year offering commenced.
(2)      As of December 31, 2003.
(3)      From commencement of offering.
(4)      Includes a cash distribution of $300 in 1992 from general partner funds.
(5)      These prior programs will generate a small amount of low income housing tax credits for up to five years beyond the stated
         number of years due to increases in qualified basis.
(6)      Includes a cash distribution of $40 in 1995 from general partner funds.
(7)      Includes historic tax credits of $30 and $145 in 2002 and 1999, respectively.
(8)      Includes historic tax credits of $340 in 2002.

Private Partnerships Sponsored Between January 1, 1995 and December 31, 2004

    As of December 31, 2004, the 31 private partnerships sponsored between January 1, 1995 and December 31, 2004 involved an aggregate of approximately $669,246,000 in commitments for capital contributions payable in installments from an aggregate of approximately 122 investors. These 31 private sponsored partnerships invested in a total of 266 apartment properties located in the following jurisdictions:

       Alabama     6            Kentucky      1            New York     29
       Arizona     3           Louisiana      5      North Carolina     17
      Arkansas     8            Michigan      6            Oklahoma      9
    California    34           Minnesota     22        Pennsylvania      5
   District of               Mississippi      4      South Carolina      8
      Columbia     1            Missouri      5        South Dakota      1
       Florida     3             Montana      3               Texas     27
       Georgia     4            Nebraska      1            Virginia      6
         Idaho     1              Nevada     13          Washington      2
      Illinois    10          New Jersey      9           Wisconsin      6
       Indiana     4          New Mexico      3             Wyoming      1
          Iowa     9

    The aggregate mortgage debt encumbering the properties was approximately $728,863,000 and the aggregate acquisition cost of the properties was approximately $1,266,280,000.

    All but three of the 31 private sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Five of them have the additional objective of providing California low income housing tax credits. One has the sole objective of providing Missouri low income housing tax credits and another two have the sole objective of providing Georgia low income housing tax credits; neither of those three is included in the tables which follow.

    Tax credit information with regard to the 31 private sponsored partnerships sponsored since January 1, 1995 and the 28 other private sponsored partnerships organized to provide Federal or Federal and California low income housing tax credits is set forth in the tables which follow. The tax credit information which follows represents the actual tax credits to investors in the identified partnerships. The tax credits for a partnership for its initial year may be for only a portion of that year, depending on when the partnership's properties commenced operations. See "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit - Reduction for Partial Year of Operations." The tax credits for a partnership for its initial two years are dependent on an investor's admission date.


                                                      Federal Credit Partnerships

                                                                                                                   Credit Years
Year(1) Name                                    Credits Received Per $10,000 Investment(2)                             Left(3)
-------------------------------------------------------------------------------------------------------------------------------

                       Cumu-
                      lative(4)      2004    2003    2002    2001    2000    1999    1998    1997    1996    1995
                      ---------      ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

1987  Pepper
       Tree(5)         $15,780        $--     $--     $--     $--     $--    $110    $670  $1,350  $1,470  $1,470          0
1987  East Bay          14,320         --      --      --      --      --      --      --     380   1,360   1,350          0
1987   Sequoia
       Manor            14,990         --      --      --      --      --      --     160   1,390   1,370   1,370          0
1987  Bayou             13,890         --      --      --      --      --      --      --   1,000   1,290   1,290          0
1987   Laurel
       Hill             14,400         --      --      --      --      --     150     300   1,180   1,320   1,320          0
1988  Ridgetop          15,280         --      --      --      --      --     300   1,280   1,390   1,390   1,390          0
1989  Alta Mesa         14,030         --      --      --      --     130     850   1,320   1,320   1,320   1,320          0
1990  WNC90             13,770         --      --      --      --     920   1,400   1,400   1,400   1,400   1,400          0
1991  SRXIX             14,110         --      --      --     640   1,270   1,420   1,420   1,440   1,440   1,440          0
1991  TCXX              14,240         --      --      --     250   1,430   1,430   1,430   1,460   1,460   1,460          0
1991  TCXXI             13,580         --      --     320   1,300   1,360   1,360   1,360   1,360   1,360   1,360          0
1992  TCXXII            14,100         --      --     320   1,410   1,410   1,410   1,410   1,410   1,410   1,410          0
1992  TCXXIII           13,890         --      --     450   1,400   1,400   1,400   1,400   1,400   1,400   1,400          0
1992  TCXXV             13,820        120     510   1,230   1,380   1,380   1,380   1,380   1,380   1,380   1,380          0
1993  TCXXVI            13,300         10     490   1,330   1,330   1,330   1,330   1,330   1,330   1,330   1,330          1
1993  TCXXVIII          13,020        680   1,190   1,300   1,300   1,300   1,300   1,300   1,300   1,300   1,300          1
1993  TCXXIX            12,970        610   1,280   1,310   1,310   1,310   1,310   1,310   1,310   1,290   1,110          1
1994  TCXXX             12,290      1,350   1,230   1,230   1,230   1,230   1,230   1,230   1,230   1,220   1,000          2


                                                 Federal Credit Partnerships (continued)

                                                                                                                    Credit Years
Year(1) Name                                    Credits Received Per $10,000 Investment(2)                             Left(3)
--------------------------------------------------------------------------------------------------------------------------------

                       Cumu-
                      lative(4)      2004    2003    2002    2001    2000    1999    1998    1997    1996    1995
                      ---------      ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

1994  ITCI              $14,600    $1,480  $1,410   1,410  $1,450  $1,410  $1,530  $1,520  $1,530  $1,670    $780              2
1995  ITCII              12,720     1,520   1,540   1,540   1,540   1,550   1,630   1,460   1,300     600      70              4
1996  ITCIII              8,790     1,180   1,230   1,270   1,260   1,260   1,220     990     380      --      --              5
1997  ITCV                8,020     1,240   1,240   1,240   1,230   1,230   1,170     650      20      --      --              5
1998  ITCVI               6,550     1,180   1,210   1,210   1,220   1,090     420     220      --      --      --              6
1999  ITCVII              6,420     1,200   1,200   1,200   1,200     880     740      --      --      --      --              7
1999  ITCVIII             4,970     1,070   1,070   1,070   1,060     670      30      --      --      --      --              8
2000  ITCIX(6)            3,920     1,010   1,000   1,010     870      30      --      --      --      --      --              9
2000  ITCXNJ              2,550       800     790     670     290      --      --      --      --      --      --             10
2000  ITCXNY              2,810       840   1,080     790     100      --      --      --      --      --      --              9
2000  ITCXII              3,890     1,130   1,130   1,130     500      --      --      --      --      --      --              9
2001  ITCXNJ2             2,300     1,090     960     250      --      --      --      --      --      --      --             10
2001  ITCXNY2             1,760       930     750      80      --      --      --      --      --      --      --             10
2001  ITCXI               3,160     1,100   1,070     990      --      --      --      --      --      --      --              9
2001  ITCXIV              2,330     1,080     980     270      --      --      --      --      --      --      --             10
2002  ITCXNY3               560       500      60      --      --      --      --      --      --      --      --             11
2003  ITCXV               1,490       980     510      --      --      --      --      --      --      --      --             11
2003  ITC XVI             1,770       790     980      --      --      --      --      --      --      --      --             12
2003  ITCXNY4                30        30      --      --      --      --      --      --      --      --      --             12
2003  ITCXII-2              850       850      --      --      --      --      --      --      --      --      --             12
2004  ITCXVII               220       220      --      --      --      --      --      --      --      --      --             12
2004  ITCXNY5                --        --      --      --      --      --      --      --      --      --      --             12
2004  ITCXVIII              460       460      --      --      --      --      --      --      --      --      --             12
2005  ITCXIX                 --        --      --      --      --      --      --      --      --      --      --             12


                                                   Federal and California Credit Partnerships

                                                                                                                   Credit Years
Year(1) Name                                       Credits Received Per $10,000 Investment (2)                        Left(3)
-------------------------------------------------------------------------------------------------------------------------------

                        Cumu-
                        lative(4)     2004    2003    2002    2001    2000    1999    1998    1997    1996    1995
                        ---------     ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

1987  Beech Villa
       fed credits       $14,540       $--     $--     $--     $--     $--     $--     $--    $860  $1,360  $1,360           0
       state credits       4,070        --      --      --      --      --      --      --      --      --      --           0
1988  Elmwood Villa
       fed credits        10,610        --      --      --      --      --      --     600     990     990     990           0
       state credits       8,010        --      --      --      --      --      --      --      --      --      --           0
1988  Poplar Villa
       fed credits        10,430        --      --      --      --      --      --     530     970     970     970           0
       state credits       7,710        --      --      --      --      --      --      --      --      --      --           0
1988  Olive Tree
       fed credits        10,470        --      --      --      --      --      --     800     970     970     970           0
       state credits       7,800        --      --      --      --      --      --      --      --      --      --           0
1988  Pine Rock
       fed credits        10,050        --      --      --      --      --     230     940     940     940     940           0
       state credits       7,610        --      --      --      --      --      --      --      --      --      --           0
1988  Mesa Verde
       fed credits        11,300        --      --      --      --      --     710     970   1,030   1,020   1,030           0
       state credits       6,420        --      --      --      --      --      --      --      --      --      --           0
1988  Sunfield
       fed credits        14,260        --      --      --      --      --     280   1,140   1,340   1,340   1,340           0
       state credits       2,820        --      --      --      --      --      --      --      --      --      --           0
1988  Foxglove
       fed credits        14,180        --      --      --      --     540   1,210   1,360   1,360   1,360   1,360           0
       state credits       2,170        --      --      --      --      --      --      --      --      --      --           0


                                              Federal and California Credit Partnerships (continued)

                                                                                                                   Credit Years
Year(1) Name                                       Credits Received Per $10,000 Investment (2)                         Left(3)
-------------------------------------------------------------------------------------------------------------------------------

                        Cumu-
                        lative(4)     2004    2003    2002    2001    2000    1999    1998    1997    1996    1995
                        ---------     ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

1989  Elliot  Place
       fed credits       $12,820       $--     $--     $--     $--     $--    $600  $1,140  $1,200  $1,200  $1,200            0
       state credits       4,280        --      --      --      --      --      --      --      --      --      --            0
1989  Wheatridge
       fed credits        11,370        --      --      --      --     910   1,120   1,120   1,120   1,120   1,120            0
       state credits       3,780        --      --      --      --      --      --      --     --       --      --            0
1992  TCXXIV
       fed credits        12,590        --      --     940   1,260   1,260   1,260   1,260   1,260   1,260   1,260            0
       state credits       3,240        --      --      --      --      --      --      --      --      --     480            0
1993  TCXXVII
       fed credits        12,780        --     720   1,270   1,270   1,270   1,270   1,270   1,290   1,290   1,290            1
       state credits       1,650        --      --      --      --      --      --      --      --     270     460            0
1997  ITCCTC
       fed credits         6,160       910     900     900     900     940     940     540     130      --      --            4
       state credits       2,310        --      --     100     350     670     530     580      80      --      --            0
2001  ITCXCA
       fed credits         2,630       860     820     830     120      --      --      --      --      --      --            9
       state credits       1,140       580     110     450      --      --      --      --      --      --      --            2
2002  ITCXCA2
       fed credits         1,210       920     230      60      --      --      --      --      --      --      --           10
       state credits         490       490      --      --      --      --      --      --      --      --      --            4


                                              Federal and California Credit Partnerships (continued)

                                                                                                                   Credit Years
Year(1) Name                                       Credits Received Per $10,000 Investment (2)                         Left(3)
-------------------------------------------------------------------------------------------------------------------------------

                        Cumu-
                        lative(4)     2004    2003    2002    2001    2000    1999    1998    1997    1996    1995
                        ---------     ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

2003  ITCXCA3
       fed credits        $960        $700    $260     $--     $--     $--     $--     $--     $--    $--      $--           11
       state credits        80          --      80      --      --      --      --      --      --     --       --            3
2004  ITCXCA4
       fed credits         180         180      --      --      --      --      --      --      --     --       --           12
       state credits        --          --      --      --      --      --      --      --      --     --       --            4
--------------------

(1)   Year offering commenced.
(2)   Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(3)   As of December 31, 2003.
(4)   From commencement of offering.
(5)   Pepper Tree originally offered Federal low income housing tax credits only. After the investors were admitted to Pepper Tree, the local general partners obtained California low income housing tax credits as well, which are not reflected in this chart.
(6)   ITCIX was organized primarily to generate only Federal low income housing tax credits. Its also generated California low income housing credits of $130, $200, $210, and $90 in 2003, 2002, 2001, and 2000, respectively.

Acquisitions By Public Partnerships Between January 1, 2002 and December 2004

    During the three years ended December 31, 2004, five prior public WNC partnerships acquired interests in properties as summarized below. All of these properties are owned by the other prior series and an investor in Series 13 or Series 14 will not have any interest therein. All of the properties listed below are tax credit apartment complexes which have been financed with a combination of mortgage indebtedness and tax credit equity. The following does not include acquisitions by private partnerships. The five prior public WNC partnerships invested in a total of 30 apartment properties located in the following jurisdictions:

       Alabama     1            Michigan      2            Oklahoma      1
      Arkansas     1           Minnesota      5        South Dakota      2
       Georgia     4         Mississippi      2           Tennessee      1
      Illinois     3              Nevada      2               Texas      5
        Kansas     1


    The extent to which the properties of a prior WNC partnership receive government assistance in addition to low income housing tax credits varies. For example, based on equity invested in properties, the 30 properties described in this subsection receive government assistance in addition to low income housing tax credits as of December 31, 2004 as follows:
                                                         Percentage of
                                Number of                  Properties
                                Properties                 Receiving
        Prior                   Acquired                   Government
     Partnership                in Period                  Assistance
     -----------                ---------                  ----------
      HTCFVI-7                      1                          0%
      HTCFVI-8                      1                          0%
      HTCFVI-9                      13                        74%
      HTCFVI-10                     6                         96%
      HTCFVI-11                     9                         79%


    Reference also is made to Table VI included in the Registration Statement which describes these properties in greater detail. The Fund Manager will send to any prospective investor upon request and without a charge a copy of Table VI.

Sales of Properties; Terminations of Partnerships

    As of December 31, 2004, 15 of the properties owned by the sponsored WNC partnerships had been sold. Five of the properties were tax credit properties. A portion of the proceeds of the sales were received by the sponsored partnerships. Of the sponsored partnerships which sold properties, two terminated operations and the others still hold properties. The terminated partnerships were not tax credit partnerships. They returned a portion of the investors' invested capital in addition to providing tax deductions.

Asset Management Issues

    Tax credit results of the sponsored WNC tax credit partnerships are set forth on the preceding pages. Substantially all of the properties owned by such partnerships are operating, leasing, or being completed generally as expected. In cases where developments failed to perform as expected, WNC & Associates, Inc. has intensified its monitoring operations, visited the developments, attempted to provide general advice to the local general partners, removed and replaced the local general partners, renegotiated debt, and/or otherwise attempted to help seek a resolution of pending problems. As of March 1, 2005, only four of those properties had been sold prior the termination of the 15 year compliance period. Of all properties invested in by sponsored WNC tax credit partnerships as of March 1, 2005, only one of them has had recapture, and that was due to destruction of 12 units at the property by fire and not by non-compliance with the rent and occupancy restrictions of the low income housing tax credit program. Accordingly, as of March 1, 2005, none of the properties invested in by sponsored WNC tax credit partnerships has suffered recapture from non-compliance.

    WNC & Associates, Inc. removed the local general partner of six local limited partnerships invested in by three public WNC tax credit partnerships sponsored in 1994 and 1995. One local limited partnership was sold. The three WNC partnerships currently have insufficient cash to fund operating expenses, and WNC has agreed to fund any deficits for the current calendar year. WNC is determining what options are available to restore liquidity to each of the three public WNC partnerships, and the one other public and eight private sponsored WNC tax credit partnerships which have cash flow difficulties.

    Six local limited partnerships are currently in default on mortgage indebtedness. WNC & Associates, Inc. is negotiating with the lenders to determine what options are available. One of the local limited partnerships has filed a voluntary petition in bankruptcy, and has completed negotiations for the sale of its property.

                        FEDERAL INCOME TAX CONSIDERATIONS

Tax Legislation

     President Bush has signed into law the Working Families Tax Relief Act of 2004, and the American Jobs Creation Act of 2004. The 2004 tax Acts include several provisions which impact the tax discussion included in the prospectus. The prospectus includes such discussions in the "Federal Income Tax Considerations" section of the prospectus under the headings "Organization and Offering Expenses," "Start-Up Expenditures," "Other Important Tax Considerations
- Tax Rates" and " - Alternative Minimum Tax," and elsewhere. The following information supersedes the corresponding information included in all sections of the prospectus.

Organization and Offering Expenses. Under Section 709(b) of the Code, as amended by the 2004 Acts, if a taxpayer elects to do so under Regulations that must be issued by the Treasury Department, the taxpayer may deduct a portion of partnership organization fees and amortize the balance over a period of 180 months beginning with the month in which the partnership begins business. The deductible portion is equal to the lesser of (i) the amount of partnership organization expenses, or (ii) $5,000 reduced (but not below zero) by the amount by which such organization expenses exceed $50,000. Upon liquidation of the partnership, any amounts available for amortization but not then amortized may be deducted to the extent permitted by Section 165 of the Code.

Start-Up Expenditures. Under Section 195(b) of the Code, as amended by the 2004 Acts, if a taxpayer elects to do so, the taxpayer may deduct a portion of start-up expenditures with respect to an active trade or business and amortize the balance over a period of 180 months beginning with the month in which the active trade or business begins. The deductible portion is equal to the lesser of (i) the amount of start-up expenses with respect to the active trade or business, or (ii) $5,000 reduced (but not below zero) by the amount by which such start-up expenses exceed $50,000.

Alternative Minimum Tax. Prior to the 2003 Act, the exemption amounts for the alternative minimum tax were $49,000 for 2003 and 2004, and $45,000 thereafter, for married individuals filing a joint return, and $35,750 for 2003 and 2004, and $33,750 thereafter, for single individuals. As discussed in the prospectus, the 2003 Act increased the exemptions for 2003 and 2004 to $58,000 for married individuals filing a joint return, and $40,250 for single individuals. The 2004 Acts extend the higher exemption amounts to 2005. The effect of this provision should be to reduce the number of taxpayers paying alternative minimum tax in 2005.

Regular Tax Rates and Liability. Prior to the 2004 Acts, a 10% bracket applied at different levels of taxable income in different years. The 2004 Acts provide greater uniformity. Under the 2004 Acts, the 10% bracket applies for each year through 2010 to the first $7,000 of taxable income for unmarried individuals and married taxpayers filing separate returns, to the first $14,000 in taxable income of married individuals filling joint returns, and to the first $10,000 for head-of-household filers. Each of the foregoing amounts is subject to an inflation adjuster for years after 2003. The sunset provision remains, so that the 10% bracket does not apply after 2010. In addition, the 2004 Acts accelerate to 2005 the marriage penalty relief adopted under prior tax acts, and which was to have been subject to a phase-in period. Marriage penalty relief, which addresses expansion of the standard deduction and the 15% tax bracket for married person filing jointly, is still scheduled to sunset in 2010.

                                     EXPERTS

     The balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 12 as of July 16, 2004 which is included in this supplement and in the Registration Statement has been audited by Reznick Group, P.C. (formerly Reznick Fedder & Silverman), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

     The balance sheet of WNC National Partners, LLC as of November 30, 2004 which is included in this supplement and in the Registration Statement has been audited by Reznick Group, P.C. (formerly Reznick Fedder & Silverman), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

WNC Housing Tax Credit Fund VI, L.P., Series 12

Report of Independent Registered Public Accounting Firm.....................FS-1
Balance Sheet, July 16, 2004................................................FS-2
Notes to Balance Sheet......................................................FS-3

Balance Sheet, December 31, 2004 (unaudited)...............................FS-10
Notes to Balance Sheet (unaudited).........................................FS-11

WNC National Partners, LLC

Report of Independent Registered Public Accounting Firm....................FS-19
Balance Sheet, November 30, 2004...........................................FS-20
Notes to Balance Sheet.....................................................FS-21

                                    REPORT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Partners of
WNC Housing Tax Credit Fund VI, L.P., Series 12

     We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 12 (a California Limited Partnership) (a development-stage enterprise) (the "Partnership"), as of July 16, 2004. The balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund VI, L.P., Series 12 (a California Limited Partnership) (a development-stage enterprise) as of July 16, 2004, in conformity with accounting principles generally accepted in the United States of America.



/s/ Reznick Fedder & Silverman

Bethesda, Maryland
July 19, 2004

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                  BALANCE SHEET

                                  July 16, 2004

                                     ASSETS


Cash                                                 $           1,100
                                                      ----------------

     Total assets                                    $           1,100
                                                     =================


                        LIABILITIES AND PARTNERS' EQUITY


COMMITMENTS AND CONTINGENCIES
     (note B)                                                        -

PARTNERS' EQUITY (note A):
General partner                                      $             100
Initial limited partners                                         1,000
                                                     -----------------

     Total liabilities and partners' equity          $           1,100
                                                     =================













       The accompanying notes are an integral part of this balance sheet.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             NOTES TO BALANCE SHEET

                                  July 16, 2004


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization

     WNC Housing Tax Credit Fund VI, L.P., Series 12 (a California Limited Partnership) (a development-stage enterprise) (the "Partnership") was formed in July 2003 under the laws of the State of California and has not commenced operations. The Partnership was formed to invest primarily in other limited partnerships (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low-income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership will retain responsibility for maintaining, operating and managing the Housing Complex.

     The partnership is comprised of one General Partner and two initial Limited Partners.

     The partnership has a fiscal year-end of March 31 for financial reporting purposes and a calendar year-end for tax purposes.

     The balance sheet includes only activity relating to the business of the Partnership, and does not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

     Allocations under the Terms of the Partnership Agreement

     The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, tax credits, and cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99.9% of these items in proportion to their respective investments in units of limited partnership interest in the Partnership (the "Units").

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Allocations under the Terms of the Partnership Agreement (Continued)

     After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership's Agreement of Limited Partnership) and the General Partner has received a subordinated disposition fee (as described in note B), any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments in Units) and 10% to the General Partner.

     Risk and Uncertainties

     The Partnership's investments in Local Limited Partnerships will be subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low-income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not make its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and the loss and the recapture of low-income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Risk and Uncertainties (Continued)

     Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters, which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the General Partner and the Local General Partners, there can be no assurance that the anticipated low-income housing credits will be available to Limited Partners.

     In addition, Limited Partners will be subject to risks in that the rules governing the low-income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low-income housing credits. There are limits on the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the General Partner.

     Offering and Organizational Costs

     Offering costs are expected to consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with the selling of the Units. The General Partner is obligated to pay all offering and organization costs excluding underwriting compensation (i.e., retail selling commissions, and dealer manager fees and the nonaccountable underwriting expense allowance) from its non-accountable expense reimbursement. Offering costs will be reflected as a reduction of limited partners' capital.

     Organizational costs will be expensed as incurred.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Method of Accounting for Investments in Limited Partnerships

     The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership will adjust its investment balance for its share of the Local Limited Partnership's results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment and amortized over 30 years (see note B).

     Losses from Local Limited Partnerships allocated to the Partnership will not be recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

     Recent Accounting Pronouncements

     In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 provides guidance on when a company should include the assets, liabilities, and activities of a variable interest entity ("VIE") in its financial statements and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity's expected losses, the majority of the expected returns, or both.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recent Accounting Pronouncements (Continued)

     In December 2003, the FASB issued a revision of FIN 46 ("FIN 46R") to clarify some of its provisions. The revision results in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for under the revised interpretations as of March 31, 2004, when FIN 46R is effective for the Partnership.

     This Interpretation would require consolidation by the Partnership of certain Local Limited Partnerships' assets and liabilities and results of operations if the Partnership determined that the Local Limited Partnership was a VIE and that the Partnership was the "Primary Beneficiary." Minority interests may be recorded for the Local Limited Partnerships' ownership share attributable to other investors. Where consolidation of Local Limited Partnerships is not required, additional financial information disclosures of Local Limited Partnerships may be required. The Partnership has assessed the potential consolidation effects of the Interpretation and preliminarily concluded that the adoption of the Interpretation will not have a material impact on the financial statements of the Partnerships.

     Use of Estimates

     The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE B - COMMITMENTS AND CONTINGENCIES

     The Partnership is offering up to 25,000 Units at $1,000 per Unit. The balance sheet does not include certain Partnership legal, accounting, and other organization and offering costs paid and to be paid by the General Partner and/or affiliates of the General Partner. If the minimum offering amount of $1,400,000 is raised, the Partnership will be required to reimburse the General Partner and/or its affiliates for such fees out of the proceeds of the offering, up to certain maximum levels set forth below. In the event the Partnership is unable to raise the minimum offering amount, the General Partner will absorb all organization and offering costs.

     The Units are being offered by WNC Capital Corporation, a wholly-owned subsidiary of the General Partner.

     If the minimum offering amount of $1,400,000 is raised, the Partnership will be obligated to the General Partner or affiliates for certain acquisition, management and other fees as set forth below:

         A dealer manager fee up to 2%, a nonaccountable underwriting expense allowance up to 1%, and a nonaccountable organizational and offering expense allowance up to 3% of the gross proceeds from the sale of the Units, and reimbursement for retail selling commissions advanced by the General Partner or affiliates on behalf of the Partnership. This reimbursement plus all other organizational and offering expenses, inclusive of the non-accountable expense allowances, and the dealer manager fees, are not to exceed 13% of the gross proceeds from the sale of Units.

         Acquisition and investment management fees up to 7% of the gross proceeds from the sale of the Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships.

         A nonaccountable acquisition expense allowance equal to 2% of the gross proceeds from the sale of the Units.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE B - COMMITMENTS AND CONTINGENCIES (Continued)

         An annual asset management fee equal to 0.5% of the invested assets (defined as the Partnership's capital contributions plus reserves of the Partnership of up to 5% of gross proceeds plus its allocable percentage of the mortgage debt encumbering the Housing Complexes).

         A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving distributions equal to their capital contributions and their return on investment (as defined in the Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

NOTE C - INCOME TAXES

     No liability or benefit for income taxes has been recorded on the balance sheet since any obligation and/or benefit for income taxes belongs to the partners of the Partnership.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                  BALANCE SHEET

                                December 31, 2004
                                   (unaudited)



                                     ASSETS

Cash                                                 $           1,100
                                                      ----------------

     Total assets                                    $           1,100
                                                     =================

                        LIABILITIES AND PARTNERS' EQUITY

COMMITMENTS AND CONTINGENCIES
     (Note 2)                                        $               -

PARTNERS' EQUITY (Note 1):
General partner                                                    100
Initial limited partner                                          1,000
                                                     -----------------

     Total liabilities and partners' equity          $           1,100
                                                     =================






       The accompanying notes are an integral part of this balance sheet.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             NOTES TO BALANCE SHEET

                                December 31, 2004
                                   (unaudited)



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

General

The information contained in the following notes to the balance sheet is condensed from that which would appear in the annual financial statements; accordingly, the balance sheet included herein should be reviewed in conjunction with the July 16, 2004 audited balance sheet included in the Post-effective Amendment No. 1 to the Registration Statement on Form S-11 filed with the Securities and Exchange Commission on July 30, 2004. In the opinion of the General Partner, the accompanying unaudited balance sheet contains all adjustments necessary to present fairly the financial position as of December 31, 2004.

Organization

WNC Housing Tax Credit Fund, VI, L.P., Series 12, a development stage enterprise (the "Partnership") was formed under the California Revised Limited Partnership Act on July 2, 2003, and had not commenced operations as of December 31, 2004. The Partnership and WNC Housing Tax Credit Fund VI, L.P., Series 11 filed a Registration Statement on SEC Form S-11 that was declared effective on January 5, 2004. Post-effective Amendment No. 1 to its Registration Statement, filed by the Partnership on July 30, 2004, was declared effective on November 1, 2004. Pursuant to that Post-effective Amendment, and a supplement dated November 1, 2004 to the prospectus of the Partnership dated January 5, 2004, the Partnership commenced a public offering of 25,000 units of limited partnership interest ("Units"), at a price of $1,000 per Unit. The Partnership's minimum offering amount is $1,400,000. As of December 31, 2004, the Partnership had not received the minimum offering amount, and therefore had not commenced operations. As of December 31, 2004, the Partnership had received subscriptions to 1,158 Units, none of which could be accepted until satisfaction of the minimum offering condition.

Holders of Units are referred to herein as "Limited Partners."

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 31, 2004
                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES, continued

The Partnership was formed to invest primarily in other limited partnerships or limited liability companies (the "Local Limited Partnerships") which will own and operate multifamily housing complexes (the "Housing Complexes") that are eligible for low-income housing tax credits (the "Low-Income Housing Credit"). The Local Limited Partnerships are managed by their respective general partners or managing members (the "Local General Partners").

As of December 31, 2004, the Partnership was comprised of one general partner and two initial limited partners. The general partner of the Partnership is WNC National Partners, LLC (the "General Partner"). The managing member of the General Partner is WNC & Associates, Inc. ("Associates"). The chairman and the president of Associates own substantially all of the outstanding stock of Associates. The initial limited partners are affiliates of Associates. The business of the Partnership is conducted primarily through Associates, as the Partnership and General Partner have no employees of their own.

The Partnership shall continue in full force and effect until December 31, 2065, unless terminated prior to that date, pursuant to its Agreement of Limited Partnership (the "Partnership Agreement") or law.

The balance sheet includes only activity relating to the business of the Partnership, and does not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The reader of this balance sheet should refer to the Form S-11 and the amendments thereto, for a more thorough description of the Partnership, and the terms and provisions of the Partnership Agreement.

The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low-Income Housing Credits for the Partnership. Limited Partners are to be allocated the remaining 99.9% of these items in proportion to their Units.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 31, 2004
                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES, continued


After the Limited Partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership Agreement) and the General Partner has received proceeds equal to its capital contribution and a subordinated disposition fee from the remainder, any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

Certain Risks and Uncertainties

An investment in the Partnership and the Partnership's investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership's investments. Some of those risks include the following:

The Low-Income Housing Credit rules are extremely complicated. Noncompliance with these rules results in the loss of future Low-Income Housing Credits and the fractional recapture of Low-Income Housing Credits already taken. In most cases the annual amount of Low-Income Housing Credits that an individual can use is limited to the tax liability due on the person's last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a profit. Accordingly, the Partnership may be unable to distribute any cash to its investors. Low-Income Housing Credits may be the only benefit from an investment in the Partnership.

The Partnership expects to invest in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership's ability to satisfy its investment objectives. Each Housing Complex will be subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years, the loss of any remaining future Low-Income Housing Credits, a fractional recapture of prior Low-Income Housing Credits, and a loss of the Partnership's investment in the Housing Complex would occur. The Partnership will be a limited partner or non-managing member of each Local Limited Partnership. Accordingly, the Partnership will

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 31, 2004
                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES, continued

have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership's investments in Local Limited Partnerships, nor the Local Limited Partnerships' investments in Housing Complexes, will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low-Income Housing Credits and recapture of Low-Income Housing Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

Certain Risks and Uncertainties, continued

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low-Income Housing Credits and tax losses allocable to the investors could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

No trading market for the Units exists or is expected to develop. Investors may be unable to sell their Units except at a discount and should consider their Units to be a long-term investment. Individual investors will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 31, 2004
                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES, continued


Method of Accounting for Investments in Limited Partnerships

The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships' results of operations and for any contributions made and distributions received. The Partnership will review the carrying amount of an individual investment in a Local Limited Partnership for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low-Income Housing Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the investment exceeds fair value. The accounting policies of the Local Limited Partnerships are generally consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment account and will be amortized over 30 years.

Offering Expenses

Offering expenses consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with the selling of limited partnership interests in the Partnership. The General Partner is obligated to pay all offering and organization costs in excess of 13% (excluding selling commissions and dealer manager fees) of the total offering proceeds. Offering expenses will be reflected as a reduction of limited partners' capital.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 31, 2004
                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES, continued


Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Income Taxes

No provision for income taxes has been recorded in the financial statements as any liabilities and/or benefits for income taxes flows to the partners of the Partnership and are their obligations and/or benefits. For income tax purposes the Partnership reports on a calendar year basis.

NOTE 2 - COMMITMENTS AND CONTINGENCIES

Effective November 1, 2004, the Partnership is offering up to 25,000 Units at $1,000 per Unit. The balance sheet does not include certain Partnership legal, accounting, and other organization and offering costs paid and to be paid by the General Partner and/or affiliates of the General Partner. If the minimum offering amount of $1,400,000 is raised, the Partnership will be required to reimburse the General Partner and/or its affiliates for such fees out of the proceeds of the offering, up to certain maximum levels set forth below. In the event the Partnership is unable to raise the minimum offering amount, the General Partner will absorb all organization and offering costs.

The reader of this balance sheet should refer to the Form S-11, filed with the Securities and Exchange Commission on December 24, 2003, and Post-effective Amendments thereto, for a more thorough description of the Partnership and the terms and provisions of the Partnership Agreement.

The Units are being offered by WNC Capital Corporation, a wholly-owned subsidiary of the General Partner.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 31, 2004
                                   (unaudited)


NOTE 2 - COMMITMENTS AND CONTINGENCIES, continued

If the minimum offering amount of $1,400,000 is raised, the Partnership will be obligated to the General Partner or affiliates for certain acquisition, management and other fees as set forth below:

Acquisition and investment management fees up to 7% of the gross proceeds from the sale of the Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships.

A nonaccountable acquisition expense allowance equal to 2% of the gross proceeds from the sale of the Units.

Payment of a nonaccountable organization and offering expense allowance, and reimbursement for dealer manager and selling expenses advanced by the General Partner or affiliates on behalf of the Partnership. These allowances and reimbursements plus all other organizational and offering expenses, inclusive of sales commissions and dealer manager fees, are not to exceed 13% of the gross proceeds from the sale of Units.

An annual management fee not to exceed to 0.5% of the invested assets of the Partnership, as defined.

A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold by the Local Limited Partnerships. Payment of this fee is subordinated to the limited partners receiving distributions equal to their capital contributions and their return on investment (as defined in the Partnership Agreement) and is payable only if services are rendered in the sales effort.

As of December 31, 2004, the General Partner had incurred costs of approximately $112,000 related to the organization and offering of the Partnership. Provided the minimum offering condition is satisfied, and subject to the foregoing limitations, such costs will be reimbursed by the Partnership to the General Partner.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 31, 2004
                                   (unaudited)

NOTE 3 - SUBSEQUENT EVENT

As of December 31, 2004, the Partnership had received subscriptions for 1,158 Units. Effective January 21, 2005, the Partnership had received the minimum required subscriptions to 1,400 Units. Through February 2, 2005, the Partnership had accepted subscriptions for 1,665 units, for which it has received $1,625,000 in cash, net of $40,000 in subscriptions receivable.

Subsequent to the period ended December 31, 2004, the Partnership acquired limited partnership interests in two Local Limited Partnerships for an aggregate amount of $1,114,042. Payments in the amount of $860,424 were made to these Local Limited Partnerships by the Partnership subsequent to the period ended December 31, 2004.

                              REPORT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


To the Member of
WNC National Partners, LLC

     We have audited the accompanying balance sheet of WNC National Partners, LLC (a California Limited Liability Company) as of November 30, 2004. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC National Partners, LLC (a California Limited Liability Company) as of November 30, 2004, in conformity with accounting principles generally accepted in the United States of America.




/s/ Reznick Group, P.C.

Bethesda, Maryland
December 22, 2004

                           WNC NATIONAL PARTNERS, LLC
                   (a California Limited Liability Company and
               wholly-owned subsidiary of WNC & Associates, Inc.)



                                  BALANCE SHEET

                                November 30, 2004



                                     ASSETS

 Cash                                                          $ 1,009,662
 Accrued interest receivable                                           870
 Investments in limited partnerships, net                                2
                                                          -----------------

     Total assets                                              $ 1,010,534
                                                          =================

                         LIABILITIES AND MEMBER'S EQUITY

 Accounts payable                                                $   2,500
 Due to member                                                       3,000
 Member's equity                                                 1,005,034
                                                          -----------------

     Total liabilities and member's equity                     $ 1,010,534
                                                          =================














        The accompanying notes are an integral part of this balance sheet

                           WNC NATIONAL PARTNERS, LLC
                   (a California Limited Liability Company and
               wholly-owned subsidiary of WNC & Associates, Inc.)

                             NOTES TO BALANCE SHEET

                                November 30, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        WNC National Partners, LLC (a California Limited Liability Company and wholly-owned subsidiary of WNC & Associates, Inc.) (the "Company") was organized under the laws of the State of California on July 11, 2003, to act as the general partner of, to acquire and hold general partnership interest in public real estate partnerships. As of November 30, 2004 the Company has acquired a .1% general partnership interest, and is the sole general partner, in two public real estate partnerships, WNC Housing Tax Credit Fund VI, L.P., Series 11 ("Series 11") and WNC Housing Tax Credit Fund VI, L.P., Series 12 ("Series 12") (collectively, the "Limited Partnerships"). These Limited Partnerships were formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in Operating Partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes (note B). As contemplated by the Limited Partnership Agreements of Series 11 and Series 12, the Company or an affiliate of the Company can earn fees and be reimbursed on a non-accountable and accountable basis from the Limited Partnerships. As of November 30, 2004 no fees have been earned by or cost reimbursed to the Company as services have been provided to the Limited Partnerships by an affiliate of the Company.

        The Company's activities are exclusively with these Limited
        Partnerships.

        The Company has one member, WNC & Associates, Inc., who has contributed $1,000,000 of capital to the Company. Under the terms of the Operating Agreement, the member has no obligation to make additional capital contributions to the Company. To date, the business of the Company has been conducted primarily through WNC & Associates, Inc. as the Company has no employees of its own.

        The Company has an August 31 year-end for both financial reporting and tax purposes.

        The financial statements include only activity relating to the business of the Company, and does not give effect to any assets that the members may have outside of their interests in the Company, or to any obligations, including income taxes, of the members.

                           WNC NATIONAL PARTNERS, LLC
                   (a California Limited Liability Company and
               wholly-owned subsidiary of WNC & Associates, Inc.)

                       NOTES TO BALANCE SHEET - CONTINUED

                                November 30, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (Continued)

        Investments in Limited Partnerships

        The Company accounts for its investment in Series 11 and Series 12 using the equity method of accounting, whereby the Company adjusts the investment cost for its share of the Limited Partnerships results of operations and for any distributions received or accrued.

        Pursuant to Statement of Position 78-9 (SOP 78-9), "Accounting for Investments in Real Estate Ventures," as the element of control by WNC National Partners, LLC does not exist over the Limited Partnerships; the Limited Partnerships are not consolidated with WNC National Partners, LLC. The lack of control is demonstrated by certain rights the limited partners of Series 11 and Series 12 are granted in the Partnership Agreements.

        The Limited Partnerships year ends on March 31 for financial reporting purposes and December 31 for tax purposes.

        Recent Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 provides guidance on when a company should include the assets, liabilities, and activities of a variable interest entity ("VIE") in its financial statements and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity's expected losses, the majority of the expected returns, or both.

        In December 2003, the FASB issued a revision of FIN 46 ("FIN 46R") to clarify some of its provisions. The revision results in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for under the revised interpretations as of November 30, 2004, when FIN 46R is effective for the Partnership.

                            WNC NATIONAL PARTNERS, LLC
                   (a California Limited Liability Company and
               wholly-owned subsidiary of WNC & Associates, Inc.)

                       NOTES TO BALANCE SHEET - CONTINUED

                                November 30, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (Continued)

        Recent Accounting Pronouncements (Continued)

        This Interpretation would require consolidation by the Company of the Limited Partnerships' assets and liabilities and results of operations if the Company determined that the Limited Partnerships are a VIE and that the Company was the "Primary Beneficiary." Minority interests may be recorded for the Limited Partnerships' ownership share attributable to other investors. Where consolidation of the Limited Partnerships is not required, additional financial information disclosures of the Limited Partnerships may be required. The Company has assessed the potential consolidation effects of the Interpretation and concluded that the adoption of the Interpretation will not have a material impact on the financial statements of the Company.

        Cash and Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. As of November 30, 2004, the Company held cash equivalents, in the form of Certificates of Deposits, totaling $300,598. The Partnership has not experience any losses in such accounts.

        Concentration of Credit Risk

        At November 30, 2004, the Company maintained cash balances at certain financial institutions in excess of the federally insured maximum. The Company believes it is not exposed to any significant financial risk on cash.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could materially differ from those estimates.

                           WNC NATIONAL PARTNERS, LLC
                   (a California Limited Liability Company and
               wholly-owned subsidiary of WNC & Associates, Inc.)

                       NOTES TO BALANCE SHEET - CONTINUED

                                November 30, 2004


NOTE B - INVESTMENTS IN LIMITED PARTNERSHIPS

        Upon formation of the Limited Partnerships, the Company was admitted as the general partner of Series 11 and Series 12. On July 17, 2003, the Company made a capital contribution of $100 to Series 11. On July 30, 2004, the Company made a capital contribution of $100 to Series 12. The Limited Partnerships were formed to invest in real estate by acquiring, holding, and disposing of Limited Partnership interests in Operating Partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes. The Company has a 0.1% interest in operating profits and losses, taxable income and losses and in cash available for distribution from the Limited Partnerships.

        The Company has a legal obligation to the Limited Partnerships as their general partner. As such, pursuant to SOP 78-9, the Company will recognize losses in excess of its investment. As of November 30, 2004, Series 11 has acquired six Operating Partnerships, and Series 12 has not commenced its principal operations.

        Equity in losses of the Limited Partnerships are based on either actual unaudited results reported by the Limited Partnerships and/or historical trends in the operations of the Limited Partnerships. Distributions received by the Company will be accounted for as a reduction of the investment balance.

        The following is a summary of the equity method activity of the investments in Limited Partnerships for the period from January 5, 2004 (commencement of operations for Series 11) ended through November 30, 2004:

        Capital contributions paid                         $        200
        Equity in losses of Limited Partnerships as
        reported (unaudited)                                       (198)
                                                          --------------
        Investments in Limited Partnerships, end of
        period (unaudited)                                 $          2
                                                          ==============

                           WNC NATIONAL PARTNERS, LLC
                   (a California Limited Liability Company and
               wholly-owned subsidiary of WNC & Associates, Inc.)

                       NOTES TO BALANCE SHEET - CONTINUED

                                November 30, 2004


NOTE B - INVESTMENTS IN LIMITED PARTNERSHIPS (Continued)

        Approximate combined condensed unaudited balance sheet from the Limited Partnerships in which the Company has invested, as of September 30, 2004:

                         COMBINED CONDENSED BALANCE SHEETS

                                                             September 30,
                                                                  2004
                                                            -----------------
                                                              (unaudited)
   ASSETS
      Cash and cash equivalents                                  $ 8,068,646
      Amounts due from dealers and interest receivable               878,216
      Investments in limited partnerships, net                     6,920,395
      Prepaid acquisition fees and costs                             439,627
      Loans receivable                                               175,000
                                                            -----------------

          Total assets                                           $16,481,884
                                                            =================

   LIABILITIES AND PARTNERS' EQUITY
      Liabilities:
        Accrued fees and expenses due to General Partner
          and affiliates                                           $ 244,379
        Payables to limited partnerships                           5,194,819
                                                            -----------------

          Total liabilities                                        5,439,198
                                                            -----------------

      Commitments and contingencies                                       --

          Total partners' equity                                  11,042,686
                                                            -----------------

          Total liabilities and partners' equity                 $16,481,884
                                                            =================

                           WNC NATIONAL PARTNERS, LLC
                   (a California Limited Liability Company and
               wholly-owned subsidiary of WNC & Associates, Inc.)

                       NOTES TO BALANCE SHEET - CONTINUED

                                November 30, 2004


NOTE C - DUE TO MEMBER

        As of November 30, 2004, WNC & Associates, Inc. advanced the Company $3,000 through the direct payment of expenses of the Company. The advance from WNC & Associates, Inc. is noninterest bearing and due upon demand.

NOTE D - INCOME TAXES

        No liability or benefit for income taxes has been recorded on the balance sheet since any obligation and/or benefit for income taxes belongs to the members of the Company.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to public programs which were sponsored by WNC & Associates, Inc. For these purposes, "public" programs include all offerings registered under the Securities Act of 1933, all programs required to report under Section 15(d) of the Securities Exchange Act of 1934, all programs with a class of equity securities registered pursuant to Section 12 of the 1934 Act, and all other programs with at least 300 security holders that initially raised at least $1,000,000. Each of these programs included herein is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing tax credits. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration Statement of the Fund and in the Form 10-K annual reports for the public programs which file such reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to the attention of Thomas J. Riha, WNC & Associates, Inc., 17782 Sky Park Circle, Irvine, California 92614.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective investor to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

     Table I      Experience in Raising and Investing Funds
     Table II     Compensation to Sponsor
     Table III    Operating Results of Prior Programs
     Table V      Sales or Disposals of Properties

         Table IV has been omitted as none of the sponsored public partnerships had terminated operations as of December 31, 2004.

Definitions

The following terms used herein have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of local limited partnership interests, including equity contributions, interest on warehouse loans, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of local limited partnership interests.

"Fund" means WNC Housing Tax Credit Fund VI, L.P., Series 12.

"GAAP" means generally accepted accounting principles as promulgated in the United States.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of acquisitions of local limited partnerships which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition cost.

"Sponsor" means WNC & Associates, Inc. and its affiliates.

IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE FUND WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS IN THE FUND WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by public programs sponsored by the Sponsor which raised funds during the three-years and nine months ended December 31, 2004. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding the percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.

                                          TABLE I

                         EXPERIENCE IN RAISING AND INVESTING FUNDS

                            (April 1, 2001 - December 31, 2004)

                                       HTCF VI-9          %     HTCF VI-10          %
                                      ----------     -------    ----------     -------
Dollar amount offered               $ 25,000,000              $ 25,000,000
                                      ==========                ==========

Dollar amount raised                $ 15,316,125      100.0   $ 13,119,270      100.0

Less offering expenses:
   Selling commissions &
     discounts paid to
     non-affiliates (a)                1,063,875        6.9        886,980        6.8
   Dealer manager fees to
     affiliate                           306,500        2.0        263,060        2.0
    Organizational expenses (b)          613,000        4.0        526,120        4.0

Reserves                                 421,599        2.8        394,790        3.0
                                      ----------     -------    ----------     -------

Amount available for investment     $ 12,911,151       84.3   $ 11,048,320       84.2
                                      ==========     =======    ==========     =======

Acquisition costs:
   Prepaid items and fees
     related to purchase of
     local limited partnership
     interests (c)                  $    306,500        2.0   $    263,060        2.0
   Total paid or to be paid for
     local limited partnership
     interests                        11,531,901       75.3      9,864,550       75.2
   Acquisition fees                    1,072,750        7.0        920,710        7.0
                                      ----------     -------    ----------     -------
Total acquisition cost              $ 12,911,151       84.3   $ 11,048,320       84.2
                                      ==========     =======    ==========     =======

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                          60%                       47%

Date offering commenced                    11/01                      2/03

Length of offering (months)                   15                         9

Months to invest 90% of amount
  available for investment
  (measured from beginning of
  offering)                                   19                        14
-------------------------------

(a)  Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b)  Consists of the nonaccountable organizational and offering expense allowance.
(c)  Consists of the nonaccountable acquisition expense allowance.

                                          TABLE I

                         EXPERIENCE IN RAISING AND INVESTING FUNDS

                            (April 1, 2001 - December 31, 2004)

                                    HTCF VI-11(a)         %    HTCF VI-12(b)        %
                                      ----------     -------    ----------     -------
Dollar amount offered               $ 25,000,000              $ 25,000,000
                                      ==========                ==========

Dollar amount raised                $ 16,021,630      100.0%  $         -       100.0%

Less offering expenses:
   Selling commissions &
     discounts paid to
     non-affiliates (c)                1,098,850        6.9             -         N/A
   Dealer manager fees to
     affiliate                           320,920        2.0             -         N/A
   Organizational expenses (d)           641,840        4.0             -         N/A

Reserves                               4,207,280       26.2             -         N/A
                                      ----------     -------    ----------     -------

Amount available for investment     $  9.752.740       60.9   $         -         N/A
                                      ==========     =======    ==========     =======

Acquisition costs:
   Prepaid items and fees
     related to purchase of
     local limited partnership
     interests (e)                  $    320,090        2.0   $         -         N/A
   Total paid or to be paid for
     local limited partnership
     interests                         8,309,430       51.9             -         N/A
   Acquisition fees                    1,123,220        7.0             -         N/A
                                      ----------     -------    ----------     -------

Total acquisition cost              $  9,752,740       60.9   $         -         N/A
                                      ==========     =======    ==========     =======

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                          59%                      N/A         N/A


Date offering commenced                     1/04                    11/04         N/A

Length of offering (months)                   10                      N/A         N/A

Months to invest 90% of amount
  available for investment
  (measured from beginning of
  offering)                                  N/A                      N/A         N/A
-------------------------------

(a)  Additional properties will be identified.
(b)  Offering was continuing as of December 31, 2004. The prior program's minimum offering amount is $1,400,000. As of December 31, 2004, the prior program had not received the minimum offering amount. As of December 31, 2004, the prior program had received subscriptions to 1,158 Units, none of which could be accepted until satisfaction of the minimum offering condition.
(c)  Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(d)  Consists of the nonaccountable organizational and offering expense allowance and the nonaccountable underwriting expense allowance.
(e) Consists of the nonaccountable acquisition expense allowance.

                                    TABLE II


TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from April 1, 2001 to December, 2004 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other public programs which have been sponsored by the Sponsor.

                                         TABLE II

                                  COMPENSATION TO SPONSOR

                            (April 1, 2001 - December 31, 2004)

                                          HTCF VI-9      HTCF VI-10     HTCF VI-11
                                         ----------      ----------     ----------
Date offering commenced                      11/01            2/03           1/04

Dollar amount raised                  $ 15,316,125    $ 13,119,270   $ 16,021,630

Amount paid to sponsor from proceeds
 of offering:
   Dealer manager fees                     306,500         263,060        320,920
   Acquisition fees:
     Real estate commissions                     -               -              -
     Acquisition fees                    1,072,750         920,710      1,123,220
     Other                                       -               -              -
   Nonaccountable organizational
     and offering expense allowance
     and nonaccountable
     underwriting expense allowance        613,000         526,120        641,840
   Nonaccountable acquisition
     expense allowance                     306,500         263,060        320,920


Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor           (147,165)        (29,413)       501,169

Amount paid to sponsor from
  operations:
   Property management fees                      -               -              -
   Asset management fees (a)                60,000          15,000         15,000
   Reimbursements                                -               -              -
   Leasing commissions                           -               -              -

Dollar amount of property sales
  and refinancing before deducting
  payments to sponsor:
   Cash                                          -               -              -
   Notes                                         -               -              -

Amount paid to sponsor from property
  sales and refinancing:
   Real estate commissions                        -               -              -
   Subordinated disposition fee                   -               -              -
   Other                                          -               -              -
------------------------------------

(a)  Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations, as follows:

                                          HTCF VI-9      HTCF VI-10     HTCF VI-11
                                         ----------      ----------     ----------
                                         $  60,000       $  15,000      $       -


                                    TABLE II

                             COMPENSATION TO SPONSOR

                       (April 1, 2001 - December 31, 2004)

                                        HTCF VI-12(a)    Seventeen Other Public
                                        -------------    ----------------------
                                                                       Programs
                                                                       --------

Date offering commenced                        11/04           12/01 and prior

Dollar amount raised                               -             $ 230,026,165

Amount paid to sponsor from proceeds
 of offering:
   Dealer manager fees                             -                         -
   Acquisition fees:
     Real estate commissions                       -                         -
     Acquisition fees                              -                         -
     Other                                         -                         -
   Nonaccountable organizational and
     offering expense allowance and
     nonaccountable underwriting
     expense allowance                             -                         -
   Nonaccountable acquisition
     expense allowance                             -                         -

Dollar amount of cash generated from
  (used in) operations before
  deducting payments to sponsor                    -                (1,293,810)

Amount paid to sponsor from
  operations:
   Property management fees                        -                         -
   Asset management fees (b)                       -                 1,307,346
   Reimbursements                                  -                         -
   Leasing commissions                             -                         -

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
   Cash                                            -                         -
   Notes                                           -                         -

Amount paid to sponsor from property
  sales and refinancing:
   Real estate commissions                         -                         -
   Incentive fee                                   -                         -
   Other                                           -                         -
------------------------------------

(a) Offering was continuing as of December 31, 2004.The prior program's minimum offering amount is $1,400,000. As of December 31, 2004, the prior program had not received the minimum offering amount. As of December 31, 2004, the prior program had received subscriptions to 1,158 Units, none of which could be accepted until satisfaction of the minimum offering condition.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations, as follows:

                                          HTCF VI-12     Seventeen Other Public
                                          ----------     ----------------------
                                                                       Programs
                                                                       --------

                                          $       -                  $1,302,093

                                    TABLE III

TABLE III presents the operating results for all public programs sponsored by the Sponsor which closed during the five years and nine months ended December
 31, 2004. The prior programs are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due to operating partnerships.

"Cash generated from (used in) operations" is per each program's Statement of Cash Flows.

Other information included in TABLE III includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including tax credit allocations.

                                                         TABLE III

                                            OPERATING RESULTS OF PRIOR PROGRAMS

                                                         HTCF VI-6
                                                         ---------

                                         2000(a)       2001(a)       2002(a)       2003(a)    2004(a)(b)       2004(c)
                                      -----------   -----------   -----------   -----------   -----------   -----------
Gross revenue                        $   237,012   $   132,756   $    33,802   $    23,761   $    30,991   $     2,354
Less:
Operating expenses (d)                    93,824       120,255       128,796       327,958        91,808        53,732
   Interest                                    -             -             -             -             -             -
   Depreciation and amortization          45,616        51,548        51,548        51,548        51,548        38,661
   Loss from sale of securities           85,727             -             -             -             -             -
   Equity in losses (income) in
     local limited partnerships          520,281       813,901     1,136,238       739,166       814,856       619,240
                                      -----------   -----------   -----------   -----------   -----------   -----------

Net income (loss) - GAAP basis       $  (508,436)  $  (852,948)  $(1,282,780)  $(1,094,911)  $  (927,221)  $  (709,279)
                                      ===========   ===========   ===========   ===========   ===========   ===========

Taxable income (loss) from
operations                           $  (838,425)  $(1,138,281)  $(1,278,551)  $(1,265,832)          N/A           N/A
                                      ===========   ===========   ===========   ===========   ===========   ===========
Cash generated (used) from
  operations                         $    28,533   $    56,115   $   (76,258)  $  (78,602)   $   (67,306)  $   (74,362)
Cash generated from sales                      -             -             -             -             -             -
Cash generated from refinancing                -             -             -             -             -
Less: Cash distributions to
  investors                                    -             -             -             -             -             -
                                      -----------   -----------   -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions                 $    28,533   $    56,115   $   (76,258)  $   (78,602)  $   (67,306)  $   (74,362)
Less: Special items                            -             -             -             -             -             -
                                      -----------   -----------   -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions and special
  items                              $    28,533   $    56,115   $   (76,258)  $   (78,602)  $   (67,306)  $   (74,362)
                                      ===========   ===========   ===========   ===========   ===========   ===========

                                   TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         2000(a)       2001(a)       2002(a)       2003(a)    2004(a)(b)       2004(c)
                                      -----------   -----------   -----------   -----------   -----------   -----------
Federal income tax results
   Ordinary income (loss)
     From operations                       $ (40)        $ (55)        $ (62)        $ (61)          N/A           N/A
     From recapture                            -             -             -             -           N/A           N/A
   Capital gain (loss)                         -             -             -             -           N/A           N/A

Federal tax credits                           72            84           101           103           N/A           N/A
California tax credits                         -             -             -             -           N/A           N/A
Federal historic tax credits                   -             -             3             -           N/A           N/A
Cash distributions to investors                -             -             -             -             -             -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original                  100%          100%          100%          100%          100%          100%
  acquisition costs of all
  properties)
--------------------------------

(a) GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b) GAAP information is unaudited.
(c) GAAP information is for the nine months ended December 31, 2004 (unaudited).

                                         2000(a)      2001(a)      2002(a)         2003(a)      2004(a)(b)       2004(c)
                                      -----------   -----------   -----------   -----------   -----------   -----------
(d)  Operating expenses include
     reimbursements to the general
     partner as follows:                $ 23,808     $ 52,604     $ 32,456      $ 44,295        $28,658       $22,651

N/A Tax results are not available until the preparation of the partnership's 2004 tax returns.

                                                          TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                          HTCF VI-7
                                                          ---------

                                         2000(a)      2001(a)      2002(a)       2003(a)     2004(a)(b)       2004(c)
                                      -----------   -----------   -----------   -----------   -----------   -----------

Gross revenue                        $    36,456   $   343,152   $   144,543   $   100,654   $    34,480   $     4,347
Less:
   Operating expenses (d)                  4,356        69,027       165,089        95,830        90,154        82,320
   Interest                                    -             -             -             -             -             -
   Depreciation and amortization           4,398        40,617        56,916        56,916        56,916        42,687
   Equity in losses (income) in
     local limited partnerships                -        90,404       622,249       962,573       852,520       658,935
                                      -----------   -----------   -----------   -----------   -----------   -----------

Net income (loss) - GAAP basis       $    27,702   $   143,104   $  (699,711)  $(1,014,665)  $  (965,110)  $  (779,595)
                                      ===========   ===========   ===========   ===========   ===========   ===========

Taxable income (loss) from
  operations                         $  (404,406)  $  (700,285)  $(1,019,840)  $(1,249,061)          N/A           N/A
                                      ===========   ===========   ===========   ===========   ===========   ===========

Cash generated (used) from
  operations                         $    27,424   $   304,387   $    83,855   $   198,914   $  (264,330)  $   (72,533)
Cash generated from sales                      -             -             -             -             -             -
Cash generated from refinancing                -             -             -             -             -             -
Less: Cash distributions to                                                                            -
  investors                                    -             -             -             -                           -
                                      -----------   -----------   -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions                      27,424       304,387        83,855       198,914      (264,330)      (72,533)
Less:  Special items                           -             -             -             -             -             -
                                      -----------   -----------   -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions and special
  items                              $    27,424   $   304,387   $    83,855   $   198,914   $  (264,330)  $   (72,533)
                                      ===========   ===========   ===========   ===========   ===========   ===========

                                   TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         2000(a)       2001(a)       2002(a)       2003(a)    2004(a)(b)       2004(c)
                                      -----------   -----------   -----------   -----------   -----------   -----------
Federal income tax results
   Ordinary income (loss)
     From operations                  (e) $  (22)      $   (37)      $   (54)       $  (66)          N/A           N/A
     From recapture                            -             -             -             -           N/A           N/A
   Capital gain (loss)                         -             -             -             -           N/A           N/A

Federal tax credits                   (e)      5            35            64            90           N/A           N/A
California tax credits                         -             -             -             -             -             -
Federal historic tax credits                   -             -            34             -           N/A           N/A
Cash distributions to investors                -             -             -             -             -             -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                                100%          100%          100%          100%          100%          100%
--------------------------------

(a) GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b) GAAP information is unaudited.
(c) GAAP information is for the nine months ended December 31, 2004 (unaudited).

                                         2000(a)       2001(a)       2002(a)       2003(a)    2004(a)(b)       2004(c)
                                      -----------   -----------   -----------   -----------   -----------   -----------
(d)  Operating expenses include
     reimbursements to the general
     partner as follows:                $  3,565      $ 36,542     $  45,386      $ 42,565      $ 47,241      $ 39,524

(e)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are those allocated to initial investors.

N/A Tax results are not available until the preparation of the partnership's 2004 tax returns.

                                                          TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                          HTCF VI-8

                                          2001(a)       2002(a)     2003(a)       2004(a)         2004(b)
                                      -----------   -----------   -----------   -----------   -----------
Gross revenue                        $     8,800   $    58,186   $    18,647   $    11,287   $     2,508
Less:
   Operating expenses (c)                  5,607        40,830        50,731        49,292        37,195
   Interest                                    -             -             -             -             -
   Depreciation and amortization             475        22,605        30,452        30,452        22,839
   Equity in losses (income) in
     local limited partnerships                -       (98,083)      341,390       362,051       241,624
                                      -----------   -----------   -----------   -----------   -----------

Net income (loss) - GAAP basis       $     2,718   $    92,834   $  (403,926)  $  (430,508)  $  (299,150)
                                      ===========   ===========   ===========   ===========   ===========

Taxable income (loss) from
  operations                         $   (10,210)  $  (543,932)  $  (297,595)          N/A           N/A
                                      ===========   ===========   ===========   ===========   ===========
Cash generated (used) from
  operations                         $     2,257   $    30,989   $   (23,369)  $   (39,795)  $   (42,683)
Cash generated from sales                      -             -             -             -             -
Cash generated from refinancing                -             -             -             -             -
Less: Cash distributions to
  investors                                    -             -             -             -             -
                                      -----------   -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions                       2,257        30,989       (23,369)      (39,795)      (42,683)
Less:  Special items                           -             -             -             -             -
                                      -----------   -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions and special
  items                              $     2,257   $    30,989   $   (23,369)  $   (39,795)  $   (42,683)
                                      ===========   ===========   ===========   ===========   ===========

                                   TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                          2001(a)       2002(a)     2003(a)       2004(a)         2004(b)
                                      -----------   -----------   -----------   -----------   -----------
Federal income tax results
   Ordinary income (loss)
     From operations                   (d)  $ (1)       $  (55)      $   (30)          N/A           N/A
     From recapture                            -             -             -           N/A           N/A
   Capital gain (loss)                         -             -             -           N/A           N/A

Federal tax credits                    (d)     3            75            96           N/A           N/A
California tax credits                         -             -             -             -             -
Federal historic credit

Cash distributions to investors                -             -             -             -             -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                                100%          100%          100%          100%          100%
--------------------------------

(a) GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b) GAAP information is for the nine months ended December 31, 2004 (unaudited).

                                          2001(a)       2002(a)     2003(a)       2004(a)         2004(b)
                                      -----------   -----------   -----------   -----------   -----------
(c)  Operating expenses include
     reimbursements to the general
     partner as follows:                $  6,349      $  30,156     $ 25,648     $  24,546      $ 21,710

(d)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are those allocated to initial investors.

N/A Tax results are not available until the preparation of the partnership's 2004 tax returns.

                                                        TABLE III

                                           OPERATING RESULTS OF PRIOR PROGRAMS

                                                        HTCF VI-9
                                                        ---------

                                         2002(a)       2003(a)       2004(a)       2004(b)
                                      -----------   -----------   -----------   -----------
Gross revenue                        $       441   $    20,207   $     8,004   $     4,568
Less:
   Operating expenses (c)                  7,790        96,712       167,493       121,697
   Interest                                    -             -             -
   Depreciation and amortization             189        24,068        49,217        37,667
   Equity in losses (income) in
     local limited partnerships                -       309,076       839,570       554,710
                                      -----------   -----------   -----------   -----------

Net income (loss) - GAAP basis       $    (7,538)  $  (409,649)  $(1,048,276)  $  (709,506)
                                      ===========   ===========   ===========   ===========

Taxable income (loss) from
  operations                         $  (328,107)  $(1,187,417)          N/A           N/A
                                      ===========   ===========   ===========   ===========
Cash generated (used) from
  operations                         $       415   $   (84,436)  $   (88,737)  $   (34,407)
Cash generated from sales                      -             -             -             -
Cash generated from refinancing                -             -             -             -
Less: Cash  distributions to
  investors                                    -             -             -             -
                                      -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions                         415       (84,436)      (88,737)      (34,407)
Less:  Special items                           -             -             -             -
                                      -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions and special
  items                              $       415   $   (84,436) $    (88,737)  $   (34,407)
                                      ===========   ===========   ===========   ===========

                                   TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         2002(a)       2003(a)       2004(a)       2004(b)
                                      -----------   -----------   -----------   -----------

Federal income tax results
   Ordinary income (loss)
     From operations                  (d)  $ (26)   (d)  $ (78)          N/A           N/A
     From recapture                            -             -           N/A           N/A
   Capital gain (loss)                         -             -           N/A           N/A

Federal tax credits(a)                (d)     48    (d)     72           N/A           N/A
California tax credits                         -             -             -             -
Federal historic credits                       -             -             -             -

Cash distributions to investors                -             -             -             -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                                100%          100%          100%          100%
--------------------------------

(a) GAAP information is for year ended March 31 and tax information is for year ended December 31
(b) GAAP information is for the nine months ended December 31, 2004 (unaudited).

                                         2002(a)       2003(a)       2004(a)       2004(b)
                                      -----------   -----------   -----------   -----------
(c)  Operating expenses include
     reimbursements to the general
     partner as follows:             $     7,790   $    16,012   $    35,315   $    13,975

(d)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are those allocated to initial investors.

N/A Tax results are not available until the preparation of the partnership's 2004 tax returns.

                                                           TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                     \               HTCF VI-10              / \         HTCF VI-11      /
                                      ---------------------------------------   -------------------------

                                         2003(a)       2004(a)       2004(b)       2004(a)       2004(b)
                                      -----------   -----------   -----------   -----------   -----------

Gross revenue                        $         -   $     6,203   $    22,636   $        51   $    30,401
Less:
   Operating expenses (c)                      -        42,903       105,370        48,262        92,470
   Interest                                    -             -             -             -             -
   Depreciation and amortization               -        24,128        31,422           401        16,167
   Equity in losses (income) in
     local limited partnerships                -       128,146       128,150            -         41,823
                                      -----------   -----------   -----------   -----------   -----------

Net income (loss) - GAAP basis       $         -   $  (188,974)  $  (242,306)  $   (48,612)  $  (120,059)
                                      ===========   ===========   ===========   ===========   ===========

Taxable income (loss) from
  operations                         $  (514,611)          N/A           N/A           N/A           N/A
                                      ===========   ===========   ===========   ===========   ===========
Cash generated (used) from
  operations                         $         -   $    (7,273)  $   (37,248)  $    (2,351)  $   488,520
Cash generated from sales                      -             -             -             -             -
Cash generated from refinancing                -             -             -             -             -
Less: Cash distributions to
  investors                                    -             -             -             -             -
                                      -----------   -----------   -----------   -----------   -----------
Cash generated (deficiency) after
  cash distributions                           -        (7,165)      (37,248)       (2,351)      488,520
Less:  Special items                           -             -             -             -             -
                                      -----------   -----------   -----------   -----------   -----------

Cash generated (deficiency) after
  cash distributions and special
  items                              $         -   $    (7,165)  $   (37,248)  $    (2,351)      488,520
                                      ===========   ===========   ===========   ===========   ===========

                                   TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         2003(a)       2004(a)       2004(b)       2004(a)       2004(b)
                                      -----------   -----------   -----------   -----------   -----------
Federal income tax results
   Ordinary income (loss)
     From operations                 (d)     (39)          N/A           N/A           N/A           N/A
     From recapture                            -           N/A           N/A           N/A           N/A
   Capital gain (loss)                         -           N/A           N/A           N/A           N/A

Federal tax credits                  (d)      33           N/A           N/A           N/A           N/A
California tax credits                         -             -             -             -             -
Federal historic credits                       -             -             -             -             -

Cash distributions to investors                -             -             -             -             -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                                100%          100%          100%          N/A           N/A
--------------------------------

(a) GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b) GAAP information is for the nine months ended December 31, 2004 (unaudited).

                                        2003(a)     2004(a)       2004(b)         2004(a)        2004(b)
                                      -----------   -----------   -----------   -----------   -----------
(c)  Operating expenses include
     reimbursements to the general
     partner as follows:             $         -   $    13,409   $    44,987   $        14   $    35,793

(d)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are those allocated to initial investors.

N/A Tax results are not available until the preparation of the partnership's 2004 tax returns.

                                    TABLE IV


TABLE IV requires a presentation of the results of public programs that have completed operations during the five years ended March 31, 2004. As no public programs completed operations during that period, no Table IV is presented.

                                     TABLE V

TABLE V presents the sales or disposals of property by local limited partnerships owned by public programs sponsored by the Sponsor during the three years ended March 31, 2004.

                                                           TABLE V

                                              SALES OR DISPOSALS OF PROPERTIES

                                             (April 1, 2001 - December 31, 2004)

Program Name                                                     HTCF V-3                        HTCF
                                                                 --------                        ----

Property Name                                              Evergreen Apts.(a)(b)       Sunnyview II, Phase 3(a)(b)
                                                           ---------------------       ---------------------------
Date property acquired                                             11/14/95                      3/30/90
Date of sale                                                        7/18/01                       6/6/03

Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                  $ 168,953                     $ 85,268
  Mortgage balance and accrued interest at time of sale             635,000                    1,143,293
  Purchase money mortgage taken back by program                           -                            -
  Adjustments resulting from application of GAAP                          -                            -
                                                              --------------               --------------
         Total                                               $      803,953               $    1,228,561
                                                              ==============               ==============

Cost of properties including closing and soft costs
   Original mortgage financing                               $      974,425               $      901,000
   Total acquisition cost, capital improvement,
       closing and soft costs(c)                                    655,710                      556,972
                                                              --------------               --------------
       Total                                                 $    1,630,135               $    1,457,972
                                                              ==============               ==============

Excess (Deficiency) of property operating cash
   receipts over cash expenditures(d)                        $     (220,700)              $     (229,411)
                                                              ==============               ==============
--------------------------------

(a) Sale was to an unrelated party.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.

                      WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 12
                          Supplement Dated June 7, 2005
                       To Prospectus Dated January 5, 2004

         This supplement is part of, and should be read in conjunction with, the prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 12 dated January 5, 2004 and the supplement to prospectus dated May 12, 2005.

TABLE OF CONTENTS

                                                                            Page
Status of Series 12 Offering...................................................1
Principal Investment Objectives................................................1
Local Limited Partnership Investments..........................................3

STATUS OF SERIES 12 OFFERING

         Series 12 is now offering a maximum of 25,000 Units on the terms set forth in the prospectus. As of the date hereof, Series 12 has received subscriptions in the amount of $6,477,965 (6,482 Units). Of the total, $216,500 currently is represented by investor promissory notes.

PRINCIPAL INVESTMENT OBJECTIVES

         Series 12's principal business is to invest, as a limited partner, in local limited partnerships, each of which will develop, own and operate an apartment complex that is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus. The tax credit rules can be complicated and the failure of apartment complexes to comply with them can result in the loss and/or recapture of tax credits.

         To achieve its investment objectives, Series 12 will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $1,000 to $1,010 per $10,000 investment in Units annually, or $10,000 to $10,100 of tax credits in the aggregate - 10% to 10.1% annually, or 100% to 101% in the aggregate as a percentage of invested capital - for the ten-year credit period. No additional tax credits will be available for the remaining term of the fifteen-year tax credit compliance period. Tax credits are not guaranteed and tax credits may be the only material benefit from tax investments because investors may not get the capital back. This calculation assumes:

   o     the applicability of current tax law;
   o each apartment complex is occupied with qualifying individuals throughout the fifteen-year tax credit compliance period; and
   o     investors cannot use any passive tax losses generated by Series 12.

Possible Internal Rate of Return

         The internal rate of return method of analyzing an investment allows an investor to consider the time value of money. The internal rate of return is the rate at which the present value of an investor's future tax benefits would equal the cost of the investment. In essence, it illustrates the future tax credit benefit as a return of principal and interest in today's dollars. The internal rate of return assumes that all tax credit benefits are re-invested at the same rate of return as the internal rate of return.

         Essentially, the internal rate of return allows an investor to find the interest rate that is equivalent to the returns expected from the investment.

         The tax-free internal rate of return goal, exclusive of any cash distributions, for investors in the 35% tax bracket is approximately 3.96% to 4.05%, and for investors in the 15% tax bracket is approximately 2.07% to 2.19%, if:

      THIS SUPPLEMENT IS NOT TO BE USED IN ARIZONA, MAINE, MASSACHUSETTS,
         MINNESOTA, MISSOURI, NEBRASKA, PENNSYLVANIA, TENNESSEE OR TEXAS

   o none of the apartment complexes invested in has any value at the end of the fifteen-year federal housing tax credit compliance period; and
   o investors do use for tax purposes the assumed loss of the investor's entire capital contributions.

The tax-free rate of return goal for investors using the "2-Pay" method of investing is approximately 4.05% to 4.15% for investors in the 35% tax bracket, and approximately 2.02% - 2.15% for investors in the 15% tax bracket.

         The tax-free rate of returns will exceed those set forth above if:

   o the value of the apartment complexes exceeds indebtedness plus sale expenses; and
   o     investors receive distributions from these sales or refinancings.

(See "Terms of the Offering and Plan of Distribution" in the prospectus for a discussion of the "2-Pay" investment method.)

         Further, the tax-free rates of return will exceed those set forth above if an investor is able to deduct losses from Series 12 currently against income for federal income tax purposes. Generally, as discussed in the prospectus (see "Who Should Invest; Limitations on Use of Credits and Losses - Corporate and Other Entity Investors"), regular C corporations are not limited by the passive activity rules. For regular C corporations that can currently use anticipated losses from Series 12, the rate of return goals (using a 35% tax bracket) are 5.20% to 5.31% for the "1-Pay" method of investing $100,000, 5.85% to 5.96% for the "1-Pay" method of investing $1,000,000, 5.41% to 5.53% for the "2-Pay" method of investing $100,000, and 6.11% to 6.23% for the "2-Pay" method of investing $1,000,000. The goals differ at different investment amounts due to the volume discounts described in the prospectus. (See "Terms of the Offering and Plan of Distribution.")

         The calculations of all of the rate of return goals set forth above include the following variables:

   o     the amount of the investor's capital contribution;
   o a phasing in of the tax credits in 2005 through 2007, a stabilization of the tax credits in 2008 through 2014, and a phasing out of the tax credits in 2015 through 2017; and
   o     the investor's tax rate.

         The foregoing tax credit goals are not a forecast or projection of anticipated tax credits. Rather, they are tax credit goals of Series 12 for the ten-year credit period applicable to its investments. There is no assurance that any particular tax credits or any particular internal rate of return will be achieved. The local limited partnership interests that Series 12 has acquired or anticipates acquiring are described under "Local Limited Partnership Investments" herein and in the supplement dated May 12, 2005, and they represent approximately 73.4% of the total money that Series 12 expects to spend on the apartment complexes. The amount of federal tax credits expected to be generated by each of the local limited partnerships identified herein is set forth in the charts under "Local Limited Partnership Investments" herein and in the supplement dated May 12, 2005. At stabilization, the annual amount of federal tax credits for these identified properties would be approximately $1,101,000. The following chart is an example of how to calculate the annual amount of tax credits per $1,000 Unit and per $10,000 investment based on the currently specified local limited partnerships, and the currently anticipated purchase prices therefor and tax credits therefrom:

         Target number of Units to be sold                              15,000
         Percent of portfolio specified                                  73.4%
         Number of Units needed to invest in currently specified
              local limited partnerships                                11,014
         Total stabilized annual tax credits expected to be
              generated by currently specified local limited
              partnerships                                          $1,101,000
         Annual amount of tax credits per Unit                         $100.23
         Annual amount of tax credits per $10,000 investment         $1,002.30

Series 12's tax credit investment goals are based on extrapolations from these calculations and on the business experience of WNC & Associates, Inc. and its knowledge of prevailing prices for apartment complexes.

         The attainment of Series 12's investment objectives will depend on many factors, including the ability of WNC & Associates, Inc. to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 12 will meet its investment objectives.

LOCAL LIMITED PARTNERSHIP INVESTMENTS

         As set forth in the supplement dated May 12, 2005, Series 12 has acquired or identified for acquisition interests in FDI-Shady Oaks, Ltd., a Texas limited partnership; Kettle River Townhomes, a Minnesota limited partnership; Marfa Villa, LTD, a Texas limited partnership; Marshall Senior Housing Limited Partnership, a Minnesota limited partnership; and Saltgrass Landing Apartments, Ltd., a Texas limited partnership.

------------------------- ------------------------ -------------------- ---------------------- ---------------------------
                                                                        ESTIMATED OR ACTUAL
LOCAL LIMITED             PROJECT NAME AND         LOCATION OF          CONSTRUCTION           ANTICIPATED AGGREGATE
PARTNERSHIP               NUMBER OF BUILDINGS      PROPERTY             COMPLETION DATE        TAX CREDITS
------------------------- ------------------------ -------------------- ---------------------- ---------------------------
FDI                       Shady Oaks Apartments    Prairie View         November 2005          $1,223,270
                                                   (Waller County),
                          6 buildings              Texas
------------------------- ------------------------ -------------------- ---------------------- ---------------------------
KETTLE RIVER              Kettle River Townhomes   Sandstone            September 2005         $402,652
                                                   (Pine County),
                          1 building               Minnesota
------------------------- ------------------------ -------------------- ---------------------- ---------------------------
MARFA VILLA               Villa Apartments         Marfa                November 2005          $318,908
                                                   (Presidio County),
                          2 buildings              Texas
------------------------- ------------------------ -------------------- ---------------------- ---------------------------
MARSHALL                  Marshall Square          Marshall             August 2005            $1,120,716
                          Apartments               (Lyon County),
                                                   Minnesota
                          1 building
------------------------- ------------------------ -------------------- ---------------------- ---------------------------
SALTGRASS                 Saltgrass Landing        Rockport (Aransas    December 2005          $940,452
                          Apartments               County), Texas

                          6 buildings
------------------------- ------------------------ -------------------- ---------------------- ---------------------------

         Additional information respecting the local limited partnerships included in the preceding chart is set forth in the supplement date May 12, 2005.

         In addition to those described in the supplement dated May 12, 2005, Series 12 has identified for acquisition an interest in:

   o     Memphis 2004.0, L.P.

This entity and the entities identified above are referred to herein as local limited partnerships.

   o     Memphis 2004.0 owns the Memphis 2004 Homes in Memphis, Tennessee.

         WNC & Associates, Inc. believes that Series 12 is reasonably likely to acquire and retain an interest in the local limited partnerships identified herein. However, Series 12 may not do so as a result of one or more factors. For example, the local limited partnerships identified herein may fail to satisfy one or more conditions precedent to the investment of Series 12. Series 12 may fail to raise additional capital necessary to complete the purchase of the local limited partnerships. Moreover, the terms of the acquisition may differ from those as described. Accordingly, investors should not rely on the ability of Series 12 to acquire or retain an investment in the local limited partnerships identified herein on the indicated terms in deciding whether to invest in Series 12.

         The following tables contain information concerning Memphis 2004.0 and its property:

----------------------------------------------------------------------------------------------------------------------
                                         ESTIMATED
                                         OR ACTUAL    ESTIMATED                              PERMANENT    ANTICIPATED
              PROJECT                    CONSTRUC-    DEVELOPMENT                            MORTGAGE     AGGREGATE
LOCAL         NAME AND                   TION         COST         NUMBER OF     BASIC       LOAN         TAX
LIMITED       NUMBER        LOCATION     COMPLETION   (INCLUDING   APARTMENT     MONTHLY     PRINCIPAL    CREDITS
PARTNERSHIP   OF BUILDINGS  OF PROPERTY  DATE         LAND COST)   UNITS         RENTS       AMOUNT       (1)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
MEMPHIS       Memphis       Memphis      January      $11,281,560  36 5BR Units  $649        $6,031,560   $7,000,000
2004.0        2004 Homes    (Shelby      2007                      29 5BR Units  $744        (2)
                            County),                               79 5BR Units  $895
                            Tennessee
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------

1. Low income housing tax credits are available over a ten-year period. In the first credit year, Series 12 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 12 was a limited partner of the local limited partnership, and during which the apartment complex was completed and in service. See the discussion under "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit" in the prospectus.

2. Community Development Trust will provide the mortgage loan for a term of 30 years at an annual interest rate of 7.5%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

Memphis: Memphis is in Shelby County, Tennessee in the southwest corner of Tennessee. The population of Memphis is approximately 640,000. The major employers for Memphis residents are Federal Express Corporation, the U.S. Government, and Memphis City Schools.

------------------------------------------------------------------------------------------------------------------------
                                                 LOCAL                          SHARING RATIOS:
LOCAL           LOCAL                            GENERAL        SHARING         ALLOCATIONS (4) AND
LIMITED         GENERAL            PROPERTY      PARTNER        RATIOS:         SALE OR REFINANCING  SERIES 12's CAPITAL
PARTNERSHIP     PARTNER            MANAGER (1)   FEES (2)       CASH FLOW (3)   PROCEEDS (5)         CONTRIBUTION (6)
--------------- ------------------ ------------- -------------- --------------- -------------------- -------------------
MEMPHIS         Memphis 2004,      Buehler       $975,000       Series 12:      99.98/.01/.01        $5,249,475
2004.0          LLC (7)            Enterprises,                 $9,000          9.99/.01//90
                                   Inc. (8)
                                                                LGP: 80%

                                                                The balance:
                                                                9.99% to
                                                                Series 12,
                                                                .01% to the
                                                                SLP and 90% to
                                                                the LGP
--------------- ------------------ ------------- -------------- --------------- -------------------- -------------------

1. The local limited partnership will employ an affiliate of its local general partner, or a third party, as a property manager for leasing and management of the apartment complex. The fee payable generally is determined pursuant to market conditions.

2. The local limited partnership will pay its local general partner or an affiliate of its local general partner fees for various services, including organization, development, land acquisition, syndication, incentive management and the like.

3. Reflects the plan of distributions for the net cash flow from operations, if any, of the local limited partnership for each year of operations to (i) Series 12, (ii) WNC Housing, L.P., the special limited partner, and (iii) the local general partner. Net cash flow generally is equal to the excess of revenues over expenses, including the property manager's fee and any deferred amount thereof.

4. Subject to certain special allocations, reflects the respective percentage interests in profits, losses and low income housing tax credits of (i) Series 12, (ii) the special limited partner, and (iii) the local general partner.

5. Reflects the percentage interests in any net cash proceeds from sale or refinancing of the apartment complex of (i) Series 12, (ii) the special limited partner, and (iii) the local general partner. Net cash proceeds from sale or refinancing of the apartment complex is equal to the sale proceeds less payment of the mortgage loan and other local limited partnership obligations.

                                       4

6. Series 12 will make its capital contributions to the local limited partnership in stages, with each contribution due when certain conditions regarding construction or operations of the apartment complex have been fulfilled. Series 12 expects to negotiate adjuster provisions providing for a reduction in the capital contributions in the event the tax credits are less than originally anticipated. See "Investment Policies" and "Terms of the Local Limited Partnership Agreements" under "Investment Objectives and Policies" in the prospectus.

7. Memphis 2004, LLC was formed in 2004 to serve as the general partner or manager of this and other limited partnerships and limited liability companies. Harold E. Buehler, Sr. and Jo Ellen Buehler, both age 58, are the organizers of the Local General Partner and are the guarantors. They have represented to Series 12 that, as of January 1, 2004, they had a net worth before provision for income taxes in excess of $35,000,000, a substantial portion of which is represented by illiquid assets.

8. Buehler Enterprises, Inc. is a Tennessee corporation which was formed in 1984 by Harold E. Buehler, Sr. Buehler Enterprises, Inc. currently manages approximately 750 units consisting primarily of single-family homes and duplexes in Memphis.

                    APPENDIX A TO PROSPECTUS AND SUPPLEMENTS


                        Description of Graphic Materials


1. On page 23 there are boxes drawn around the names of the entities. The boxes are connected by lines.

2. At the upper portion of page 96 there are two pie charts. The pie chart to the upper left is unsegmented, and the legend reads "Taxable Income ($100,000)." The pie chart to the lower right is segmented, with the larger segment denoted "Income After Taxes ($81,400)" and the smaller segment denoted "Tax Payment ($18,600)."

    At the lower portion of page 96 there is a single pie chart consisting of three segments. The largest segment is denoted "Income After Taxes ($81,400)," the second-largest segment is denoted "Recomputed Tax Payments ($12,350)" and the smallest segment is denoted "Additional Income From Tax Credits ($6,250)."

3. On page 120 there appears a map of the contiguous United States and the U.S. Virgin Islands. The map denotes those states and territories wherein properties purchased by prior programs of the sponsor are located.

4.  On page 158  there  appears  a  reproduction  of lines 38 to 61 of IRS Form
1040.

5. Exhibit C is designed as a form to be completed by the investor, with boxes to be checked and entries to be made.

6. On the upper half of the outside back cover page there is the outline of an eagle.

7.  On the cover page of each supplement there is the outline of an eagle.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 36.       Financial Statements and Exhibits.

(a)       Financial Statements

See "Financial Statements" in Part I of this Registration Statement. All financial statements are included in the Prospectus.

(b)      Exhibits.

1.1      Dealer Manager Agreement (1)

1.2      Selected Dealers Agreement (1)

1.3      Investor Form (filed as Exhibit C to the Prospectus)

3.1 Amended and Restated Agreement of Limited Partnership (filed as Exhibit B to the Prospectus)
and
4.1

5.1      Opinion of Counsel (2)

8.1      Opinion of Tax Counsel (2)

10.1     Escrow Agreement (2)

23.1 Consent of Derenthal & Dannhauser as to securities opinion is set forth in Exhibit 5.1 to this Registration Statement

23.2     Consent of Derenthal & Dannhauser as to tax opinion is set forth in
         Exhibit 8.1 to this Registration Statement

23.3     Consent of Reznick Group, P.C. (formerly Reznick Fedder and Silverman)

24.1 Power of attorney is included in signature page contained in Part II of this Registration Statement (1)

99.1 Amended and Restated Agreement of Limited Partnership of Kettle River Townhomes Limited Partnership, and related documents (3)

99.2 First Amendment to the Amended and Restated Agreement of Limited Partnership of Kettle River Townhomes Limited Partnership (3)

99.3 Marshall Senior Housing Limited Partnership Agreement of Limited Partnership, and related documents (4)

---------------------------
(1) Included in the Registration Statement on Form S-11 filed on July 21, 2003.
(2) Included in Pre-Effective Amendment No. 2 to the Registration Statement.
(3) Included in the Current Report on Form 8-K dated January 3, 2005.
(4) Included in the Current Report on Form 8-K dated January 25, 2005.

                     INFORMATION CONCERNING PRIOR PROGRAMS

TABLE VI - Acquisition of Properties by Prior Programs

Table VI describes all property acquisitions by all public Prior Programs during the three years ended December 31, 2004. Refer to Table I in the Prospectus for a presentation of acquisition costs as a percentage of total dollars raised.

                                                      Table VI
                                                                                                Other Cash Expenditures
                                         Total                  Mortgage                        -----------------------
                                         Square               Financing at                                                   Total
                                         Feet of    Date of      Date of     Cash Down                                   Acquisition
     Project/Location         Apt. Units Units (1)  Purchase     Purchase    Payment(2)   Total   Expensed Capitalized (3)    Cost
------------------------------------------------------------------------------------------------------------------------------------

WNC Housing Tax Credit
  Fund VI, L.P., Series 7
Stroud                    OK       36     25,200    3/6/2002     750,000     890,783    1,640,783               21,704    1,662,487

WNC Housing Tax Credit
  Fund VI, L.P., Series 8
Coon Rapids               MN       30     21,000   2/14/2004   1,323,800     286,466    1,610,266               25,390    1,635,656

WNC Housing Tax Credit
  Fund VI, L.P., Series 9
Byhalila                  MS       25     17,500    04/01/02     744,035     218,731      962,766                9,693      972,459
Sunflower                 MS       32     22,400    04/01/02   1,009,600     274,290    1,283,890               12,925    1,296,815
Vermillion                SD       40     28,000    07/30/02   1,435,000     760,643    2,195,643               22,104    2,217,747
Monmouth                  IL       32     22,400    04/10/02     839,059     578,877    1,417,936               14,275    1,432,211
Vicksburg City            MI       24     16,800    06/05/02   1,220,500     382,886    1,603,386               16,142    1,619,528
Mendota                   IL       96     67,200    05/31/02   2,807,814   1,690,789    4,498,603               45,289    4,543,892
Calico Rock               AR       29     20,300    07/24/02   1,434,590     451,774    1,886,364               18,991    1,905,355
North Branch              MN       24     16,800    08/08/02   1,449,526   1,108,080    2,557,606               25,748    2,583,354
Mitchell                  SD       20     14,000    08/08/02     723,000     481,504    1,204,504               12,126    1,216,630
Bainbridge                GA       56     39,200    06/30/03   2,400,000   1,679,046    4,079,046               41,065    4,120,111
Tifton                    GA       56     39,200    06/30/03   2,141,000   1,905,216    4,046,216               40,735    4,086,951
McPherson                 KS       72     50,400    12/06/02   2,023,000   1,769,810    3,792,810               38,184    3,830,994
Coon Rapids               MN       20     14,000    02/14/04     674,605     241,552      916,157                9,223      925,380

WNC Housing Tax Credit
  Fund VI, L.P., Series 10

Calhoun                   GA       60     42,000    06/30/03   2,382,000   1,996,970    4,378,970               60,024    4,438,994
Glenco                    AL       10      7,000    06/30/03   1,226,260   1,569,374    2,795,634               38,321    2,833,955
Winnemucca                NV       38     26,600    03/17/04   2,422,555   1,754,167    4,176,722               57,252    4,233,974
Starlight                 GA       52     36,400    04/30/04     375,000   3,258,175    3,633,175               49,802    3,682,977
FDI GM                    TX       40     28,000    06/09/04   1,220,000     616,588    1,836,588               25,175    1,861,763
FDI PM                    TX       59     41,300    06/09/04   1,683,000     686,939    2,369,939               32,486    2,402,425

WNC Housing Tax Credit
  Fund VI, L.P., Series 11
Sealy                     TX       54     37,800    06/09/04   1,393,377     882,620    2,275,997               22,346    2,298,343
Hempstead                 TX       57     39,900    06/09/04   1,496,250     887,897    2,384,147               23,407    2,407,554
Hempstead                 TX       56     39,200    06/09/04   1,475,000     874,453    2,349,453               23,067    2,372,520
Staples                   MN       12      8,400    08/11/04     826,500     260,500    1,087,000               10,672    1,097,672
Detroit                   MI       12      8,400    08/27/04     594,634   1,163,617    1,758,251               17,262    1,775,513
Ottawa                    IL       24     16,800   8/30/2004     956,176     607,340    1,563,516               15,350    1,578,866
Memphis                   TN       90     63,000   8/31/2004   2,450,439   2,707,880    5,158,319               50,644    5,208,963
Winnemucca                NV       66     46,200   10/1/2004   2,422,555     149,414    2,571,969               25,251    2,597,220
Sturgis                   MN       40     28,000  12/21/2004   2,645,123     775,708    3,420,831               33,585    3,454,416

(1) Based on an average of 700 square feet per apartment unit.
(2) Cash down payments include capital contributions made to the operating partnerships by the investment partnership.
(3) Acquisition costs and related expenditures incurred by the investment partnership in acquiring the investments in the operating partnerships but excludes acquisition fees and pro rata share of other offering costs.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of June, 2005.


                     WNC HOUSING TAX CREDIT FUND VI, L.P.,
                     SERIES 12

                     By:      WNC National Partners, LLC,
                              General Partner

                              By:      WNC & ASSOCIATES, INC.,
                                       Managing Member


                                       By:      /s/WILFRED N. COOPER, JR.
                                                -------------------------
                                                Wilfred N. Cooper, Jr.,
                                                President





Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                   CAPACITY                          DATE

WILFRED N. COOPER, SR *     Chairman of the Board of          June 20, 2005
------------------------    WNC & Associates, Inc.
Wilfred N. Cooper, Sr.


/s/WILFRED N. COOPER, JR.   Director, President, Chief        June 20, 2005
-------------------------   Executive Officer and
Wilfred N. Cooper, Jr.      Secretary of WNC &
                            Associates, Inc.

DAVID N. SHAFER *           Director and Executive Vice       June 20, 2005
------------------          President of WNC &
David N. Shafer             Associates, Inc.


THOMAS J. RIHA *            Senior Vice President -           June 20, 2005
-----------------           Chief Financial Officer of
Thomas J. Riha              WNC & Associates, Inc.




* By:  /s/ WILFRED N. COOPER, JR.
       --------------------------
       Wilfred N. Cooper, Jr.,
       as attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit Number     Exhibit Description

1.1                Dealer Manager Agreement (1)

1.2                Selected Dealers Agreement (1)

1.3                Investor Form (filed as Exhibit C to the Prospectus)

3.1
and
4.1 Amended and Restated Agreement of Limited Partnership (filed as Exhibit B to the Prospectus)

5.1                Opinion of Counsel (2)

8.1                Opinion of Tax Counsel (2)

10.1               Escrow Agreement (2)

23.1               Consent of Derenthal & Dannhauser (included in Exhibit 5.1)

23.2               Consent of Derenthal & Dannhauser (included in Exhibit 8.1)

23.3               Consent of Reznick Group, P.C. (formerly Reznick Fedder and
                   Silverman)

24.1               Power of Attorney (1)

99.1 Amended and Restated Agreement of Limited Partnership of Kettle River Townhomes Limited Partnership, and related documents (3)

99.2 First Amendment to the Amended and Restated Agreement of Limited Partnership of Kettle River Townhomes Limited Partnership (3)

99.3 Marshall Senior Housing Limited Partnership Agreement of Limited Partnership, and related documents (4)

---------------------------
(1) Included in the Registration Statement on Form S-11 filed on July 21, 2003.
(2) Included in Pre-Effective Amendment No. 2 to the Registration Statement.
(3) Included in the Current Report on Form 8-K dated January 3, 2005.
(4) Included in the Current Report on Form 8-K dated January 25, 2005.